                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No:  333-83986

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS IS DELIVERED. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ARE NOT AN OFFERING TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 10, 2003


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 10, 2003)


                         $1,009,068,000 (APPROXIMATE)
             MORGAN STANLEY DEAN WITTER CAPITAL I TRUST 2003-TOP9
                                   AS ISSUER

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                 AS DEPOSITOR

               MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                       PRINCIPAL COMMERCIAL FUNDING, LLC
                    BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    JOHN HANCOCK REAL ESTATE FINANCE, INC.
                           AS MORTGAGE LOAN SELLERS

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-TOP9
                               ---------------
     Morgan Stanley Dean Witter Capital I Inc. is offering selected classes of its Series 2003-TOP9 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 137 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2003-TOP9 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.
                               ---------------
     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-27 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.
                               ---------------
          Characteristics of the certificates offered to you include:


                                       INITIAL       PASS-THROUGH
            APPROXIMATE INITIAL     PASS-THROUGH         RATE          RATINGS
   CLASS    CERTIFICATE BALANCE         RATE         DESCRIPTION     (FITCH/S&P)
---------  ---------------------   --------------   -------------   ------------
Class A-1       $318,748,000             %              Fixed          AAA/AAA
Class A-2       $610,834,000             %              Fixed          AAA/AAA
Class B         $ 32,333,000             %              Fixed           AA/AA
Class C         $ 35,028,000             %              Fixed            A/A
Class D         $ 12,125,000             %              Fixed           A-/A-

                                ---------------
     The certificate balances are approximate and may vary by up to 5%.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               ---------------
     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from Morgan Stanley Dean Witter Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on
or about February   , 2003. Morgan Stanley Dean Witter Capital I Inc. expects
to receive from this offering approximately $      , plus accrued interest from
the cut-off date, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc.
                                ---------------
MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

                                January   , 2003

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.

         COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-TOP9
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL


WASHINGTON                 MASSACHUSETTS                TENNESSEE
4 Properties               1 Property                   2 Properties
$10,539,581                $14,617,056                  $9,818,915
1.0% of total              1.4% of total                0.9% of total

UTAH                       CONNECTICUT                  LOUISIANA
2 Properties               1 Property                   2 Properties
$9,644,371                 $4,543,587                   $6,128,544
0.9% of total              0.4% of total                0.6% of total

NEBRASKA                   NEW JERSEY                   OKLAHOMA
1 Property                 10 Properties                2 Properties
$429,341                   $76,1146,253                 $2,738,299
0.0% of total              7.1% of total                0.3% of total

MISSOURI                   DISTRICT OF COLUMBIA         TEXAS
2 Properties               2 Properties                 7 Properties
$7,775,806                 $89,324,526                  $27,305,115
0.7% of total              8.3% of total                2.5% of total

MINNESOTA                  MARYLAND                     KANSAS
3 Properties               1 Property                   1 Property
$23,906,909                $3,587,377                   $202,650
2.2% of total              0.3% of total                0.0% of total

IOWA                       WEST VIRGINIA                NEW MEXICO
3 Properties               1 Property                   3 Properties
$3,835,817                 $619,050                     $20,071,328
0.4% of total              0.1% of total                1.9% of total

WISCONSIN                  VIRGINIA                     COLORADO
7 Properties               3 Properties                 1 Property
$$57,898,362               $12,061,446                  $4,186,475
5.4% of total              1.1% of total                0.4% of total

ILLINOIS                   KENTUCKY                     ARIZONA
7 Properties               1 Property                   3 Properties
$$101,079,674              $2,584,429                   $16,777,417
9.4% of total              0.2% of total                1.6% of total

INDIANA                    NORTH CAROLINA               SOUTHERN CALIFORNIA
1 Property                 3 Properties                 37 Properties
$8,381,045                 $18,595,638                  $166,923,128
0.8% of total              1.7% of total                15.5% of total

MICHIGAN                   SOUTH CAROLINA               NORTHERN CALIFORNIA
2 Properties               2 Properties                 19 Properties
$12,760,782                $7,544,951                   $105,631,581
1.2% of total              0.7% of total                9.8% of total

OHIO                       GEORGIA                      NEVADA
2 Properties               4 Properties                 1 Property
$8,169,433                 $25,231,666                  $2,688,018
0.8% of total              2.3% of total                0.2% of total

PENNSYLVANIA               FLORIDA                      IDAHO
4 Properties               15 Properties                1 Property
$11,924,351                $79,825,321                  $1,966,908
1.1% of total              7.4% of total                0.2% of total

NEW YORK                   ALABAMA
6 Properties               3 Properties
$112,716,081               $9,625,596
10.5% of total             0.9% of total

[GRAPHIC OMITTED]                          [GRAPHIC OMITTED]

OAKBROOK CENTER , Oakbrook, IL



[GRAPHIC OMITTED]

1290 AVENUE OF THE AMERICAS, New York, NY



[GRAPHIC OMITTED]

601 NEW JERSEY AVENUE, Washington, D.C.



[GRAPHIC OMITTED]

10 G STREET, NE, Washington, D.C.



[GRAPHIC OMITTED]

INLAND PORTFOLIO - MCFARLAND PLAZA, Tuscaloosa, AL

[GRAPHIC OMITTED]                          [GRAPHIC OMITTED]

VALLEY VIEW MALL, La Crosse, WI



[GRAPHIC OMITTED]                          [GRAPHIC OMITTED]

33 WASHINGTON STREET, Newark, NJ



[GRAPHIC OMITTED]

PARC EAST APARTMENTS, New York, NY



[GRAPHIC OMITTED]

ARC PORTFOLIO - SPRINGDALE LAKE, Belton, MO



[GRAPHIC OMITTED]

KATUN OFFICE, Bloomington, MN

The pass-through rates on the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be fixed at the respective per annum rates set forth on the cover. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2003-TOP9 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Dean Witter Capital I Inc.

                         ------------------------------

         Morgan Stanley Dean Witter Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.................................S-3
NOTICE TO RESIDENTS OF THE UNITED KINGDOM..................................S-3
Executive Summary..........................................................S-6
Summary of Prospectus Supplement...........................................S-7
     What You Will Own.....................................................S-7
     Relevant Parties and Dates............................................S-7
     Offered Certificates..................................................S-9
     Information About the Mortgage Pool..................................S-18
     Additional Aspects of Certificates...................................S-24
Risk Factors..............................................................S-27
Description Of The Offered Certificates...................................S-58
     General..............................................................S-58
     Certificate Balances.................................................S-59
     Pass-Through Rates...................................................S-61
     Distributions........................................................S-63
     Optional Termination.................................................S-68
     Advances.............................................................S-69
     Reports to Certificateholders; Available Information.................S-71
     Example of Distributions.............................................S-74
     The Trustee and the Fiscal Agent.....................................S-75
     The Paying Agent, Certificate Registrar and Authenticating Agent.....S-76
     Expected Final Distribution Date; Rated Final Distribution Date......S-76
     Amendments to the Pooling and Servicing Agreement....................S-76
Yield, Prepayment And Maturity Considerations.............................S-78
     General..............................................................S-78
     Pass-Through Rates...................................................S-78
     Rate and Timing of Principal Payments................................S-78
     Unpaid Distributable Certificate Interest............................S-79
     Losses and Shortfalls................................................S-80
     Relevant Factors.....................................................S-80
     Weighted Average Life................................................S-81
Description of the Mortgage Pool..........................................S-84
     General..............................................................S-84
     Material Terms and Characteristics of the Mortgage Loans.............S-84
     The Oakbrook Center Pari Passu Loan..................................S-89
     The 1290 Avenue of the Americas Pari Passu Loan......................S-89
     The Perryville I Corporate Park Office Pari Passu Loan...............S-92
     Assessments of Property Value and Condition..........................S-92
     Environmental Insurance..............................................S-94
     Additional Mortgage Loan Information.................................S-94
     Standard Hazard Insurance............................................S-96
     The Sellers..........................................................S-98
     Sale of the Mortgage Loans...........................................S-98
     Representations and Warranties.......................................S-99
     Repurchases and Other Remedies......................................S-101
     Changes In Mortgage Pool Characteristics............................S-101
Servicing Of The Mortgage Loans..........................................S-102
     General.............................................................S-102
     The Master Servicer and Special Servicer............................S-104
     The Master Servicer.................................................S-105
     Events of Default...................................................S-105
     The Special Servicer................................................S-106
     The Operating Adviser...............................................S-107
     Mortgage Loan Modifications.........................................S-108
     Sale of Defaulted Mortgage Loans....................................S-109
     Foreclosures........................................................S-110
Material Federal Income Tax Consequences.................................S-111
     General.............................................................S-111
     Tax Return Disclosure and Investor List Requirements................S-112
     Original Issue Discount and Premium.................................S-112
     Additional Considerations...........................................S-114
Legal Aspects Of Mortgage Loans..........................................S-114
     California..........................................................S-114
ERISA Considerations.....................................................S-114
     Plan Assets.........................................................S-115
     Special Exemption Applicable to the Offered Certificates............S-115
     Insurance Company General Accounts..................................S-117
     General Investment Considerations...................................S-117
Legal Investment.........................................................S-117
Use Of Proceeds..........................................................S-118
Plan Of Distribution.....................................................S-118
Legal Matters............................................................S-119
Ratings..................................................................S-119
Glossary Of Terms........................................................S-121
APPENDIX I - Mortgage Pool
     Information  (Tables).................................................I-1
APPENDIX II - Certain Characteristics
     Of The Mortgage Loans................................................II-1
APPENDIX III - Significant
     Loan Summaries......................................................III-1
APPENDIX IV - Term Sheet...................................................T-1
APPENDIX V - Form of Statement to
     Certificateholders....................................................V-1
SCHEDULE A - Rates Used in Determination
     of Class X Pass-Through Rates.........................................A-1

                                EXECUTIVE SUMMARY

         This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

------------------------------------------------------------------------------------------------------------------------
                                APPROXIMATE      APPROXIMATE                    APPROXIMATE
                                  INITIAL          INITIAL                      PERCENT OF      WEIGHTED     PRINCIPAL
 APPROXIMATE                    CERTIFICATE     PASS-THROUGH      RATINGS          TOTAL         AVERAGE      WINDOW
CREDIT SUPPORT     CLASS          BALANCE           RATE        (FITCH/S&P)    CERTIFICATES    LIFE (YRS.)   (MONTHS)
------------------------------------------------------------------------------------------------------------------------
   13.750%      CLASS A-1      $318,748,000       ______%         AAA/AAA        29.575%          5.70        1-107
------------------------------------------------------------------------------------------------------------------------
   13.750%      CLASS A-2      $610,834,000       ______%         AAA/AAA        56.675%          9.69       107-119
------------------------------------------------------------------------------------------------------------------------
   10.750%      CLASS B        $ 32,333,000       ______%          AA/AA          3.000%          9.94       119-119
------------------------------------------------------------------------------------------------------------------------
   7.500%       CLASS C        $ 35,028,000       ______%           A/A           3.250%         10.23       119-128
------------------------------------------------------------------------------------------------------------------------
   6.375%       CLASS D        $ 12,125,000       ______%          A-/A-          1.125%         10.70       128-131
------------------------------------------------------------------------------------------------------------------------
   5.000%       CLASS E        $ 14,819,000       ______%        BBB+/BBB+        1.375%         11.69       131-142
------------------------------------------------------------------------------------------------------------------------
   4.375%       CLASS F        $  6,737,000       ______%         BBB/BBB         0.625%         11.85       142-142
------------------------------------------------------------------------------------------------------------------------
   3.875%       CLASS G        $  5,388,000       ______%        BBB-/BBB-        0.500%         11.85       142-142
------------------------------------------------------------------------------------------------------------------------
__________      CLASSES H-O     ___________       ______        _________        _______        _______      ________
------------------------------------------------------------------------------------------------------------------------
__________      CLASS X-1       ___________       ______         AAA/AAA         _______        _______      ________
------------------------------------------------------------------------------------------------------------------------
__________      CLASS X-2       ___________       ______         AAA/AAA         _______        _______      ________
------------------------------------------------------------------------------------------------------------------------

o The notional amount of the Class X-1 Certificates initially will be $1,077,776,827 and the notional amount of the Class X-2 Certificates initially will be $993,173,000.
o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.
o        The initial certificate balance may vary by up to 5%.
o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are not offered pursuant to this prospectus supplement.
o The pass-through rates for the Class A-1, Class A-2, Class B, Class C and Class D Certificates presented in the table are fixed at their respective per annum rates set forth above.
o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates; (iii) payment in full on the "anticipated repayment date" or stated maturity date of each mortgage loan having such a date and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the Glossary of Terms.
o Each Class X Certificate is an investment unit consisting of multiple REMIC regular interests.
o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

         [ ] Offered certificates.
         [ ] Certificates not offered pursuant to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL............................ Your certificates (along with the privately offered certificates) will represent
                                    beneficial interests in a trust created by Morgan Stanley Dean Witter Capital I Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 137 mortgage loans secured by first mortgage liens on 170 commercial, manufactured housing community and multifamily properties.

TITLE OF CERTIFICATES.............. Commercial Mortgage Pass-Through
                                    Certificates, Series 2003-TOP9.

MORTGAGE POOL...................... The mortgage pool consists of 137 mortgage loans with an aggregate principal balance of all mortgage loans as of February 1, 2003, of approximately $1,077,776,827, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                    As of February 1, 2003, the balances of the mortgage loans in the mortgage pool ranged from approximately $926,477 to approximately $70,748,628 and the mortgage loans had an approximate average balance of $7,866,984.


                           RELEVANT PARTIES AND DATES


ISSUER............................. Morgan Stanley Dean Witter Capital I Trust
                                    2003-TOP9.

DEPOSITOR.......................... Morgan Stanley Dean Witter Capital I Inc.

MASTER SERVICER.................... Wells Fargo Bank, National Association.

SPECIAL SERVICER................... ARCap Special Servicing, Inc.

PRIMARY SERVICERS.................. Principal Global Investors, LLC with respect to those mortgage loans sold to the trust by Principal Commercial Funding, LLC and John Hancock Real Estate Finance, Inc. with respect to those mortgage loans sold by it to the trust. In addition, Wells Fargo Bank, National Association will act as primary servicer with respect to those mortgage loans sold to the trust by Morgan Stanley Dean Witter Mortgage Capital Inc., Wells Fargo Bank, National Association and Bear Stearns Commercial Mortgage, Inc.

TRUSTEE............................ LaSalle Bank National Association, a
                                    national banking association.

FISCAL AGENT....................... ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.

PAYING AGENT....................... Wells Fargo Bank Minnesota, National
                                    Association, which will also act as the
                                    certificate registrar. See "Description of the Certificates--The Paying Agent" in this prospectus supplement.

OPERATING ADVISER.................. The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement; provided, that for so long as the 1290 Avenue of the Americas Loan is serviced under the Pooling and Servicing Agreement, the B Note Operating Adviser will instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement, other than the right to terminate and replace the special servicer, to the extent such rights and powers relate to the 1290 Avenue of the Americas Loan (but only so long as the holder of the B Note is the Controlling Holder of the 1290 Avenue of the Americas A/B Mortgage Loan). The initial operating adviser will be ARCap CMBS Fund REIT, Inc.

SELLERS............................ Morgan Stanley Dean Witter Mortgage Capital
                                    Inc., as to 15 mortgage loans, representing
                                    30.6% of the initial outstanding pool
                                    balance.

                                    Wells Fargo Bank, National Association, as to 57 mortgage loans, representing 23.6% of the initial outstanding pool balance.

                                    Principal Commercial Funding, LLC, as to 31 mortgage loans, representing 16.8% of the initial outstanding pool balance.

                                    Bear Stearns Commercial Mortgage, Inc., as to 21 mortgage loans, representing 15.1% of the initial outstanding pool balance.

                                    John Hancock Real Estate Finance, Inc., as to 13 mortgage loans, representing 14.0% of the initial outstanding pool balance.

UNDERWRITERS....................... Morgan Stanley & Co. Incorporated, Bear,
                                    Stearns & Co. Inc., Goldman, Sachs & Co. and
                                    Wells Fargo Brokerage Services, LLC.

CUT-OFF DATE....................... February 1, 2003. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in February 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on February 1, 2003, not the actual day on which such scheduled payments were due.

CLOSING DATE....................... On or about February __, 2003.

DISTRIBUTION DATE.................. The 13th day of each month, or, if such 13th day is not a business day, the business day immediately following such 13th day, commencing in March 2003.

RECORD DATE........................ With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

                                    ------------ ------------------------------
EXPECTED FINAL DISTRIBUTION DATES..  Class A-1         January 13, 2012
                                    ------------ ------------------------------
                                     Class A-2         January 13, 2013
                                    ------------ ------------------------------
                                      Class B          January 13, 2013
                                    ------------ ------------------------------
                                      Class C          October 13, 2013
                                    ------------ ------------------------------
                                      Class D          January 13, 2014
                                    ------------ ------------------------------

                                    The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates. Mortgage loans with anticipated repayment dates are assumed to repay in full on such dates.


RATED FINAL DISTRIBUTION DATE...... As to each class of certificates, the distribution date in November 2036.


                              OFFERED CERTIFICATES


GENERAL............................ Morgan Stanley Dean Witter Capital I Inc.
                                    is offering the following five (5) classes of its Series 2003-TOP9 Commercial Mortgage Pass-Through Certificates:

                                    o  Class A-l

                                    o  Class A-2

                                    o  Class B

                                    o  Class C

                                    o  Class D

                                    The entire series will consist of a total of twenty (20) classes, the following fifteen
                                    (15) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE................ Your certificates will have the approximate aggregate initial certificate balance
                                    presented in the chart below and this
                                    balance below may vary by up to 5%:

                                    --------- ---------------------------------
                                    Class A-1 $318,748,000 Certificate Balance
                                    --------- ---------------------------------
                                    Class A-2 $610,834,000 Certificate Balance
                                    --------- ---------------------------------
                                     Class B  $32,333,000 Certificate Balance
                                    --------- ---------------------------------
                                     Class C  $35,028,000 Certificate Balance
                                    --------- ---------------------------------
                                     Class D  $12,125,000 Certificate Balance
                                    --------- ---------------------------------

                                    The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

                                    The Class X-1 Certificates and the Class X-2
                                    Certificates, which are private
                                    certificates, will not have certificate
                                    balances; each such class of certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional amount. The notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time.

                                    The notional amount of the Class X-2
                                    Certificates will equal:

                                    o        during the period from the Closing
                                             Date through and including the
                                             distribution date occurring in
                                             February 2005, the sum of (a) the
                                             lesser of $255,700,000 and the
                                             certificate balance of the Class
                                             A-1 Certificates outstanding from
                                             time to time and (b) the aggregate
                                             of the certificate balances of the
                                             Class A-2, Class B, Class C, Class
                                             D, Class E, Class F, Class G, Class
                                             H, Class J and Class K Certificates
                                             outstanding from time to time;

                                    o        during the period following the
                                             distribution date occurring in
                                             February 2005 through and including
                                             the distribution date occurring in
                                             February 2006, the sum of (a) the
                                             lesser of $203,300,000 and the
                                             certificate balance of the Class
                                             A-1 Certificates outstanding from
                                             time to time and (b) the aggregate
                                             of the certificate balances of the
                                             Class A-2, Class B, Class C, Class
                                             D, Class E, Class F and Class G
                                             Certificates outstanding from time
                                             to time;

                                    o        during the period following the
                                             distribution date occurring in
                                             February 2006 through and including
                                             the distribution date occurring in
                                             February 2007, the sum of (a) the
                                             lesser of $153,700,000 and the
                                             certificate balance of the Class
                                             A-1 Certificates outstanding from
                                             time to time, (b) the aggregate of
                                             the certificate balances of the
                                             Class A-2, Class B, Class C and
                                             Class D Certificates outstanding
                                             from time to time and (c) the
                                             lesser of

                                             $7,500,000 and the certificate
                                             balance of the Class E Certificates
                                             outstanding from time to time;

                                    o        during the period following the
                                             distribution date occurring in
                                             February 2007 through and including
                                             the distribution date occurring in
                                             February 2008, the sum of (a) the
                                             lesser of $80,400,000 and the
                                             certificate balance of the Class
                                             A-1 Certificates outstanding from
                                             time to time, (b) the aggregate of
                                             the certificate balances of the
                                             Class A-2, Class B and Class C
                                             Certificates outstanding from time
                                             to time and (c) the lesser of
                                             $1,800,000 and the certificate
                                             balance of the Class D Certificates
                                             outstanding from time to time;

                                    o        during the period following the
                                             distribution date occurring in
                                             February 2008 through and including
                                             the distribution date occurring in
                                             February 2009, the sum of (a) the
                                             lesser of $36,700,000 and the
                                             certificate balance of the Class
                                             A-1 Certificates outstanding from
                                             time to time, (b) the certificate
                                             balance of the Class A-2 and Class
                                             B Certificates outstanding from
                                             time to time and (c) the lesser of
                                             $20,700,000 and the certificate
                                             balance of the Class C Certificates
                                             outstanding from time to time;

                                    o        during the period following the
                                             distribution date occurring in
                                             February 2009 through and including
                                             the distribution date occurring in
                                             February 2010, the sum of (a) the
                                             lesser of $531,200,000 and the
                                             certificate balance of the Class
                                             A-2 Certificates outstanding from
                                             time to time, (b) the certificate
                                             balance of the Class B Certificates
                                             outstanding from time to time and
                                             (c) the lesser of $6,200,000 and
                                             the certificate balance of the
                                             Class C Certificates outstanding
                                             from time to time;

                                    o        during the period following the
                                             distribution date occurring in
                                             February 2010 through and including
                                             the distribution date occurring in
                                             February 2011, the sum of (a) the
                                             lesser of $488,100,000 and the
                                             certificate balance of the Class
                                             A-2 certificates outstanding from
                                             time to time and (b) the lesser of
                                             $26,500,000 and the certificate
                                             balance of the Class B certificates
                                             outstanding from time to time; and

                                    o        following the distribution date
                                             occurring in February 2011, $0.

                                    Accordingly, the notional amount of the
                                    Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any class of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any component and any class of Certificates included in the calculation of the notional amount for the Class X-2 Certificates on such distribution date, as described above. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in February 2011.

PASS-THROUGH RATES................. Your certificates will accrue interest at an annual rate called a pass-through rate.
                                    The following table lists the initial
                                    pass-through rates for each class of offered certificates:

                                    ------------ ------------------------------
                                    Class A-1              ____% (Fixed)
                                    ------------ ------------------------------
                                    Class A-2              ____% (Fixed)
                                    ------------ ------------------------------
                                     Class B               ____% (Fixed)
                                    ------------ ------------------------------
                                     Class C               ____% (Fixed)
                                    ------------ ------------------------------
                                     Class D               ____% (Fixed)
                                    ------------ ------------------------------

                                    Interest on your certificates will be
                                    calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                    The pass-through rates for the Class A-1, Class A-2, Class B, Class C and Class D Certificates presented in the table are fixed at their respective per annum rates set forth above.

                                    The weighted average net mortgage rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate, and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not reflect any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month.

                                    The pass-through rate applicable to the
                                    Class X-1 Certificates for the initial
                                    distribution date will equal approximately
                                    __% per annum.


                                    The pass-through rate applicable to the
                                    Class X-1 Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of the Principal Balance Certificates. In general, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date, and the remaining portion of such certificate balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before February 2011, on any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related distribution date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                    o        if such particular component
                                             consists of the entire certificate
                                             balance of any class of Principal
                                             Balance Certificates, and if such
                                             certificate balance also
                                             constitutes, in its entirety, a
                                             component of the total notional
                                             amount of the Class X-2
                                             Certificates immediately prior to
                                             the related distribution date, then
                                             the applicable Class X-1 Strip Rate
                                             will equal the excess, if any, of
                                             (a) the weighted average net
                                             mortgage rate for such distribution
                                             date, over (b) the greater of (i)
                                             the rate per annum corresponding to
                                             such distribution date as set forth
                                             on Schedule A attached hereto and
                                             (ii) the pass-through rate for such
                                             distribution date for such class of
                                             Principal Balance Certificates;

                                    o        if such particular component
                                             consists of a designated portion
                                             (but not all) of the certificate
                                             balance of any class of Principal
                                             Balance Certificates, and if such
                                             designated portion of such
                                             certificate balance also
                                             constitutes a component of the
                                             total notional amount of the Class
                                             X-2 Certificates immediately prior
                                             to the related distribution date,
                                             then the applicable Class X-1 Strip
                                             Rate will equal the excess, if any,
                                             of (a) the weighted average net
                                             mortgage rate for such distribution
                                             date, over (b) the greater of (i)
                                             the rate per annum corresponding to
                                             such distribution date as set forth
                                             on Schedule A attached hereto and
                                             (ii) the pass-through rate for such
                                             distribution date for such class of
                                             Principal Balance Certificates;

                                    o        if such particular component
                                             consists of the entire certificate
                                             balance of any class of Principal
                                             Balance Certificates, and if such
                                             certificate balance does not, in
                                             whole or in part, also constitute a
                                             component of the total notional
                                             amount of the Class X-2
                                             Certificates immediately prior to
                                             the related distribution date, then
                                             the applicable Class X-1 Strip Rate
                                             will equal the excess, if any, of
                                             (a) the weighted average net
                                             mortgage rate for such distribution
                                             date, over (b) the pass-through
                                             rate for such distribution date for
                                             such class of Principal Balance
                                             Certificates; and

                                    o        if such particular component
                                             consists of a designated portion
                                             (but not all) of the certificate
                                             balance of any class of Principal
                                             Balance Certificates, and if such
                                             designated portion of such
                                             certificate balance does not also
                                             constitute a component of the total
                                             notional amount of the Class X-2
                                             Certificates immediately prior to
                                             the
                                             related distribution date, then
                                             the applicable Class X-1 Strip Rate
                                             will equal the excess, if any, of
                                             (a) the weighted average net
                                             mortgage rate for such distribution
                                             date, over (b) the pass-through
                                             rate for such distribution date for
                                             such class of Principal Balance
                                             Certificates.

                                    For any distribution date occurring after February 2011, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

                                    The pass-through rate applicable to the
                                    Class X-2 Certificates for the initial
                                    distribution date will equal approximately
                                    __% per annum. The pass-through rate
                                    applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in February 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-2 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Principal Balance Certificates. If all or a designated portion of the certificate balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the total notional amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before February 2011, on any particular component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                    o        the lesser of (a) the rate per
                                             annum corresponding to such
                                             distribution date as set forth on
                                             Schedule A attached hereto and (b)
                                             the weighted average net mortgage
                                             rate for such distribution date,
                                             over

                                    o        the pass-through rate for such
                                             distribution date for the class of
                                             Principal Balance Certificates
                                             whose certificate balance, or a
                                             designated portion thereof,
                                             comprises such component.

                                    Under no circumstances will any Class X-2
                                    Strip Rate be less than zero.

                                    The Class E, Class F and Class G
                                    Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage. The pass-through rate applicable to the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, equal the lesser of ___% per annum and the weighted average net mortgage rate.


DISTRIBUTIONS

     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS....... On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                                             Step l/Class A and Class X: To
                                    interest on Classes A-1, A-2, X-1 and X-2, pro rata, in accordance with their interest entitlements.

                                             Step 2/Class A: To the extent of
                                    amounts then required to be distributed as principal, (i) first, to the Class A-1 Certificates, until the Class A-1 Certificates are reduced to zero and (ii) second, to the Class A-2 Certificates, until the Class A-2 Certificates are reduced to zero. If the principal amount of each class of certificates other than Classes A-1 and A-2 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1 and A-2, pro rata.

                                             Step 3/Class A and Class X: To
                                    reimburse Classes A-1 and A-2 and, in
                                    respect of interest only, Classes X-1 and X-2, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                             Step 4/Class B: To Class B as
                                    follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to principal on Class B in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                             Step 5/Class C: To Class C in a
                                    manner analogous to the Class B allocations of Step 4.

                                             Step 6/Class D: To Class D in a
                                    manner analogous to the Class B allocations of Step 4.

                                             Step 7/Subordinate Private
                                    Certificates: To these certificates in the amounts and order of priority described in this prospectus supplement.

                                    Each certificateholder will receive its
                                    share of distributions on its class of
                                    certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered Certificates-Distributions" in this prospectus supplement.

     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS. A description of the interest entitlement payable to each Class can be found in
                                    "Description of the Offered
                                    Certificates--Distributions" in this
                                    prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal balance. In addition, the right of the master servicer, the trustee and the fiscal agent to reimbursement for payment of non-recoverable advances will be prior to your right to receive distributions of principal or interest.

                                    The Class X Certificates will not be
                                    entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to:

                                    o        the principal portion of all
                                             scheduled payments, other than
                                             balloon payments, to the extent
                                             received or advanced by the master
                                             servicer or other party (in
                                             accordance with the Pooling and
                                             Servicing Agreement) during the
                                             related collection period;

                                    o        all principal prepayments and the
                                             principal portion of balloon
                                             payments received during the
                                             related collection period; o the
                                             principal portion of other
                                             collections on the mortgage loans
                                             received during the related
                                             collection period, such as
                                             liquidation proceeds, condemnation
                                             proceeds, insurance proceeds and
                                             income on "real estate owned"; and

                                    o        the principal portion of proceeds
                                             of mortgage loan repurchases
                                             received during the related
                                             collection period.

     C.  PREPAYMENT
            PREMIUMS/YIELD
            MAINTENANCE CHARGES.... The manner in which any prepayment premiums and yield maintenance charges received
                                    during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

     A.  GENERAL................... The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than certain excess interest in connection with any hyperamortizing loan) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any hyperamortizing loan) are allocated is depicted in ascending order.

                                           ------------------------------
                                               Class A-l, Class A-2,
                                                  Class X-1* and
                                                    Class X-2*
                                           ------------------------------
                                                         |
                                           ------------------------------
                                                      Class B
                                           ------------------------------
                                                         |
                                           ------------------------------
                                                      Class C
                                           ------------------------------
                                                         |
                                           ------------------------------
                                                      Class D
                                           ------------------------------
                                                         |
                                           ------------------------------
                                                    Classes E-O
                                           ------------------------------

                                    NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                    AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                    CERTIFICATES.

                                    *Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class X-1 or Class X-2 Certificates. However, any loan losses will reduce the notional amount of the Class X-1 Certificates and loan losses allocated to any component and any class of Certificates included in the calculation of the notional amount for the Class X-2 Certificates will reduce the notional amount of the Class X-2 Certificates.

     B.  SHORTFALLS IN
            AVAILABLE FUNDS........ The following types of shortfalls in available funds will reduce amounts
                                    available for distribution and will be
                                    allocated in the same manner as mortgage loan losses:

                                    o        shortfalls resulting from
                                             compensation which the special
                                             servicer is entitled to receive;

                                    o        shortfalls resulting from interest
                                             on advances made by the master
                                             servicer, the trustee or the fiscal
                                             agent, to the extent not covered by
                                             default interest and late payment
                                             charges paid by the borrower; and

                                    o        shortfalls resulting from a
                                             reduction of a mortgage loan's
                                             interest rate by a bankruptcy court
                                             or from other unanticipated,
                                             extraordinary or default-related
                                             expenses of the trust.

                                    Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements as described herein.


                       INFORMATION ABOUT THE MORTGAGE POOL


CHARACTERISTICS OF THE MORTGAGE POOL

     A.  GENERAL................... All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of February 1, 2003. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in February 2003 have been deemed received on February 1, 2003.

     B.  PRINCIPAL BALANCES........ The trust's primary assets will be 137 mortgage loans with an aggregate principal balance as of February 1, 2003 of approximately $1,077,776,827. It is possible that the aggregate mortgage loan balance will vary by up to 5%. As of February 1, 2003, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $926,477 to approximately $70,748,628 and the mortgage loans had an approximate average balance of $7,866,984.

     C.  FEE SIMPLE/LEASEHOLD...... One hundred sixty-four (164) mortgaged properties, representing 93.6% of the
                                    initial outstanding pool balance, are
                                    subject to a first mortgage lien on a fee simple estate in an income-producing real property.

                                    Three (3) mortgaged properties, representing
                                    3.3% of the initial outstanding pool
                                    balance, are subject to a first mortgage lien on a leasehold interest in an income-producing real property.

                                    Three (3) mortgaged properties, representing
                                    3.1% of the initial outstanding pool
                                    balance, are subject to a first mortgage lien on a fee interest in a portion of an income-producing real property and a leasehold interest in the remaining portion of such property.

     D.  PROPERTY TYPES............ The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

-------------------- --------------------------------- ------------------
                                                           Number of
                          Percentage of Initial            Mortgaged
   Property Type         Outstanding Pool Balance         Properties
-------------------- --------------------------------- ------------------
Retail                            43.6%                       61
-------------------- --------------------------------- ------------------
Office                            32.9%                       32
-------------------- --------------------------------- ------------------
Industrial                         8.9%                       43
-------------------- --------------------------------- ------------------
Multifamily                        6.5%                       12
-------------------- --------------------------------- ------------------
Self Storage                       3.2%                        9
-------------------- --------------------------------- ------------------
Manufactured                       2.9%                       10
Housing Community
-------------------- --------------------------------- ------------------
Mixed Use                          1.9%                        2
-------------------- --------------------------------- ------------------
Other                              0.3%                        1
-------------------- --------------------------------- ------------------

     E.  PROPERTY LOCATION......... The number of mortgaged properties, and the approximate percentage of the aggregate
                                    principal balance of the mortgage loans
                                    secured by mortgaged properties located in the geographic areas with the highest concentrations of mortgaged properties, are as described in the table below:

--------------------------- -------------------------------- -------------
                                                              Number of
                                 Percentage of Initial        Mortgaged
Geographic Areas               Outstanding Pool Balance       Properties
--------------------------- -------------------------------- -------------
California                               25.3%                    56
--------------------------- -------------------------------- -------------
   Southern                              15.5%                    37
--------------------------- -------------------------------- -------------
   Northern                               9.8%                    19
--------------------------- -------------------------------- -------------
New York                                 10.5%                     6
--------------------------- -------------------------------- -------------
Illinois                                  9.4%                     7
--------------------------- -------------------------------- -------------
District of Columbia                      8.3%                     2
--------------------------- -------------------------------- -------------
Florida                                   7.4%                    15
--------------------------- -------------------------------- -------------
New Jersey                                7.1%                    10
--------------------------- -------------------------------- -------------
Wisconsin                                 5.4%                     7
--------------------------- -------------------------------- -------------

                                    The remaining mortgaged properties are
                                    located throughout 30 other states. None of these states has a concentration of mortgaged properties that represents security for more than 5.0% of the aggregate principal balance of the mortgage loans, as of February 1, 2003.

     F.  OTHER MORTGAGE
            LOAN FEATURES.......... As of February 1, 2003, the mortgage loans had the following characteristics:

                                    o        No scheduled payment of principal
                                             and interest on any mortgage loan
                                             was thirty days or more past due,
                                             and no mortgage loan had been
                                             thirty days or more delinquent in
                                             the past year.

                                    o        Nine (9) groups of mortgage loans
                                             were made to the same borrower or
                                             to borrowers that are affiliated
                                             with one another through partial or
                                             complete direct or indirect common
                                             ownership. The three (3) largest
                                             groups represent 3.1%, 2.0% and
                                             1.1% respectively, of the initial
                                             outstanding pool balance. See
                                             Appendix II attached hereto.

                                    o        Forty-seven (47) of the mortgaged
                                             properties, representing 17.0% of
                                             the initial outstanding pool
                                             balance, are each 100% leased to a
                                             single tenant.

                                    o        All of the mortgage loans bear
                                             interest at fixed rates.

                                    o        No mortgage loan permits negative
                                             amortization or the deferral of
                                             accrued interest (except excess
                                             interest that would accrue in the
                                             case of any hyperamortizing loan
                                             after the applicable anticipated
                                             repayment date for such loan).

     G.  BALLOON LOANS............. As of February 1, 2003, the mortgage loans had the following additional
                                    characteristics:

                                    o        One hundred twenty-five (125) of
                                             the mortgage loans, representing
                                             95.1% of the initial outstanding
                                             pool balance, are "balloon loans."
                                             For purposes of this prospectus
                                             supplement, we consider a mortgage
                                             loan to be a "balloon loan" if its
                                             principal balance is not scheduled
                                             to be fully or substantially
                                             amortized by the loan's maturity
                                             date.

                                    o        The remaining twelve (12) mortgage
                                             loans, representing 4.9% of the
                                             initial outstanding pool balance,
                                             are fully amortizing and are
                                             expected to have less than 5% of
                                             the original principal balance
                                             outstanding as of their related
                                             stated maturity dates.

     H.  INTEREST ONLY LOANS....... As of February 1, 2003, the mortgage loans had the following additional
                                    characteristics:

                                    o        Five (5) mortgage loans,
                                             representing 7.7% of the initial
                                             outstanding pool balance, provide
                                             for monthly payments of interest
                                             only for their entire respective
                                             terms.

                                    o        Seven (7) mortgage loans,
                                             representing 13.6% of the initial
                                             outstanding pool balance, provide
                                             for monthly payments of interest
                                             only for a portion of their
                                             respective terms and then provide
                                             for the monthly payment of
                                             principal and interest over their
                                             respective remaining terms.

                                    o        One (1) of these seven mortgage
                                             loans, representing 6.5% of the
                                             initial outstanding pool balance,
                                             reverts back to monthly payments of
                                             interest only for its final twelve
                                             (12) payments.

     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS............. As of February 1, 2003, all of the mortgage loans restricted voluntary principal
                                    prepayments as follows:

                                    o        One hundred four (104) mortgage
                                             loans, representing 72.5% of the
                                             initial outstanding pool balance,
                                             prohibit voluntary principal
                                             prepayments for a period ending on
                                             a date determined by the related
                                             mortgage note (which may be the
                                             maturity date), which period is
                                             referred to in this prospectus
                                             supplement as a lock-out period,
                                             but permit the related borrower,
                                             after an initial period of at least
                                             two years following the date of
                                             issuance of the certificates, to
                                             defease the loan by pledging
                                             direct, non-callable United States
                                             Treasury obligations and obtaining
                                             the release of the mortgaged
                                             property from the lien of the
                                             mortgage.

                                    o        Seventeen (17) mortgage loans,
                                             representing 20.2% of the initial
                                             outstanding pool balance, prohibit
                                             voluntary principal prepayments
                                             during a lock-out period, and
                                             following the lock-out period
                                             provide for prepayment premiums or
                                             yield maintenance charges
                                             calculated on the basis of the
                                             greater of a yield maintenance
                                             formula and 1% of the amount
                                             prepaid.

                                    o        Thirteen (13) mortgage loans,
                                             representing 6.1% of the initial
                                             outstanding pool balance, prohibit
                                             voluntary principal prepayments
                                             during a lock-out period, and
                                             following the lock-out period
                                             provide for a prepayment premium or
                                             yield maintenance charge calculated
                                             on the basis of the greater of a
                                             yield maintenance formula and 1% of
                                             the amount prepaid, and also permit
                                             the related borrower, after an
                                             initial period of at least two
                                             years following the date of the
                                             issuance of the certificates, to
                                             defease the loan by pledging
                                             direct, non-callable United States
                                             Treasury obligations and obtaining
                                             the release of the mortgaged
                                             property from the lien of the
                                             mortgage.

                                    o        One (1) mortgage loan, representing
                                             0.5% of the initial outstanding
                                             pool balance, permits voluntary
                                             principal prepayments at any time
                                             if accompanied by a prepayment
                                             premium calculated on the basis of
                                             the greater of a yield maintenance
                                             formula and 1% of the amount
                                             prepaid.

                                    o        One (1) mortgage loan, representing
                                             0.4% of the initial outstanding
                                             pool balance, prohibits voluntary
                                             principal prepayments during a
                                             lock-out period, and following the
                                             lock-out period provides for
                                             prepayment premiums or yield
                                             maintenance charges calculated on
                                             the basis of the greater of a yield
                                             maintenance formula and 3% of the
                                             amount prepaid.

                                    o        One (1) mortgage loan, representing
                                             0.3% of the initial outstanding
                                             pool balance, prohibits voluntary
                                             principal prepayments until the
                                             last six months of the term, at
                                             which time the loan may be prepaid
                                             in whole only with a prepayment
                                             premium equal to the greater of a
                                             yield maintenance formula and 3% of
                                             the amount prepaid. The related
                                             borrower is permitted, after an
                                             initial period of at least two
                                             years following the date of the
                                             issuance of the certificates, to
                                             defease the loan by pledging
                                             direct, non-callable United States
                                             Treasury obligations and obtaining
                                             the release of the mortgaged
                                             property from the lien of the
                                             mortgage.

                                    With respect to the prepayment and
                                    defeasance provisions set forth above,
                                    certain of the mortgage loans also include provisions described below:

                                    o        Four (4) mortgage loans,
                                             representing 12.0% of the initial
                                             outstanding pool balance, permit
                                             the release of a mortgaged property
                                             from the lien of the mortgage, if
                                             there is a defeasance of a portion
                                             of the mortgage loan in connection
                                             with such release.

                                    o        One (1) mortgage loan, representing
                                             0.3% of the initial outstanding
                                             pool balance, permits the release
                                             of the mortgaged property from the
                                             lien of the mortgage, if there is a
                                             defeasance of a portion of the
                                             mortgage loan in connection with
                                             such release or subject to a yield
                                             maintenance charge calculated on
                                             the basis of the greater of a yield
                                             maintenance formula and 1% of the
                                             amount prepaid.

                                    o        Three (3) mortgage loans,
                                             representing 4.6% of the initial
                                             outstanding pool balance, permit
                                             the release of a mortgaged property
                                             from the lien of the mortgage,
                                             subject to the payment of a
                                             prepayment premium or yield
                                             maintenance charge calculated on
                                             the basis of the greater of a yield
                                             maintenance formula and 1% of the
                                             amount prepaid on a portion of the
                                             mortgage loan in connection with
                                             such release.

                                    o        Notwithstanding the above, the
                                             mortgage loans generally provide
                                             for a maximum period commencing one
                                             (1) to thirteen (13) payment dates
                                             prior to and including the maturity
                                             date during which the related
                                             borrower may prepay the mortgage
                                             loan without premium or defeasance
                                             requirements.

                                    See Appendix II attached hereto for specific yield maintenance provisions with respect to the prepayment and defeasance provisions set forth above.

     J.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES.. As of February 1, 2003, the mortgage loans had the following additional
                                    characteristics:

           I.   MORTGAGE INTEREST
                RATES Mortgage interest rates ranging from 5.095% per annum to 7.900% per annum, and a weighted average mortgage interest rate of 6.221% per annum;

           II.  REMAINING TERMS     Remaining terms to scheduled maturity
                                    ranging from 54 months to 237 months, and a weighted average remaining term to scheduled maturity of 116 months;

            III.REMAINING
                AMORTIZATION        TERMS Remaining amortization terms
                                    (excluding loans which provide for interest only payments for the entire loan term) ranging from 115 months to 360 months, and a weighted average remaining amortization term of 325 months;

           IV.  LOAN-TO-VALUE
                RATIOS Loan-to-value ratios ranging from 28.8% to 79.6% and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 61.1%; and

            V.  DEBT SERVICE
                COVERAGE RATIOS     Debt service coverage ratios, determined
                                    according to the methodology presented in this prospectus supplement, ranging from
                                    1.11x to 3.24x
                                    and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.79x.

ADVANCES

     A.  PRINCIPAL AND
             INTEREST ADVANCES..... Subject to a recoverability determination described in this prospectus supplement, the master servicer is required to advance delinquent monthly mortgage loan payments for those mortgage loans that are part of the trust and, subject to certain conditions described in the Pooling and Servicing Agreement, for any Companion Loan. The master servicer will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer also is not required to advance prepayment or yield maintenance premiums, excess interest or balloon payments. With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a P&I Advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.

                                    For an REO Property, the advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO Property was acquired.

                                    The master servicer is also required to
                                    advance delinquent monthly mortgage loan payments in respect of the 1290 B Note, subject to a recoverability determination.

     B.  SERVICING ADVANCES........ Subject to a recoverability determination described in this prospectus supplement, the master servicer, the special servicer, trustee and fiscal agent may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents.

     C.  INTEREST ON ADVANCES...... All advances made by the master servicer, the special servicer, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.

     D.  BACK-UP ADVANCES.......... Pursuant to the requirements of the Pooling and Servicing Agreement, if the master
                                    servicer fails to make a required advance, the trustee will be required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the master servicer.

     E.  RECOVERABILITY............ None of the master servicer, the special servicer, the trustee nor the fiscal agent will be obligated to make any advance if it reasonably determines that such advance would not be recoverable in accordance with the servicing standard and the trustee and the fiscal agent may rely on any such determination made by the master servicer.

     F.  ADVANCES DURING AN
            APPRAISAL REDUCTION
            EVENT.................. The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount of interest required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

                                    See "Description of the Offered Certificates
                                    - Advances" in this prospectus supplement.


                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS............................ The certificates offered to you will not be issued unless each of the classes of
                                    certificates being offered by this
                                    prospectus supplement receives the following ratings from Fitch Ratings, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          ----------------------------- ----------------------------------
                                                     Ratings
                         Class                      Fitch/S&P
          ----------------------------- ----------------------------------
          Classes A-1 and A-2                        AAA/AAA
          ----------------------------- ----------------------------------
          Class B                                     AA/AA
          ----------------------------- ----------------------------------
          Class C                                      A/A
          ----------------------------- ----------------------------------
          Class D                                     A-/A-
          ----------------------------- ----------------------------------

                                    A rating agency may lower or withdraw a
                                    security rating at any time.

                                    See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.


OPTIONAL TERMINATION............... On any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the initial outstanding pool balance, the holders of a majority of the controlling class, the master servicer, the special servicer and any holder of a majority interest in the Class R-I Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.


DENOMINATIONS...................... The Class A-1 and Class A-2 Certificates
                                    will be offered in minimum denominations of $25,000. The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.................. Your certificates will be registered in the name of Cede & Co., as nominee of The
                                    Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream Banking or Euroclear.

                                    You may hold your certificates through:

                                    o        The Depository Trust Company in the
                                             United States; or

                                    o        Clearstream Banking or Euroclear in
                                             Europe.

                                    Transfers within The Depository Trust
                                    Company, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                                    We may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the certificates offered to you.

                                    We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking or Euroclear on or about the closing date.

TAX STATUS......................... Elections will be made to treat designated portions of the trust as three separate
                                    "real estate mortgage investment conduits"
                                    --REMIC I, REMIC II and REMIC III--for
                                    federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will evidence "regular interests" in REMIC III.

                                    Pertinent federal income tax consequences of an investment in the offered certificates include:

                                    o        The regular interests will be
                                             treated as newly originated debt
                                             instruments for federal income tax
                                             purposes.

                                    o        Beneficial owners of offered
                                             certificates will be required to
                                             report income on the certificates
                                             in accordance with the accrual
                                             method of accounting.

                                    o        We anticipate that the offered
                                             certificates will not be issued
                                             with original issue discount.

                                    See "Material Federal Income Tax
                                    Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974........ Subject to the satisfaction of important conditions described under "ERISA
                                    Considerations" in this prospectus
                                    supplement and in the accompanying
                                    prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENTS.................. The offered certificates will not constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                    For purposes of any applicable legal
                                    investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS   Payments under the mortgage loans are not
                                    insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                    You should consider all of the mortgage
                                    loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                    In limited circumstances, Morgan Stanley
                                    Dean Witter Mortgage Capital Inc., Wells
                                    Fargo Bank, National Association, Principal
                                    Commercial Funding, LLC, Bear Stearns
                                    Commercial Mortgage, Inc. and John Hancock
                                    Real Estate Finance, Inc., each as mortgage loan seller, may be obligated to repurchase or replace a mortgage loan that it sold to Morgan Stanley Dean Witter Capital I Inc. if the applicable seller's representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES        The mortgage loans are secured by various
                                    types of income-producing commercial,
                                    multifamily and manufactured housing
                                    community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                    One hundred thirty-three (133) mortgage
                                    loans, representing 96.8% of the initial outstanding pool balance, were originated within twelve (12) months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

                                    The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                    The net operating income, cash flow and
                                    property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

                                    o        the age, design and construction
                                             quality of the property;

                                    o        perceptions regarding the safety,
                                             convenience and attractiveness of
                                             the property;

                                    o        the proximity and attractiveness of
                                             competing properties;

                                    o        the adequacy of the property's
                                             management and maintenance;

                                    o        increases in operating expenses at
                                             the property and in relation to
                                             competing properties;

                                    o        an increase in the capital
                                             expenditures needed to maintain the
                                             property or make improvements;

                                    o        the dependence upon a single
                                             tenant, or a concentration of
                                             tenants in a particular business or
                                             industry;

                                    o        a decline in the financial
                                             condition of a major tenant;

                                    o        an increase in vacancy rates; and

                                    o        a decline in rental rates as leases
                                             are renewed or entered into with
                                             new tenants.

                                    Other factors are more general in nature, such as:

                                    o        national, regional or local
                                             economic conditions (including
                                             plant closings, military base
                                             closings, industry slowdowns
                                             and unemployment rates);

                                    o        local real estate conditions (such
                                             as an oversupply of competing
                                             properties, rental space or
                                             multifamily housing);

                                    o        demographic factors;

                                    o        decreases in consumer confidence
                                             (caused by events such as
                                             threatened military action, recent
                                             disclosures of wrongdoing or
                                             financial misstatements by major
                                             corporations and financial
                                             institutions and other factors);

                                    o        changes in consumer tastes and
                                             preferences; and

                                    o        retroactive changes in building
                                             codes.

                                    The volatility of net operating income will
                                    be influenced by many of the foregoing
                                    factors, as well as by:

                                    o        the length of tenant leases;

                                    o        the creditworthiness of tenants;

                                    o        the level of tenant defaults;

                                    o        the ability to convert an
                                             unsuccessful property to an
                                             alternative use;

                                    o        new construction in the same market
                                             as the mortgaged property;

                                    o        rent control laws;

                                    o        the number and diversity of
                                             tenants;

                                    o        the rate at which new rentals
                                             occur; and

                                    o        the property's operating leverage
                                             (which is the percentage of total
                                             property expenses in relation to
                                             revenue), the ratio of fixed
                                             operating expenses to those that
                                             vary with revenues, and the level
                                             of capital expenditures required to
                                             maintain the property and to retain
                                             or replace tenants.

                                    A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                        Some of the mortgaged properties may not be
                                    readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                    o        converting commercial properties to
                                             alternate uses or converting
                                             single-tenant commercial properties
                                             to multi-tenant properties
                                             generally requires substantial
                                             capital expenditures; and

                                    o        zoning or other restrictions also
                                             may prevent alternative uses.

                                    The liquidation value of a mortgaged
                                    property not readily convertible to an
                                    alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT  OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                    o        changes in governmental
                                             regulations, fiscal policy, zoning
                                             or tax laws;

                                    o        potential environmental legislation
                                             or liabilities or other legal
                                             liabilities;

                                    o        proximity and attractiveness of
                                             competing properties;

                                    o        new construction of competing
                                             properties in the same market;

                                    o        convertibility of a property to an
                                             alternative use;

                                    o        the availability of refinancing;
                                             and

                                    o        changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES       A deterioration in the financial condition
                                    of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Forty-seven
                                    (47) of the mortgaged properties,
                                    representing 17.0% of the initial
                                    outstanding pool balance, are leased to
                                    single tenants, and in some cases the tenant is related to the borrower. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                    o        the financial effect of the absence
                                             of rental income may be severe;

                                    o        more time may be required to
                                             re-lease the space; and

                                    o        substantial capital costs may be
                                             incurred to make the space
                                             appropriate for replacement
                                             tenants.

                                    Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                    For further information with respect to
                                    tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                        If a mortgaged property has multiple
                                    tenants, re-leasing costs and costs of
                                    enforcing remedies against defaulting
                                    tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RE-LEASING RISKS                    Repayment of mortgage loans secured by
                                    retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.

                                    Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Forty-eight (48) of the mortgaged properties, representing approximately 47.2% of the initial outstanding pool balance (excluding multifamily, manufactured housing community, self storage properties and land), as of the cut-off date have reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

THE CONCENTRATION OF LOANS WITH
THE SAME OR RELATED BORROWERS
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES       The effect of mortgage pool loan losses will
                                    be more severe:

                                    o        if the pool is comprised of a small
                                             number of loans, each with a
                                             relatively large principal amount;
                                             or

                                    o        if the losses relate to loans that
                                             account for a disproportionately
                                             large percentage of the pool's
                                             aggregate principal balance of all
                                             mortgage loans.

                                    Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                    Nine (9) groups of mortgage loans, are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3) largest groups represent 3.1%, 2.0% and 1.1% respectively of the initial outstanding pool balance.

                                    The largest mortgage loan represents 6.6% of the initial outstanding pool balance. The ten largest mortgage loans in the aggregate represent 37.2% of the initial outstanding pool balance. Each of the other mortgage loans represents less than 1.8% of the initial outstanding pool balance.

A CONCENTRATION OF LOANS WITH THE
SAME PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                   A concentration of mortgaged property types
                                    also can pose increased risks. A
                                    concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                    o        retail properties represent 43.6%;

                                    o        office properties represent 32.9%;

                                    o        industrial properties represent
                                             8.9%;

                                    o        multifamily properties represent
                                             6.5%;

                                    o        self storage properties represent
                                             3.2%;

                                    o        manufactured housing community
                                             properties represent 2.9%;

                                    o        mixed use properties represent
                                             1.9%; and

                                    o        other properties represent 0.3%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Concentrations of mortgaged properties in
                                    geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                    The mortgaged properties are located
                                    throughout 36 states and the District of Columbia. In particular, investors should note that approximately 25.3% of the mortgaged properties, based on the initial outstanding pool balance, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                    In addition, 10.5%, 9.4%, 8.3%, 7.4%, 7.1%,
                                    and 5.4% of the mortgaged properties, based on the initial outstanding pool balance, are located in New York, Illinois, District of Columbia, Florida, New Jersey, and Wisconsin, respectively, and concentrations of mortgaged properties, in each case, representing less than 5.0% of the initial outstanding pool balance, also exist in several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                          Sixty-one (61) of the mortgaged properties,
                                    representing 43.6% of the initial
                                    outstanding pool balance, are retail
                                    properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline.

                                    An "anchor tenant" is proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is part of the mortgaged property. Forty-nine
                                    (49) of the mortgaged properties, securing
                                    38.7% of the initial outstanding pool
                                    balance, are properties considered by the applicable mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                    The presence or absence of an anchor store
                                    in a shopping center also can be important
                                    because anchor stores play a key role in
                                    generating customer traffic and making a
                                    center desirable for other tenants.
                                    Consequently, the economic performance of an
                                    anchored retail property will be adversely
                                    affected by:

                                    o        an anchor store's failure to renew
                                             its lease;

                                    o        termination of an anchor store's
                                             lease;

                                    o        the bankruptcy or economic decline
                                             of an anchor store or self-owned
                                             anchor or the parent company
                                             thereof; or

                                    o        the cessation of the business of an
                                             anchor store at the shopping
                                             center, even if, as a tenant, it
                                             continues to pay rent.

                                    There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent or to terminate their leases if certain anchor stores are either not operated or fail to meet certain business objectives.

                                    Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                          Thirty-two (32) of the mortgaged properties,
                                    representing 32.9% of the initial
                                    outstanding pool balance, are office
                                    properties.

                                    A large number of factors affect the value of these office properties, including:

                                    o        the quality of an office building's
                                             tenants;

                                    o        the diversity of an office
                                             building's tenants (or reliance on
                                             a single or dominant tenant);

                                    o        the physical attributes of the
                                             building in relation to competing
                                             buildings, e.g., age, condition,
                                             design, location, access to
                                             transportation and ability to offer
                                             certain amenities, such as
                                             sophisticated building systems;

                                    o        the desirability of the area as a
                                             business location;

                                    o        the strength and nature of the
                                             local economy (including labor
                                             costs and quality, tax environment
                                             and quality of life for employees);
                                             and

                                    o        certain office properties have
                                             tenants that are technology and
                                             internet start-up companies.
                                             Technology and internet start-up
                                             companies have recently experienced
                                             a variety of circumstances that
                                             tend to make their businesses
                                             relatively volatile. Many of those
                                             companies have little or no
                                             operating history, their owners and
                                             management are often inexperienced
                                             and such companies may be heavily
                                             dependent on obtaining venture
                                             capital financing. In addition,
                                             technology and internet start-up
                                             companies often require significant
                                             build-out related to special
                                             technology which may adversely
                                             affect the ability of the landlord
                                             to relet the properties. The
                                             relative instability of these
                                             tenants may have an adverse impact
                                             on certain of the properties.

                                    Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.


A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES            Forty-three (43) of the mortgaged
                                    properties, representing 8.9% of the initial outstanding pool balance, are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                    o        reduced demand for industrial space
                                             because of a decline in a
                                             particular industry segment;

                                    o        increased supply of competing
                                             industrial space because of
                                             relative ease in constructing
                                             buildings of this type;

                                    o        a property becoming functionally
                                             obsolete;

                                    o        insufficient supply of labor to
                                             meet demand;

                                    o        changes in access to the property,
                                             energy prices, strikes, relocation
                                             of highways or the construction of
                                             additional highways;

                                    o        location of the property in
                                             relation to access to
                                             transportation;

                                    o        suitability for a particular
                                             tenant;

                                    o        building design and adaptability;

                                    o        a change in the proximity of supply
                                             sources; and

                                    o        environmental hazards.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES     Twelve (12) of the mortgaged properties,
                                    representing 6.5% of the initial outstanding pool balance, are multifamily properties.

                                    A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                    o        the physical attributes of the
                                             apartment building, such as its
                                             age, appearance and construction
                                             quality;

                                    o        the location of the property;

                                    o        the ability of management to
                                             provide adequate maintenance and
                                             insurance;

                                    o        the types of services and amenities
                                             provided at the property;

                                    o        the property's reputation;

                                    o        the level of mortgage interest
                                             rates and favorable income and
                                             economic conditions (which may
                                             encourage tenants to purchase
                                             rather than rent housing);

                                    o        the presence of competing
                                             properties;

                                    o        adverse local or national economic
                                             conditions which may limit the rent
                                             that may be charged and which may
                                             result in increased vacancies;

                                    o        the tenant mix (such as tenants
                                             being predominantly students or
                                             military personnel or employees of
                                             a particular business);

                                    o        state and local regulations (which
                                             may limit the ability to increase
                                             rents); and

                                    o        government assistance/rent subsidy
                                             programs (which may influence
                                             tenant mobility).

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED BY
THE PROPERTY AND MAY ADVERSELY
AFFECT THE PAYMENTS ON YOUR
CERTIFICATES                        The bankruptcy or insolvency of a major
                                    tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS
THAT MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Various environmental laws may make a
                                    current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                    The owner's liability for any required
                                    remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                    In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                Except for mortgaged properties securing
                                    mortgage loans that are the subject of a secured creditor impaired property policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In some cases a Phase II site assessment was also performed.
                                    The applicable mortgage loan seller has
                                    either (a) represented that with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date
                                    (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged property. In all cases, the environmental site assessment was a Phase I environmental assessment. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                    Thirty-four (34) mortgaged properties,
                                    representing 5.9% of the initial outstanding pool balance, are the subject of a group secured creditor impaired property policy providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. Nine (9) mortgaged properties, representing 6.2% of the initial outstanding pool balance, have the benefit of stand-alone secured creditor impaired property policies that provide coverage for selected environmental matters with respect to the related property. We describe these policies under "Description of the Mortgage Pool--Environmental Insurance" in this prospectus supplement. Generally, environmental site assessments were not performed with respect to those mortgaged properties covered by the group secured creditor impaired property policy.

                                    We cannot assure you, however, that the
                                    environmental assessments revealed all
                                    existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

                                    o        future laws, ordinances or
                                             regulations will not impose any
                                             material environmental liability;
                                             or

                                    o        the current environmental condition
                                             of the mortgaged properties will
                                             not be adversely affected by
                                             tenants or by the condition of land
                                             or operations in the vicinity of
                                             the mortgaged properties (such as
                                             underground storage tanks).

                                    Portions of some of the mortgaged properties securing the mortgage loans may include tenants which operate as on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                    In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property.

                                    Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS           One hundred twenty-five (125) mortgage
                                    loans, representing 95.1% of the initial outstanding pool balance, are balloon loans.
                                    For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date (in the case of a hyperamortizing loan) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date. Balloon loans involve greater risk than fully amortizing loans because borrower's ability to repay the loan on its Anticipated Repayment Date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                    o        the availability of, and
                                             competition for, credit for
                                             commercial real estate projects;

                                    o        prevailing interest rates;

                                    o        the fair market value of the
                                             related mortgaged property;

                                    o        the borrower's equity in the
                                             related mortgaged property;

                                    o        the borrower's financial condition;

                                    o        the operating history and occupancy
                                             level of the mortgaged property;

                                    o        tax laws; and

                                    o        prevailing general and regional
                                             economic conditions.

                                    The availability of funds in the credit
                                    markets fluctuates over time.

                                    Morgan Stanley Dean Witter Mortgage Capital
                                    Inc., Wells Fargo Bank, National
                                    Association, Principal Commercial Funding,
                                    LLC, Bear Stearns Commercial Mortgage, Inc.
                                    and John Hancock Real Estate Finance, Inc., each as a mortgage loan seller, and their respective affiliates are not under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY WHICH
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                Three (3) mortgage loans, representing 14.4%
                                    of the initial outstanding pool balance, currently have additional financing in place which is secured by the mortgaged property related to such mortgage loan. Such mortgage loans include Mortgage Loan No. 1 (the
                                    "Oakbrook Center Pari Passu Loan") described under "The Oakbrook Center Pari Passu Loan,"
                                    Mortgage Loan No. 2 (the "1290 Avenue of the
                                    Americas Pari Passu Loan") described under
                                    "The 1290 Avenue of the Americas Pari Passu
                                    Loan" and Mortgage Loan No. 29 (the
                                    "Perryville I Corporate Park Office Pari
                                    Passu Loan") described under "The Perryville
                                    I Corporate Park Office Pari Passu Loan."

                                    One (1) mortgage loan, representing 4.3% of the initial outstanding pool balance, currently has additional financing in place which is not secured by the mortgaged property related to such mortgage loan.

                                    Two (2) mortgage loans, representing 1.2% of the initial outstanding pool balance, permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio and loan-to-value tests are satisfied.

                                    Three (3) mortgage loans, representing 11.8% of the initial outstanding pool balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

                                    We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                    Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                    When a mortgage loan borrower, or its
                                    constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to the following additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                    Additionally, if the borrower, or its
                                    constituent members, are obligated to
                                    another lender, actions taken by other
                                    lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                    Further, if another loan secured by the
                                    mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                    For further information with respect to
                                    subordinate and other financing, see
                                    Appendix II.

BANKRUPTCY PROCEEDINGS RELATING TO
A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND
THE ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN               Under the federal bankruptcy code, the
                                    filing of a bankruptcy petition by or
                                    against a borrower will stay the
                                    commencement or continuation of a
                                    foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                    o        grant a debtor a reasonable time to
                                             cure a payment default on a
                                             mortgage loan;

                                    o        reduce monthly payments due under a
                                             mortgage loan;

                                    o        change the rate of interest due on
                                             a mortgage loan; or

                                    o        otherwise alter the mortgage loan's
                                             repayment schedule.

                                    Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                    The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                    As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                    A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        While many of the borrowers have agreed to
                                    certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities, and these borrowers and their owners generally do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT               The successful operation of a real estate
                                    project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                    o        responding to changes in the local
                                             market;

                                    o        planning and implementing the
                                             rental structure;

                                    o        operating the property and
                                             providing building services;

                                    o        managing operating expenses; and

                                    o        assuring that maintenance and
                                             capital improvements are carried
                                             out in a timely fashion.

                                    Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                    A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                    We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS MAY NOT BE ENFORCEABLE   Provisions requiring yield maintenance
                                    charges or lockout periods may not be
                                    enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.

                                    Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

                                    Additionally, although the collateral
                                    substitution provisions related to
                                    defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION PROVISIONS
MAY BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY OTHERWISE
BE LIMITED AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Six (6) groups of either
                                    cross-collateralized or multi-property
                                    mortgage loans, representing 10.2% of the initial outstanding pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

                                    o        one of the borrowers were to become
                                             a debtor in a bankruptcy case, or
                                             were to become subject to an action
                                             brought by one or more of its
                                             creditors outside a bankruptcy
                                             case;

                                    o        the related borrower did not
                                             receive fair consideration or
                                             reasonably equivalent value in
                                             exchange for allowing its mortgaged
                                             real property to be encumbered; and

                                    o        at the time the lien was granted,
                                             the borrower was (i) insolvent,
                                             (ii) inadequately capitalized or
                                             (iii) unable to pay its debts.

                                    Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                    Moreover, six (6) groups of either
                                    cross-collateralized or multi-property
                                    mortgage loans and multi-property mortgage loans, representing 10.2% of the initial outstanding pool balance, are secured by mortgaged real properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

                                    There are no cross-collateralized mortgage loans in the trust.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Although many of the mortgage loans require
                                    that funds be put aside for specific
                                    reserves, certain mortgage loans do not
                                    require any reserves. Furthermore, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Title insurance for a mortgaged property
                                    generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                    o        a title insurer will have the
                                             ability to pay title insurance
                                             claims made upon it;

                                    o        the title insurer will maintain its
                                             present financial strength; or

                                    o        a title insurer will not contest
                                             claims made upon it.

MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING AND
BUILDING  CODE REQUIREMENTS AND
USE RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Noncompliance with zoning and building codes
                                    may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

                                    Some violations of zoning, land use and
                                    building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                    Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        From time to time, there may be
                                    condemnations pending or threatened against one or more of the mortgaged properties.
                                    There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

IMPACT OF RECENT EVENTS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                          On September 11, 2001, the United States was
                                    subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and
                                    Pennsylvania. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on financial markets is not yet known but could include, among other things, increased volatility in the price of securities, including the certificates. It is impossible to predict the extent to which terrorist activities may occur in the United
                                    States. According to publicly available
                                    reports, the financial markets are in part responding to uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as disruptions in air travel, substantial losses by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that could cause a general slowdown in economic growth.

                                    The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE PROPERTY
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   The mortgaged properties may suffer casualty
                                    losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                    Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                    As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                    In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2004 (with a potential to extend to December 31, 2005) will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

                                    The Treasury Department will establish
                                    procedures for the program under which the federal share of compensation will be equal to 90 percent of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                    The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

                                    Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury will determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

                                    There can be no assurance that upon its
                                    expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

                                    To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                    If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Some of the mortgaged properties are covered
                                    by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY      Licensed engineers or consultants generally
                                    inspected the mortgaged properties and
                                    prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                A FIRREA appraisal was conducted in respect
                                    of each mortgaged property in connection with the origination or securitization of the related mortgage loan. The resulting estimates of value are the basis of the February 1, 2003 loan-to-value ratios referred to in this prospectus supplement.
                                    Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II hereto. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of February 1, 2003, although we generally have not obtained updates to the appraisals. There is no assurance that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        As principal payments or prepayments are
                                    made on mortgage loans, the remaining
                                    mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                        As described in this prospectus supplement,
                                    the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K,
                                    Class J, Class H, Class G, Class F, Class E,
                                    Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1 Certificates and the Class
                                    A-2 Certificates, pro rata, and, solely with respect to losses of interest, to the Class
                                    X Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY AFFECT
THE TAX STATUS OF THE TRUST AND
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                If the trust acquires a mortgaged property
                                    as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                   Some states, including California, have laws
                                    prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Nine (9) groups of mortgage loans, the 3
                                    largest of which represent 3.1%, 2.0% and 1.1% respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                    The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS
THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       In certain jurisdictions, if tenant leases
                                    are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                    Some of the leases at the mortgaged
                                    properties securing the mortgage loans
                                    included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   There may be pending or threatened legal
                                    proceedings against the borrowers and
                                    managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Under the Americans with Disabilities Act of
                                    1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons.
                                    Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                        Conflicts between various
                                    certificateholders. The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                    The master servicer, any primary servicer, the special servicer or an affiliate of any of them may acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and the primary servicing agreements each provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicers or the special servicer, as applicable. The initial special servicer will be ARCap Special Servicing, Inc.; the initial operating adviser will be ARCap CMBS Fund REIT, Inc.

                                    Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                    Conflicts between the trust and sellers. The activities of the sellers may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class the seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                    The sellers or their affiliates may acquire a portion of the certificates. Under such circumstances, they may become the controlling class, and as such have interests that may conflict with their interests as a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES      The yield to maturity on your certificates
                                    will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation.

                                    The investment performance of your
                                    certificates may vary materially and
                                    adversely from your expectations if the
                                    actual rate of prepayment is higher or lower than you anticipate.

                                    Voluntary prepayments under some of the
                                    mortgage loans require payment of a
                                    prepayment premium or a yield maintenance charge unless the prepayment occurs within generally one (1) to thirteen (13) payments prior to and including the anticipated repayment date or the stated maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                    o        the terms of the mortgage loans;

                                    o        the length of any prepayment
                                             lockout period;

                                    o        the level of prevailing interest
                                             rates;

                                    o        the availability of mortgage
                                             credit;

                                    o        the applicable yield maintenance
                                             charges or prepayment premiums and
                                             the ability of the master servicer,
                                             primary servicer or special
                                             servicer to enforce the related
                                             provisions;

                                    o        the failure to meet requirements
                                             for release of escrows/reserves
                                             that result in a prepayment;

                                    o        the occurrence of casualties or
                                             natural disasters; and

                                    o        economic, demographic, tax or legal
                                             factors.

                                    Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

                                    Although all of the mortgage loans have
                                    prepayment protection in the form of lockout periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium or that involuntary prepayments or repurchases will not occur.

                                    Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached hereto for a description of the various pre-payment provisions.

THE YIELD ON YOUR CERTIFICATE WILL
BE AFFECTED BY THE PRICE AT WHICH
THE CERTIFICATE WAS PURCHASED AND
THE RATE, TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR CERTIFICATE   The yield on any certificate will depend on
                                    (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                    o        the interest rate for such
                                             certificate;

                                    o        the rate and timing of principal
                                             payments (including principal
                                             prepayments) and other principal
                                             collections (including loan
                                             purchases in connection with
                                             breaches of representations and
                                             warranties) on or in respect of the
                                             mortgage loans and the extent to
                                             which such amounts are to be
                                             applied or otherwise result in a
                                             reduction of the certificate
                                             balance of such certificate;

                                    o        the rate, timing and severity of
                                             losses on or in respect of the
                                             mortgage loans or unanticipated
                                             expenses of the trust;

                                    o        the timing and severity of any
                                             interest shortfalls resulting from
                                             prepayments to the extent not
                                             offset by a reduction in master
                                             servicer compensation as described
                                             in this prospectus supplement;

                                    o        the timing and severity of any
                                             reductions in the appraised value
                                             of any mortgaged property in a
                                             manner that has an effect on the
                                             amount of advancing required on the
                                             related mortgage loan; and

                                    o        the method of calculation of
                                             prepayment premiums and yield
                                             maintenance charges and the extent
                                             to which prepayment premiums and
                                             yield maintenance charges are
                                             collected and, in turn, distributed
                                             on such certificate.

                                    In addition, any change in the weighted
                                    average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                   The rate and timing of delinquencies or
                                    defaults on the mortgage loans could affect the following aspects of the offered certificates:

                                    o        the aggregate amount of
                                             distributions on them;

                                    o        their yields to maturity;

                                    o        their rates of principal payments;
                                             and

                                    o        their weighted average lives.

                                    The rights of holders of each class of
                                    subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 Certificates and the Class A-2 Certificates, pro rata and, with respect to interest losses only, the Class X Certificates based on their respective entitlements.

                                    If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                    If you calculate your anticipated yield
                                    based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                    Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                    Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                To the extent described in this prospectus
                                    supplement, the master servicer, the special servicer, the trustee or the fiscal agent will be entitled to receive interest at the "Prime Rate" on unreimbursed advances they have made with respect to defaulted monthly payments or that are made with respect to the preservation and protection of the related mortgaged property. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. This interest may be offset in part by default interest and late payment charges paid by the borrower or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions.
                                    The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Three (3) of the mortgaged properties,
                                    securing mortgage loans representing 3.3% of the initial outstanding pool balance, are subject to first mortgage liens on leasehold interests under ground leases. Three (3) mortgaged properties, securing mortgage loans representing 3.1% of the initial outstanding pool balance, are subject to a first mortgage lien on both a fee interest and a leasehold interest in income-producing real property.

                                    Leasehold mortgage loans are subject to
                                    certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                    Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                    Most of the ground leases securing the
                                    mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO BANKRUPTCY
OR INSOLVENCY LAWS THAT MAY AFFECT
THE TRUST'S OWNERSHIP OF THE
MORTGAGE LOANS                      In the event of the insolvency of any
                                    seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                    Based upon opinions of counsel that the
                                    conveyance of the mortgage loans would
                                    generally be respected in the event of
                                    insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY EFFECT
PAYMENTS ON YOUR CERTIFICATES       Your certificates will not be listed on any
                                    securities exchange or traded on any
                                    automated quotation systems of any
                                    registered securities association, and there is currently no secondary market for the certificates. While Morgan Stanley & Co.
                                    Incorporated, Bear, Stearns & Co. Inc.,
                                    Goldman, Sachs & Co. and Wells Fargo
                                    Brokerage Services, LLC each currently
                                    intends to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        The interest rates on one or more classes of
                                    certificates may be based on a weighted
                                    average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans.
                                    Alternatively, the interest rate on one or more classes of the certificates may be capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted Average Net Mortgage
                                    Rate." Any class of certificates which is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                    In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.


         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

         The Series 2003-TOP9 Commercial Mortgage Pass-Through Certificates will be issued on or about February __, 2003 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

o certain rights of Morgan Stanley Dean Witter Capital I Inc. under, or assigned to Morgan Stanley Dean Witter Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

         The certificates will be issued on or about February __, 2003 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after February 1, 2003.

o        The certificates will consist of various classes, to be designated as:

         o        the Class A-1 Certificates and the Class A-2 Certificates;

         o        the Class X-1 Certificates and the Class X-2 Certificates;

         o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, and the Class O Certificates; and

         o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through the relevant depositaries of Clearstream Banking and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class B, Class C and Class D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                                   APPROXIMATE
                        INITIAL AGGREGATE      PERCENT OF INITIAL          RATINGS            APPROXIMATE
       CLASS           CERTIFICATE BALANCE        POOL BALANCE           (FITCH/S&P)         CREDIT SUPPORT
       -----           -------------------        ------------           -----------         --------------
Class A-1                 $318,748,000                29.575%              AAA/AAA               13.750%
Class A-2                 $610,834,000                56.675%              AAA/AAA               13.750%
Class B                   $ 32,333,000                 3.000%               AA/AA                10.750%
Class C                   $ 35,028,000                 3.250%                A/A                  7.500%
Class D                   $ 12,125,000                 1.125%               A-/A-                 6.375%

         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by the principal portion of any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

o during the period from the Closing Date through and including the Distribution Date occurring in February 2005, the sum of (a) the lesser of $255,700,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

o during the period following the Distribution Date occurring in February 2005 through and including the Distribution Date occurring in February 2006, the sum of (a) the lesser of $203,300,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and
         (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time;

o during the period following the Distribution Date occurring in February 2006 through and including the Distribution Date occurring in February 2007, the sum of (a) the lesser of $153,700,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
         (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C and Class D Certificates outstanding from time to time and
         (c) the lesser of $7,500,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;

o during the period following the Distribution Date occurring in February 2007 through and including the Distribution Date occurring in February 2008, the sum of (a) the lesser of $80,400,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
         (b) the aggregate of the Certificate Balances of the Class A-2, Class B and Class C Certificates outstanding from time to time and (c) the lesser of $1,800,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

o during the period following the Distribution Date occurring in February 2008 through and including the Distribution Date occurring in February 2009, the sum of (a) the lesser of $36,700,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
         (b) the Certificate Balance of the Class A-2 and Class B Certificates outstanding from time to time and (c) the lesser of $20,700,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

o during the period following the Distribution Date occurring in February 2009 through and including the Distribution Date occurring in February 2010, the sum of (a) the lesser of $531,200,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
         (b) the Certificate Balance of the Class B Certificates outstanding from time to time and (c) the lesser of $6,200,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

o during the period following the Distribution Date occurring in February 2010 through and including the Distribution Date occurring in February 2011, the sum of (a) the lesser of $488,100,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time and
         (b) the lesser of $26,500,000 and the Certificate Balance of the Class B Certificates outstanding from time to time; and

o        following the Distribution Date occurring in February 2011, $0.

         Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any

Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in February 2011. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,077,776,827 and $993,173,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C and Class D Certificates for each Distribution Date will be equal to ___%, ___%, ___%, ___% and ___% per annum, respectively.

         The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before February 2011, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net

         Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.


         For any Distribution Date occurring after February 2011, the Certificate Balance of each class of Principal Balance Certificates will constitute one or more separate components of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in February 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before February 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

         Under no circumstances will any Class X-2 Strip Rate be less than zero.

         The Class E, Class F and Class G Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage. The Pass-Through Rate applicable to the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, equal the lesser of ___% per annum and the Weighted Average Net Mortgage Rate.

         The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in March 2003. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

         (i) to the holders of the Class A-1, Class A-2, Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

         (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

         (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

         (iv) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (v) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (vi) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

         (vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (viii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates;

         (x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (xi) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (xii) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates;

         (xiii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

         (xiv) to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero, or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1 Certificates and Class A-2 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1 Certificates and Class A-2 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

         (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

         (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

         Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before ________, __% of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and __% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in _______, any of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

         No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan or Loan Pair is brought current under the then current terms of the mortgage loan or Loan Pair for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan or Loan Pair that has not been brought current for at least three consecutive months will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser or, if it is the Controlling Holder, the holder of the 1290 B Note may at any time request the special servicer to obtain -- at the Operating Adviser's or the holder of the 1290 B Note's expense -- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan or Loan Pair, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 Certificates and Class A-2 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee payable to the master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

         In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower or a primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

         The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if thE master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, but only to the extent that the master servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan or Companion Loan, and only until the mortgage loan or Companion Loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan or Companion Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan or Companion Loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Pari Passu Loan or Companion Loan, the portion of the Appraisal Reduction that is allocable to such Pari Passu Loan or Companion Loan) and the denominator of which is the Scheduled Principal Balance of the mortgage loan or Companion Loan as of such Determination Date.

         In addition, the master servicer will not in any event be required to advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or make any P&I Advances on a B Note, except, that, if the 1290 B Note is included in a rated securitization, the master servicer will be required to make P&I Advances on the 1290 B Note as described below.

         With respect to the 1290 Avenue of the Americas A/B Mortgage Loan, the master servicer is required to advance the full amount of the Scheduled Payment or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees and Primary Servicing Fees, and excluding the Balloon Payment) on all of its component mortgage loans that are delinquent as of the applicable Determination Date, including without limitation the scheduled payment of interest on the 1290 B Note. The portion of such advance allocable to the 1290 B Note will be applied to pay interest on the 1290 B Note. In addition, if following an event of default, collections on the 1290 Avenue of the Americas Loan or related mortgaged property that would otherwise be applied to pay accrued interest due with respect to the 1290 B Note are instead being applied, pursuant to the related intercreditor agreement, to pay principal of the 1290 Avenue of the Americas Pari Passu Loan and 1290 Avenue of the Americas Companion Loans, the master servicer is required to advance an amount allocable to interest on the 1290 B Note that is equal to (A) that portion of the aggregate Scheduled Payment or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees and Primary Servicing Fees, and excluding the Balloon Payment), that would have been allocated to accrued interest on the 1290 B Note, had such event of default not occurred, minus (B) that portion of the P&I Advance made as described above that is to be remitted to the 1290 B
Note in respect of such accrued interest. Any Appraisal Reductions on the 1290 Avenue of the Americas A/B Mortgage Loan shall be applied to reduce advances on the 1290 B Note in a manner similar to that described above, prior to reducing advances on the 1290 Avenue of the Americas Pari Passu Loan and 1290 Avenue of the Americas Companion Loans.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and Primary Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans (and, if applicable, Companion Loan on a pro rata basis) and, to the extent the master servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. To the extent the master servicer determines in its sole discretion, exercised in good faith, that a P&I Advance with respect to a Companion Loan will not be ultimately recoverable from related recoveries, such P&I Advance and interest accrued thereon at the Advance Rate will be reimbursable or payable by the related holder of such Companion Loan. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders and the holders of the Companion Loans to receive any amounts recovered with respect to any mortgage loan or Companion Loan. If the master servicer fails to make a required P&I Advance with respect to any mortgage loan included in the trust, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance with respect to any mortgage loan included in the trust, each subject to the same limitations, and with the same rights, as described above for the master servicer. The trustee and the fiscal agent will have no obligation to make any P&I Advance with respect to any Companion Loan or any B Note.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o        any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

         Notwithstanding the foregoing, the master servicer or the special servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer, as applicable, determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

         The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, Companion Loan, B Note or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, Companion Loan or B Note) or REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Nonrecoverable Advances

         The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer (or special servicer, as applicable), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer, the operating adviser, the Rating Agencies, the paying agent and us (and the holders of a Companion Loan if the P&I Advance or Servicing Advance relates to the related Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

                  (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

                  (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and
                           (B) Prepayment Premiums or Yield Maintenance Charges;

                  (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

                  (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                           (A)      delinquent 30 to 59 days,

                           (B)      delinquent 60 to 89 days,

                           (C)      delinquent 90 days or more,

                           (D) as to which foreclosure proceedings have been commenced, or

                           (E) as to which bankruptcy proceedings have been commenced;

                  (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

                  (vi)     as of the related Determination Date:

                           (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                           (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

                  (vii) the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

                  (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

                  (ix) the Pass-Through Rate applicable to each class of certificates for such Distribution Date;

                  (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers and the special servicer and the holders of the rights to Excess Servicing Fees;

                  (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses on an aggregate basis;

                  (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

                  (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

                  (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

         (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Dean Witter Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Dean Witter Capital I Inc. and anyone Morgan Stanley Dean Witter Capital I Inc. or any Underwriter reasonably designates, the special servicer, the Rating Agencies, and any Certificateholder.

         The paying agent shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicer and the depositor, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, each Rating Agency or Morgan Stanley Dean Witter Capital I Inc., originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o        the Pooling and Servicing Agreement and any amendments thereto;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o all officer's certificates delivered to the paying agent since the Closing Date;

o all accountants' reports delivered to the paying agent since the Closing Date;

o        the mortgage loan files;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent or trustee upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge; provided such request is not excessive in the judgment of the paying agent or the trustee, as applicable). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and Morgan Stanley Dean Witter Capital I Inc. are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in February 2003:

                 The close of business on
                 February 1                 (A)      Cut-off Date.
                 February 28                (B)      Record Date for all Classes
                                                     of Certificates.
                 February 2 - March 6       (C)      The Collection Period. The
                                                     master servicer receives
                                                     Scheduled Payments due
                                                     after the Cut-off Date and
                                                     any Principal Prepayments
                                                     made after the Cut-off
                                                     Date and on or prior to
                                                     March 6.
                 March 6                    (D)      Determination Date.
                 March 12                   (E)      Master Servicer Remittance
                                                     Date.
                 March 13                   (F)      Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to March 6, 2003 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

         (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 13th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" by Fitch (and if the Trustee is rated "AA-" by Fitch, a short-term rating of at least "F-1+" in the case of Fitch), and "AA-" by S&P, provided that, if the Fiscal Agent is rated at least "AA-" by Fitch (and if the Fiscal Agent is rated "AA-" by Fitch, the Fiscal Agent also has a short-term rating of at least "F-1+" from Fitch), and "AA-" by S&P, then the Trustee must be rated not less than "A-" by Fitch and "A-" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates or any class of 1290 Avenue of the Americas Loan Securities (if such securities are related to any of the 1290 Avenue of the Americas Companion Loan, 1290 B Note or 1290 Avenue of the Americas Loan Securities). On September 23, 2002, S&P lowered to "A+" from "AA-" the long-term senior unsecured debt rating of LaSalle Bank National Association. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-TOP9. As of June 30, 2002, the trustee had assets of approximately $58.4 billion. See "Description of the Agreements--Duties of the Trustee", "Description of the Agreements--MatterS Regarding the Trustee" and "Description of the Pooling and Servicing Agreement--Resignation and Removal of the Trustee" in the prospectus.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on anY determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that aN Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2002, the fiscal agent had consolidated assets of approximately $601.4 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "AA-" by Fitch and "AA-" by S&P. On October 23, 2002, Fitch lowered to "AA-" from "AA" the long-term unsecured debt rating of ABN AMRO Bank N.V. On September 23, 2002, S&P lowered to "AA-" from "AA" the long-term unsecured debt rating of ABN AMRO Bank N.V. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Wells Fargo Bank Minnesota, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo Bank's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank is an affiliate of the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

         The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of certificates is the Distribution Date in November 2036.

         The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.


AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

o        to cure any ambiguity;

o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC for the purposes of federal income tax law (or comparable provisions of state income tax law);

o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

o to amend any provision thereof to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

o any other amendment which does not adversely affect in any material respect the interests of any Certificateholder or any other interest in the A/B Mortgage Loan (unless such holder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder or the holder of any other interest in the A/B Mortgage Loan not consenting thereto without the consent of 100% of the Certificateholders and the consent of each holder of a Companion Loan or B Note or (B) adversely affect the status of any REMIC. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates or any class of 1290 Avenue of the Americas Loan Securities (if such amendment would affect any of the 1290 Avenue of the Americas Companion Loan, 1290 B Note or 1290 Avenue of the Americas Loan Securities) to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement) and with the consent of the holders of the A/B Mortgage Loan, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the related Certificateholders or such holders, as applicable;

o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby or adversely affect the voting rights of the holders of the A/B Mortgage Loan;

o no such amendment may eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

o adversely affect the status of any REMIC for federal income tax purposes, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III
         Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o        the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 13th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay an ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class X-1 and Class X-2 Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from N to A -- alphabetical order of Class designation, until the remaininG Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such Class; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2 and Class X Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o        summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------              ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%
February 2004                               96%          96%          96%           96%          96%
February 2005                               92%          92%          92%           92%          92%
February 2006                               87%          87%          87%           87%          87%
February 2007                               81%          81%          81%           81%          81%
February 2008                               65%          65%          65%           65%          65%
February 2009                               59%          59%          59%           59%          59%
February 2010                               19%          19%          19%           19%          19%
February 2011                               9%           9%            9%           9%           9%
February 2012                               0%           0%            0%           0%           0%
Weighted average life (years)              5.70         5.69          5.68         5.67         5.58


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------              ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%
February 2004                              100%         100%          100%         100%         100%
February 2005                              100%         100%          100%         100%         100%
February 2006                              100%         100%          100%         100%         100%
February 2007                              100%         100%          100%         100%         100%
February 2008                              100%         100%          100%         100%         100%
February 2009                              100%         100%          100%         100%         100%
February 2010                              100%         100%          100%         100%         100%
February 2011                              100%         100%          100%         100%         100%
February 2012                               98%          98%          98%           97%          96%
February 2013                               0%           0%            0%           0%           0%
Weighted average life (years)              9.69         9.68          9.67         9.65         9.48



           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------              ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%
February 2004                              100%         100%          100%         100%         100%
February 2005                              100%         100%          100%         100%         100%
February 2006                              100%         100%          100%         100%         100%
February 2007                              100%         100%          100%         100%         100%
February 2008                              100%         100%          100%         100%         100%
February 2009                              100%         100%          100%         100%         100%
February 2010                              100%         100%          100%         100%         100%
February 2011                              100%         100%          100%         100%         100%
February 2012                              100%         100%          100%         100%         100%
February 2013                               0%           0%            0%           0%           0%
Weighted average life (years)              9.94         9.94          9.94         9.94         9.80

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------              ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%
February 2004                              100%         100%          100%         100%         100%
February 2005                              100%         100%          100%         100%         100%
February 2006                              100%         100%          100%         100%         100%
February 2007                              100%         100%          100%         100%         100%
February 2008                              100%         100%          100%         100%         100%
February 2009                              100%         100%          100%         100%         100%
February 2010                              100%         100%          100%         100%         100%
February 2011                              100%         100%          100%         100%         100%
February 2012                              100%         100%          100%         100%         100%
February 2013                               45%          45%          45%           45%          45%
February 2014                               0%           0%            0%           0%           0%
Weighted average life (years)              10.23        10.22        10.20         10.17        10.04


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------              ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%
February 2004                              100%         100%          100%         100%         100%
February 2005                              100%         100%          100%         100%         100%
February 2006                              100%         100%          100%         100%         100%
February 2007                              100%         100%          100%         100%         100%
February 2008                              100%         100%          100%         100%         100%
February 2009                              100%         100%          100%         100%         100%
February 2010                              100%         100%          100%         100%         100%
February 2011                              100%         100%          100%         100%         100%
February 2012                              100%         100%          100%         100%         100%
February 2013                              100%         100%          100%         100%         100%
February 2014                               0%           0%            0%           0%           0%
Weighted average life (years)              10.70        10.70        10.70         10.70        10.46

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of one hundred thirty-seven (137) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,077,776,827 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $926,477 to $70,748,628, and the mortgage loans have an average Cut-off Date Balance of $7,866,984. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between January 12, 2001 and December 13, 2002. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

         One hundred sixty-four (164) mortgaged properties, representing 93.6% of the Initial Pool Balance, are evidenced by a mortgage note and are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in one or more income-producing mortgaged properties. Three (3) mortgaged properties, securing mortgage loans representing 3.3% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in one or more income-producing real properties. Three (3) mortgaged properties, representing 3.1% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of an income-producing real property and a leasehold interest in a portion of that same property.

         On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than any ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred nineteen
(119) mortgage loans, representing 76.2% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Eighteen (18) mortgage loans, representing 23.8% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

         The mortgage loans consist of the following property types:

         o Retail - Sixty-one (61) of the mortgaged properties, which secure 43.6% of the Initial Pool Balance, are retail properties;

         o Office - Thirty-two (32) of the mortgaged properties, which secure 32.9% of the Initial Pool Balance, are office properties;

         o Industrial - Forty-three (43) of the mortgaged properties, which secure 8.9% of the Initial Pool Balance, are industrial properties;

         o Multifamily - Twelve (12) of the mortgaged properties, which secure 6.5% of the Initial Pool Balance, are multifamily properties;

         o Self Storage - Nine (9) of the mortgaged properties, which secure 3.2% of the Initial Pool Balance, are self storage properties;

         o Manufactured Housing Community - Ten (10) of the mortgaged properties, which secure 2.9% of the Initial Pool Balance, are manufactured housing community properties;

         o Mixed Use - Two (2) of the mortgaged properties, which secure 1.9% of the Initial Pool Balance, are mixed use properties; and

         o Other - One (1) of the mortgaged properties; which secures 0.3% of the Initial Pool Balance, is an other type of property.

     Property Location

         The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, New York, Illinois, District of Columbia, Florida, New Jersey, and Wisconsin.

         o Fifty-six (56) mortgaged properties, representing security for 25.3% of the Initial Pool Balance are located in California. Of the mortgaged properties located in California, thirty-seven (37) of such mortgaged properties, representing security for 15.5% of the Initial Pool Balance, are located in Southern California, and nineteen (19) mortgaged properties, representing security for 9.8% of the Initial Pool Balance, are located in Northern California;

         o Six (6) mortgaged properties, representing security for 10.5% of the Initial Pool Balance are located in New York;

         o Seven (7) mortgaged properties, representing security for 9.4% of the Initial Pool Balance are located in Illinois;

         o Two (2) mortgaged properties, representing security for 8.3% of the Initial Pool Balance are located in District of Columbia;

         o Fifteen (15) mortgaged properties, representing security for 7.4% of the Initial Pool Balance are located in Florida;

         o Ten (10) mortgaged properties, representing security for 7.1% of the Initial Pool Balance are located in New Jersey; and

         o Seven (7) mortgaged properties, representing security for 5.4% of the Initial Pool Balance are located in Wisconsin.

Due Dates

         One hundred thirty-one (131) of the mortgage loans, representing 91.7% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. One (1) mortgage loan, representing 6.5% of the Initial Pool Balance, has a Due Date on the 7th day of each calendar month. Four (4) mortgage loans, representing 1.6% of the Initial Pool Balance, have a Due Date on the 5th day of each calendar month. One (1) mortgage loan, representing 0.2% of the Initial Pool Balance, has a Due Date on the 3rd day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges including one hundred thirty-four (134) of the mortgage loans, representing 97.2% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of either 0 to 5 calendar days or 5 business days, two (2) mortgage loans, representing 1.6% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 15 calendar days, and one (1) mortgage loan, representing 1.1% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 10 calendar days.

Amortization

         The mortgage loans have the following amortization features:

         o One hundred twenty-five (125) of the mortgage loans, representing 95.1% of the Initial Pool Balance, are Balloon Loans. Three (3) of those mortgage loans, representing 8.4% of the Initial Pool Balance, have amortization schedules that change during their respective loan terms. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

         o The twelve (12) remaining mortgage loans, representing 4.9% of the Initial Pool Balance of the mortgage loans are fully amortizing and each is expected to have less than 5% of the original principal balance outstanding as of its respective stated maturity date.

     Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

         o One hundred four (104) of the mortgage loans, representing 72.5% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date and the maturity date of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

         o Seventeen (17) of the mortgage loans, representing 20.2% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

         o Thirteen (13) of the mortgage loans, representing 6.1% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and thereafter provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

         o One (1) mortgage loan, representing 0.5% of the Initial Pool Balance, permits voluntary principal prepayments at any time if accompanied by a Prepayment Premium calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

         o One (1) mortgage loan, representing 0.4% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period and thereafter provides for Prepayment Premiums or Yield

                  Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 3% of the amount prepaid.

         o One (1) mortgage loan, representing 0.3% of the Initial Pool Balance, prohibits voluntary principal prepayments until the last six months of the term, at which time the loan may be prepaid in whole only with a Prepayment Premium equal to the greater of a yield maintenance formula and 3% of the amount prepaid. The related borrower is permitted, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

         o Four (4) of the mortgage loans, representing 12.0% of the Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

         o One (1) mortgage loan representing 0.3% of the Initial Pool Balance permits the release of the mortgaged property from the lien of the mortgage, if there is a defeasance of a portion of the mortgage loan in connection with such release or subject to a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

         o Three (3) of the mortgage loans, representing 4.6% of the Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage, subject to the payment of a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid on a portion of the mortgage loan in connection with such release.

         o Notwithstanding the foregoing, the mortgage loans generally provide for a period of one (1) to thirteen (13) payments prior to and including the maturity date or Anticipated Repayment Date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Companion Loan or B Note if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, Companion Loans and B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans, Companion Loans and B Note permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Companion Loan or B Note documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Companion Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

         Three (3) mortgage loans, representing 14.4% of the Initial Pool Balance, currently have additional financing in place which is secured by the mortgaged property related to such mortgage loan. See "--The Oakbrook Center Pari Passu Loan", "--The 1290 Avenue of the Americas Pari Passu Loan" and "--The Perryville I Corporate Park Office Pari Passu Loan" in this prospectus supplement.

         One (1) mortgage loan, representing 4.3% of the Initial Pool Balance, currently has additional financing in place which is not secured by the mortgaged property related to such mortgage loan.

         Two (2) mortgage loans, representing 1.2% of the Initial Pool Balance, permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio and loan-to-value tests are satisfied.

         Three (3) mortgage loans, representing 11.8% of the Initial Pool Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral; Property Substitution

         Ten (10) mortgage loans, representing 7.6% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

         Three (3) mortgage loans, representing 6.8% of the Initial Pool Balance, permit the substitution of one of the related mortgaged properties in accordance with the conditions set forth in the related mortgage loan documents.

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THE OAKBROOK CENTER PARI PASSU LOAN

         Mortgage Loan No. 1 (referred to herein as the "Oakbrook Center Loan," and the "Oakbrook Center Pari Passu Loan") is secured by a mortgaged property on a pari passu basis with other notes (the "Oakbrook Center Companion Loans") that are not included in the trust and that had original principal balances of $84,000,000 and $85,000,000, respectively. The Oakbrook Center Companion Loans will initially be held by MSDWMC, which may sell or transfer the Companion Loans at any time (subject to compliance with the requirements of the related intercreditor agreement described below). The Oakbrook Center Companion Loans have the same interest rate, maturity date and amortization term as the Oakbrook Center Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the Oakbrook Center Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans.

         The holders of the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans entered into an intercreditor agreement. That intercreditor agreement provides for the following:

         o the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans will be effected in accordance with the Pooling and Servicing Agreement), provided that a holder of an Oakbrook Center Companion Loan may in certain circumstances appoint a special servicer with respect to the Oakbrook Center Loan;

         o all payments, proceeds and other recoveries on or in respect of the Oakbrook Center Pari Passu Loan and/or the Oakbrook Center Companion Loans (in each case, subject to the rights of the master servicer, the related special servicer, the Depositor, the trustee or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

         o the transfer of the ownership of the Oakbrook Center Companion Loans to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

THE 1290 AVENUE OF THE AMERICAS PARI PASSU LOAN

         Mortgage Loan No. 2 (referred to herein as the "1290 Avenue of the Americas Loan," and "1290 Avenue of the Americas Pari Passu Loan") is secured by a mortgaged property on a pari passu basis with other notes (the "1290 Avenue of the Americas Companion Loans") that are not included in the trust and that had original principal balances of $115,000,000, $120,000,000 and $80,000,000, respectively. The 1290 Avenue of the Americas Companion Loans will initially be held by MSDWMC, which may sell or transfer the 1290 Avenue of the Americas Companion Loans at any time (subject to compliance with the requirements of the related intercreditor agreement described below). The 1290 Avenue of the Americas Companion Loans have the same interest rate, maturity date and amortization term as the 1290 Avenue of the Americas Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the 1290 Avenue of the Americas Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the 1290 Avenue of the Americas Pari Passu Loan and the 1290 Avenue of the Americas Companion Loans.

         In addition, with respect to the 1290 Avenue of the Americas Loan, the mortgage on the related mortgaged property also secures a subordinated B Note (the "1290 B Note"), which had an original principal balance of $55,000,000. The 1290 Avenue of the Americas Pari Passu Loan is included in the trust; the 1290 B
Note is not an asset of the trust and is owned by a separate trust, which in turn is owned by a third party unaffiliated with the mortgage loan sellers. The 1290 Avenue of the Americas Pari Passu Loan, the 1290 B Note and the 1290 Avenue of the Americas Companion Loans (together, the "1290 Avenue of the Americas A/B Mortgage Loan") will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances in respect of the mortgaged property securing the related A Note and 1290 B Note, and will remit collections on the A Note to, or on behalf of, the trust.

         With respect to the 1290 Avenue of the Americas Loan, the holders of the A Note, the 1290 Avenue of the Americas Companion Loans and the 1290 B Note entered into an intercreditor agreement. That intercreditor agreement provides for the following:

         o the right of the holder of the 1290 B Note to receive payments of principal and interest is generally subordinate to the right of the holder of the A Note to receive payments of principal and interest;

         o prior to a monetary event of default under, or an acceleration on account of any other event of default of, the 1290 Avenue of the Americas A/B Mortgage Loan or if subsequent to an event of default all mortgage loans under the 1290 Avenue of the Americas A/B Mortgage Loan become Rehabilitated Loans or if the holder of the 1290 B Note is exercising its cure rights (as described below), the holder of the 1290 B Note will generally be entitled to receive its payments of interest after the holder of the A Note receives its payments of interest (other than default interest) and the holder of the 1290 B Note will generally be entitled to receive its scheduled payments of principal after the holder of the A Note receives its scheduled payments of principal and prepayments on account of the application of insurance and condemnation proceeds. Voluntary prepayments (which may be made on and after November 7, 2012) will be applied pro rata among the 1290 Avenue of the Americas Pari Passu Loan, the 1290 Avenue of the Americas Companion Loans and the 1290 B Note. In addition, from and after September 9, 2006, the borrower under the 1290 Avenue of the Americas A/B Mortgage Loan has the right to make prepayments solely of the 1290 B Note, subject to a maximum prepayable amount equal to the product of $1,250,000 times the number of complete calendar month elapsed from October 7, 2006 to the date of prepayment, less any prior prepayments and excluding any scheduled payments;

         o upon the occurrence and continuance of a monetary event of default or an acceleration of the 1290 Avenue of the Americas A/B Mortgage Loan on account of any other event of default, provided that the holder of the 1290 B Note is not exercising its cure rights (as described below), the holder of the 1290 B Note will not be entitled to receive payments of principal and interest until the holder of the A Note receives all its accrued interest (other than default interest) and outstanding principal in full (and lender advances are fully repaid);

         o the holder of the 1290 B Note has the option to cure a default of the borrower under the A Note within 20 days after the later of receipt of notice of default or expiration of any grace period (this cure option may only be exercised for up to 3 consecutive months (each such exercise for up to 3 consecutive months, a "Cure Event"), provided that no more than 6 Cure Events may be exercised over the life of the loan);

         o the holder of the 1290 B Note has the option of purchasing the A Note from the trust (a) during any cure period for which the holder of the 1290 B Note is entitled to make, but has not made, a cure payment or other cure or (b) at any time that the 1290 Avenue of the Americas A/B Mortgage Loan is a Specially Serviced Mortgage Loan. Such purchase option terminates (i) with respect to a purchase option described in clause (b) above, if the holder of the 1290 B Note has not yet delivered notice of exercise of such option, upon (A) 60 days after delivery of notification by the trust to the holder of the 1290 B Note of the trust's intention to sell the A Note or the related mortgaged property or (B) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to such mortgaged property or (ii) with respect to a purchase option described in clause (a) above, only, upon the expiration of such cure period. The purchase price will generally equal the outstanding principal balance of the A Note, together with accrued and unpaid interest thereon (excluding default interest); any unreimbursed Advances, together with unreimbursed interest thereon, relating to the 1290 Avenue of the Americas A/B Mortgage Loan; any expenses incurred in enforcing the related loan documents; any costs not reimbursed to the holder of the A Note; expenses of transferring the A Note and any other amounts owed under the related loan documents other than prepayment and yield maintenance fees;

         o the master servicer or the special servicer, as the case may be, is, subject to the servicing standard, required to consult with the holder of the 1290 B Note (and obtain the consent of the holder of the 1290 B Note) prior to taking certain actions with respect to the 1290 Avenue of the Americas A/B Mortgage Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or material non-monetary term of the 1290 Avenue of the Americas A/B Mortgage Loan, the waiver of certain insurance requirements, sale of the 1290 Avenue of the Americas A/B Mortgage Loan or the related mortgaged property, any approval or adoption of a plan in bankruptcy of the borrower, release of any collateral, acceptance of a discounted payoff of either the A Note or 1290 B Note, and any waiver of a "due-on-sale" or "due-on-encumbrance" clause. However, the foregoing consultation rights of the holder of the 1290 B Note will terminate at the time that the holder of the 1290 B Note ceases to be the "Controlling Holder," which is defined as the holder of the 1290 B Note, initially, but becomes the holder of the A Note during any time that (a) the initial unpaid principal balance of the 1290 B Note, as reduced by any 1290 B Note prepayments, any appraisal reductions and any realized losses allocated to the 1290 B Note, is less than (b) 25% of the initial unpaid principal balance of the 1290 B Note, as reduced by 1290 B Note prepayments, other than prepayments constituting all or a portion of the maximum prepayable amount, as defined in the 1290 Avenue of the Americas loan agreement, allocated to the 1290 B Note; and

         o for so long as the 1290 Avenue of the Americas Loan is serviced under the Pooling and Servicing Agreement, the holder of the 1290 B Note will be entitled to exercise (with respect to the 1290 Avenue of the Americas A/B Mortgage Loan only) the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement, other than the right to terminate and replace the special servicer (but only so long as the holder of the B Note is the Controlling Holder of the 1290 Avenue of the Americas A/B Mortgage Loan).

         In addition, the holders of the 1290 Avenue of the Americas Pari Passu Loan and the 1290 Avenue of the Americas Companion Loans entered into a separate intercreditor agreement. That intercreditor agreement provides for the following:

         o the 1290 Avenue of the Americas Pari Passu Loan and the 1290 Avenue of the Americas Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the 1290 Avenue of the Americas Pari Passu Loan and the 1290 Avenue of the Americas Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the 1290 Avenue of the Americas Pari Passu Loan and the 1290 Avenue of the Americas Companion Loans will be effected in accordance with the Pooling and Servicing Agreement), provided that a holder of a 1290 Avenue of the Americas Companion Loan may in certain circumstances appoint a special servicer with respect to the 1290 Avenue of the Americas Loan;

         o all payments, proceeds and other recoveries on or in respect of the 1290 Avenue of the Americas Pari Passu Loan and/or the 1290 Avenue of the Americas Companion Loans (in each case, subject to the rights of the master servicer, the related special servicer, the Depositor, the trustee or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the 1290 Avenue of the Americas Pari Passu Loan and the 1290 Avenue of the Americas Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

         o the transfer of the ownership of the 1290 Avenue of the Americas Companion Loans to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

THE PERRYVILLE I CORPORATE PARK OFFICE PARI PASSU LOAN

         Mortgage Loan No. 29 (referred to herein as the "Perryville I Corporate Park Office Loan," and the "Perryville I Corporate Park Office Pari Passu Loan") is secured by a mortgaged property on a pari passu basis with another note (the "Perryville I Corporate Park Office Companion Loan") that is not included in the trust and that had an original principal balance of $14,592,500. The Perryville I Corporate Park Office Companion Loan will initially be held by MSDWMC, which may sell or transfer the Perryville I Corporate Park Office Companion Loan at any time (subject to compliance with the requirements of the related intercreditor agreement described below). The Perryville I Corporate Park Office Companion Loan has the same interest rate, maturity date and amortization term as the Perryville I Corporate Park Office Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the Perryville I Corporate Park Office Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Perryville I Corporate Park Office Pari Passu Loan and the Perryville I Corporate Park Office Companion Loans.

         The holders of the Perryville I Corporate Park Office Pari Passu Loan and the Perryville I Corporate Park Office Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides for the following:

         o the Perryville I Corporate Park Office Pari Passu Loan and the Perryville I Corporate Park Office Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Perryville I Corporate Park Office Pari Passu Loan and the Perryville I Corporate Park Office Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Perryville I Corporate Park Office Pari Passu Loan and the Perryville I Corporate Park Office Companion Loan will be effected in accordance with the Pooling and Servicing Agreement), provided that a holder of a Perryville I Corporate Park Office Companion Loan may in certain circumstances appoint a special servicer with respect to the Perryville I Corporate Park Office Loan;

         o all payments, proceeds and other recoveries on or in respect of the Perryville I Corporate Park Office Pari Passu Loan and/or the Perryville I Corporate Park Office Companion Loan (in each case, subject to the rights of the master servicer, the related special servicer, the Depositor, the trustee or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Perryville I Corporate Park Office Pari Passu Loan and the Perryville I Corporate Park Office Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

         o the transfer of the ownership of the Perryville I Corporate Park Office Companion Loan to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

Property Condition Assessments

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

         In the case of thirty-four (34) mortgaged properties, representing 5.9% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of $3,478,033. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

         In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

         o if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

         o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

         o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed $4,375,000, except for Loan Number 116 (Devine Street Piggly Wiggly), which has an individual claim limit of $4,500,000, and the total claims under the group policy is subject to a maximum of $23,555,000. There is no deductible under the policy.

         The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends eight years beyond the terms of the respective mortgage loans.

         The secured creditor impaired property policy will be issued by American International Specialty Lines Insurance Company or an affiliate thereof.

         In the case of nine (9) mortgaged properties, representing 6.2% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects of Mortgage Loans" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (1) References to "DSCR" are references to "Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects (i) with respect to Mortgage Loan No. 1, the aggregate indebtedness evidenced by the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans, (ii) with respect to Mortgage Loan No. 2, the aggregate indebtedness evidenced by the 1290 Avenue of the Americas Pari Passu Loan and the 1290 Avenue of the Americas Companion Loans, and (iii) with respect to Mortgage Loan No. 29, the aggregate indebtedness evidenced by the Perryville I Corporate Park Office Pari Passu Loan and the Perryville I Corporate Park Office Companion Loan.

                  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                  Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to Mortgage Loan No. 1, the aggregate indebtedness evidenced by the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans, (ii) with respect to Mortgage Loan No. 2, the aggregate indebtedness evidenced by the 1290 Avenue of the Americas Pari Passu Loan and the 1290 Avenue of the Americas Companion Loans, and (iii) with respect to Mortgage Loan No. 29, the aggregate indebtedness evidenced by the Perryville I Corporate Park Office Pari Passu Loan and the Perryville I Corporate Park Office Companion Loan.

                  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

                  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of:

         o the outstanding principal balance of the related mortgage loan; and

         o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that, subject to certain rights of the holder of a B Note, the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard; provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 7 business days (or such longer period of time as permitted under the Pooling and Servicing Agreement) of the special servicer's and Operating Adviser's receipt from the master servicer of such master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLERS

Morgan Stanley Dean Witter Mortgage Capital Inc.

         MSDWMC is a subsidiary of Morgan Stanley Dean Witter & Co. and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSDWMC Loans was originated or purchased by MSDWMC, and all of the MSDWMC Loans were underwritten by MSDWMC underwriters. The principal offices of MSDWMC are located at 1585 Broadway, New York, New York 10036. MSDWMC's telephone number is (212) 761-4700.

Wells Fargo Bank, National Association

         A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans - The Master Servicer and Special Servicer - Master Servicer" in this prospectus supplement.

Principal Commercial Funding, LLC

         PCF is a wholly owned subsidiary of Principal Global Investors, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515) 248-3944.

Bear Stearns Commercial Mortgage, Inc.

         BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI originated all of the BSCMI Loans and underwrote all of the BSCMI Loans. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's telephone number is (212) 272-2000.

John Hancock Real Estate Finance, Inc.

         JHREF is a wholly-owned subsidiary of John Hancock Subsidiaries LLC, which is a wholly-owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

         JHREF presently has six offices across the country. Each of the JHREF Loans was underwritten and closed by JHREF. JHREF underwrote its mortgage loans at its headquarters in Boston, Massachusetts. The principal offices of JHREF are located at 200 Clarendon Street, 56th Floor, Boston, Massachusetts 02117. JHREF's telephone number is (617) 572-8716.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Dean Witter Capital I Inc., and Morgan Stanley Dean Witter Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

         (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

         (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to Morgan Stanley Dean Witter Capital I Inc., and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

         (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

         (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

         (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Dean Witter Capital I Inc. and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

         (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

         o repurchase the affected mortgage loan from the trust at the Purchase Price; or,

         o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

         o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and any Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or a Primary Servicer, as the case may be.

         Any such interest of the master servicer, the special servicer or a Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or a Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or a Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         On the Closing Date, the master servicer will enter into an agreement with each of the Primary Servicers under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of any Primary Servicers. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer, the Primary Servicers and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

         o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

         o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

         o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as primary servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

         Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

         The Primary Servicers, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to any Companion Loan or any B Note, out of collections on, and other proceeds of, that Companion Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the pooling and servicing agreement, the mortgage loans, any Companion Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the pooling and servicing agreement.

         With respect to the Oakbrook Center Pari Passu Loan, the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Oakbrook Center Pari Passu Loan or the Companion Loans will be effected in accordance with the Pooling and Servicing Agreement), provided that the holder of the Oakbrook Center Companion Loans may in certain circumstances appoint the special servicer with respect to the Oakbrook Center Pari Passu Loan.

         With respect to the 1290 Avenue of the Americas Pari Passu Loan, the Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the 1290 Avenue of the Americas Pari Passu Loan and the 1290 Avenue of the Americas Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the 1290 Avenue of the Americas Pari Passu Loan or the 1290 Avenue of the Americas Companion Loans will be effected in accordance with the Pooling and Servicing Agreement), provided that the holder of the 1290 Avenue of the Americas Companion Loans may in certain circumstances appoint the special servicer with respect to the 1290 Avenue of the Americas Pari Passu Loan.

         With respect to the Perryville I Corporate Park Office Pari Passu Loan, the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Perryville I Corporate Park Office Pari Passu Loan and the Perryville I Corporate Park Office Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Perryville I Corporate Park Office Pari Passu Loan or the Perryville I Corporate Park Office Companion Loan will be effected in accordance with the Pooling and Servicing Agreement), provided that the holder of the Perryville I Corporate Park Office Companion Loan may in certain circumstances appoint the special servicer with respect to the Perryville I Corporate Park Office Pari Passu Loan.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is an affiliate of Wells Fargo Bank Minnesota, National Association, the paying agent and certificate registrar and Wells Fargo Brokerage Services, LLC, one of the underwriters.

         Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

         As of December 31, 2002, Wells Fargo was responsible for servicing approximately 4,756 commercial and multifamily mortgage loans, totaling approximately $30.4 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

         ARCap Special Servicing, Inc., a Delaware corporation, will be responsible for servicing the Specially Serviced Mortgage Loans. The special servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund REIT, Inc., the entity which is anticipated to be the initial Operating Adviser. The special servicer's principal place of business is 5605 N. MacArthur Blvd., Suite 950, Dallas, Texas 75038. As of December 31, 2002, ARCap was named the special servicer on 24 CMBS transactions encompassing 4010 loans with a legal balance of $24.6 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

THE MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the Pooling and Servicing Agreement.

         The related Master Servicing Fee will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth, fifth, sixth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Dean Witter Capital I Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Dean Witter Capital I Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of a Primary Servicer under a primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

         Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of Default described in the fifth, sixth or tenth bullet of the definition thereof, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer, will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer, will be replaced by the trustee as described in the previous paragraph.

         Notwithstanding the foregoing, if an Event of Default on the part of the master servicer affects only an A/B Mortgage Loan, the master servicer may, at its option, appoint a sub-servicer that will be responsible for servicing such A/B Mortgage Loan, and from and after such appointment and the receipt of the related Rating Agency confirmation, the master servicer may not be terminated as a result of that particular Event of Default. In connection with such appointment, the master servicer must obtain written confirmation from the applicable Rating Agencies that such appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates or any 1290 Avenue of the Americas Loan Securities (or if such Event of Default results from the actual or proposed qualification, downgrade or withdrawal of any certificates or 1290 Avenue of the Americas Loan Securities, the master servicer must obtain written confirmation from the applicable Rating Agencies that such qualification, downgrade or withdrawal has been reversed, or is no longer proposed).

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

         The special servicer will be entitled to receive:

         o        a Special Servicing Fee;

         o        a Workout Fee; and

         o        a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

         As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the fifth or ninth bullet of the definition thereof, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the previous paragraphs.

         In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii) within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

         o any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or an extension of the original maturity date;

         o any foreclosure or comparable conversion of the ownership of a mortgaged property;

         o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

         o any determination to bring an REO Property into compliance with applicable environmental laws;

         o any release of or acceptance of substitute or additional collateral for a mortgage loan;

         o        any acceptance of a discounted payoff;

         o any waiver or consent to a waiver of a "due on sale" or "due on encumbrance" clause;

         o any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

         o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

         o any franchise changes or certain management company changes to which the special servicer is required to consent;

         o certain releases of any escrow accounts, reserve accounts or letters of credit; and

         o any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

         The Operating Adviser shall not have the rights described above to the extent the B Note Operating Adviser has such rights under the Pooling and Servicing Agreement.

         For so long as the 1290 Avenue of the Americas Loan is serviced under the Pooling and Servicing Agreement, the B Note Operating Adviser will be entitled to exercise (with respect to the 1290 Avenue of the Americas Loan only) the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement (but only so long as the holder of the 1290 B Note is the Controlling Holder).

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Companion Loan or B Note that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon

Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

         o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

         o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

         o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

         o extend the maturity date of any Specially Serviced Mortgage Loan; and/or

         o        accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders (or if the related mortgage loan has Companion Loans or a B Note, increase the recovery to certificateholders and the holders of such Companion Loans or B Note, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

         In no event, however, will the special servicer be permitted to:

         o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

         o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The Option Purchase Price for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

         The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

FORECLOSURES

         The special servicer may at any time, with notification to and consent of the Operating Adviser (or the B Note Operating Adviser, as applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to a Companion Loan or B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the
Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

         If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against thE related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Three separate REMIC electionS will be made with respect to designated portions of the trust. Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming:

         o        the making of proper elections;

         o the accuracy of all representations made with respect to the mortgage loans;

         o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof; and

         o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III and (3) the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III.

         The offered certificates will be REMIC Regular Certificates issued by REMIC III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federaL income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. Obligations.

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code generally only in the proportion which the REMIC's assets consist of loans secured by an interest in real property which is residential real property (including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

         Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to certain securitization transactions, which may be present with respect to your investment in the offered certificates. Legislative proposals are pending in Congress that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the sponsor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         We anticipate that the offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Certain Classes of offered certificates may be issued with premium depending on the price at which such Classes of certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC RegulaR Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC RegulaR Certificates--Original Issue Discount and

Premium" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

         Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in tHe prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption " in the prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such certificates.

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         Under certain circumstances, as described under the headings "Federal Income Tax Consequences--Grantor Trust Funds--Information Reporting and Backup Withholding" and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates. The Economic Growth and Tax Relief Reconciliation Act of 2001 has replaced the 31% backup withholding rate with rates less than or equal to 31%, and the actual backup withholding rate that will apply to a particular payment will depend on when such payment is made.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" in the prospectus.

                        LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 25.3% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess to the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.


                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of Morgan Stanley Dean Witter Capital I Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions--" within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

         o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

         o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

         o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

         o the trustee cannot be an affiliate of any member of the Restricted Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, each Primary Servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

         o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Dean Witter Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Dean Witter Capital I Inc. expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Dean Witter Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Dean Witter Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.

             UNDERWRITERS                CLASS A-1       CLASS A-2        CLASS B         CLASS C         CLASS D
------------------------------------   ------------    ------------    -----------     -----------     -----------
Morgan Stanley & Co. Incorporated      $__________     $__________     $__________     $__________     $__________
Bear, Stearns & Co. Inc.               $__________     $__________     $__________     $__________     $__________
Goldman, Sachs & Co.                   $__________     $__________     $__________     $__________     $__________
Wells Fargo Brokerage Services, LLC    $__________     $__________     $__________     $__________     $__________
     Total...................          $318,748,000    $610,834,000    $32,333,000     $35,028,000     $12,125,000

         Morgan Stanley & Co. and Bear, Stearns & Co. Inc. Incorporated and will act as co-lead managers and co-bookrunners with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Dean Witter Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc., will be approximately $__________, plus accrued interest.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Dean Witter Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about February ___, 2003, which is the ___ business day following the date of pricing of the certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         Morgan Stanley Dean Witter Capital I Inc. is an affiliate of Morgan Stanley & Co. Incorporated, an Underwriter and Morgan Stanley Dean Witter Mortgage Capital Inc., a seller.

                                  LEGAL MATTERS

         The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Wells Fargo Bank, National Association by Sidley Austin Brown & Wood LLP, New York, New York, for Principal Commercial Funding, LLC by Dechert LLP, New York, New York, for Morgan Stanley Dean Witter Mortgage Capital Inc. by Latham & Watkins LLP, New York, New York and for Bear Stearns Commercial Mortgage Inc. by Cadwalader, Wickersham & Taft, New York, New York, and for John Hancock Real Estate Finance, Inc. by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

CLASS                                                FITCH             S&P
-------------------------------------------     --------------     ----------
Class A-1..................................           AAA              AAA
Class A-2..................................           AAA              AAA
Class B....................................           AA                AA
Class C....................................            A                A
Class D....................................           A-                A-

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan Stanley Dean Witter Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Dean Witter Capital I Inc.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

         "A/B Mortgage Loan" means, each mortgage loan, if any, designated as an A/B Mortgage Loan on Appendix II of this prospectus supplement.

         "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

         "Accrued Certificate Interest" means, in respect of each class of certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

         the sum of:

o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Pari Passu Loan, any Appraisal Reduction will be calculated in respect of such Pari Passu Loan and its related Companion Loans and then allocated pro rata between the Pari Passu Loan and the related Companion Loans according to their respective principal balances.

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan. There are no ARD Loans in the trust.

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

                  o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

                  o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

                  o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

                  o amounts deposited in the Certificate Account in error;

                  o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

                  o in the case of the REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

                  o any portion of such amounts payable to the holders of a Companion Loan.

         (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or anticipated repayment date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

         "B Note" means, with respect to any A/B Mortgage Loan, the mortgage note that is designated as a B Note and which is not included in the trust.

         "B Note Fiscal Agent" means the "fiscal agent" under the B Note Trust Agreement, which as of the date hereof is ABN AMRO Bank N.V.

         "B Note Operating Adviser" means the holder of the 1290 B Note or its Certificateholder Representative (as such term is defined in the B Note Trust Agreement).

         "B Note Paying Agent" means the "paying agent" under the B Note Trust Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, National Association.

         "B Note Trust Agreement" means the Trust Agreement, dated as of December 1, 2002, among Morgan Stanley Dean Witter Capital I Inc., as depositor, LaSalle Bank, National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent, and Wells Fargo Bank Minnesota, National Association as paying agent.

         "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

         "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement .

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means a Person in whose name a certificate is registered in the certificate registrar.

         "Certificate Owner" means a Person acquiring an interest in an offered certificate.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Certificates" means the Class A-1 Certificates and the Class A-2 Certificates.

         "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

         "Clearstream Banking" means Clearstream Banking, societe anonyme.

         "Closing Date" means February ___, 2003.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Companion Loan" means each of the Oakbrook Center Companion Loans, the 1290 Avenue of Americas Companion Loans and the Perryville I Corporate Park Office Companion Loan.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note or Companion Loan) during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of such mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note or Companion Loan) during the same Collection Period but such Compensating Interest shall not in any event exceed the portion of the Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties.

         "Compensating Interest Payment" means any payment of Compensating Interest.

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note and/or Companion Loan.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

         "Controlling Holder" - See "Description of the Mortgage Pool--The 1290 Avenue of the Americas Pari Passu Loan."

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means February 1, 2003. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in February 2003 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on February 1, 2003, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

         "Depositor" means, Morgan Stanley Dean Witter Capital I Inc.

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 8th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 5th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

         o any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

         o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 13th day of each month, or if any such 13th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

         "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or any Companion Loan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicers on its behalf) pursuant to the Pooling and Servicing Agreement.

         "Euroclear" means The Euroclear System.

         "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee, provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates or a similar event occurs with respect to any 1290 Avenue of the Americas Loan Securities that are rated by Moody's.

o the master servicer has been downgraded to a servicer rating level below CMS3, or its then equivalent, by Fitch;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the master servicer is removed from S&P's approved servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

         "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a Principal Prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo and JHREF that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

         "Excess Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

o any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, the Primary Servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Fitch"  means Fitch Ratings.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of $1,077,776,827.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

         "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan, Companion Loan or B Note, excluding, in each case, any amounts required to be paid to the related borrower.

         "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interested Party" means the special servicer, the master servicer, Morgan Stanley Dean Witter Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

         "JHREF" means John Hancock Real Estate Finance, Inc.

         "JHREF Loans" means the mortgage loans that were originated or purchased by JHREF and sold by JHREF to the depositor pursuant to the related mortgage loan purchase agreement.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses); provided, however, that (i) in the case of a final disposition consisting of the repurchase of a mortgage loan by a mortgage loan seller due to the breach of a representation and warranty or document defect, such fee will only be paid by the applicable mortgage loan seller if such loan is repurchased after the date that is 180 days after the applicable mortgage loan seller receives notice of the breach causing the repurchase, (ii) in the case of an A/B Mortgage Loan, such fee will not be payable if the holder of the related B Note, within 15 days after receipt of notice that a Servicing Transfer Event has occurred with respect to the related A Note or the B Note, exercises its option to purchase the A Note pursuant to the related A/B Mortgage Loan intercreditor agreement; provided, that this clause (ii) shall not be applicable if the holder of the related B Note has exercised its right to cure three consecutive monetary defaults under the A/B Mortgage Loan intercreditor agreement and a monetary default occurs in the following month and (iii) in the case of Mortgage Loan No. 1 (together with any related Companion Loan), such fee shall equal, in the aggregate, no more than $1,000,000, and in the case of Mortgage Loan No. 2 (together with any related Companion Loan and B Note), such fee shall equal, in the aggregate, no more than $1,000,000.

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         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan, Companion Loan or B Note or related REO Property, net of liquidation expenses and any related Advances and interest thereon.

         "Loan Pair" means a Pari Passu Loan and its Companion Loan, collectively.

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, the Companion Loans and any B Note.

         "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan, Companion Loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Money Term" means, with respect to any mortgage loan, Companion Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

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o        when relevant, the related ground lease or a copy thereof.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Dean Witter Capital I Inc. and the respective seller, as the case may be.

         "Mortgage Pool" means the one hundred thirty-seven (137) mortgage loans with an aggregate principal balance, as of February 1, 2003, of approximately $1,077,776,827, which may vary by up to 5%.

         "MSDWMC" means Morgan Stanley Dean Witter Mortgage Capital Inc.

         "MSDWMC Loans" means the mortgage loans that were originated or purchased by MSDWMC.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or excess interest). However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2003) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

         "NWAC Rate" - See "Weighted Average Net Mortgage Rate."

         "Oakbrook Center Companion Loans" means the mortgage loans secured by the Oakbrook Center Pari Passu Mortgage on a pari passu basis with the Oakbrook Center Pari Passu Loan.

         "Oakbrook Center Loan" means Mortgage Loan No. 1.

         "Oakbrook Center Pari Passu Loan" means Mortgage Loan No. 1 and which is secured on a pari passu basis with the Oakbrook Center Companion Loans pursuant to the Oakbrook Center Pari Passu Mortgage.

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         "Oakbrook Center Pari Passu Mortgage" means the mortgage securing the
Oakbrook Center Companion Loans and the Oakbrook Center Pari Passu Loan.

         "OID" means original issue discount.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that for so long as the 1290 Avenue of the Americas Loan is serviced under the Pooling and Servicing Agreement, the B Note Operating Adviser shall instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement, other than the right to terminate and replace the special servicer, to the extent such rights and powers relate to the 1290 B Note (but only so long as the B Note Operating Adviser is the Controlling Holder of the 1290 Avenue of the Americas A/B Mortgage Loan).

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees and Primary Servicing Fees), other than any Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Pari Passu Loan" means each of the Oakbrook Center Pari Passu Loan, the 1290 Avenue of the Americas Pari Passu Loan and the Perryville I Corporate Park Office Pari Passu Loan.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

         "PCF" means Principal Commercial Funding, LLC.

         "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

         "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

         "Perryville I Corporate Park Office Companion Loan" means the mortgage loans secured by the Perryville I Corporate Park Office Pari Passu Mortgage on a pari passu basis with the Perryville I Corporate Park Office Pari Passu Loan.

         "Perryville I Corporate Park Office Loan" means Mortgage Loan No. 29.

         "Perryville I Corporate Park Office Pari Passu Loan" means Mortgage Loan No. 29 and which is secured on a pari passu basis with the Perryville I Corporate Park Office Companion Loan pursuant to the Perryville I Corporate Park Office Pari Passu Mortgage.

         "Perryville I Corporate Park Office Pari Passu Mortgage" means the mortgage securing the Perryville I Corporate Park Office Companion Loan and the Perryville I Corporate Park Office Pari Passu Loan.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of February 1, 2003, between Morgan Stanley Dean Witter Capital I Inc., as depositor, Wells Fargo, as master servicer, ARCap Special Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Trustee Fee, the Master Servicing Fee, the Primary Servicing Fee, and Excess Servicing Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, and the Trustee Fee).

         "Prepayment Premium" means, with respect to any mortgage loan, Companion Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Companion Loan or B Note.

         "Primary Servicer" means each of Principal Global Investors, LLC and John Hancock Real Estate Finance, Inc, as applicable.

         "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

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         "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any Companion Loan or B Note or its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any Companion Loan or B Note or its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Companion Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof.

         "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Companion Loan or B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Companion Loan or B Note in advance of its scheduled Due Date.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and/or (if applicable) its related Companion Loan or B Note or the related REO Property (including any Servicing Advances, Advance Interest related to such mortgage loan and/or (if applicable) its related Companion Loan or B Note and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related Companion Loan or B Note that are reimbursable to the master servicer, the special servicer, the trustee, the fiscal agent, the B Note Trustee or the B Note Fiscal Agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, Morgan Stanley Dean Witter Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

          "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

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         "Rating Agencies" means Fitch and S&P and, with respect to any matter relating to the 1290 Avenue of the Americas A/B Mortgage Loan or 1290 Avenue of the Americas Loan Securities, to the extent that it is then rating any 1290 Avenue of the Americas Loan Securities, Moody's and any other rating organization.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses. If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Companion Loan or B Note that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A Pari Passu Loan will not constitute a Rehabilitated Mortgage Loan unless its related Companion Loan would also constitute a Rehabilitated Mortgage Loan. Companion Loans will not constitute Rehabilitated Mortgage Loans unless their related Pari Passu Loan would also constitute a Rehabilitated Mortgage Loan.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement.

         "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

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         "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

         "Scheduled Payment" means, in general, for any mortgage loan, Companion Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Companion Loan or B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" of any mortgage loan, Companion Loan, B Note or REO mortgage loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and the Companion Loans and any B Note) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Companion Loan or B Note, the related holder of the Companion Loan or B Note, as applicable) (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, Companion Loans and B Note, and in the case of any Loan Pair, the A Note and the B Note, the related intercreditor agreement and, to the extent consistent with the foregoing, further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, Companion Loan and any B Note or, if a mortgage loan, Companion Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or any Loan Pair, the maximization of recovery thereon to the Certificateholders and the holder of the related B Note or Companion Loan, as applicable, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the mortgage loans and the weighted average of the mortgage rates on the related A Note and the B Note, in the case of any A/B Mortgage Loan and its related B Note and on the related Pari Passu Loan and Companion Loan in the case of any Loan Pair); and without regard to:

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         i.       any other relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower;

         ii. the ownership of any certificate or any interest in a Companion Loan or a B Note by the master servicer or the special servicer, as the case may be, or any affiliate thereof;

         iii.     the master servicer's obligation to make Advances; and

         iv. the right of the master servicer (or any affiliate thereof) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan, Companion Loan or B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any Pari Passu Loan, it will deemed to have occurred also with respect to the related Companion Loan. If a Servicing Transfer Event occurs with respect to any Companion Loan, it will be deemed to have occurred also with respect to the related Pari Passu Loan and any other related Companion Loans.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan or Companion Loan (other than an A/B Mortgage Loan) as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan, Companion Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan, Companion Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan, Companion Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer or Operating Adviser, materially and adversely affects the interests of the Certificateholders or the holder of any related B Note or Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan, Companion Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o any mortgage loan, Companion Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or Operating Adviser is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related B Note or Companion Loan (as the case may be); or

o with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month), (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o the trustee shall have received written notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates or a similar event occurs with respect to any 1290 Avenue of the Americas Loan Securities that are rated by Moody's;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the special servicer is removed from S&P's approved special servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates or any other interest in an A/B Mortgage Loan are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

         "Structuring Assumptions" means the following assumptions:

o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o        the closing date for the sale of the certificates is February 6, 2003;

o distributions on the certificates are made on the 13th day of each month, commencing in March, 2003;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o        the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o        no Prepayment Interest Shortfalls occur;

o no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o        each ARD Loan pays in full on its Anticipated Repayment Date; and

o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

         "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, Class N Certificates and the Class O Certificates.

         "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

         "1290 Avenue of the Americas Companion Loans" means the mortgage loans secured by the 1290 Avenue of the Americas Pari Passu Mortgage on a pari passu basis with the 1290 Avenue of the Americas Pari Passu Loan.

          "1290 Avenue of the Americas Loan" means Mortgage Loan No. 2.

         "1290 Avenue of the Americas Loan Securities" means for so long as the 1290 Avenue of the Americas Pari Passu Loan or a successor REO mortgage loan with respect to the 1290 Avenue of the Americas Pari Passu Loan is part of the trust, any class of securities evidencing a direct beneficial ownership (as distinguished from a resecuritization interest) in a securitization of any of the 1290 Avenue of the Americas Companion Loans or the 1290 B Note. Any reference herein to a "series" of 1290 Avenue of the Americas Loan Securities will refer to a separate securitization of one or more of the 1290 Avenue of the Companion Loans or 1290 B Note.

         "1290 Avenue of the Americas Pari Passu Loan" means Mortgage Loan No. 2, which is secured on a pari passu basis with the 1290 Avenue of the Americas Companion Loans pursuant to the 1290 Avenue of the Americas Pari Passu Mortgage.

         "1290 Avenue of the Americas Pari Passu Mortgage" means the mortgage securing the 1290 Avenue of the Americas Companion Loans and the 1290 Avenue of the Americas Pari Passu Loan.

         "1290 B Note" means, with respect to the 1290 Avenue of the Americas Loan, the related B Note.

         "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriters" means Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

         "Underwriting Agreement" means that agreement, dated January __, 2003, entered into by Morgan Stanley Dean Witter Capital I Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

         "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360

Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "WFB Loans" means the mortgage loans that were originated by Wells Fargo or its affiliates.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan or B Note for so long as it remains a Rehabilitated Mortgage Loan; provided, however, that in the case of Mortgage Loan No. 1 (together with any related Companion Loan), such fee shall equal, in the aggregate, no more than $1,000,000, and in the case of Mortgage Loan No. 2 (together with any related Companion Loan and B Note), such fee shall equal, in the aggregate, no more than $1,000,000.

         "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION



MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY           WEIGHTED
                                                                            AGGREGATE           AGGREGATE            AVERAGE
                                                        NUMBER OF        CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
LOAN SELLER                                          MORTGAGE LOANS        BALANCE ($)         BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Dean Witter Mortgage Capital Inc.           15             329,563,969                30.6              6.274
Wells Fargo Bank, N.A.                                     57             254,463,907                23.6              6.302
Principal Commercial Funding, LLC                          31             180,809,467                16.8              6.410
Bear Stearns Commercial Mortgage, Inc.                     21             162,451,915                15.1              5.908
John Hancock Real Estate Finance, Inc.                     13             150,487,569                14.0              6.080
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    137          $1,077,776,827               100.0%             6.221%
====================================================================================================================================



------------------------------------------------------------------------------------------------------------------------

                                                    WEIGHTED                               WEIGHTED            WEIGHTED
                                                     AVERAGE            WEIGHTED            AVERAGE             AVERAGE
                                                   REMAINING             AVERAGE       CUT-OFF DATE             BALLOON
LOAN SELLER                                       TERM (MOS.)            DSCR (x)            LTV (%)             LTV (%)
------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Dean Witter Mortgage Capital Inc.         112                1.76               60.0                52.1
Wells Fargo Bank, N.A.                                   125                1.75               59.4                42.7
Principal Commercial Funding, LLC                        120                1.66               65.2                50.3
Bear Stearns Commercial Mortgage, Inc.                   106                2.06               62.0                52.3
John Hancock Real Estate Finance, Inc.                   115                1.83               60.8                52.1
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   116                1.79x              61.1%               49.6%
========================================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY           WEIGHTED
                                                                            AGGREGATE           AGGREGATE            AVERAGE
                                                        NUMBER OF        CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
CUT-OFF DATE BALANCE ($)                             MORTGAGE LOANS        BALANCE ($)         BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 1,000,000                                               4               3,851,271                 0.4              6.660
1,000,001 - 2,000,000                                      21              33,588,883                 3.1              6.787
2,000,001 - 3,000,000                                      18              45,706,893                 4.2              6.437
3,000,001 - 4,000,000                                      22              78,552,184                 7.3              6.464
4,000,001 - 5,000,000                                      16              73,984,422                 6.9              6.467
5,000,001 - 6,000,000                                       9              49,134,649                 4.6              6.334
6,000,001 - 7,000,000                                       4              27,072,877                 2.5              6.191
7,000,001 - 8,000,000                                       7              53,355,340                 5.0              6.250
8,000,001 - 9,000,000                                       5              42,494,055                 3.9              6.040
9,000,001 - 10,000,000                                      3              28,345,176                 2.6              5.911
10,000,001 - 15,000,000                                    15             189,539,451                17.6              6.337
15,000,001 - 20,000,000                                     5              89,779,517                 8.3              6.342
20,000,001 - 30,000,000                                     2              53,788,954                 5.0              6.674
30,000,001 (greater than or equal to)                       6             308,583,154                28.6              5.849
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    137          $1,077,776,827               100.0%             6.221%
====================================================================================================================================



-------------------------------------------------------------------------------------------------------------------------

                                                     WEIGHTED                               WEIGHTED            WEIGHTED
                                                      AVERAGE            WEIGHTED            AVERAGE             AVERAGE
                                                    REMAINING             AVERAGE       CUT-OFF DATE             BALLOON
CUT-OFF DATE BALANCE ($)                           TERM (MOS.)            DSCR (x)            LTV (%)             LTV (%)
-------------------------------------------------------------------------------------------------------------------------
1 - 1,000,000                                             130                1.99               47.7                33.1
1,000,001 - 2,000,000                                     116                1.70               58.6                47.2
2,000,001 - 3,000,000                                     124                1.69               57.6                38.4
3,000,001 - 4,000,000                                     116                1.64               63.0                46.9
4,000,001 - 5,000,000                                     133                1.55               64.1                43.4
5,000,001 - 6,000,000                                     124                1.52               69.1                53.7
6,000,001 - 7,000,000                                     141                1.80               58.5                33.7
7,000,001 - 8,000,000                                     123                1.84               61.6                47.9
8,000,001 - 9,000,000                                     105                1.51               69.1                60.3
9,000,001 - 10,000,000                                     82                2.24               55.6                51.7
10,000,001 - 15,000,000                                   116                1.57               69.1                57.6
15,000,001 - 20,000,000                                   115                1.93               60.1                48.6
20,000,001 - 30,000,000                                   114                1.65               60.6                52.8
30,000,001 (greater than or equal to)                     112                2.07               54.7                48.1
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    116                1.79x              61.1%               49.6%
=========================================================================================================================

Minimum: $926,477
Maximum: $70,748,628
Average: $7,866,984

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY           WEIGHTED
                                                                            AGGREGATE           AGGREGATE            AVERAGE
                                                        NUMBER OF        CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
STATE                                              MORTGAGE PROPERTIES     BALANCE ($)         BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
California - Southern                                       37            166,923,128                15.5              6.302
California - Northern                                       19            105,631,581                 9.8              6.419
New York                                                     6            112,716,081                10.5              6.423
Illinois                                                     7            101,079,674                 9.4              5.320
District of Columbia                                         2             89,324,526                 8.3              5.670
Florida                                                     15             79,825,321                 7.4              6.324
New Jersey                                                  10             76,116,253                 7.1              6.208
Wisconsin                                                    7             57,898,362                 5.4              6.117
Texas                                                        7             27,305,115                 2.5              6.979
Georgia                                                      4             25,231,666                 2.3              5.749
Minnesota                                                    3             23,906,909                 2.2              7.226
New Mexico                                                   3             20,071,328                 1.9              6.282
North Carolina                                               3             18,595,638                 1.7              6.201
Arizona                                                      3             16,777,417                 1.6              6.112
Massachusetts                                                1             14,617,056                 1.4              7.570
Michigan                                                     2             12,760,782                 1.2              6.500
Virginia                                                     3             12,061,446                 1.1              5.910
Pennsylvania                                                 4             11,924,351                 1.1              5.972
Washington                                                   4             10,539,581                 1.0              6.897
Tennessee                                                    2              9,818,915                 0.9              6.595
Utah                                                         2              9,644,371                 0.9              5.748
Alabama                                                      3              9,625,596                 0.9              5.668
Indiana                                                      1              8,381,045                 0.8              6.230
Ohio                                                         2              8,169,433                 0.8              6.051
Missouri                                                     2              7,775,806                 0.7              7.271
South Carolina                                               2              7,544,951                 0.7              7.065
Louisiana                                                    2              6,128,544                 0.6              6.465
Connecticut                                                  1              4,543,587                 0.4              6.900
Colorado                                                     1              4,186,475                 0.4              6.350
Iowa                                                         3              3,835,817                 0.4              7.057
Maryland                                                     1              3,587,377                 0.3              7.060
Oklahoma                                                     2              2,738,299                 0.3              7.350
Nevada                                                       1              2,688,018                 0.2              6.950
Kentucky                                                     1              2,584,429                 0.2              6.250
Idaho                                                        1              1,966,908                 0.2              7.350
West Virginia                                                1                619,050                 0.1              6.500
Nebraska                                                     1                429,341                 0.0              6.500
Kansas                                                       1                202,650                 0.0              7.350
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     170         $1,077,776,827               100.0%             6.221%
====================================================================================================================================


------------------------------------------------------------------------------------------------------------------------

                                                    WEIGHTED                               WEIGHTED            WEIGHTED
                                                     AVERAGE            WEIGHTED            AVERAGE             AVERAGE
                                                   REMAINING             AVERAGE       CUT-OFF DATE             BALLOON
STATE                                             TERM (MOS.)            DSCR (x)            LTV (%)             LTV (%)
------------------------------------------------------------------------------------------------------------------------
California - Southern                                    130                1.62               62.0                42.9
California - Northern                                    112                1.65               63.0                49.8
New York                                                 118                2.29               47.4                42.1
Illinois                                                 114                1.92               56.4                46.6
District of Columbia                                     130                1.90               54.5                44.4
Florida                                                  103                1.97               60.6                53.7
New Jersey                                               125                1.74               59.7                44.6
Wisconsin                                                 94                1.90               68.2                60.4
Texas                                                    115                1.46               68.7                58.8
Georgia                                                   90                2.45               59.2                55.4
Minnesota                                                109                1.38               68.4                60.5
New Mexico                                               118                1.55               68.5                51.6
North Carolina                                           127                1.45               73.2                54.2
Arizona                                                  118                1.45               72.9                61.4
Massachusetts                                            114                1.26               79.0                70.3
Michigan                                                 116                1.30               76.6                66.0
Virginia                                                  97                2.19               63.1                57.7
Pennsylvania                                             123                1.62               62.9                40.5
Washington                                               111                1.46               67.3                53.2
Tennessee                                                122                1.78               68.7                59.3
Utah                                                      67                1.67               66.5                59.4
Alabama                                                   84                2.68               55.4                53.7
Indiana                                                  116                1.37               67.6                58.0
Ohio                                                     116                1.96               64.9                56.7
Missouri                                                 112                1.41               68.8                60.2
South Carolina                                           113                1.28               77.8                63.0
Louisiana                                                117                1.53               70.5                55.8
Connecticut                                              116                1.50               54.7                26.0
Colorado                                                 116                1.44               77.5                66.8
Iowa                                                     115                1.46               66.0                56.7
Maryland                                                 115                1.69               66.4                58.3
Oklahoma                                                 111                1.40               69.4                61.6
Nevada                                                   116                1.43               60.8                48.9
Kentucky                                                 141                1.36               72.8                41.7
Idaho                                                    116                1.33               70.2                57.2
West Virginia                                            119                1.52               63.4                46.1
Nebraska                                                 119                1.52               63.4                46.1
Kansas                                                   111                1.40               69.4                61.6
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   116                1.79x              61.1%               49.6%
========================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY           WEIGHTED
                                                                            AGGREGATE           AGGREGATE            AVERAGE
                                                        NUMBER OF        CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
PROPERTY TYPE                                      MORTGAGE PROPERTIES     BALANCE ($)         BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail
  Anchored                                                  41            380,908,331                35.3              5.983
  Free Standing                                              1              7,978,658                 0.7              6.000
  Shadow Anchored                                            7             27,854,150                 2.6              6.509
  Specialty Retail                                           1             17,948,045                 1.7              5.660
  Unanchored                                                11             34,803,804                 3.2              6.744
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                               61           $469,492,988                43.6%             6.059%
Office
  Medical                                                    2              2,728,557                 0.3              6.725
  Suburban                                                  20            153,962,813                14.3              6.546
  Urban                                                     10            197,464,306                18.3              6.194
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                               32           $354,155,676                32.9%             6.351%
Industrial
  Flex Industrial                                            5             19,249,627                 1.8              6.406
  Light Industrial                                           8             21,346,039                 2.0              6.361
  Warehouse / Distribution                                  30             54,928,390                 5.1              6.384
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                               43            $95,524,057                 8.9%             6.383%
Multifamily
  Garden                                                    10             45,383,499                 4.2              6.359
  High-rise                                                  1             19,922,079                 1.8              5.558
  Low-rise                                                   1              4,571,855                 0.4              6.090
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                               12            $69,877,433                 6.5%             6.113%
Self Storage
  Self Storage                                               9             34,205,468                 3.2%             6.266%
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                                9            $34,205,468                 3.2%             6.266%
Manufactured Housing Community
  Manufactured Housing Community                            10            $30,837,826                 2.9%             7.240%
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                               10            $30,837,826                 2.9%             7.240%
Mixed Use
  Multifamily/Retail                                         1             14,995,000                 1.4              5.095
  Retail/Office                                              1              5,702,635                 0.5              6.400
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                                2            $20,697,635                 1.9%             5.455%
Other
  Land                                                       1              2,985,744                 0.3              7.900
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                                1             $2,985,744                 0.3%             7.900%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     170         $1,077,776,827               100.0%             6.221%
====================================================================================================================================



-------------------------------------------------------------------------------------------------------------------------

                                                     WEIGHTED                               WEIGHTED            WEIGHTED
                                                      AVERAGE            WEIGHTED            AVERAGE             AVERAGE
                                                    REMAINING             AVERAGE       CUT-OFF DATE             BALLOON
PROPERTY TYPE                                      TERM (MOS.)            DSCR (x)            LTV (%)             LTV (%)
-------------------------------------------------------------------------------------------------------------------------
Retail
  Anchored                                                111                1.81               64.1                52.7
  Free Standing                                           117                1.63               66.5                56.6
  Shadow Anchored                                         147                1.55               64.0                40.4
  Specialty Retail                                        117                2.05               59.8                50.5
  Unanchored                                              118                1.49               68.0                55.8
-------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                             114                1.78x              64.2%               52.2%
Office
  Medical                                                 116                1.51               62.0                49.5
  Suburban                                                114                1.64               62.3                48.3
  Urban                                                   124                1.89               51.6                44.3
-------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                             120                1.78x              56.4%               46.1%
Industrial
  Flex Industrial                                         117                1.68               65.6                55.4
  Light Industrial                                        128                1.46               69.7                47.6
  Warehouse / Distribution                                125                1.61               64.9                48.1
-------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                             124                1.59x              66.1%               49.5%
Multifamily
  Garden                                                  101                1.64               65.2                56.5
  High-rise                                               116                3.11               32.7                27.5
  Low-rise                                                237                1.77               44.8                 1.4
-------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                             114                2.07x              54.6%               44.7%
Self Storage
  Self Storage                                            108                1.74x              64.0%               50.7%
-------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                             108                1.74x              64.0%               50.7%
Manufactured Housing Community
  Manufactured Housing Community                          112                1.59x              64.3%               56.3%
-------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                             112                1.59x              64.3%               56.3%
Mixed Use
  Multifamily/Retail                                       82                2.45               62.7                62.7
  Retail/Office                                           115                1.25               64.1                46.8
-------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                              91                2.12x              63.1%               58.3%
Other
  Land                                                    115                1.84               49.4                40.9
-------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                             115                1.84x              49.4%               40.9%
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    116                1.79x              61.1%               49.6%
=========================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY           WEIGHTED
                                                                            AGGREGATE           AGGREGATE            AVERAGE
                                                        NUMBER OF        CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
MORTGAGE RATE (%)                                    MORTGAGE LOANS        BALANCE ($)         BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
(less than or equal to) 5.500                               4             134,653,628                12.5              5.242
5.501 - 6.000                                              26             288,387,972                26.8              5.789
6.001 - 6.500                                              56             332,714,288                30.9              6.239
6.501 - 7.000                                              29             182,943,598                17.0              6.782
7.001 - 7.500                                              20             121,474,540                11.3              7.235
7.501 - 8.000                                               2              17,602,801                 1.6              7.626
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    137          $1,077,776,827               100.0%             6.221%
====================================================================================================================================

-------------------------------------------------------------------------------------------------------------------------

                                                     WEIGHTED                               WEIGHTED            WEIGHTED
                                                      AVERAGE            WEIGHTED            AVERAGE             AVERAGE
                                                    REMAINING             AVERAGE       CUT-OFF DATE             BALLOON
MORTGAGE RATE (%)                                  TERM (MOS.)            DSCR (x)            LTV (%)             LTV (%)
-------------------------------------------------------------------------------------------------------------------------
(less than or equal to) 5.500                              99                2.31               55.0                49.9
5.501 - 6.000                                             117                1.90               59.0                49.1
6.001 - 6.500                                             120                1.67               63.6                47.8
6.501 - 7.000                                             121                1.79               57.8                46.4
7.001 - 7.500                                             115                1.40               69.3                57.8
7.501 - 8.000                                             114                1.36               74.0                65.3
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    116                1.79x              61.1%               49.6%
=========================================================================================================================
Minimum: 5.095%
Maximum: 7.900%
Weighted Average: 6.221%

ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY           WEIGHTED
                                                                            AGGREGATE           AGGREGATE            AVERAGE
                                                        NUMBER OF        CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)              MORTGAGE LOANS        BALANCE ($)         BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                                                      5              34,637,303                 3.2              5.864
61 - 120                                                  113             835,554,510                77.5              6.184
121 - 180                                                  16             189,205,453                17.6              6.447
181 - 240                                                   3              18,379,562                 1.7              6.253
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    137          $1,077,776,827               100.0%             6.221%
====================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------

                                                       WEIGHTED                               WEIGHTED            WEIGHTED
                                                        AVERAGE            WEIGHTED            AVERAGE             AVERAGE
                                                      REMAINING             AVERAGE       CUT-OFF DATE             BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)              TERM (MOS.)            DSCR (x)            LTV (%)             LTV (%)
---------------------------------------------------------------------------------------------------------------------------
1 - 60                                                       56                2.03               59.3                56.2
61 - 120                                                    111                1.79               62.5                53.0
121 - 180                                                   139                1.83               55.3                38.0
181 - 240                                                   229                1.46               61.7                 1.3
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      116                1.79x              61.1%               49.6%
===========================================================================================================================
Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 120 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY           WEIGHTED
                                                                            AGGREGATE           AGGREGATE            AVERAGE
                                                        NUMBER OF        CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)             MORTGAGE LOANS        BALANCE ($)         BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                                                      5              34,637,303                 3.2              5.864
61 - 120                                                  114             905,554,510                84.0              6.236
121 - 180                                                  15             119,205,453                11.1              6.204
181 - 240                                                   3              18,379,562                 1.7              6.253
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    137          $1,077,776,827               100.0%             6.221%
====================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------

                                                       WEIGHTED                               WEIGHTED            WEIGHTED
                                                        AVERAGE            WEIGHTED            AVERAGE             AVERAGE
                                                      REMAINING             AVERAGE       CUT-OFF DATE             BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)             TERM (MOS.)            DSCR (x)            LTV (%)             LTV (%)
---------------------------------------------------------------------------------------------------------------------------
1 - 60                                                       56                2.03               59.3                56.2
61 - 120                                                    111                1.81               61.4                52.4
121 - 180                                                   151                1.65               59.5                34.3
181 - 240                                                   229                1.46               61.7                 1.3
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      116                1.79x              61.1%               49.6%
===========================================================================================================================

Minimum: 54 mos.
Maximum: 237 mos.
Weighted Average: 116 mos.



ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY           WEIGHTED
                                                                            AGGREGATE           AGGREGATE            AVERAGE
                                                        NUMBER OF        CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)                    MORTGAGE LOANS        BALANCE ($)         BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
  Interest Only                                             5              83,005,000                 7.7              5.528
  121 - 180                                                 4              26,654,975                 2.5              7.022
  181 - 240                                                 7              23,156,611                 2.1              6.308
  241 - 300                                                42             223,403,177                20.7              6.573
  301 - 360                                                67             669,280,069                62.1              6.145
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                 125          $1,025,499,833                95.1%             6.214%

FULLY AMORTIZING LOANS
  61 - 120                                                  1               1,456,626                 0.1              7.200
  121 - 180                                                 8              32,440,807                 3.0              6.356
  181 - 240                                                 3              18,379,562                 1.7              6.253
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  12             $52,276,994                 4.9%             6.343%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    137          $1,077,776,827               100.0%             6.221%
====================================================================================================================================



--------------------------------------------------------------------------------------------------------------------------

                                                      WEIGHTED                               WEIGHTED            WEIGHTED
                                                       AVERAGE            WEIGHTED            AVERAGE             AVERAGE
                                                     REMAINING             AVERAGE       CUT-OFF DATE             BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                   TERM (MOS.)            DSCR (x)            LTV (%)             LTV (%)
--------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
  Interest Only                                             77                2.73               53.6                53.6
  121 - 180                                                111                1.44               61.2                38.8
  181 - 240                                                130                1.82               53.8                32.1
  241 - 300                                                116                1.75               59.8                49.2
  301 - 360                                                115                1.73               63.0                54.1
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  112                1.81x              61.3%               52.1%

FULLY AMORTIZING LOANS
  61 - 120                                                 115                1.86               36.2                 0.4
  121 - 180                                                174                1.39               56.3                 0.8
  181 - 240                                                229                1.46               61.7                 1.3
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  192                1.43x              57.6%                1.0%
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     116                1.79x              61.1%               49.6%
==========================================================================================================================

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average:  328 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY           WEIGHTED
                                                                            AGGREGATE           AGGREGATE            AVERAGE
                                                        NUMBER OF        CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)                   MORTGAGE LOANS        BALANCE ($)         BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON
  Interest Only                                             5              83,005,000                 7.7              5.528
  121 - 180                                                 3              11,624,489                 1.1              6.598
  181 - 240                                                 8              38,187,097                 3.5              6.718
  241 - 300                                                42             223,403,177                20.7              6.573
  301 - 360                                                67             669,280,069                62.1              6.145
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                 125          $1,025,499,833                95.1%             6.214%

FULLY AMORTIZING LOANS
------------------------------------------------------------------------------------------------------------------------------------
  61 - 120                                                  1               1,456,626                 0.1              7.200
  121 - 180                                                 8              32,440,807                 3.0              6.356
  181 - 240                                                 3              18,379,562                 1.7              6.253
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  12             $52,276,994                 4.9%             6.343%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    137          $1,077,776,827               100.0%             6.221%
====================================================================================================================================


--------------------------------------------------------------------------------------------------------------------------

                                                      WEIGHTED                               WEIGHTED            WEIGHTED
                                                       AVERAGE            WEIGHTED            AVERAGE             AVERAGE
                                                     REMAINING             AVERAGE       CUT-OFF DATE             BALLOON
REMAINING AMORTIZATION TERM (MOS.)                  TERM (MOS.)            DSCR (x)            LTV (%)             LTV (%)
--------------------------------------------------------------------------------------------------------------------------
BALLOON
  Interest Only                                             77                2.73               53.6                53.6
  121 - 180                                                117                1.58               43.1                20.3
  181 - 240                                                121                1.63               62.2                40.4
  241 - 300                                                116                1.75               59.8                49.2
  301 - 360                                                115                1.73               63.0                54.1
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  112                1.81x              61.3%               52.1%

FULLY AMORTIZING LOANS
--------------------------------------------------------------------------------------------------------------------------
  61 - 120                                                 115                1.86               36.2                 0.4
  121 - 180                                                174                1.39               56.3                 0.8
  181 - 240                                                229                1.46               61.7                 1.3
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  192                1.43x              57.6%                1.0%
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     116                1.79x              61.1%               49.6%
==========================================================================================================================

Minimum: 115 mos.
Maximum: 360 mos.
Weighted Average:  325 mos.



DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY           WEIGHTED
                                                                            AGGREGATE           AGGREGATE            AVERAGE
                                                        NUMBER OF        CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
DEBT SERVICE COVERAGE RATIO (x)                      MORTGAGE LOANS        BALANCE ($)         BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
(less than or equal to) 1.20                                4              20,136,102                 1.9              6.885
1.21 - 1.30                                                 7              52,132,279                 4.8              6.748
1.31 - 1.40                                                23             147,366,690                13.7              6.854
1.41 - 1.50                                                26             138,354,849                12.8              6.382
1.51 - 1.60                                                20             113,732,757                10.6              6.286
1.61 - 1.70                                                 9              39,285,250                 3.6              6.225
1.71 - 1.80                                                 8              43,784,200                 4.1              6.389
1.81 (greater than or equal to)                            40             522,984,700                48.5              5.893
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    137          $1,077,776,827               100.0%             6.221%
====================================================================================================================================



---------------------------------------------------------------------------------------------------------------------------

                                                       WEIGHTED                               WEIGHTED            WEIGHTED
                                                        AVERAGE            WEIGHTED            AVERAGE             AVERAGE
                                                      REMAINING             AVERAGE       CUT-OFF DATE             BALLOON
DEBT SERVICE COVERAGE RATIO (x)                      TERM (MOS.)            DSCR (x)            LTV (%)             LTV (%)
---------------------------------------------------------------------------------------------------------------------------
(less than or equal to) 1.20                                157                1.16               73.1                24.4
1.21 - 1.30                                                 116                1.27               74.3                61.6
1.31 - 1.40                                                 123                1.36               70.4                53.6
1.41 - 1.50                                                 124                1.46               67.9                52.2
1.51 - 1.60                                                 119                1.55               67.0                52.3
1.61 - 1.70                                                 113                1.65               68.5                57.3
1.71 - 1.80                                                 129                1.75               58.5                45.4
1.81 (greater than or equal to)                             109                2.15               53.3                46.8
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      116                1.79x              61.1%               49.6%
===========================================================================================================================

Minimum: 1.11x
Maximum: 3.24x
Weighted Average: 1.78x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY           WEIGHTED
                                                                            AGGREGATE           AGGREGATE            AVERAGE
                                                        NUMBER OF        CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
LOAN-TO-VALUE RATIO (%)                              MORTGAGE LOANS        BALANCE ($)         BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
20.1 - 30.0                                                 2               4,535,383                 0.4              6.594
30.1 - 40.0                                                 8              40,435,057                 3.8              5.980
40.1 - 50.0                                                14             133,356,977                12.4              6.577
50.1 - 60.0                                                30             347,744,814                32.3              5.724
60.1 - 70.0                                                43             265,723,469                24.7              6.452
70.1 - 80.0                                                40             285,981,129                26.5              6.473
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    137          $1,077,776,827               100.0%             6.221%
====================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------

                                                       WEIGHTED                               WEIGHTED            WEIGHTED
                                                        AVERAGE            WEIGHTED            AVERAGE             AVERAGE
                                                      REMAINING             AVERAGE       CUT-OFF DATE             BALLOON
LOAN-TO-VALUE RATIO (%)                              TERM (MOS.)            DSCR (x)            LTV (%)             LTV (%)
---------------------------------------------------------------------------------------------------------------------------
20.1 - 30.0                                                 128                2.00               28.9                10.7
30.1 - 40.0                                                 116                2.88               34.0                26.9
40.1 - 50.0                                                 119                2.08               46.7                37.4
50.1 - 60.0                                                 118                2.00               54.9                44.1
60.1 - 70.0                                                 109                1.62               66.5                56.6
70.1 - 80.0                                                 119                1.42               74.7                59.5
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      116                1.79x              61.1%               49.6%
===========================================================================================================================

Minimum: 28.8%
Maximum: 79.6%
Weighted Average: 61.1%


BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               PERCENT BY           WEIGHTED
                                                                            AGGREGATE           AGGREGATE            AVERAGE
                                                        NUMBER OF        CUT-OFF DATE        CUT-OFF DATE           MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)                      MORTGAGE LOANS        BALANCE ($)         BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
0.1 - 30.0                                                 22             100,890,919                 9.4              6.211
30.1 - 40.0                                                 8              32,001,037                 3.0              6.212
40.1 - 50.0                                                31             372,563,606                34.6              6.055
50.1 - 60.0                                                43             269,488,987                25.0              6.258
60.1 - 70.0                                                32             288,215,223                26.7              6.336
70.1 - 80.0                                                 1              14,617,056                 1.4              7.570
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    137          $1,077,776,827               100.0%             6.221%
====================================================================================================================================


---------------------------------------------------------------------------------------------------------------------------

                                                       WEIGHTED                               WEIGHTED            WEIGHTED
                                                        AVERAGE            WEIGHTED            AVERAGE             AVERAGE
                                                      REMAINING             AVERAGE       CUT-OFF DATE             BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                      TERM (MOS.)            DSCR (x)            LTV (%)             LTV (%)
---------------------------------------------------------------------------------------------------------------------------
0.1 - 30.0                                                  158                1.94               48.2                12.5
30.1 - 40.0                                                 114                2.07               44.6                35.8
40.1 - 50.0                                                 119                1.91               53.8                44.8
50.1 - 60.0                                                 107                1.83               64.5                55.2
60.1 - 70.0                                                 106                1.55               72.9                64.1
70.1 - 80.0                                                 114                1.26               79.0                70.3
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      116                1.79x              61.1%               49.6%
===========================================================================================================================

Minimum: 0.3%
Maximum: 70.3%
Weighted Average: 49.6%

           [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
          MORTGAGE
MORTGAGE  LOAN
LOAN NO.  SELLER(1) PROPERTY NAME(2)                                          STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    1     MSDWMC    Oakbrook Center                                           100 Oakbrook Center
    2     MSDWMC    1290 Avenue of the Americas                               1290 Avenue of the Americas
    3     WFB       601 New Jersey Avenue                                     601 New Jersey Avenue, NW
    4     JHREF     10 G Street, NE                                           10 G Street, NE
    5     BSCMI     Inland Portfolio - Riverstone Plaza                       NE/NW Corners of Georgia Hwy 5 & Renhardt
    6     BSCMI     Inland Portfolio - McFarland Plaza                        2600 McFarland Blvd
    7     BSCMI     Inland Portfolio - Circuit City Plaza                     750 Good Homes Road
    8     BSCMI     Inland Portfolio - Wards Crossing SC                      4026 Wards Crossing
    9     BSCMI     Inland Portfolio - Circuit City, Vero Beach               6200 20th Street
   10     MSDWMC    Valley View Mall                                          3800 State Road 16
   11     MSDWMC    33 Washington Street                                      33 Washington Street
   12     MSDWMC    ARC Portfolio - Springdale Lake                           5 Springdale Drive
   13     MSDWMC    ARC Portfolio - Village North                             1240 North Cowan Avenue
   14     MSDWMC    ARC Portfolio - Cloverleaf Village                        4515 34th Street
   15     MSDWMC    ARC Portfolio - Lakeside of Palm Beaches                  2156 Okeechobee Boulevard
   16     MSDWMC    ARC Portfolio - Golden Rule                               2001 South MacArthur
   17     MSDWMC    ARC Portfolio - Overholser Village                        9355 NW 10th Street
   18     MSDWMC    ARC Portfolio - Rambling Oaks                             125 James Madison Drive
   19     MSDWMC    ARC Portfolio - Whispering Hills                          905 East 3rd Avenue
   20     MSDWMC    ARC Portfolio - Audora                                    4625 South Seneca
   21     JHREF     Parc East Apartments                                      240 East 27 Street
   22     MSDWMC    Katun Office                                              10951 Bush Lake Road
   23     MSDWMC    Katun Industrial                                          7300 North Brady Street
   24     WFB       Plaza Santa Fe                                            3513-3569 Zafarano Drive
   25     PCF       70-00 Austin Street & 69-30 Austin Street                 70-00 Austin Street and 69-30 Austin Street
   26     PCF       6377 San Ignacio Avenue                                   6377 San Ignacio Avenue
   27     BSCMI     Fifth Avenue Station                                      200 and 300 East Fifth Avenue
   28     PCF       Riverway Plaza                                            729, 765, 795 Bridge Street
   29     MSDWMC    Perryville I Corporate Park Office                        53 Frontage Road
   30     BSCMI     Silas Creek SC                                            3300 Silas Creek Parkway
   31     MSDWMC    2700 North Central Building                               2700 North Central Avenue
   32     BSCMI     WESCO Portfolio - Elmhurst                                737 Oaklawn Avenue
   33     BSCMI     WESCO Portfolio - Seattle                                 2233 Sixth Avenue
   34     BSCMI     WESCO Portfolio - Charlotte                               1101 North I-85 Service Road
   35     BSCMI     WESCO Portfolio - Phoenix Wesco                           2639 Chambers Street
   36     BSCMI     WESCO Portfolio - Austin                                  8329 Cross Park Drive
   37     BSCMI     WESCO Portfolio - Buffalo                                 120 Galleria Drive
   38     BSCMI     WESCO Portfolio - Albuquerque                             3333 Los Arboles, NE
   39     BSCMI     WESCO Portfolio - Dallas                                  13757 Stemmons Freeway
   40     BSCMI     WESCO Portfolio - Skelton                                 256 Ragland Road
   41     BSCMI     WESCO Portfolio - Bridgeport                              1403 Johnson Avenue
   42     BSCMI     WESCO Portfolio - Birmingham                              125 32nd Street South
   43     BSCMI     WESCO Portfolio - Pompano Beach                           2661 West McNabb Road
   44     BSCMI     WESCO Portfolio - Omaha                                   13535 F Street
   45     BSCMI     WESCO Portfolio - St. Louis                               2820 Market Street
   46     BSCMI     WESCO Portfolio - Toledo                                  6010 Skyview Drive
   47     BSCMI     WESCO Portfolio - Fond Du Lac                             730 Sullivan Drive
   48     BSCMI     WESCO Portfolio - Kalamazoo                               3543 Gembrit Circle
   49     BSCMI     WESCO Portfolio - Sioux City                              2501 East Third Street
   50     BSCMI     WESCO Portfolio - Cedar Rapids                            725 33rd Avenue, SW
   51     MSDWMC    Clock Tower Plaza                                         23633 Greenfield Road
   52     MSDWMC    Madera Marketplace                                        2001-2295 West Cleveland Avenue
   53     JHREF     Best Buy Retail Center                                    4245-4265 Lyndon B. Johnson Freeway
   54     JHREF     The North 40 - Building 235                               901 Yamato Road
   55     JHREF     Orange Town & Country                                     763 South Main Street
   56     PCF       Lake Center Office Park                                   3100, 3110 and 3120 Lake Center Drive
   57     BSCMI     Raley's Shopping Center                                   7477 Watt Avenue
   58     JHREF     The North 40 - Building 236                               5201 Congress Avenue
   59     WFB       University Park                                           100 Howe Avenue
   60     WFB       Nortel Networks Building                                  1500 Concord Terrace
   61     PCF       Brookside Shopping Center                                 NWC of Coral Springs Drive and Wiles Road
   62     BSCMI     Bass Pro Shops                                            200 Gulf Stream Way
   63     JHREF     Raintree Apartments                                       1849 North Freedom Boulevard
   64     JHREF     Patterson Allstore                                        98 North Patterson Avenue
   65     MSDWMC    Center at Shangri-La                                      18635 Soledad Canyon Road
   66     JHREF     Nora Corners Shopping Center                              1440 East 86th Street
   67     WFB       Creekside Office Center                                   435 Devlin Road and 240 Gateway Road West
   68     WFB       Turlock Town Center                                       503 Golden State Boulevard
   69     PCF       5000 West 147th Street                                    5000 West 147th Street
   70     WFB       Santa Maria Shopping Center                               1321-1465 So. Broadway
   71     PCF       6500 Adelaide Court                                       6500 Adelaide Court
   72     PCF       White Pines Apartments                                    1324 & 1364 Eagle Creek Blvd.
   73     PCF       Deer Trace Shopping Center                                4031-4079 State Highway 28
   74     WFB       Goldenwest & Warner Shopping Center                       16922 Goldenwest Street and 7071-7251 Warner
   75     WFB       Foothill Promenade                                        475 Foothill Boulevard
   76     PCF       Hempstead Garden Apartments                               1633 Route 27
   77     WFB       Genuardi's Family Markets                                 3121 Fire Road
   78     WFB       Primrose Plaza                                            320-350 Primrose Road
   79     PCF       1445 Lower Ferry Road                                     1445 Lower Ferry Road
   80     MSDWMC    Wall Street Plaza                                         18663 Ventura Boulevard
   81     BSCMI     1100 & 1500 North Florida Mango Road - Commerce Center II 1500 North Florida Mango Road
   82     BSCMI     1100 & 1500 North Florida Mango Road - Landmark Square    1100 North Florida Mango Road
   83     PCF       500 West North Shore Drive                                500 West North Shore Drive
   84     PCF       Salem Crossing Shopping Center                            2029 Lynnhaven Parkway
   85     WFB       Extra Storage Valencia                                    26200 Hollywood Court
   86     BSCMI     Advance PCS, Inc                                          2401 Cherahala Boulevard
   87     WFB       T J Maxx 'N More Store                                    8621 South Sepulveda Boulevard
   88     BSCMI     Protea Pacific Beach                                      909-919 Garnet Avenue
   89     PCF       Deerpath Villas                                           2400-2452 Edgewater Drive
   90     BSCMI     EZ Storage Van Nuys                                       5823 Peach Avenue
   91     WFB       Bennett Valley Shopping Center                            2727-2785 Yulupa Avenue
   92     BSCMI     City Line Shopping Center                                 SEC 19th Avenue and First Street A
   93     PCF       4-6 Just Road, 23 Kulick Road, & 53-55 Dwight Place       4-6 Just Road, 23 Kulick Road, & 53-55 Dwight Place
   94     MSDWMC    1470 S. Valley Vista Drive                                1470 South Valley Vista Drive
   95     JHREF     The Sparks Building                                       1500-1534 Adams Avenue
   96     WFB       Fountain View Apartments                                  3640-3730 Los Feliz Blvd.
   97     JHREF     Barnes & Noble Books Retail Building                      791 South Main Street
   98     MSDWMC    Affordable Self Storage                                   162 Bouton Street
   99     PCF       The Shoppes @ Thoroughbred Square                         430 Cool Springs Boulevard and 3065 Mallory Lane
   100    BSCMI     Superior Market                                           9801 Laurel Canyon
   101    BSCMI     1101 Montana Avenue                                       1101 Montana Avenue
   102    WFB       PIC Office                                                202 Mira Loma Blvd.
   103    WFB       Green Mountain Corporate Center                           611 & 621 Corporate Circle
   104    WFB       Eagle Rock                                                2410 & 2424 N. Cherry Street
   105    JHREF     Crown Media Building                                      12700 Ventura Boulevard
   106    BSCMI     Pennypack Shopping Center                                 8200 Roosevelt Blvd.
   107    PCF       Creek Village Apartments                                  160 Falls Tullytown Rd
   108    WFB       Pinebrook Village MHP                                     7900 Folsom-Auburn Road
   109    WFB       Knightsville Crossing Shopping Center                     1605 Central Avenue
   110    WFB       Trail Wagons I and II                                     605 and 607 East "R" Street
   111    WFB       Kretek International Building                             5449 Endeavor Court
   112    PCF       2 Frassetto Way & 3 Borinski Drive                        2 Frassetto Way & 3 Borinski Drive
   113    PCF       Bent Creek Plaza Shopping Center                          2250 South Ferdon Boulevard
   114    PCF       Cornerstone Shopping Center                               15920-16006 Los Gatos Boulevard
   115    PCF       Aerospace Place                                           9900 Greenbelt Road
   116    WFB       Devine Street Piggly Wiggly                               3818 Devine Street and 630 Kilbourne Rd.
   117    WFB       Banana Republic                                           357 N. Beverly Drive
   118    BSCMI     2720 River Road                                           2720 River Road
   119    WFB       A-American Santa Fe Self Storage                          13443 Rosecrans Avenue
   120    WFB       Planet Self Storage - Philipsburg                         1191 US Highway 22
   121    WFB       Planet Self Storage - Clinton                             10 Route 173
   122    PCF       Ridgeview Heights Apartments                              3154-3166 Ridgeway Avenue
   123    WFB       Rockfield Plaza                                           23832 Rockfield Blvd.
   124    BSCMI     2801 Magazine                                             2801 Magazine Street
   125    BSCMI     Overlook Apartments                                       1600 Buena Vista Road
   126    WFB       Eureka Corporate Plaza #2                                 1548 & 1552 Eureka Road
   127    WFB       Manchester Business Park                                  1031 W. Manchester Blvd.
   128    WFB       Ingram Ridge Ground Lease                                 2828 Cinema Ridge
   129    PCF       Mount Tabor Place Shopping Center                         3325 Robinhood Road
   130    BSCMI     Walgreens - Valdosta                                      2815 North Ashley Street
   131    JHREF     Walgreens - Mandeville                                    2050 Florida Street
   132    PCF       16410 Bloomfield Avenue & 12640 Moore Street              16410 Bloomfield Avenue & 12640 Moore Street
   133    PCF       300 McGaw Drive                                           300 McGaw Drive
   134    WFB       Lakeside Plaza                                            73-135 West Plumb Lane
   135    PCF       Springhurst Commons                                       10211 - 10221 Westport Road
   136    BSCMI     Adolfo Center                                             4007, 4021 & 4035 Adolfo Road and 1505 Flynn Road
   137    WFB       Bekins Storage Building                                   717 E. Artesia Boulevard
   138    PCF       430 Building                                              430 Congress Avenue
   139    WFB       A-American Culver City                                    11802 W. Washington Boulevard
   140    PCF       Silvernail II Shopping Center                             2000-2030 W. Silvernail Road
   141    WFB       Springdale Professional Center                            750 N. Capitol Avenue
   142    PCF       Johnstown Retail Center                                   U.S. 219 and State Route 56
   143    WFB       Sage Warehouse                                            60 Davids Drive
   144    PCF       Prospect Federal Express                                  3470 NW 53rd Street
   145    BSCMI     Rivercrest Shopping Center                                Rivercrest Drive
   146    WFB       Greenhurst Plaza                                          2406 S 12th Ave Road
   147    BSCMI     1000 Main Street                                          1000 Main Street
   148    WFB       Professional Drive                                        2130 Professional Drive
   149    WFB       Walgreens - Goleta                                        5900 Calle Real
   150    WFB       Eastern Commerce Center                                   6140 - 6180 S. Eastern Avenue
   151    WFB       Lakewood Village Shopping Center                          6316 - 6348 Gaston Avenue, 6341 La Vista Drive, and
                                                                                1903, 1909, 1911 Abrams Parkway
   152    WFB       Planet Self Storage - Tyburn                              400 Tyburn Road
   153    WFB       Del Prado Mall                                            1412 - 1502 Del Prado Boulevard South
   154    WFB       Paseo Camarillo                                           1000 Paseo Camarillo
   155    WFB       Slater Palms Business Park                                7401-7415 Slater Avenue
   156    MSDWMC    Holly Apartments I & II                                   1925 Loop 431
   157    WFB       Timberlake Medical Building                               8100 & 8110 Timberlake Way
   158    WFB       Glenoaks Business Center                                  760-780 North Euclid Street
   159    PCF       Chattahoochee Trace Shopping Center                       2870 Peachtree Industrial Road
   160    WFB       Eureka Corporate Plaza #3                                 1532 & 1536 Eureka Road
   161    WFB       Foothills Shopping Center                                 11015 Menaul Blvd. NE
   162    WFB       Vaca Valley Industrial Park                               630 & 640 Eubanks Court
   163    WFB       REMEC Building                                            2066 Aldergrove Avenue
   164    WFB       El Potrero Apartments                                     3901 El Potrero Lane
   165    WFB       South Mountain Center                                     7430 South 48th Street
   166    WFB       The Quad Professional Building                            118 SW 330th Street
   167    WFB       Burnsville West Business Center                           2601-2615 West Highway 13
   168    WFB       Ventura Boulevard                                         16810 Ventura Boulevard
   169    WFB       Country Square Shopping Center                            10310 - 10384 S. Redwood Road
   170    WFB       Eureka Corporate Plaza #1                                 1540 Eureka Road

                       TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.     CITY                                            STATE          ZIP CODE         PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
       1        Oak Brook                                        IL             60523           Retail
       2        New York                                         NY             10104           Office
       3        Washington                                       DC             20001           Office
       4        Washington                                       DC             20002           Office
       5        Canton                                           GA             30114           Retail
       6        Tuscaloosa                                       AL             35405           Retail
       7        Orlando                                          FL             32818           Retail
       8        Lynchburg                                        VA             24502           Retail
       9        Vero Beach                                       FL             32966           Retail
      10        La Crosse                                        WI             06385           Retail
      11        Newark                                           NJ             07102           Office
      12        Belton                                           MO             64012           Manufactured Housing Community
      13        Lewisville                                       TX             75057           Manufactured Housing Community
      14        Moline                                           IL             61265           Manufactured Housing Community
      15        West Palm Beach                                  FL             33409           Manufactured Housing Community
      16        Oklahoma City                                    OK             73128           Manufactured Housing Community
      17        Oklahoma City                                    OK             73127           Manufactured Housing Community
      18        Huntsville                                       AL             35824           Manufactured Housing Community
      19        Coal Valley                                      IL             61420           Manufactured Housing Community
      20        Wichita                                          KS             67217           Manufactured Housing Community
      21        New York                                         NY             10016           Multifamily
      22        Bloomington                                      MN             55438           Office
      23        Davenport                                        IA             52806           Industrial
      24        Santa Fe                                         NM             87505           Retail
      25        Forest Hills                                     NY             11375           Retail
      26        San Jose                                         CA             95119           Office
      27        Naperville                                       IL             60563           Mixed Use
      28        Weymouth                                         MA             02189           Retail
      29        Hampton                                          NJ             08827           Office
      30        Winston-Salem                                    NC             27103           Retail
      31        Phoenix                                          AZ             85004           Office
      32        Elmhurst                                         IL             60126           Industrial
      33        Seattle                                          WA             98134           Industrial
      34        Charlotte                                        NC             28216           Industrial
      35        Phoenix                                          AZ             85040           Industrial
      36        Austin                                           TX             78754           Industrial
      37        Cheektowaga                                      NY             14225           Industrial
      38        Albuquerque                                      NM             87107           Industrial
      39        Dallas                                           TX             75234           Industrial
      40        Beckley                                          WV             25919           Industrial
      41        Bridgeport                                       VA             26330           Industrial
      42        Birmingham                                       AL             35233           Industrial
      43        Pompano Beach                                    FL             33069           Industrial
      44        Omaha                                            NE             68137           Industrial
      45        St. Louis                                        MO             63103           Industrial
      46        Toledo                                           OH             43612           Industrial
      47        Fond Du Lac                                      WI             54935           Industrial
      48        Kalamazoo                                        MI             49001           Industrial
      49        Sioux City                                       IA             51101           Industrial
      50        Cedar Rapids                                     IA             52406           Industrial
      51        Southfield                                       MI             48075           Retail
      52        Madera                                           CA             93637           Retail
      53        Farmers Branch                                   TX             75244           Retail
      54        Boca Raton                                       FL             33487           Office
      55        Orange                                           CA             92868           Retail
      56        Santa Ana                                        CA             92704           Office
      57        North Highlands                                  CA             95660           Retail
      58        Boca Raton                                       FL             33487           Office
      59        Sacramento                                       CA             95825           Office
      60        Sunrise                                          FL             33323           Office
      61        Coral Springs                                    FL             33076           Retail
      62        Dania Beach                                      FL             33004           Retail
      63        Provo                                            UT             84604           Multifamily
      64        Santa Barbara                                    CA             93111           Self Storage
      65        Santa Clarita                                    CA             91351           Retail
      66        Indianapolis                                     IN             46204           Retail
      67        Napa                                             CA             94558           Industrial
      68        Turlock                                          CA             95380           Retail
      69        Hawthorne                                        CA             90250           Retail
      70        Santa Maria                                      CA             93454           Retail
      71        Groveport                                        OH             43137           Industrial
      72        Shakopee                                         MN             55379           Multifamily
      73        Kohler                                           WI             53044           Retail
      74        Huntington Beach                                 CA             92647           Retail
      75        La Canada Flintridge                             CA             91011           Retail
      76        Franklin                                         NJ             08873           Multifamily
      77        Egg Harbor                                       NJ             08234           Retail
      78        Burlingame                                       CA             94010           Office
      79        Ewing                                            NJ             08628           Industrial
      80        Tarzana                                          CA             91356           Mixed Use
      81        West Palm Beach                                  FL             33409           Industrial
      82        West Palm Beach                                  FL             33409           Industrial
      83        Hartland                                         WI             53029           Industrial
      84        Virginia Beach                                   VA             23456           Retail
      85        Santa Clarita                                    CA             91355           Self Storage
      86        Knoxville                                        TN             37932           Office
      87        Westchester                                      CA             90045           Retail
      88        San Diego                                        CA             92109           Retail
      89        Santa Rosa                                       CA             95407           Multifamily
      90        Van Nuys                                         CA             91411           Self Storage
      91        Santa Rosa                                       CA             95405           Retail
      92        Moline                                           IL             61265           Retail
      93        Fairfield                                        NJ             07004           Industrial
      94        Diamond Bar                                      CA             91765           Office
      95        Costa Mesa                                       CA             92626           Office
      96        Los Angeles                                      CA             90027           Multifamily
      97        Orange                                           CA             92868           Retail
      98        South Norwalk                                    CT             06854           Self Storage
      99        Franklin                                         TN             37067           Retail
      100       Pacoima                                          CA             91331           Retail
      101       Santa Monica                                     CA             90403           Retail
      102       Oroville                                         CA             95965           Office
      103       Golden                                           CO             80401           Industrial
      104       Spokane                                          WA             99216           Multifamily
      105       Studio City                                      CA             91604           Office
      106       Philadelphia                                     PA             19152           Retail
      107       Tullytown                                        PA             19054           Multifamily
      108       Folsom                                           CA             95630           Manufactured Housing Community
      109       Summerville (North Charleston)                   SC             29483           Retail
      110       Yakima                                           WA             98901           Industrial
      111       Moorpark                                         CA             93021           Industrial
      112       Lincoln Park                                     NJ             07004           Industrial
      113       Crestview                                        FL             32536           Retail
      114       Los Gatos                                        CA             95032           Retail
      115       Lanham                                           MD             20706           Retail
      116       Columbia                                         SC             29205           Retail
      117       Beverly Hills                                    CA             90210           Retail
      118       Des Plaines                                      IL             60018           Office
      119       Santa Fe Springs                                 CA             90670           Self Storage
      120       Phillipsburg                                     NJ             08865           Self Storage
      121       Clinton                                          NJ             08809           Self Storage
      122       Madison                                          WI             53704           Multifamily
      123       Lake Forest                                      CA             92630           Office
      124       New Orleans                                      LA             70115           Retail
      125       Columbus                                         GA             31096           Multifamily
      126       Roseville                                        CA             95661           Office
      127       Inglewood                                        CA             90301           Industrial
      128       San Antonio                                      TX             78238           Other
      129       Winston-Salem                                    NC             27106           Retail
      130       Valdosta                                         GA             31603           Retail
      131       Mandeville                                       LA             70448           Retail
      132       Cerritos                                         CA             90703           Industrial
      133       Edison                                           NJ             08837           Industrial
      134       Reno                                             NV             89509           Retail
      135       Louisville                                       KY             40241           Retail
      136       Camarillo                                        CA             93012           Retail
      137       Carson                                           CA             90746           Industrial
      138       Delray Beach                                     FL             33443           Industrial
      139       Culver City                                      CA             90066           Self Storage
      140       Waukesha                                         WI             53188           Retail
      141       San Jose                                         CA             95133           Office
      142       Johnstown                                        PA             15904           Retail
      143       Hauppauge                                        NY             11788           Industrial
      144       Fort Lauderdale                                  FL             33309           Industrial
      145       Menomonee Falls                                  WI             53051           Retail
      146       Nampa                                            ID             83686           Retail
      147       New Rochelle                                     NY             10801           Office
      148       Roseville                                        CA             95661           Office
      149       Goleta                                           CA             93117           Retail
      150       City of Commerce                                 CA             90040           Industrial
      151       Dallas                                           TX             75214           Retail
      152       Fairless Hills                                   PA             19030           Self Storage
      153       Cape Coral                                       FL             33990           Retail
      154       Camarillo                                        CA             93010           Office
      155       Huntington Beach                                 CA             92647           Industrial
      156       Eagle Pass                                       TX             78852           Multifamily
      157       Sacramento                                       CA             95823           Office
      158       Anaheim                                          CA             92801           Office
      159       Duluth                                           GA             30097           Retail
      160       Roseville                                        CA             95661           Office
      161       Albuquerque                                      NM             87112           Retail
      162       Vacaville                                        CA             95688           Industrial
      163       Escondido                                        CA             92029           Industrial
      164       Bakersfield                                      CA             93304           Multifamily
      165       Phoenix                                          AZ             85042           Retail
      166       Federal Way                                      WA             98023           Office
      167       Burnsville                                       MN             55337           Industrial
      168       Encino                                           CA             91436           Office
      169       South Jordan                                     UT             84095           Retail
      170       Roseville                                        CA             95661           Office

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                                                  PERCENT
LOAN NO.     PROPERTY SUB-TYPE                 UNITS/SF          YEAR BUILT                 YEAR RENOVATED                LEASED(3)
-----------------------------------------------------------------------------------------------------------------------------------
    1        Anchored                            1,606,031          1962           1971 / 1981 / 1991 / 2001 / 2002          93.5%
    2        Urban                               1,978,622          1963                         NAP                         98.7%
    3        Urban                                 258,685          2002                         NAP                        100.0%
    4        Urban                                 256,626          1997                         NAP                        100.0%
    5        Anchored                              313,806      1998 - 1999                      NAP                         97.0%
    6        Anchored                              232,407          1977                     1999 - 2001                     94.8%
    7        Anchored                               78,625          1999                         NAP                        100.0%
    8        Anchored                               80,937          2001                         NAP                        100.0%
    9        Anchored                               33,243          2001                         NAP                        100.0%
   10        Anchored                              333,783          1980                         2001                        94.0%
   11        Urban                                 401,463          1971                         2001                        94.7%
   12        Manufactured Housing Community            443          1954                         NAP                         94.4%
   13        Manufactured Housing Community            289          1967                         NAP                         98.6%
   14        Manufactured Housing Community            291          1973                         NAP                         93.8%
   15        Manufactured Housing Community            259          1964                         NAP                         93.0%
   16        Manufactured Housing Community            201          1970                         1998                        82.6%
   17        Manufactured Housing Community            163          1985                         NAP                         85.9%
   18        Manufactured Housing Community             82          1959                         1986                        80.5%
   19        Manufactured Housing Community             50          1970                         NAP                         86.0%
   20        Manufactured Housing Community             41          1950                         NAP                         70.7%
   21        High-Rise                                 324          1978                         2001                        98.8%
   22        Suburban                              221,832          1988                         1997                       100.0%
   23        Warehouse / Distribution              121,623          1994                         NAP                        100.0%
   24        Anchored                              222,517          2000                         NAP                         96.1%
   25        Specialty Retail                       78,938          1978                         1996                       100.0%
   26        Suburban                               82,574          2002                         NAP                        100.0%
   27        Multifamily/Retail                        118          1918                     1986 - 1988                     97.5%
   28        Anchored                              245,793          2002                         NAP                         98.8%
   29        Suburban                              292,000          1987                         2001                       100.0%
   30        Anchored                              160,240          1989                         NAP                         91.4%
   31        Suburban                              219,920          1985                         NAP                         87.9%
   32        Warehouse / Distribution               37,124          1974                         NAP                        100.0%
   33        Warehouse / Distribution               36,139          1959                         2002                       100.0%
   34        Warehouse / Distribution               25,148      1988 / 1999                      NAP                        100.0%
   35        Warehouse / Distribution               27,568          1987                         NAP                        100.0%
   36        Warehouse / Distribution               20,480          1985                         NAP                        100.0%
   37        Warehouse / Distribution               19,539          1985                         NAP                        100.0%
   38        Warehouse / Distribution               26,200          1982                         1995                       100.0%
   39        Warehouse / Distribution               30,400          1981                         NAP                        100.0%
   40        Warehouse / Distribution               23,210          1980                         NAP                        100.0%
   41        Warehouse / Distribution               16,512          1978                         NAP                        100.0%
   42        Warehouse / Distribution               29,696          1985                         NAP                        100.0%
   43        Warehouse / Distribution               11,765          1971                         NAP                        100.0%
   44        Warehouse / Distribution               15,625          1983                         NAP                        100.0%
   45        Warehouse / Distribution               27,285          1988                         NAP                        100.0%
   46        Warehouse / Distribution               13,402          1988                         NAP                        100.0%
   47        Warehouse / Distribution               13,500          1980                         NAP                        100.0%
   48        Warehouse / Distribution               17,890          1968                         1988                       100.0%
   49        Warehouse / Distribution               16,384          1978                         NAP                        100.0%
   50        Warehouse / Distribution               12,300          1981                         NAP                        100.0%
   51        Anchored                              117,727          1998                         NAP                         83.2%
   52        Anchored                              134,800          1992                         NAP                         96.6%
   53        Anchored                              138,275          1994                         NAP                        100.0%
   54        Suburban                              147,011          1982                         NAP                         91.1%
   55        Anchored                               64,188          1998                         NAP                        100.0%
   56        Suburban                              178,026      1986 / 1989                      NAP                        100.0%
   57        Anchored                              121,618          1991                         NAP                        100.0%
   58        Suburban                              202,570          1984                         NAP                         95.6%
   59        Suburban                              126,664          1981                         1994                        99.4%
   60        Suburban                              177,264          1995                         NAP                        100.0%
   61        Anchored                               81,685          1996                         NAP                        100.0%
   62        Anchored                              165,000          1998                         NAP                        100.0%
   63        Garden                                    154          1978                         2000                       100.0%
   64        Self Storage                           99,011          1999                         NAP                         99.2%
   65        Unanchored                             53,573          2001                         NAP                         95.9%
   66        Anchored                               93,934          1985                         2000                        98.3%
   67        Flex Industrial                        78,240          2000                         NAP                        100.0%
   68        Shadow Anchored                       102,361          1985                         NAP                         99.0%
   69        Freestanding                           54,700          1995                         NAP                        100.0%
   70        Anchored                              216,369      1963 / 2001                      2002                        95.8%
   71        Warehouse / Distribution              354,676          2002                         NAP                        100.0%
   72        Garden                                    124          2000                         NAP                         93.6%
   73        Anchored                              149,869          2001                         NAP                        100.0%
   74        Shadow Anchored                        86,367          1982                         NAP                        100.0%
   75        Anchored                               42,093          1995                         NAP                        100.0%
   76        Garden                                    276          1977                         2001                        90.6%
   77        Anchored                               48,802          2001                         NAP                        100.0%
   78        Suburban                               58,525          1972                         1996                        94.3%
   79        Warehouse / Distribution              133,537          1990                         NAP                        100.0%
   80        Retail / Office                        46,611          1987                         NAP                         88.2%
   81        Warehouse / Distribution               89,281          1986                         NAP                        100.0%
   82        Warehouse / Distribution               20,131          1984                         NAP                        100.0%
   83        Warehouse / Distribution              134,210          2000                         NAP                        100.0%
   84        Anchored                               92,407          1997                         NAP                        100.0%
   85        Self Storage                           89,532          2000                         NAP                         96.2%
   86        Suburban                               59,748          2002                         NAP                        100.0%
   87        Anchored                               55,668          1955                         2002                        89.9%
   88        Unanchored                             42,281          1953                         2002                        97.3%
   89        Garden                                     62          2002                         NAP                        100.0%
   90        Self-Storage                           83,032          1978                         NAP                         88.9%
   91        Anchored                               74,279      1966 / 1990                      1998                       100.0%
   92        Anchored                              112,849          1964                         2002                        94.9%
   93        Light Industrial                      108,795   1968 / 1980 / 1982                  NAP                        100.0%
   94        Suburban                               50,351          1988                         NAP                        100.0%
   95        Suburban                               44,481          1963                         2001                        97.5%
   96        Low-Rise                                  122          1954                     1995 - 2002                     99.2%
   97        Anchored                               29,844          1998                         NAP                        100.0%
   98        Self Storage                           93,180          1991                         NAP                         78.9%
   99        Unanchored                             24,942          2002                         NAP                        100.0%
   100       Anchored                               50,000          2000                         NAP                        100.0%
   101       Shadow Anchored                        13,031          1987                         NAP                        100.0%
   102       Suburban                               58,203          2002                         NAP                        100.0%
   103       Flex Industrial                        58,881          2001                         NAP                        100.0%
   104       Garden                                    106          1998                         NAP                         92.5%
   105       Suburban                               48,678          1988                         NAP                        100.0%
   106       Anchored                               66,679          1961                         2002                        94.9%
   107       Garden                                    180      1964 - 1966                      NAP                         99.4%
   108       Manufactured Housing Community            336   1971 / 1973 / 1978                  1999                       100.0%
   109       Anchored                               36,108          2001                         NAP                        100.0%
   110       Warehouse / Distribution              104,184          1998                         NAP                        100.0%
   111       Light Industrial                       71,957          2002                         NAP                        100.0%
   112       Light Industrial                       81,024      1984 / 1986                      NAP                        100.0%
   113       Anchored                               52,671          2001                         NAP                         97.2%
   114       Anchored                               59,090      1963 / 1998                      1993                        90.6%
   115       Unanchored                             24,332          2001                         NAP                         94.5%
   116       Anchored                               38,464          1974                         2001                       100.0%
   117       Anchored                               13,770          1931                     1991 - 1992                    100.0%
   118       Suburban                              106,975          1963                     1997 - 2002                     97.4%
   119       Self Storage                           59,111          1973                         1998                        94.4%
   120       Self Storage                           49,394          1982                         1999                        81.7%
   121       Self Storage                           37,089          1980                         2000                        86.0%
   122       Garden                                     84          1986                         NAP                        100.0%
   123       Suburban                               46,502          1985                         NAP                         90.1%
   124       Unanchored                             22,193      1999 / 2000                      NAP                        100.0%
   125       Garden                                    164      1968 - 1972                      NAP                         97.0%
   126       Urban                                  30,914          2000                         NAP                         91.4%
   127       Flex Industrial                        58,560          1978                         2002                       100.0%
   128       Land                                  741,391          2000                         NAP                        100.0%
   129       Anchored                               19,308          2001                         NAP                        100.0%
   130       Anchored                               14,490          2002                         NAP                        100.0%
   131       Anchored                               14,490          2002                         NAP                        100.0%
   132       Warehouse / Distribution              104,636          1980                         NAP                        100.0%
   133       Light Industrial                       88,000          1977                         NAP                        100.0%
   134       Shadow Anchored                        52,218          1965                         NAP                         86.2%
   135       Anchored                               29,830          1999                         NAP                        100.0%
   136       Unanchored                             27,386      1990 / 1994                      NAP                        100.0%
   137       Warehouse / Distribution               84,058          1973                     1995 / 1997                    100.0%
   138       Flex Industrial                        78,862          1987                         NAP                        100.0%
   139       Self Storage                           24,560          1987                         NAP                         94.0%
   140       Shadow Anchored                        45,597          1991                         NAP                        100.0%
   141       Urban                                  21,244      1977 / 1992                      2000                       100.0%
   142       Anchored                              153,230      1968 / 1995                      NAP                        100.0%
   143       Warehouse / Distribution               92,716          1982                     1992 / 2000                    100.0%
   144       Warehouse / Distribution               75,279          1995                         NAP                        100.0%
   145       Unanchored                             19,133          2002                         NAP                         83.4%
   146       Shadow Anchored                        16,776          1996                         NAP                        100.0%
   147       Suburban                               22,024          1989                         NAP                         98.6%
   148       Urban                                  24,737          1989                         1997                        89.8%
   149       Anchored                               12,112          2002                         NAP                        100.0%
   150       Light Industrial                       43,585          1946                     1991 / 2002                    100.0%
   151       Unanchored                             33,564          1924                     1999 - 2000                     89.5%
   152       Self Storage                           41,226      1978 / 1986                  1999 - 2000                     73.8%
   153       Anchored                               74,202          1985                         1996                       100.0%
   154       Suburban                               29,282          1982                     1999 - 2001                    100.0%
   155       Light Industrial                       43,000          1982                     1999 - 2002                    100.0%
   156       Garden                                     96          1965                         NAP                         90.7%
   157       Medical                                19,497          1980                         NAP                        100.0%
   158       Urban                                  31,874          1980                         NAP                         94.8%
   159       Unanchored                             18,475          2001                         NAP                         94.3%
   160       Urban                                  15,258          2000                         NAP                        100.0%
   161       Shadow Anchored                        93,634          1972                         1990                        95.4%
   162       Light Industrial                       44,200          1990                         NAP                        100.0%
   163       Flex Industrial                        18,710          1994                         NAP                        100.0%
   164       Garden                                     56          1983                         2000                       100.0%
   165       Unanchored                              9,975          1999                         NAP                        100.0%
   166       Medical                                15,098          1983                         NAP                         90.2%
   167       Light Industrial                       31,920          1982                         NAP                        100.0%
   168       Suburban                                8,900          1981                         2001                       100.0%
   169       Unanchored                             32,561          1988                         NAP                        100.0%
   170       Urban                                   9,437          2000                         NAP                        100.0%

---------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE        PERCENT LEASED                                                                   RELATED
   LOAN NO.        AS OF DATE(3)     SECURITY TYPE(4)        LIEN POSITION                       BORROWER LIST
---------------------------------------------------------------------------------------------------------------------------------
       1             09/01/2002      Fee                         First                                NAP
       2             12/01/2002      Fee                         First                                NAP
       3             10/25/2002      Fee                         First                                NAP
       4             08/31/2002      Fee                         First                                NAP
       5             10/14/2002      Fee                         First                                NAP
       6             10/08/2002      Fee                         First                                NAP
       7             10/08/2002      Fee                         First                                NAP
       8             10/14/2002      Fee                         First                                NAP
       9             10/08/2002      Fee                         First                                NAP
      10             09/18/2002      Fee                         First                                NAP
      11             11/01/2002      Fee                         First                                NAP
      12             09/01/2002      Fee                         First                                NAP
      13             09/01/2002      Fee                         First                                NAP
      14             09/01/2002      Fee                         First                                NAP
      15             09/01/2002      Fee                         First                                NAP
      16             09/01/2002      Fee                         First                                NAP
      17             09/30/2002      Fee                         First                                NAP
      18             09/01/2002      Fee                         First                                NAP
      19             09/01/2002      Fee                         First                                NAP
      20             09/01/2002      Fee                         First                                NAP
      21             07/25/2002      Fee / Leasehold             First                                NAP
      22             07/01/2002      Fee                         First                                29
      23             07/01/2002      Fee                         First                                29
      24             11/20/2002      Leasehold                   First                                NAP
      25             10/11/2002      Fee                         First                                NAP
      26             06/28/2002      Fee                         First                                NAP
      27             10/22/2002      Fee                         First                                NAP
      28             07/29/2002      Fee                         First                                NAP
      29             08/13/2002      Leasehold                   First                              22, 23
      30             08/31/2002      Fee                         First                                NAP
      31             09/09/2002      Fee                         First                                NAP
      32             12/13/2002      Fee                         First                                NAP
      33             12/13/2002      Fee                         First                                NAP
      34             12/13/2002      Fee                         First                                NAP
      35             12/13/2002      Fee                         First                                NAP
      36             12/13/2002      Fee                         First                                NAP
      37             12/13/2002      Fee                         First                                NAP
      38             12/13/2002      Fee                         First                                NAP
      39             12/13/2002      Fee                         First                                NAP
      40             12/13/2002      Fee                         First                                NAP
      41             12/13/2002      Fee                         First                                NAP
      42             12/13/2002      Fee                         First                                NAP
      43             12/13/2002      Fee                         First                                NAP
      44             12/13/2002      Fee                         First                                NAP
      45             12/13/2002      Fee                         First                                NAP
      46             12/13/2002      Fee                         First                                NAP
      47             12/13/2002      Fee                         First                                NAP
      48             12/13/2002      Fee                         First                                NAP
      49             12/13/2002      Fee                         First                                NAP
      50             12/13/2002      Fee                         First                                NAP
      51             06/25/2002      Fee                         First                                NAP
      52             11/05/2002      Fee                         First                                NAP
      53             08/02/2002      Fee                         First                                NAP
      54             07/01/2002      Fee                         First                                58
      55             10/07/2002      Fee                         First                                NAP
      56             09/11/2002      Fee                         First                                NAP
      57             10/01/2002      Fee                         First                                NAP
      58             07/01/2002      Fee                         First                                54
      59             09/20/2002      Fee                         First                                NAP
      60             07/22/2002      Fee                         First                                NAP
      61             10/07/2002      Fee                         First                                NAP
      62             07/01/2002      Fee                         First                                NAP
      63             08/20/2002      Fee                         First                                NAP
      64             08/31/2002      Fee                         First                                NAP
      65             07/01/2002      Fee                         First                                NAP
      66             07/19/2002      Fee / Leasehold             First                                NAP
      67             10/29/2002      Fee                         First                                NAP
      68             09/11/2002      Fee                         First                                NAP
      69             10/01/2002      Fee                         First                                NAP
      70             10/16/2002      Fee                         First                                NAP
      71             09/26/2002      Fee                         First                                NAP
      72             10/11/2002      Fee                         First                                NAP
      73             09/27/2002      Fee                         First                                NAP
      74             09/30/2002      Fee                         First                                NAP
      75             10/22/2002      Fee                         First                                NAP
      76             08/28/2002      Fee                         First                                NAP
      77             10/15/2002      Fee                         First                                NAP
      78             07/31/2002      Fee                         First                                NAP
      79             10/31/2002      Fee                         First                                NAP
      80             08/07/2002      Fee                         First                                NAP
      81             07/08/2002      Fee                         First                                NAP
      82             09/03/2002      Fee                         First                                NAP
      83             08/27/2002      Fee                         First                                NAP
      84             09/24/2002      Fee                         First                                NAP
      85             10/15/2002      Fee                         First                                NAP
      86             08/14/2002      Fee                         First                                NAP
      87             10/24/2002      Fee                         First                                NAP
      88             08/01/2002      Fee                         First                                NAP
      89             10/08/2002      Fee                         First                                NAP
      90             11/30/2002      Fee / Leasehold             First                                NAP
      91             09/30/2002      Fee                         First                                NAP
      92             10/28/2002      Fee                         First                                NAP
      93             11/07/2002      Fee                         First                             112, 133
      94             08/01/2002      Fee                         First                                NAP
      95             10/25/2002      Fee                         First                                NAP
      96             07/20/2002      Fee                         First                                NAP
      97             09/05/2002      Fee                         First                                NAP
      98             06/30/2002      Fee                         First                                NAP
      99             09/03/2002      Fee                         First                                NAP
      100            08/05/2002      Fee                         First                                NAP
      101            10/07/2002      Fee                         First                                NAP
      102            06/27/2002      Fee                         First                                NAP
      103            09/25/2002      Fee                         First                                NAP
      104            08/21/2002      Fee                         First                                NAP
      105            06/05/2002      Fee                         First                                NAP
      106            01/01/2003      Fee                         First                                NAP
      107            10/09/2002      Fee                         First                                NAP
      108            07/31/2002      Fee                         First                                NAP
      109            06/24/2002      Fee                         First                                NAP
      110            08/30/2002      Fee                         First                                NAP
      111            08/14/2002      Fee                         First                                NAP
      112            11/07/2002      Fee                         First                              93, 133
      113            07/26/2002      Fee                         First                                NAP
      114            09/11/2002      Fee                         First                                NAP
      115            08/30/2002      Fee                         First                                NAP
      116            09/09/2002      Leasehold                   First                                NAP
      117            10/29/2002      Fee                         First                                NAP
      118            09/01/2002      Fee                         First                                NAP
      119            11/26/2002      Fee                         First                                139
      120            11/01/2002      Fee                         First                             121, 152
      121            10/31/2002      Fee                         First                             120, 152
      122            11/06/2002      Fee                         First                                NAP
      123            11/01/2002      Fee                         First                                NAP
      124            08/01/2002      Fee                         First                                NAP
      125            07/29/2002      Fee                         First                                NAP
      126            08/12/2002      Fee                         First                           149, 160, 170
      127            11/18/2002      Fee                         First                                NAP
      128            07/31/2002      Fee                         First                                NAP
      129            09/17/2002      Fee                         First                                NAP
      130            12/01/2002      Fee                         First                                NAP
      131            09/27/2001      Fee                         First                                NAP
      132            08/21/2002      Fee                         First                                NAP
      133            11/07/2002      Fee                         First                              93, 112
      134            09/24/2002      Fee                         First                                NAP
      135            10/31/2002      Fee                         First                                NAP
      136            10/01/2002      Fee                         First                                NAP
      137            09/26/2002      Fee                         First                                NAP
      138            09/05/2002      Fee                         First                                144
      139            11/26/2002      Fee                         First                                119
      140            10/14/2002      Fee                         First                                NAP
      141            09/01/2002      Fee                         First                                148
      142            09/18/2002      Fee                         First                                NAP
      143            06/21/2002      Fee                         First                                NAP
      144            10/08/2002      Fee                         First                                138
      145            09/17/2002      Fee                         First                                NAP
      146            09/18/2002      Fee                         First                                NAP
      147            10/01/2002      Fee                         First                                NAP
      148            09/01/2002      Fee                         First                                141
      149            08/08/2002      Fee                         First                           126, 160, 170
      150            09/05/2002      Fee                         First                                NAP
      151            10/11/2002      Fee                         First                                NAP
      152            11/01/2002      Fee                         First                             120, 121
      153            10/10/2002      Fee                         First                                NAP
      154            08/21/2002      Fee                         First                                NAP
      155            09/23/2002      Fee                         First                                NAP
      156            06/17/2002      Fee                         First                                NAP
      157            10/28/2002      Fee                         First                                NAP
      158            09/23/2002      Fee                         First                                NAP
      159            08/09/2002      Fee                         First                                NAP
      160            08/12/2002      Fee                         First                           126, 149, 170
      161            08/20/2002      Fee                         First                                169
      162            08/31/2002      Fee                         First                                NAP
      163            08/21/2002      Fee                         First                                NAP
      164            08/07/2002      Fee                         First                                NAP
      165            08/23/2002      Fee                         First                                NAP
      166            10/07/2002      Fee                         First                                NAP
      167            09/30/2002      Fee                         First                                NAP
      168            09/25/2002      Fee                         First                                NAP
      169            07/26/2002      Fee                         First                                161
      170            08/12/2002      Fee                         First                           126, 149, 160

--------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                 ORIGINAL          CUT-OFF DATE        CUT-OFF DATE BALANCE                         FIRST PAYMENT
   LOAN NO.                  BALANCE             BALANCE(5)             PER UNIT OR SF         NOTE DATE        DATE (P&I)
--------------------------------------------------------------------------------------------------------------------------------
       1                 $71,000,000           $70,748,628                        $149         10/01/2002       12/01/2002
       2                 $70,000,000           $70,000,000                        $195         09/09/2002       08/07/2007
       3                 $46,500,000           $46,416,074                        $179         11/13/2002       01/01/2003
       4                 $43,000,000           $42,908,451                        $167         11/15/2002       01/01/2003
       5                 $17,600,000           $17,600,000                         $56         08/30/2002           NAP
       6                  $8,425,000            $8,425,000                         $56         08/30/2002           NAP
       7                  $6,275,000            $6,275,000                         $56         08/30/2002           NAP
       8                  $6,090,000            $6,090,000                         $56         08/30/2002           NAP
       9                  $3,120,000            $3,120,000                         $56         08/30/2002           NAP
      10                 $37,000,000           $37,000,000                        $111         09/23/2002       11/01/2004
      11                 $27,000,000           $26,927,970                         $67         11/01/2002       12/01/2002
      12                  $7,093,896            $7,056,909                     $14,767         05/02/2002       07/01/2002
      13                  $7,084,059            $7,047,126                     $14,767         05/02/2002       07/01/2002
      14                  $4,763,316            $4,738,482                     $14,767         05/02/2002       07/01/2002
      15                  $4,218,560            $4,196,567                     $14,767         05/02/2002       07/01/2002
      16                  $1,494,848            $1,487,055                     $14,767         05/02/2002       07/01/2002
      17                  $1,257,802            $1,251,244                     $14,767         05/02/2002       07/01/2002
      18                    $494,261              $491,684                     $14,767         05/02/2002       07/01/2002
      19                    $391,307              $389,267                     $14,767         05/02/2002       07/01/2002
      20                    $203,712              $202,650                     $14,767         05/02/2002       07/01/2002
      21                 $20,000,000           $19,922,079                     $61,488         09/27/2002       11/01/2002
      22                 $15,700,000           $15,636,534                         $55         07/05/2002       09/01/2002
      23                  $3,300,000            $3,286,660                         $55         07/05/2002       09/01/2002
      24                 $18,000,000           $17,955,713                         $81         11/22/2002       01/01/2003
      25                 $18,000,000           $17,948,045                        $227         10/21/2002       12/01/2002
      26                 $15,500,000           $15,030,486                        $182         12/07/2001       02/01/2002
      27                 $14,995,000           $14,995,000                    $127,076         11/25/2002           NAP
      28                 $14,670,000           $14,617,056                         $59         07/29/2002       09/01/2002
      29                 $14,592,500           $14,536,130                        $100         08/16/2002       10/01/2002
      30                 $14,500,000           $14,477,151                         $90         11/18/2002       01/01/2003
      31                 $14,500,000           $14,475,902                         $66         11/12/2002       01/01/2003
      32                  $1,760,000            $1,757,303                         $32         12/13/2002       02/01/2003
      33                  $1,430,000            $1,427,809                         $32         12/13/2002       02/01/2003
      34                  $1,160,000            $1,158,223                         $32         12/13/2002       02/01/2003
      35                  $1,080,000            $1,078,345                         $32         12/13/2002       02/01/2003
      36                    $760,000              $758,836                         $32         12/13/2002       02/01/2003
      37                    $720,000              $718,897                         $32         12/13/2002       02/01/2003
      38                    $660,000              $658,989                         $32         12/13/2002       02/01/2003
      39                    $750,000              $748,851                         $32         12/13/2002       02/01/2003
      40                    $620,000              $619,050                         $32         12/13/2002       02/01/2003
      41                    $540,000              $539,173                         $32         12/13/2002       02/01/2003
      42                    $710,000              $708,912                         $32         12/13/2002       02/01/2003
      43                    $470,000              $469,280                         $32         12/13/2002       02/01/2003
      44                    $430,000              $429,341                         $32         12/13/2002       02/01/2003
      45                    $720,000              $718,897                         $32         12/13/2002       02/01/2003
      46                    $370,000              $369,433                         $32         12/13/2002       02/01/2003
      47                    $310,000              $309,525                         $32         12/13/2002       02/01/2003
      48                    $300,000              $299,540                         $32         12/13/2002       02/01/2003
      49                    $290,000              $289,556                         $32         12/13/2002       02/01/2003
      50                    $260,000              $259,602                         $32         12/13/2002       02/01/2003
      51                 $12,500,000           $12,461,242                        $106         09/05/2002       11/01/2002
      52                 $12,400,000           $12,379,392                         $92         11/07/2002       01/01/2003
      53                 $12,375,000           $12,337,502                         $89         09/04/2002       11/01/2002
      54                 $11,700,000           $11,661,604                         $79         09/16/2002       11/01/2002
      55                 $11,500,000           $11,500,000                        $179         11/01/2002       12/01/2004
      56                 $11,500,000           $11,341,170                         $64         09/20/2002       11/01/2002
      57                 $11,000,000           $10,971,543                         $90         10/08/2002       12/01/2002
      58                 $10,300,000           $10,266,198                         $51         09/16/2002       11/01/2002
      59                 $10,200,000           $10,200,000                         $81         09/24/2002       11/01/2004
      60                 $10,000,000           $10,000,000                         $56         07/24/2002           NAP
      61                  $9,272,000            $9,245,176                        $113         10/07/2002       12/01/2002
      62                  $9,100,000            $9,100,000                         $55         07/24/2002           NAP
      63                  $8,750,000            $8,711,857                     $56,571         09/20/2002       11/01/2002
      64                  $8,650,000            $8,635,737                         $87         11/15/2002       01/01/2003
      65                  $8,500,000            $8,486,786                        $158         11/05/2002       01/01/2003
      66                  $8,408,944            $8,381,045                         $89         08/26/2002       11/01/2002
      67                  $8,300,000            $8,278,630                        $106         10/15/2002       12/01/2002
      68                  $8,000,000            $7,980,180                         $78         09/27/2002       12/01/2002
      69                  $8,000,000            $7,978,658                        $146         10/02/2002       12/01/2002
      70                  $8,000,000            $7,865,267                         $36         11/29/2001       02/01/2002
      71                  $7,800,000            $7,800,000                         $22         09/26/2002       05/01/2004
      72                  $7,400,000            $7,274,042                     $58,662         01/12/2001       03/01/2001
      73                  $7,400,000            $7,400,000                         $49         09/27/2002           NAP
      74                  $7,100,000            $7,057,194                         $82         09/16/2002       12/01/2002
      75                  $7,000,000            $6,982,404                        $166         10/17/2002       12/01/2002
      76                  $7,000,000            $6,968,394                     $25,248         08/30/2002       10/01/2002
      77                  $6,800,000            $6,750,513                        $138         10/30/2002       12/01/2002
      78                  $6,400,000            $6,371,565                        $109         07/31/2002       10/01/2002
      79                  $6,000,000            $5,984,734                         $45         11/06/2002       01/01/2003
      80                  $5,750,000            $5,702,635                        $122         08/12/2002       10/01/2002
      81                  $4,466,258            $4,447,499                         $51         10/21/2002       12/01/2002
      82                  $1,133,742            $1,128,980                         $51         10/21/2002       12/01/2002
      83                  $5,550,000            $5,526,942                         $41         08/26/2002       10/05/2002
      84                  $5,450,000            $5,432,274                         $59         10/01/2002       11/01/2002
      85                  $5,350,000            $5,330,420                         $60         10/04/2002       12/01/2002
      86                  $5,330,000            $5,330,000                         $89         08/30/2002       07/01/2003
      87                  $5,250,000            $5,228,681                         $94         10/16/2002       12/01/2002
      88                  $5,050,000            $5,022,485                        $119         08/22/2002       10/01/2002
      89                  $5,000,000            $4,966,610                     $80,107         04/08/2002       06/01/2002
      90                  $4,995,000            $4,982,216                         $60         11/06/2002       01/01/2003
      91                  $5,000,000            $4,981,735                         $67         10/18/2002       12/01/2002
      92                  $5,000,000            $4,979,399                         $44         11/06/2002       01/01/2003
      93                  $5,000,000            $4,992,100                         $46         11/07/2002       01/05/2003
      94                  $4,900,000            $4,880,278                         $97         08/29/2002       10/01/2002
      95                  $4,700,000            $4,692,106                        $105         11/18/2002       01/01/2003
      96                  $4,600,000            $4,571,855                     $37,474         09/18/2002       12/01/2002
      97                  $4,550,000            $4,550,000                        $152         09/20/2002       11/01/2004
      98                  $4,600,000            $4,543,587                         $49         10/01/2002       11/01/2002
      99                  $4,500,000            $4,488,915                        $180         09/05/2002       11/01/2002
      100                 $4,560,000            $4,485,546                         $90         08/30/2002       10/01/2002
      101                 $4,400,000            $4,389,374                        $337         10/18/2002       12/01/2002
      102                 $4,250,000            $4,209,190                         $72         09/16/2002       12/01/2002
      103                 $4,200,000            $4,186,475                         $71         09/25/2002       11/01/2002
      104                 $4,100,000            $4,085,035                     $38,538         08/14/2002       10/01/2002
      105                 $4,000,000            $3,984,548                         $82         08/29/2002       10/01/2002
      106                 $4,000,000            $3,983,288                         $60         10/10/2002       12/01/2002
      107                 $4,000,000            $3,983,199                     $22,129         10/15/2002       12/01/2002
      108                 $4,000,000            $3,976,842                     $11,836         09/27/2002       12/01/2002
      109                 $4,000,000            $3,961,243                        $110         04/15/2002       06/01/2002
      110                 $4,000,000            $3,869,533                         $37         08/17/2001       10/01/2001
      111                 $3,900,000            $3,849,623                         $54         09/06/2002       11/01/2002
      112                 $3,800,000            $3,793,833                         $47         11/07/2002       01/05/2003
      113                 $3,745,500            $3,731,623                         $71         07/26/2002       10/01/2002
      114                 $3,650,000            $3,602,869                         $61         09/30/2002       11/01/2002
      115                 $3,600,000            $3,587,377                        $147         08/30/2002       10/01/2002
      116                 $3,600,000            $3,583,708                         $93         09/03/2002       11/01/2002
      117                 $3,500,000            $3,478,033                        $253         09/03/2002       01/01/2003
      118                 $3,500,000            $3,471,594                         $32         09/06/2002       11/01/2002
      119                 $3,415,000            $3,406,396                         $58         11/14/2002       01/01/2003
      120                 $1,800,000            $1,795,702                         $38         11/21/2002       01/01/2003
      121                 $1,500,000            $1,496,418                         $38         11/21/2002       01/01/2003
      122                 $3,260,000            $3,254,337                     $38,742         11/07/2002       01/01/2003
      123                 $3,265,000            $3,244,957                         $70         08/20/2002       10/01/2002
      124                 $3,200,000            $3,192,103                        $144         11/15/2002       01/01/2003
      125                 $3,200,000            $3,187,534                     $19,436         10/30/2002       12/01/2002
      126                 $3,080,000            $3,068,333                         $99         07/24/2002       10/01/2002
      127                 $3,060,000            $3,049,090                         $52         10/01/2002       12/01/2002
      128                 $3,000,000            $2,985,744                          $4         07/30/2002       10/01/2002
      129                 $3,000,000            $2,960,264                        $153         09/20/2002       11/01/2002
      130                 $2,954,000            $2,949,091                        $204         11/26/2002       01/01/2003
      131                 $2,950,000            $2,936,440                        $203         09/04/2002       11/01/2002
      132                 $2,900,000            $2,885,991                         $28         08/21/2002       10/01/2002
      133                 $2,875,000            $2,870,457                         $33         11/07/2002       01/05/2003
      134                 $2,700,000            $2,688,018                         $51         09/23/2002       11/01/2002
      135                 $2,600,000            $2,584,429                         $87         10/31/2002       12/01/2002
      136                 $2,500,000            $2,493,892                         $91         11/25/2002       01/01/2003
      137                 $2,425,000            $2,400,575                         $29         10/03/2002       12/01/2002
      138                 $2,400,000            $2,392,858                         $30         09/05/2002       11/01/2002
      139                 $2,325,000            $2,319,050                         $94         11/04/2002       01/01/2003
      140                 $2,325,000            $2,315,851                         $51         10/14/2002       12/03/2002
      141                 $2,300,000            $2,292,686                        $108         09/13/2002       11/01/2002
      142                 $2,300,000            $2,261,923                         $15         09/18/2002       11/01/2002
      143                 $2,200,000            $2,183,106                         $24         09/18/2002       11/01/2002
      144                 $2,100,000            $2,094,810                         $28         10/08/2002       12/01/2002
      145                 $2,100,000            $2,091,707                        $109         11/06/2002       01/01/2003
      146                 $1,975,000            $1,966,908                        $117         09/10/2002       11/01/2002
      147                 $1,950,000            $1,943,954                         $88         09/13/2002       11/01/2002
      148                 $1,950,000            $1,943,877                         $79         09/11/2002       11/01/2002
      149                 $1,845,000            $1,839,424                        $152         09/09/2002       11/01/2002
      150                 $1,815,000            $1,806,544                         $41         08/30/2002       11/01/2002
      151                 $1,800,000            $1,789,814                         $53         08/14/2002       10/01/2002
      152                 $1,700,000            $1,695,941                         $41         11/21/2002       01/01/2003
      153                 $1,700,000            $1,695,727                         $23         10/04/2002       12/01/2002
      154                 $1,700,000            $1,690,649                         $58         07/25/2002       10/01/2002
      155                 $1,650,000            $1,641,691                         $38         09/12/2002       11/01/2002
      156                 $1,650,000            $1,637,242                     $17,055         06/17/2002       08/01/2002
      157                 $1,575,000            $1,571,352                         $81         10/28/2002       01/01/2003
      158                 $1,500,000            $1,496,083                         $47         08/27/2002       11/01/2002
      159                 $1,500,000            $1,495,042                         $81         08/09/2002       10/01/2002
      160                 $1,490,000            $1,484,356                         $97         07/24/2002       10/01/2002
      161                 $1,500,000            $1,456,626                         $16         08/06/2002       10/01/2002
      162                 $1,400,000            $1,395,458                         $32         09/16/2002       11/01/2002
      163                 $1,350,000            $1,342,574                         $72         08/09/2002       10/01/2002
      164                 $1,320,000            $1,315,250                     $23,487         09/16/2002       12/01/2002
      165                 $1,230,000            $1,223,170                        $123         08/20/2002       10/01/2002
      166                 $1,165,000            $1,157,204                         $77         06/28/2002       09/01/2002
      167                 $1,000,000              $996,333                         $31         10/04/2002       12/01/2002
      168                 $1,000,000              $995,947                        $112         09/30/2002       12/01/2002
      169                   $950,000              $932,514                         $29         07/23/2002       09/01/2002
      170                   $930,000              $926,477                         $98         07/24/2002       10/01/2002

                      $1,081,824,705        $1,077,776,827

------------------------------------------------------------------------------------------------------------------
   MORTGAGE        FIRST PAYMENT                              GRACE                               LOCKBOX
   LOAN NO.          DATE (IO)         MATURITY DATE        PERIOD(6)         ARD LOAN             STATUS
------------------------------------------------------------------------------------------------------------------
       1                NAP             10/01/2012              2                No               In Place
       2            11/07/2002          01/07/2013              0                No               In Place
       3                NAP             12/01/2014              5                No               In Place
       4                NAP             12/01/2012              5                No                 NAP
       5            10/01/2002          09/01/2009              0                No              Springing
       6            10/01/2002          09/01/2009              0                No              Springing
       7            10/01/2002          09/01/2009              0                No              Springing
       8            10/01/2002          09/01/2009              0                No              Springing
       9            10/01/2002          09/01/2009              0                No              Springing
      10            11/01/2002          10/01/2009              3                No               In Place
      11                NAP             11/01/2012              5                No               In Place
      12                NAP             05/01/2012              0                No               In Place
      13                NAP             05/01/2012              0                No               In Place
      14                NAP             05/01/2012              0                No               In Place
      15                NAP             05/01/2012              0                No               In Place
      16                NAP             05/01/2012              0                No               In Place
      17                NAP             05/01/2012              0                No               In Place
      18                NAP             05/01/2012              0                No               In Place
      19                NAP             05/01/2012              0                No               In Place
      20                NAP             05/01/2012              0                No               In Place
      21                NAP             10/01/2012              5                No                 NAP
      22                NAP             08/01/2012              5                No                 NAP
      23                NAP             08/01/2012              5                No                 NAP
      24                NAP             12/01/2012              5                No               In Place
      25                NAP             11/01/2012              5                No              Springing
      26                NAP             01/01/2012              5                No                 NAP
      27            01/01/2003          12/01/2009              5                No                 NAP
      28                NAP             08/01/2012              0                No                 NAP
      29                NAP             09/01/2012              5                No               In Place
      30                NAP             12/01/2012              15               No                 NAP
      31                NAP             12/01/2012              5                No               In Place
      32                NAP             01/01/2013              0                No               In Place
      33                NAP             01/01/2013              0                No               In Place
      34                NAP             01/01/2013              0                No               In Place
      35                NAP             01/01/2013              0                No               In Place
      36                NAP             01/01/2013              0                No               In Place
      37                NAP             01/01/2013              0                No               In Place
      38                NAP             01/01/2013              0                No               In Place
      39                NAP             01/01/2013              0                No               In Place
      40                NAP             01/01/2013              0                No               In Place
      41                NAP             01/01/2013              0                No               In Place
      42                NAP             01/01/2013              0                No               In Place
      43                NAP             01/01/2013              0                No               In Place
      44                NAP             01/01/2013              0                No               In Place
      45                NAP             01/01/2013              0                No               In Place
      46                NAP             01/01/2013              0                No               In Place
      47                NAP             01/01/2013              0                No               In Place
      48                NAP             01/01/2013              0                No               In Place
      49                NAP             01/01/2013              0                No               In Place
      50                NAP             01/01/2013              0                No               In Place
      51                NAP             10/01/2012              5                No                 NAP
      52                NAP             12/01/2012              5                No               In Place
      53                NAP             10/01/2012              10               No                 NAP
      54                NAP             10/01/2013              5                No                 NAP
      55            12/01/2002          11/01/2012              5                No                 NAP
      56                NAP             10/01/2017              0                No                 NAP
      57                NAP             11/01/2012              5                No                 NAP
      58                NAP             10/01/2013              5                No                 NAP
      59            11/01/2002          10/01/2007              5                No                 NAP
      60            09/01/2002          08/01/2007              5                No                 NAP
      61                NAP             11/01/2012              0                No                 NAP
      62            09/01/2002          08/01/2009              0                No                 NAP
      63                NAP             10/01/2007              5                No                 NAP
      64                NAP             12/01/2012              5                No                 NAP
      65                NAP             12/01/2012              5                No                 NAP
      66                NAP             10/01/2012              5                No                 NAP
      67                NAP             11/01/2012              5                No                 NAP
      68                NAP             11/01/2012              5                No                 NAP
      69                NAP             11/01/2012              0                No                 NAP
      70                NAP             01/01/2012              5                No                 NAP
      71            11/01/2002          10/01/2012              0                No                 NAP
      72                NAP             02/01/2011              0                No                 NAP
      73            11/01/2002          10/01/2009              0                No                 NAP
      74                NAP             11/01/2022              5                No                 NAP
      75                NAP             11/01/2012              5                No                 NAP
      76                NAP             09/01/2012              0                No                 NAP
      77                NAP             02/01/2021              5                No               In Place
      78                NAP             09/01/2012              5                No                 NAP
      79                NAP             12/01/2012              0                No                 NAP
      80                NAP             09/01/2012              5                No                 NAP
      81                NAP             11/01/2012              5                No                 NAP
      82                NAP             11/01/2012              5                No                 NAP
      83                NAP             09/05/2017              0                No                 NAP
      84                NAP             10/01/2012              0                No                 NAP
      85                NAP             11/01/2012              5                No                 NAP
      86            10/01/2002          09/01/2013              5                No               In Place
      87                NAP             11/01/2012              5                No              Springing
      88                NAP             09/01/2012              5                No                 NAP
      89                NAP             05/01/2012              0                No                 NAP
      90                NAP             12/01/2012              5                No                 NAP
      91                NAP             11/01/2012              5                No                 NAP
      92                NAP             12/01/2017              5                No                 NAP
      93                NAP             12/05/2012              0                No               In Place
      94                NAP             09/01/2010              5                No               In Place
      95                NAP             12/01/2012              5                No                 NAP
      96                NAP             11/01/2022              5                No                 NAP
      97            11/01/2002          10/01/2012              5                No                 NAP
      98                NAP             10/01/2012              5                No                 NAP
      99                NAP             10/01/2012              0                No                 NAP
      100               NAP             09/01/2017              5                No                 NAP
      101               NAP             11/01/2012              5                No                 NAP
      102               NAP             11/01/2017              5                No                 NAP
      103               NAP             10/01/2012              5                No                 NAP
      104               NAP             09/01/2012              5                No                 NAP
      105               NAP             09/01/2012              5                No                 NAP
      106               NAP             11/01/2012              5                No                 NAP
      107               NAP             11/01/2012              0                No                 NAP
      108               NAP             11/01/2012              5                No                 NAP
      109               NAP             05/01/2012              5                No                 NAP
      110               NAP             09/01/2011              5                No                 NAP
      111               NAP             10/01/2017              5                No                 NAP
      112               NAP             12/05/2012              0                No               In Place
      113               NAP             09/01/2012              0                No                 NAP
      114               NAP             10/01/2012              0                No                 NAP
      115               NAP             09/01/2012              0                No                 NAP
      116               NAP             10/01/2012              5                No               In Place
      117               NAP             12/01/2012              5                No              Springing
      118               NAP             10/01/2012              5                No                 NAP
      119               NAP             12/01/2007              5                No                 NAP
      120               NAP             12/01/2012              5                No                 NAP
      121               NAP             12/01/2012              5                No                 NAP
      122               NAP             12/01/2012              0                No                 NAP
      123               NAP             09/01/2012              5                No                 NAP
      124               NAP             12/01/2012              5                No                 NAP
      125               NAP             11/01/2012              5                No                 NAP
      126               NAP             09/01/2012              5                No                 NAP
      127               NAP             11/01/2012              5                No                 NAP
      128               NAP             09/01/2012              5                No                 NAP
      129               NAP             10/01/2017              15               No                 NAP
      130               NAP             12/01/2012              5                No                 NAP
      131               NAP             10/01/2012              5                No                 NAP
      132               NAP             09/01/2012              3                No                 NAP
      133               NAP             12/05/2012              0                No               In Place
      134               NAP             10/01/2012              5                No                 NAP
      135               NAP             11/01/2014              0                No                 NAP
      136               NAP             12/01/2012              5                No                 NAP
      137               NAP             11/01/2017              5                No                 NAP
      138               NAP             10/01/2012              0                No                 NAP
      139               NAP             12/01/2007              5                No                 NAP
      140               NAP             11/03/2012              0                No                 NAP
      141               NAP             10/01/2012              5                No                 NAP
      142               NAP             07/01/2015              0                No                 NAP
      143               NAP             10/01/2012              5                No                 NAP
      144               NAP             11/01/2012              0                No                 NAP
      145               NAP             12/01/2012              5                No                 NAP
      146               NAP             10/01/2012              5                No                 NAP
      147               NAP             10/01/2012              5                No                 NAP
      148               NAP             10/01/2012              5                No                 NAP
      149               NAP             10/01/2012              5                No               In Place
      150               NAP             10/01/2012              5                No                 NAP
      151               NAP             09/01/2012              5                No                 NAP
      152               NAP             12/01/2012              5                No                 NAP
      153               NAP             11/01/2012              5                No                 NAP
      154               NAP             09/01/2012              5                No                 NAP
      155               NAP             10/01/2012              5                No                 NAP
      156               NAP             07/01/2012              5                No                 NAP
      157               NAP             12/01/2012              5                No                 NAP
      158               NAP             10/01/2012              5                No                 NAP
      159               NAP             09/01/2012              0                No                 NAP
      160               NAP             09/01/2012              5                No                 NAP
      161               NAP             09/01/2012              5                No                 NAP
      162               NAP             10/01/2012              5                No                 NAP
      163               NAP             09/01/2012              5                No                 NAP
      164               NAP             11/01/2012              5                No                 NAP
      165               NAP             09/01/2012              5                No                 NAP
      166               NAP             08/01/2012              5                No                 NAP
      167               NAP             11/01/2012              5                No                 NAP
      168               NAP             11/01/2012              5                No                 NAP
      169               NAP             08/01/2017              5                No                 NAP
      170               NAP             09/01/2012              5                No                 NAP

---------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE         LOCKBOX        ORIGINAL TERM         REMAINING TERM          ORIGINAL           REMAINING           MORTGAGE
   LOAN NO.          TYPE            TO MATURITY          TO MATURITY         AMORT. TERM(7)       AMORT. TERM              RATE
---------------------------------------------------------------------------------------------------------------------------------
       1             Hard               119                   116                   360                357                5.120%
       2             Hard               123                   119                   289                289                6.853%
       3             Hard               144                   142                   360                358                5.680%
       4              NAP               120                   118                   360                358                5.660%
       5          Soft / Hard            84                    79                   IO                 IO                 5.500%
       6          Soft / Hard            84                    79                   IO                 IO                 5.500%
       7          Soft / Hard            84                    79                   IO                 IO                 5.500%
       8          Soft / Hard            84                    79                   IO                 IO                 5.500%
       9          Soft / Hard            84                    79                   IO                 IO                 5.500%
      10             Hard                84                    80                   336                336                6.150%
      11             Soft               120                   117                   360                357                6.000%
      12             Hard               119                   111                   360                352                7.350%
      13             Hard               119                   111                   360                352                7.350%
      14             Hard               119                   111                   360                352                7.350%
      15             Hard               119                   111                   360                352                7.350%
      16             Hard               119                   111                   360                352                7.350%
      17             Hard               119                   111                   360                352                7.350%
      18             Hard               119                   111                   360                352                7.350%
      19             Hard               119                   111                   360                352                7.350%
      20             Hard               119                   111                   360                352                7.350%
      21              NAP               120                   116                   360                356                5.558%
      22              NAP               120                   114                   360                354                7.150%
      23              NAP               120                   114                   360                354                7.150%
      24             Hard               120                   118                   300                298                6.200%
      25             Hard               120                   117                   360                357                5.660%
      26              NAP               120                   107                   180                232                7.350%
      27              NAP                84                    82                   IO                 IO                 5.095%
      28              NAP               120                   114                   360                354                7.570%
      29             Hard               120                   115                   360                355                6.670%
      30              NAP               120                   118                   360                358                6.200%
      31             Soft               120                   118                   360                358                6.000%
      32             Hard               120                   119                   264                263                6.500%
      33             Hard               120                   119                   264                263                6.500%
      34             Hard               120                   119                   264                263                6.500%
      35             Hard               120                   119                   264                263                6.500%
      36             Hard               120                   119                   264                263                6.500%
      37             Hard               120                   119                   264                263                6.500%
      38             Hard               120                   119                   264                263                6.500%
      39             Hard               120                   119                   264                263                6.500%
      40             Hard               120                   119                   264                263                6.500%
      41             Hard               120                   119                   264                263                6.500%
      42             Hard               120                   119                   264                263                6.500%
      43             Hard               120                   119                   264                263                6.500%
      44             Hard               120                   119                   264                263                6.500%
      45             Hard               120                   119                   264                263                6.500%
      46             Hard               120                   119                   264                263                6.500%
      47             Hard               120                   119                   264                263                6.500%
      48             Hard               120                   119                   264                263                6.500%
      49             Hard               120                   119                   264                263                6.500%
      50             Hard               120                   119                   264                263                6.500%
      51              NAP               120                   116                   360                356                6.500%
      52             Soft               120                   118                   360                358                6.000%
      53              NAP               120                   116                   360                356                6.590%
      54              NAP               132                   128                   360                356                7.040%
      55              NAP               120                   117                   360                360                5.960%
      56              NAP               180                   176                   180                176                6.040%
      57              NAP               120                   117                   360                357                6.130%
      58              NAP               132                   128                   360                356                7.040%
      59              NAP                60                    56                   324                324                5.750%
      60              NAP                60                    54                   IO                 IO                 6.140%
      61              NAP               120                   117                   360                357                5.650%
      62              NAP                84                    78                   IO                 IO                 5.925%
      63              NAP                60                    56                   360                356                5.560%
      64              NAP               120                   118                   360                358                6.030%
      65              NAP               120                   118                   360                358                6.250%
      66              NAP               120                   116                   360                356                6.230%
      67              NAP               120                   117                   360                357                6.150%
      68              NAP               120                   117                   360                357                6.310%
      69              NAP               120                   117                   360                357                6.000%
      70              NAP               120                   107                   300                287                6.500%
      71              NAP               120                   116                   360                360                6.030%
      72              NAP               120                    96                   360                336                7.490%
      73              NAP                84                    80                   IO                 IO                 5.250%
      74              NAP               240                   237                   240                237                6.200%
      75              NAP               120                   117                   360                357                6.250%
      76              NAP               120                   115                   360                355                6.010%
      77             Hard               219                   216                   219                216                6.420%
      78              NAP               120                   115                   360                355                6.080%
      79              NAP               120                   118                   300                298                6.030%
      80              NAP               120                   115                   264                259                6.400%
      81              NAP               120                   117                   300                297                5.750%
      82              NAP               120                   117                   300                297                5.750%
      83              NAP               180                   175                   360                355                6.990%
      84              NAP               120                   116                   360                356                6.310%
      85              NAP               120                   117                   300                297                6.510%
      86             Hard               132                   127                   360                360                5.950%
      87             Hard               120                   117                   300                297                5.940%
      88              NAP               120                   115                   300                295                7.200%
      89              NAP               120                   111                   360                351                6.810%
      90              NAP               120                   118                   300                298                6.000%
      91              NAP               120                   117                   300                297                6.520%
      92              NAP               180                   178                   240                238                5.800%
      93             Hard               120                   118                   360                358                6.190%
      94             Hard                96                    91                   360                355                6.500%
      95              NAP               120                   118                   360                358                5.960%
      96              NAP               240                   237                   240                237                6.090%
      97              NAP               120                   116                   360                360                6.610%
      98              NAP               120                   116                   180                176                6.900%
      99              NAP               120                   116                   360                356                7.360%
      100             NAP               180                   175                   180                175                6.355%
      101             NAP               120                   117                   360                357                6.415%
      102             NAP               180                   177                   180                177                6.900%
      103             NAP               120                   116                   360                356                6.350%
      104             NAP               120                   115                   360                355                6.900%
      105             NAP               120                   115                   360                355                6.670%
      106             NAP               120                   117                   300                297                5.780%
      107             NAP               120                   117                   300                297                5.750%
      108             NAP               120                   117                   240                237                6.500%
      109             NAP               120                   111                   300                291                7.260%
      110             NAP               120                   103                   240                223                7.000%
      111             NAP               180                   176                   180                176                6.830%
      112            Hard               120                   118                   360                358                6.090%
      113             NAP               120                   115                   360                355                6.840%
      114             NAP               120                   116                   180                176                6.360%
      115             NAP               120                   115                   360                355                7.060%
      116            Hard               120                   116                   300                296                6.850%
      117            Hard               120                   118                   180                178                6.450%
      118             NAP               120                   116                   240                236                6.095%
      119             NAP                60                    58                   300                298                6.080%
      120             NAP               120                   118                   300                298                6.350%
      121             NAP               120                   118                   300                298                6.350%
      122             NAP               120                   118                   360                358                5.830%
      123             NAP               120                   115                   300                295                6.560%
      124             NAP               120                   118                   300                298                6.185%
      125             NAP               120                   117                   300                297                6.170%
      126             NAP               120                   115                   360                355                6.750%
      127             NAP               120                   117                   300                297                6.650%
      128             NAP               120                   115                   300                295                7.900%
      129             NAP               180                   176                   180                176                6.090%
      130             NAP               120                   118                   360                358                6.000%
      131             NAP               120                   116                   300                296                6.770%
      132             NAP               120                   115                   360                355                6.210%
      133            Hard               120                   118                   360                358                6.190%
      134             NAP               120                   116                   300                296                6.950%
      135             NAP               144                   141                   240                237                6.250%
      136             NAP               120                   118                   300                298                6.235%
      137             NAP               180                   177                   180                177                5.960%
      138             NAP               120                   116                   360                356                6.660%
      139             NAP                60                    58                   300                298                6.000%
      140             NAP               120                   117                   300                297                6.650%
      141             NAP               120                   116                   360                356                6.400%
      142             NAP               153                   149                   153                149                6.420%
      143             NAP               120                   116                   240                236                6.500%
      144             NAP               120                   117                   360                357                6.320%
      145             NAP               120                   118                   240                238                6.100%
      146             NAP               120                   116                   300                296                7.350%
      147             NAP               120                   116                   360                356                6.500%
      148             NAP               120                   116                   360                356                6.450%
      149            Hard               120                   116                   360                356                6.600%
      150             NAP               120                   116                   300                296                6.700%
      151             NAP               120                   115                   300                295                7.000%
      152             NAP               120                   118                   300                298                6.350%
      153             NAP               120                   117                   360                357                6.250%
      154             NAP               120                   115                   300                295                7.150%
      155             NAP               120                   116                   300                296                6.290%
      156             NAP               120                   113                   300                293                7.050%
      157             NAP               120                   118                   300                298                6.500%
      158             NAP               120                   116                   360                356                7.150%
      159             NAP               120                   115                   360                355                7.290%
      160             NAP               120                   115                   360                355                6.750%
      161             NAP               120                   115                   120                115                7.200%
      162             NAP               120                   116                   360                356                6.320%
      163             NAP               120                   115                   300                295                7.150%
      164             NAP               120                   117                   300                297                6.600%
      165             NAP               120                   115                   300                295                7.100%
      166             NAP               120                   114                   300                294                7.030%
      167             NAP               120                   117                   300                297                6.500%
      168             NAP               120                   117                   300                297                5.950%
      169             NAP               180                   174                   180                174                7.500%
      170             NAP               120                   115                   360                355                6.750%

                                        120                   116                   328                325                6.221%

----------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                   MONTHLY              MONTHLY         UNDERWRITABLE       UNDERWRITABLE          NOI           NCF
   LOAN NO.              PAYMENT (P&I)         PAYMENT (IO)(8)               NOI           CASH FLOW        DSCR(9)        DSCR(9)
----------------------------------------------------------------------------------------------------------------------------------
       1                     $386,367                  NAP           $31,242,308         $29,578,627          1.99           1.89
       2                     $495,132             $405,293           $60,616,355         $56,874,154          2.27           2.13
       3                     $269,297                  NAP            $7,042,439          $6,437,064          2.18           1.99
       4                     $248,483                  NAP            $5,900,218          $5,397,231          1.98           1.81
       5                          NAP              $80,667            $2,791,872          $2,647,582          2.99           2.85
       6                          NAP              $38,615            $1,461,930          $1,367,968          2.99           2.85
       7                          NAP              $28,760            $1,036,298            $992,012          2.99           2.85
       8                          NAP              $27,913            $1,033,993          $1,006,819          2.99           2.85
       9                          NAP              $14,300              $501,113            $485,001          2.99           2.85
      10                     $231,108             $192,259            $4,790,616          $4,265,420          2.08           1.85
      11                     $161,879                  NAP            $4,270,616          $3,688,550          2.20           1.90
      12                      $48,875                  NAP              $882,898            $860,848          1.45           1.40
      13                      $48,807                  NAP              $879,925            $865,475          1.45           1.40
      14                      $32,818                  NAP              $549,229            $534,579          1.45           1.40
      15                      $29,065                  NAP              $503,130            $472,949          1.45           1.40
      16                      $10,299                  NAP              $138,429            $128,379          1.45           1.40
      17                       $8,666                  NAP              $164,416            $146,708          1.45           1.40
      18                       $3,405                  NAP               $53,529             $49,329          1.45           1.40
      19                       $2,696                  NAP               $53,344             $50,056          1.45           1.40
      20                       $1,404                  NAP               $20,901             $18,851          1.45           1.40
      21                     $114,280                  NAP            $4,397,234          $4,266,234          3.21           3.11
      22                     $106,039                  NAP            $2,039,104          $1,828,363          1.60           1.45
      23                      $22,288                  NAP              $432,476            $398,422          1.60           1.45
      24                     $118,185                  NAP            $2,296,445          $2,172,086          1.62           1.53
      25                     $104,016                  NAP            $2,674,517          $2,552,851          2.14           2.05
      26                     $121,537                  NAP            $2,028,234          $1,928,870          1.39           1.32
      27                          NAP              $64,551            $2,027,774          $1,895,354          2.62           2.45
      28                     $103,279                  NAP            $1,610,897          $1,562,297          1.30           1.26
      29                      $93,872                  NAP            $4,450,543          $3,910,343          1.98           1.74
      30                      $88,808                  NAP            $1,657,504          $1,557,016          1.56           1.46
      31                      $86,935                  NAP            $1,815,376          $1,507,487          1.74           1.45
      32                      $12,548                  NAP              $225,069            $206,565          1.65           1.52
      33                      $10,195                  NAP              $205,782            $195,049          1.65           1.52
      34                       $8,270                  NAP              $158,201            $148,320          1.65           1.52
      35                       $7,700                  NAP              $148,564            $136,600          1.65           1.52
      36                       $5,418                  NAP              $112,365            $105,981          1.65           1.52
      37                       $5,133                  NAP               $98,276             $92,486          1.65           1.52
      38                       $4,705                  NAP              $105,675             $98,736          1.65           1.52
      39                       $5,347                  NAP               $95,622             $87,085          1.65           1.52
      40                       $4,420                  NAP               $88,507             $81,061          1.65           1.52
      41                       $3,850                  NAP               $82,270             $76,437          1.65           1.52
      42                       $5,062                  NAP               $99,204             $84,187          1.65           1.52
      43                       $3,351                  NAP               $69,997             $65,538          1.65           1.52
      44                       $3,066                  NAP               $56,122             $49,772          1.65           1.52
      45                       $5,133                  NAP               $99,135             $90,283          1.65           1.52
      46                       $2,638                  NAP               $54,781             $50,036          1.65           1.52
      47                       $2,210                  NAP               $50,698             $46,900          1.65           1.52
      48                       $2,139                  NAP               $51,418             $46,228          1.65           1.52
      49                       $2,068                  NAP               $41,388             $38,184          1.65           1.52
      50                       $1,854                  NAP               $40,418             $36,580          1.65           1.52
      51                      $79,009                  NAP            $1,257,138          $1,218,982          1.33           1.29
      52                      $74,344                  NAP            $1,300,381          $1,170,973          1.46           1.31
      53                      $78,952                  NAP            $1,364,568          $1,288,517          1.44           1.36
      54                      $78,155                  NAP            $1,421,467          $1,262,695          1.52           1.35
      55                      $68,653              $57,989            $1,347,939          $1,306,858          1.94           1.88
      56                      $97,292                  NAP            $1,990,352          $1,720,142          1.70           1.47
      57                      $66,873                  NAP            $1,386,346          $1,328,189          1.73           1.66
      58                      $68,803                  NAP            $1,295,619          $1,082,920          1.57           1.31
      59                      $62,064              $49,554            $1,392,628          $1,153,889          2.34           1.94
      60                          NAP              $51,877            $1,938,470          $1,665,351          3.11           2.68
      61                      $53,521                  NAP              $983,723            $945,215          1.53           1.47
      62                          NAP              $44,931            $1,473,747          $1,363,960          2.73           2.53
      63                      $50,011                  NAP            $1,008,230            $954,330          1.68           1.59
      64                      $52,028                  NAP            $1,104,773          $1,094,874          1.77           1.75
      65                      $52,337                  NAP              $844,958            $791,921          1.35           1.26
      66                      $51,666                  NAP              $896,558            $850,530          1.45           1.37
      67                      $50,566                  NAP            $1,040,056            $955,827          1.71           1.58
      68                      $49,570                  NAP            $1,000,884            $916,589          1.68           1.54
      69                      $47,964                  NAP              $953,506            $939,831          1.66           1.63
      70                      $54,017                  NAP            $1,415,477          $1,282,167          2.18           1.98
      71                      $46,915              $39,739            $1,048,397            $941,994          2.20           1.98
      72                      $51,691                  NAP              $769,643            $744,843          1.24           1.20
      73                          NAP              $32,375            $1,257,698          $1,161,216          3.24           2.99
      74                      $51,689                  NAP            $1,081,308            $987,168          1.74           1.59
      75                      $43,100                  NAP              $823,408            $781,225          1.59           1.51
      76                      $42,014                  NAP            $1,375,864          $1,284,508          2.73           2.55
      77                      $52,788                  NAP              $716,310            $700,205          1.13           1.11
      78                      $38,701                  NAP            $1,084,835            $947,628          2.34           2.04
      79                      $38,768                  NAP              $717,840            $654,379          1.54           1.41
      80                      $40,648                  NAP              $664,309            $609,578          1.36           1.25
      81                      $28,098                  NAP              $561,130            $503,652          1.70           1.53
      82                       $7,132                  NAP              $155,588            $142,311          1.70           1.53
      83                      $36,887                  NAP              $640,717            $600,454          1.45           1.36
      84                      $33,770                  NAP              $642,256            $612,564          1.58           1.51
      85                      $36,157                  NAP              $741,385            $727,956          1.71           1.68
      86                      $31,785              $26,795              $724,110            $690,924          2.25           2.15
      87                      $33,634                  NAP              $607,825            $577,358          1.51           1.43
      88                      $36,339                  NAP              $655,558            $620,194          1.50           1.42
      89                      $32,630                  NAP              $563,347            $550,547          1.44           1.41
      90                      $32,183                  NAP              $856,931            $856,931          2.22           2.22
      91                      $33,823                  NAP              $779,439            $714,816          1.92           1.76
      92                      $35,247                  NAP              $685,270            $618,648          1.62           1.46
      93                      $30,591                  NAP              $631,131            $551,922          1.72           1.50
      94                      $30,971                  NAP              $565,915            $480,365          1.52           1.29
      95                      $28,058                  NAP              $589,693            $530,666          1.75           1.58
      96                      $33,195                  NAP              $744,397            $706,333          1.87           1.77
      97                      $29,089              $25,411              $550,059            $531,556          1.80           1.74
      98                      $41,089                  NAP              $752,701            $741,266          1.53           1.50
      99                      $31,034                  NAP              $520,402            $501,961          1.40           1.35
      100                     $39,360                  NAP              $670,852            $649,325          1.42           1.37
      101                     $27,565                  NAP              $539,881            $520,724          1.63           1.57
      102                     $37,963                  NAP              $610,486            $600,712          1.34           1.32
      103                     $26,134                  NAP              $484,619            $451,243          1.55           1.44
      104                     $27,003                  NAP              $471,399            $444,899          1.45           1.37
      105                     $25,732                  NAP              $695,494            $634,160          2.25           2.05
      106                     $25,237                  NAP              $511,575            $501,076          1.69           1.65
      107                     $25,164                  NAP              $614,388            $569,388          2.03           1.89
      108                     $29,823                  NAP            $1,037,942          $1,021,142          2.90           2.85
      109                     $28,938                  NAP              $482,020            $457,704          1.39           1.32
      110                     $31,012                  NAP              $595,214            $561,496          1.60           1.51
      111                     $34,685                  NAP              $506,192            $492,520          1.22           1.18
      112                     $23,003                  NAP              $437,616            $382,979          1.59           1.39
      113                     $24,518                  NAP              $474,745            $462,019          1.61           1.57
      114                     $31,515                  NAP              $772,734            $710,341          2.04           1.88
      115                     $24,096                  NAP              $506,640            $488,790          1.75           1.69
      116                     $25,101                  NAP              $394,509            $373,354          1.31           1.24
      117                     $30,393                  NAP              $541,095            $508,460          1.48           1.39
      118                     $25,267                  NAP              $710,978            $535,081          2.34           1.76
      119                     $22,170                  NAP              $498,479            $489,612          1.87           1.84
      120                     $11,986                  NAP              $215,012            $207,603          1.56           1.50
      121                      $9,988                  NAP              $196,343            $188,183          1.56           1.50
      122                     $19,190                  NAP              $366,396            $345,396          1.59           1.50
      123                     $22,168                  NAP              $482,033            $422,833          1.81           1.59
      124                     $20,981                  NAP              $429,061            $414,398          1.70           1.65
      125                     $20,951                  NAP              $362,163            $362,163          1.44           1.44
      126                     $19,977                  NAP              $418,400            $378,817          1.75           1.58
      127                     $20,949                  NAP              $407,570            $359,758          1.62           1.43
      128                     $22,956                  NAP              $511,141            $505,841          1.86           1.84
      129                     $25,462                  NAP              $425,107            $418,307          1.39           1.37
      130                     $17,711                  NAP              $339,284            $337,846          1.60           1.59
      131                     $20,419                  NAP              $349,074            $341,104          1.42           1.39
      132                     $17,780                  NAP              $423,838            $390,584          1.99           1.83
      133                     $17,590                  NAP              $347,851            $309,761          1.65           1.47
      134                     $18,997                  NAP              $369,886            $324,954          1.62           1.43
      135                     $19,004                  NAP              $333,623            $310,322          1.46           1.36
      136                     $16,469                  NAP              $386,792            $366,625          1.96           1.86
      137                     $20,411                  NAP              $350,041            $314,051          1.43           1.28
      138                     $15,423                  NAP              $645,058            $540,493          3.49           2.92
      139                     $14,980                  NAP              $294,977            $291,293          1.64           1.62
      140                     $15,917                  NAP              $328,145            $286,652          1.72           1.50
      141                     $14,387                  NAP              $414,507            $372,444          2.40           2.16
      142                     $22,053                  NAP              $392,741            $315,698          1.48           1.19
      143                     $16,403                  NAP              $502,223            $470,716          2.55           2.39
      144                     $13,026                  NAP              $358,202            $321,003          2.29           2.05
      145                     $15,166                  NAP              $271,641            $254,798          1.49           1.40
      146                     $14,403                  NAP              $243,808            $229,192          1.41           1.33
      147                     $12,325                  NAP              $302,835            $279,045          2.05           1.89
      148                     $12,261                  NAP              $318,785            $271,290          2.17           1.84
      149                     $11,783                  NAP              $376,100            $374,283          2.66           2.65
      150                     $12,483                  NAP              $247,657            $219,776          1.65           1.47
      151                     $12,722                  NAP              $268,965            $237,831          1.76           1.56
      152                     $11,320                  NAP              $205,558            $199,374          1.51           1.47
      153                     $10,467                  NAP              $449,086            $407,556          3.58           3.24
      154                     $12,178                  NAP              $241,582            $208,600          1.65           1.43
      155                     $10,925                  NAP              $250,338            $225,088          1.91           1.72
      156                     $11,715                  NAP              $248,805            $222,405          1.77           1.58
      157                     $10,635                  NAP              $217,251            $194,607          1.70           1.52
      158                     $10,131                  NAP              $217,351            $180,345          1.79           1.48
      159                     $10,273                  NAP              $206,025            $191,227          1.67           1.55
      160                      $9,664                  NAP              $191,349            $172,497          1.65           1.49
      161                     $17,571                  NAP              $446,957            $392,412          2.12           1.86
      162                      $8,684                  NAP              $203,221            $181,933          1.95           1.75
      163                      $9,671                  NAP              $159,417            $155,675          1.37           1.34
      164                      $8,995                  NAP              $163,290            $146,490          1.51           1.36
      165                      $8,772                  NAP              $149,307            $141,811          1.42           1.35
      166                      $8,256                  NAP              $164,880            $148,960          1.66           1.50
      167                      $6,752                  NAP              $150,230            $136,442          1.85           1.68
      168                      $6,412                  NAP              $195,064            $171,838          2.53           2.23
      169                      $8,807                  NAP              $292,506            $258,391          2.77           2.45
      170                      $6,032                  NAP              $128,618            $116,930          1.78           1.62

                                                                                                              1.94           1.79

--------------------------------------------------------------------------------------------------------
   MORTGAGE           CUT-OFF DATE       BALLOON          BALLOON           APPRAISED     VALUATION
   LOAN NO.                    LTV           LTV          BALANCE               VALUE     DATE(10)
--------------------------------------------------------------------------------------------------------
       1                     54.0%         44.4%      $58,237,025        $443,000,000    10/05/2002
       2                     48.1%         44.3%      $64,363,636        $800,000,000    12/02/2002
       3                     53.4%         42.6%      $37,079,972         $87,000,000    11/01/2002
       4                     55.7%         46.4%      $35,732,627         $77,000,000    10/01/2002
       5                     53.9%         53.9%      $17,600,000         $32,185,000    02/15/2002
       6                     53.9%         53.9%       $8,425,000         $15,860,000    06/25/2002
       7                     53.9%         53.9%       $6,275,000         $11,650,000    06/08/2002
       8                     53.9%         53.9%       $6,090,000         $11,500,000    06/13/2002
       9                     53.9%         53.9%       $3,120,000          $5,800,000    05/28/2002
      10                     69.8%         64.8%      $34,334,688         $53,000,000    08/09/2002
      11                     51.8%         44.1%      $22,941,500         $52,000,000    09/11/2002
      12                     69.4%         61.6%       $6,264,348          $9,550,000    01/25/2002
      13                     69.4%         61.6%       $6,255,731          $9,700,000    01/24/2002
      14                     69.4%         61.6%       $4,206,347          $6,430,000    01/24/2002
      15                     69.4%         61.6%       $3,725,290          $7,300,000    01/24/2002
      16                     69.4%         61.6%       $1,320,057          $1,962,000    01/29/2002
      17                     69.4%         61.6%       $1,110,728          $1,905,000    01/29/2002
      18                     69.4%         61.6%         $436,468            $705,000    01/28/2002
      19                     69.4%         61.6%         $345,551            $590,000    01/24/2002
      20                     69.4%         61.6%         $179,892            $550,000    01/23/2002
      21                     32.7%         27.5%      $16,775,100         $61,000,000    08/26/2002
      22                     66.4%         58.5%      $13,769,967         $23,500,000    02/13/2002
      23                     66.4%         58.5%       $2,894,325          $5,000,000    02/12/2002
      24                     71.3%         55.9%      $14,079,373         $25,200,000    05/22/2002
      25                     59.8%         50.5%      $15,140,884         $30,000,000    08/21/2002
      26                     75.2%         53.2%      $10,649,765         $20,000,000    05/16/2002
      27                     62.7%         62.7%      $14,995,000         $23,900,000    10/28/2002
      28                     79.0%         70.3%      $13,003,828         $18,500,000    07/01/2002
      29                     56.5%         49.1%      $12,635,212         $51,500,000    05/02/2002
      30                     76.6%         65.6%      $12,394,900         $18,900,000    01/01/2003
      31                     74.2%         63.2%      $12,323,518         $19,500,000    09/04/2002
      32                     63.4%         46.1%       $1,278,542          $2,900,000    09/16/2002
      33                     63.4%         46.1%       $1,038,815          $2,200,000    09/20/2002
      34                     63.4%         46.1%         $842,675          $1,785,000    09/26/2002
      35                     63.4%         46.1%         $784,560          $1,665,000    09/26/2002
      36                     63.4%         46.1%         $552,098          $1,200,000    09/17/2002
      37                     63.4%         46.1%         $523,040          $1,100,000    09/23/2002
      38                     63.4%         46.1%         $479,453          $1,010,000    09/24/2002
      39                     63.4%         46.1%         $544,833          $1,190,000    09/24/2002
      40                     63.4%         46.1%         $450,396            $950,000    09/24/2002
      41                     63.4%         46.1%         $392,280            $830,000    09/19/2002
      42                     63.4%         46.1%         $515,775          $1,120,000    09/26/2002
      43                     63.4%         46.1%         $341,429            $790,000    09/20/2002
      44                     63.4%         46.1%         $312,371            $800,000    09/20/2002
      45                     63.4%         46.1%         $523,040          $1,100,000    09/12/2002
      46                     63.4%         46.1%         $268,784            $565,000    09/23/2002
      47                     63.4%         46.1%         $225,198            $480,000    09/16/2002
      48                     63.4%         46.1%         $217,933            $465,000    09/24/2002
      49                     63.4%         46.1%         $210,669            $450,000    09/19/2002
      50                     63.4%         46.1%         $188,876            $400,000    09/18/2002
      51                     76.9%         66.5%      $10,776,092         $16,200,000    06/17/2002
      52                     75.7%         64.5%      $10,538,732         $16,350,000    09/10/2002
      53                     74.8%         64.8%      $10,694,824         $16,500,000    06/24/2002
      54                     77.7%         65.5%       $9,831,993         $15,000,000    07/08/2002
      55                     75.2%         66.7%      $10,197,698         $15,300,000    05/15/2002
      56                     46.3%          0.4%          $96,805         $24,500,000    08/14/2002
      57                     71.7%         61.3%       $9,381,757         $15,300,000    08/10/2002
      58                     62.6%         52.8%       $8,655,515         $16,400,000    07/08/2002
      59                     60.0%         57.2%       $9,724,603         $17,000,000    09/16/2002
      60                     41.2%         41.2%      $10,000,000         $24,275,000    05/14/2002
      61                     77.0%         65.0%       $7,796,883         $12,000,000    08/25/2002
      62                     49.7%         49.7%       $9,100,000         $18,300,000    06/04/2002
      63                     70.5%         65.7%       $8,109,151         $12,350,000    08/09/2002
      64                     66.4%         56.6%       $7,358,044         $13,000,000    10/30/2002
      65                     74.8%         64.1%       $7,276,172         $11,350,000    07/29/2002
      66                     67.6%         58.0%       $7,194,474         $12,400,000    07/01/2002
      67                     66.2%         56.7%       $7,083,026         $12,500,000    09/12/2002
      68                     72.5%         62.3%       $6,858,140         $11,000,000    09/01/2002
      69                     66.5%         56.6%       $6,797,482         $12,000,000    09/20/2002
      70                     41.5%         33.3%       $6,315,192         $18,970,000    10/09/2001
      71                     65.0%         57.2%       $6,859,578         $12,000,000    07/30/2002
      72                     73.5%         66.1%       $6,541,630          $9,900,000    10/21/2002
      73                     54.8%         54.8%       $7,400,000         $13,500,000    09/04/2002
      74                     57.4%          1.8%         $227,451         $12,300,000    08/09/2002
      75                     71.2%         61.1%       $5,990,699          $9,800,000    09/01/2002
      76                     38.7%         33.1%       $5,949,667         $18,000,000    07/09/2002
      77                     77.6%          0.6%          $52,508          $8,700,000    08/21/2002
      78                     46.0%         39.4%       $5,450,748         $13,850,000    06/01/2002
      79                     77.2%         60.2%       $4,666,772          $7,750,000    10/02/2002
      80                     64.1%         46.8%       $4,162,717          $8,900,000    07/29/2002
      81                     68.4%         52.9%       $3,440,329          $6,500,000    09/01/2002
      82                     68.4%         52.9%         $873,314          $1,650,000    09/01/2002
      83                     73.5%         46.6%       $3,506,973          $7,520,000    08/01/2002
      84                     73.4%         63.2%       $4,673,473          $7,400,000    07/31/2002
      85                     66.6%         52.8%       $4,225,837          $8,000,000    07/25/2002
      86                     66.6%         56.2%       $4,496,435          $8,000,000    07/15/2002
      87                     62.2%         48.5%       $4,070,080          $8,400,000    07/26/2002
      88                     69.2%         56.1%       $4,075,777          $7,260,000    07/12/2002
      89                     62.2%         54.4%       $4,347,824          $7,990,000    02/28/2002
      90                     53.3%         41.5%       $3,881,198          $9,350,000    08/14/2002
      91                     59.0%         46.8%       $3,950,646          $8,450,000    07/17/2002
      92                     59.3%         23.1%       $1,936,549          $8,400,000    08/19/2002
      93                     74.0%         63.3%       $4,272,882          $6,750,000    09/26/2002
      94                     70.7%         63.7%       $4,396,809          $6,900,000    07/01/2002
      95                     64.3%         54.7%       $3,989,850          $7,300,000    10/24/2002
      96                     44.8%          1.4%         $143,089         $10,200,000    08/12/2002
      97                     68.9%         62.0%       $4,092,880          $6,600,000    05/15/2002
      98                     54.7%         26.0%       $2,161,818          $8,300,000    07/01/2002
      99                     71.3%         63.0%       $3,968,706          $6,300,000    06/26/2002
      100                    56.6%          1.4%         $108,048          $7,930,000    08/10/2002
      101                    66.5%         57.3%       $3,783,096          $6,600,000    07/15/2002
      102                    70.2%          0.6%          $37,746          $6,000,000    08/29/2002
      103                    77.5%         66.8%       $3,605,640          $5,400,000    07/29/2002
      104                    75.6%         66.1%       $3,572,029          $5,400,000    07/23/2002
      105                    53.1%         46.2%       $3,463,481          $7,500,000    07/15/2002
      106                    68.7%         53.2%       $3,084,318          $5,800,000    09/10/2002
      107                    59.9%         46.3%       $3,081,173          $6,650,000    09/13/2002
      108                    30.1%         20.3%       $2,687,402         $13,210,000    08/23/2002
      109                    76.2%         62.2%       $3,236,110          $5,200,000    03/14/2002
      110                    64.8%         45.8%       $2,736,307          $5,975,000    11/01/2002
      111                    73.5%          0.7%          $34,489          $5,240,000    07/24/2002
      112                    76.6%         65.4%       $3,238,066          $4,950,000    09/26/2002
      113                    67.8%         59.2%       $3,257,980          $5,500,000    06/18/2002
      114                    28.8%         13.4%       $1,676,038         $12,500,000    06/29/2002
      115                    66.4%         58.3%       $3,149,620          $5,400,000    07/12/2002
      116                    79.6%         63.9%       $2,875,288          $4,500,000    05/09/2002
      117                    42.9%         19.9%       $1,613,314          $8,100,000    06/18/2002
      118                    51.8%         34.6%       $2,316,853          $6,700,000    07/29/2002
      119                    74.9%         68.1%       $3,097,920          $4,550,000    09/23/2002
      120                    68.6%         54.0%       $1,414,861          $2,800,000    10/03/2002
      121                    68.6%         54.0%       $1,179,052          $2,000,000    10/03/2002
      122                    79.4%         67.2%       $2,756,833          $4,100,000    10/01/2002
      123                    54.1%         43.1%       $2,583,155          $6,000,000    07/02/2002
      124                    74.7%         58.5%       $2,501,764          $4,275,000    10/26/2002
      125                    74.1%         58.1%       $2,499,840          $4,300,000    08/22/2002
      126                    50.4%         43.9%       $2,672,653          $6,085,000    07/02/2002
      127                    73.6%         58.6%       $2,427,828          $4,140,000    08/29/2002
      128                    49.4%         40.9%       $2,471,784          $6,050,000    07/10/2002
      129                    60.4%          1.4%          $67,963          $4,900,000    08/16/2002
      130                    69.9%         59.5%       $2,510,599          $4,220,000    10/01/2002
      131                    66.0%         52.8%       $2,350,235          $4,450,000    07/26/2002
      132                    56.6%         48.0%       $2,445,484          $5,100,000    07/10/2002
      133                    63.8%         54.6%       $2,456,907          $4,500,000    09/26/2002
      134                    60.8%         48.9%       $2,163,189          $4,420,000    08/19/2002
      135                    72.8%         41.7%       $1,478,873          $3,550,000    09/25/2002
      136                    53.2%         41.8%       $1,957,719          $4,684,000    10/03/2002
      137                    54.8%          1.2%          $52,947          $4,380,000    06/06/2002
      138                    31.5%         27.3%       $2,078,119          $7,600,000    08/05/2002
      139                    69.2%         62.9%       $2,106,594          $3,350,000    09/16/2002
      140                    66.2%         51.9%       $1,815,912          $3,500,000    08/19/2002
      141                    42.1%         36.3%       $1,977,288          $5,440,000    08/12/2002
      142                    58.0%          1.3%          $49,032          $3,900,000    07/11/2002
      143                    39.7%         26.9%       $1,478,616          $5,500,000    08/01/2002
      144                    55.1%         47.4%       $1,800,769          $3,800,000    08/09/2002
      145                    59.8%         39.7%       $1,390,325          $3,500,000    09/06/2002
      146                    70.2%         57.2%       $1,601,772          $2,800,000    08/13/2002
      147                    59.8%         51.7%       $1,681,070          $3,250,000    07/15/2002
      148                    46.3%         40.0%       $1,678,738          $4,200,000    08/22/2002
      149                    34.4%         29.8%       $1,594,939          $5,345,000    06/07/2002
      150                    70.0%         55.9%       $1,442,802          $2,580,000    07/25/2002
      151                    66.3%         53.5%       $1,443,893          $2,700,000    06/26/2002
      152                    62.8%         49.5%       $1,336,259          $2,700,000    10/01/2002
      153                    33.2%         28.5%       $1,454,884          $5,100,000    08/30/2002
      154                    67.6%         54.8%       $1,369,959          $2,500,000    06/28/2002
      155                    55.7%         44.0%       $1,294,461          $2,945,000    08/11/2002
      156                    63.0%         51.0%       $1,326,308          $2,600,000    04/23/2002
      157                    70.3%         55.7%       $1,244,021          $2,235,000    10/16/2002
      158                    71.2%         62.7%       $1,315,820          $2,100,000    08/07/2002
      159                    68.0%         60.0%       $1,320,129          $2,200,000    07/03/2002
      160                    49.5%         43.1%       $1,292,939          $3,000,000    07/02/2002
      161                    36.2%          0.4%          $17,467          $4,020,000    06/20/2002
      162                    58.1%         50.0%       $1,200,864          $2,400,000    08/27/2002
      163                    67.1%         54.4%       $1,087,909          $2,000,000    06/30/2002
      164                    67.4%         53.6%       $1,045,637          $1,950,000    08/20/2002
      165                    66.1%         53.5%         $989,694          $1,850,000    08/06/2002
      166                    50.8%         41.0%         $935,539          $2,280,000    05/28/2002
      167                    63.5%         50.3%         $789,623          $1,570,000    08/13/2002
      168                    47.4%         36.9%         $775,514          $2,100,000    08/28/2002
      169                    29.1%          0.3%           $8,751          $3,200,000    06/13/2002
      170                    49.8%         43.4%         $807,003          $1,860,000    07/02/2002

                             61.1%         49.6%

----------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                                                 LEASE
   LOAN NO.     LARGEST TENANT(11)                                                     EXPIRATION DATE          % NSF
----------------------------------------------------------------------------------------------------------------------
       1        Nordstrom                                                                 04/30/2021            13.7%
       2        Equitable Life Assurance                                                  12/31/2011            34.3%
       3        Federal Trade Commission                                                  08/02/2012            84.0%
       4        AMTRAK - National Railroad Passenger Corporation                          03/14/2008            33.7%
       5        Belks                                                                     10/01/2018            19.2%
       6        Stein Mart                                                                09/30/2009            15.6%
       7        Circuit City                                                              01/31/2020            36.2%
       8        Michael's Stores                                                          02/28/2011            29.5%
       9        Circuit City                                                              02/28/2021           100.0%
      10        JC Penney                                                                 07/31/2005            28.9%
      11        Blue Cross Blue Shield                                                    10/31/2007            29.4%
      12        NAP                                                                          NAP                  NAP
      13        NAP                                                                          NAP                  NAP
      14        NAP                                                                          NAP                  NAP
      15        NAP                                                                          NAP                  NAP
      16        NAP                                                                          NAP                  NAP
      17        NAP                                                                          NAP                  NAP
      18        NAP                                                                          NAP                  NAP
      19        NAP                                                                          NAP                  NAP
      20        NAP                                                                          NAP                  NAP
      21        NAP                                                                          NAP                  NAP
      22        Katun Corp.                                                               05/31/2022           100.0%
      23        Katun Corp.                                                               05/31/2022           100.0%
      24        Linens & Things                                                           01/31/2016            14.2%
      25        Barnes & Noble                                                            01/31/2006            28.1%
      26        TRW, Inc.                                                                 05/31/2012           100.0%
      27        The School of Performing Arts                                             07/31/2005             4.3%
      28        Lowe's Home Centers, Inc.                                                 04/27/2022            66.4%
      29        Foster Wheeler Realty Services, Inc.                                      09/30/2022           100.0%
      30        Marshall's                                                                01/31/2006            17.4%
      31        Xerox                                                                     05/31/2005            11.7%
      32        Wesco                                                                     12/31/2027           100.0%
      33        Wesco                                                                     12/31/2027           100.0%
      34        Wesco                                                                     12/31/2027           100.0%
      35        Wesco                                                                     12/31/2027           100.0%
      36        Wesco                                                                     12/31/2027           100.0%
      37        Wesco                                                                     12/31/2027           100.0%
      38        Wesco                                                                     12/31/2027           100.0%
      39        Wesco                                                                     12/31/2027           100.0%
      40        Wesco                                                                     12/31/2027           100.0%
      41        Wesco                                                                     12/31/2027           100.0%
      42        Wesco                                                                     12/31/2027           100.0%
      43        Wesco                                                                     12/31/2027           100.0%
      44        Wesco                                                                     12/31/2027           100.0%
      45        Wesco                                                                     12/31/2027           100.0%
      46        Wesco                                                                     12/31/2027           100.0%
      47        Wesco                                                                     12/31/2027           100.0%
      48        Wesco                                                                     12/31/2027           100.0%
      49        Wesco                                                                     12/31/2027           100.0%
      50        Wesco                                                                     12/31/2027           100.0%
      51        Kroger                                                                    12/31/2018            55.2%
      52        Pak N Save                                                                01/31/2012            43.4%
      53        Best Buy                                                                  08/31/2009           100.0%
      54        Associated Industries FLA                                                 10/31/2011            55.9%
      55        Office Max (assigned to DSW)                                              10/31/2013            36.5%
      56        PacifiCare Health Systems, Inc.                                           12/26/2007           100.0%
      57        Raley's                                                                   01/31/2017            50.0%
      58        BellSouth - Cingular                                                      03/31/2009            75.0%
      59        CA State Lands Commission                                                 10/31/2007            31.7%
      60        Nortel Networks, Inc.                                                     03/31/2017           100.0%
      61        Publix Supermarkets                                                       07/17/2016            58.7%
      62        Bass Pro Shops                                                            11/30/2014           100.0%
      63        NAP                                                                          NAP                  NAP
      64        NAP                                                                          NAP                  NAP
      65        Santa Clarita Athletic Club                                               12/31/2016            43.4%
      66        Marsh Supermarkets                                                        09/30/2020            52.6%
      67        Guinness UDV North America, Inc.                                          07/31/2007            38.5%
      68        Jack Doo Jr. dba Sears Retail Store                                       07/31/2006             9.8%
      69        Best Buy Co., Inc.                                                        10/30/2015           100.0%
      70        J.C. Penney                                                               10/31/2005            29.2%
      71        Anda Pharmaceuticals, Inc.                                                03/31/2012           100.0%
      72        NAP                                                                          NAP                  NAP
      73        The Elder-Beerman Stores Corp.                                            01/31/2022            36.4%
      74        Ross Stores #79                                                           01/31/2006            28.9%
      75        Petco Animal Supplies, Inc.                                               01/31/2006            28.5%
      76        NAP                                                                          NAP                  NAP
      77        Genuardi's Family Markets Inc (Safeway)                                   03/31/2021           100.0%
      78        City National Bank, NA (Crocker)                                          03/31/2007            12.9%
      79        Princeton University Press                                                08/31/2011            48.5%
      80        Charlie G's Chophouse                                                     07/31/2008            12.2%
      81        Gate Gourmet Inc                                                          07/31/2006            29.1%
      82        Citation Communication                                                    06/30/2007            31.1%
      83        AMK Holdings, Ltd.                                                        08/27/2022           100.0%
      84        Kroger                                                                    04/30/2017            59.6%
      85        NAP                                                                          NAP                  NAP
      86        Advance PCS                                                               05/31/2013           100.0%
      87        T. J. Maxx 'N More                                                        10/31/2012            89.9%
      88        24 Hour Fitness                                                           11/30/2015            51.9%
      89        NAP                                                                          NAP                  NAP
      90        NAP                                                                          NAP                  NAP
      91        Safeway Store 1265                                                        11/19/2012            51.0%
      92        Jewel Grocery Store                                                       12/31/2017            49.9%
      93        Comtec, Inc                                                               04/30/2006            27.0%
      94        Kelley-Clarke, Inc.                                                       06/30/2006            49.6%
      95        Paul Mitchell Systems                                                     03/02/2010            20.7%
      96        NAP                                                                          NAP                  NAP
      97        Barnes and Noble Booksellers, Inc.                                        01/31/2014           100.0%
      98        NAP                                                                          NAP                  NAP
      99        Bread and Company, Inc.                                                   05/31/2017            19.2%
      100       Superior Super Warehouse                                                  09/30/2020           100.0%
      101       Wildwood Entertainment                                                    01/31/2006            22.4%
      102       Butte County: Dept. of Public Health                                      06/09/2017            47.0%
      103       Schott Corporation                                                        12/15/2008            39.1%
      104       NAP                                                                          NAP                  NAP
      105       MTM Entertainment (sublease to Crown Media United States, LLC             05/31/2010            67.1%
      106       ACME Markets                                                              12/13/2017            75.4%
      107       NAP                                                                          NAP                  NAP
      108       NAP                                                                          NAP                  NAP
      109       Piggly Wiggly of SC, Inc.                                                 05/31/2021            74.9%
      110       Trail Wagons, Inc.                                                        12/31/2018            71.0%
      111       Kretek International, Inc.                                                12/13/2013           100.0%
      112       Pechiney Plastic Packaging, Inc.                                          11/30/2004            35.3%
      113       Publix Supermarkets, Inc.                                                 12/31/2021            84.1%
      114       Whole Foods Market California, Inc.                                       12/31/2003            30.7%
      115       Merchant's, Inc.                                                          04/30/2016            29.7%
      116       Piggly Wiggly                                                             03/31/2022            89.1%
      117       Banana Republic                                                           08/31/2007           100.0%
      118       Automation Horizons                                                       10/31/2006             5.6%
      119       NAP                                                                          NAP                  NAP
      120       NAP                                                                          NAP                  NAP
      121       NAP                                                                          NAP                  NAP
      122       NAP                                                                          NAP                  NAP
      123       Tender Loving Care-Staff Builders                                         09/30/2007            18.7%
      124       Prince & Pauper                                                           08/31/2007            51.9%
      125       NAP                                                                          NAP                  NAP
      126       MacKay & Somps                                                            09/30/2005            36.2%
      127       Top Line Enterprise                                                       02/28/2005            19.9%
      128       Act III Inner Loop Theatres, Inc.                                         01/31/2025           100.0%
      129       Revco Discount Drug Centers, Inc                                          02/28/2022            62.9%
      130       Walgreens                                                                 02/28/2028           100.0%
      131       Walgreens-Mandeville                                                      05/31/2027           100.0%
      132       Kasuga Sales, Ltd.                                                        12/31/2005            56.0%
      133       Wood Textures, Inc                                                        05/31/2007            90.9%
      134       Dollar Tree Store                                                         07/31/2005            35.8%
      135       Michaels Stores, Inc.                                                     09/30/2014            80.6%
      136       Camarillo Car Wash/Lube                                                   04/30/2014            34.7%
      137       Bekins Moving & Storage Co. of CA, Inc.                                   04/30/2007           100.0%
      138       Five Star Productions                                                     09/30/2005            34.6%
      139       NAP                                                                          NAP                  NAP
      140       Biebel's True Value                                                       03/31/2006            33.3%
      141       Old Republic Title Co.                                                    04/30/2004            13.4%
      142       Giant Eagle, Inc.                                                         07/31/2015            65.9%
      143       Sage Enterprises                                                          12/31/2011           100.0%
      144       Federal Express Ground Package System, Inc.                               09/30/2006            72.8%
      145       Panera Bread                                                              05/31/2009            23.5%
      146       Video Land                                                                11/30/2006            32.8%
      147       The Medical Letter                                                        07/15/2010            49.0%
      148       Adventist Health System/West                                              05/31/2005            19.2%
      149       Walgreen Company                                                          08/31/2022           100.0%
      150       Angelica-Val Knitwear, LLC                                                02/28/2004            23.1%
      151       Republic Title of Texas, Inc.                                             07/31/2011            14.5%
      152       NAP                                                                          NAP                  NAP
      153       TJ Maxx                                                                   05/31/2007            36.2%
      154       Lawyer's Title Insurance                                                  09/30/2003             9.1%
      155       Vinatronics                                                               01/31/2004            30.2%
      156       NAP                                                                          NAP                  NAP
      157       David Kosh, M.D.                                                          09/30/2005            53.0%
      158       Wilcox Rehab                                                              02/28/2004             7.5%
      159       Duluth Package Store                                                      07/31/2017            41.1%
      160       W.L. Homes, LLC                                                           02/28/2005            40.6%
      161       Safeway (subleased to Big Lot & Playnix Toys)                             02/29/2024            26.4%
      162       Precision Diversified Systems                                                MTM                21.9%
      163       REMEC, Inc.                                                               02/28/2007           100.0%
      164       NAP                                                                          NAP                  NAP
      165       Hollywood Video                                                           03/31/2014            59.7%
      166       Terry Wallen                                                              01/31/2009            23.4%
      167       Viking Electric Supply, Inc.                                              11/30/2004            37.9%
      168       Pickford Realty, Ltd.                                                     06/30/2008           100.0%
      169       Kwal-Howell's, Inc                                                        02/28/2005            14.6%
      170       Select Personnel                                                          02/28/2006            34.5%

------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                                      LEASE
   LOAN NO.     SECOND LARGEST TENANT(11)                                   EXPIRATION DATE           % NSF
------------------------------------------------------------------------------------------------------------
       1        Neiman Marcus                                                  01/31/2017              7.0%
       2        Morrison & Foerster                                            09/30/2012              9.2%
       3        MedPAC & Mine Safety                                           09/08/2012             16.0%
       4        World Resources Institute                                      01/31/2009             14.9%
       5        Publix                                                         03/31/2018             16.4%
       6        Toys R Us                                                      08/31/2006             14.9%
       7        Staples                                                        02/28/2015             30.6%
       8        Bed, Bath & Beyond                                             01/31/2013             25.5%
       9        NAP                                                               NAP                   NAP
      10        Excellence Theatre                                             10/15/2006              6.2%
      11        Wilson Elser Moskowitz Edelman & Dicker, LLP                   11/30/2010             11.7%
      12        NAP                                                               NAP                   NAP
      13        NAP                                                               NAP                   NAP
      14        NAP                                                               NAP                   NAP
      15        NAP                                                               NAP                   NAP
      16        NAP                                                               NAP                   NAP
      17        NAP                                                               NAP                   NAP
      18        NAP                                                               NAP                   NAP
      19        NAP                                                               NAP                   NAP
      20        NAP                                                               NAP                   NAP
      21        NAP                                                               NAP                   NAP
      22        NAP                                                               NAP                   NAP
      23        NAP                                                               NAP                   NAP
      24        Best Buy                                                       01/31/2017             14.0%
      25        Big M, Inc.                                                    01/31/2013             24.1%
      26        NAP                                                               NAP                   NAP
      27        Feng Shui Restaurant                                           06/30/2011              4.2%
      28        Linens 'n Things                                               01/31/2018             13.8%
      29        NAP                                                               NAP                   NAP
      30        AC Moore                                                       03/01/2015             17.2%
      31        General Service Administration                                 05/31/2007              8.1%
      32        NAP                                                               NAP                   NAP
      33        NAP                                                               NAP                   NAP
      34        NAP                                                               NAP                   NAP
      35        NAP                                                               NAP                   NAP
      36        NAP                                                               NAP                   NAP
      37        NAP                                                               NAP                   NAP
      38        NAP                                                               NAP                   NAP
      39        NAP                                                               NAP                   NAP
      40        NAP                                                               NAP                   NAP
      41        NAP                                                               NAP                   NAP
      42        NAP                                                               NAP                   NAP
      43        NAP                                                               NAP                   NAP
      44        NAP                                                               NAP                   NAP
      45        NAP                                                               NAP                   NAP
      46        NAP                                                               NAP                   NAP
      47        NAP                                                               NAP                   NAP
      48        NAP                                                               NAP                   NAP
      49        NAP                                                               NAP                   NAP
      50        NAP                                                               NAP                   NAP
      51        CVS                                                            03/31/2019              9.4%
      52        Sears                                                          05/31/2005              5.9%
      53        NAP                                                               NAP                   NAP
      54        Medical Staffing Network                                       12/31/2013             28.9%
      55        Party City                                                     10/14/2008             17.1%
      56        NAP                                                               NAP                   NAP
      57        Dollar Tree                                                    12/31/2003             10.5%
      58        ZLB Bioplasman, Inc.                                           03/31/2007             12.5%
      59        Protection & Advocacy                                          03/31/2006             15.7%
      60        NAP                                                               NAP                   NAP
      61        Eckerds Corporation                                            10/13/2016             11.6%
      62        NAP                                                               NAP                   NAP
      63        NAP                                                               NAP                   NAP
      64        NAP                                                               NAP                   NAP
      65        IHOP Properties, Inc.                                          07/31/2026              7.5%
      66        The Accent Shop                                                05/31/2003              6.5%
      67        Integrated Biosystems                                          03/31/2011             34.0%
      68        Goodwill Industries of San Joaquin Valley, Inc.                02/28/2004              9.8%
      69        NAP                                                               NAP                   NAP
      70        Ralphs                                                         10/31/2021             25.6%
      71        NAP                                                               NAP                   NAP
      72        NAP                                                               NAP                   NAP
      73        TJX Companies, Inc.                                            09/30/2011             20.2%
      74        Brides International                                           11/30/2005             11.6%
      75        Aaron Brothers, Inc.                                           02/28/2012             20.1%
      76        NAP                                                               NAP                   NAP
      77        NAP                                                               NAP                   NAP
      78        North American Title Company.                                  12/31/2004              7.9%
      79        Educational Testing Service                                    12/31/2005             23.3%
      80        AMI/HTL (Health Center)                                        04/30/2007             10.1%
      81        Carrier Corp                                                   12/31/2002             19.4%
      82        Vroom Vroom                                                    04/30/2005             18.8%
      83        NAP                                                               NAP                   NAP
      84        The CATO Corporation                                           01/31/2007              5.0%
      85        NAP                                                               NAP                   NAP
      86        NAP                                                               NAP                   NAP
      87        NAP                                                               NAP                   NAP
      88        The Warehouse                                                  02/28/2005             26.8%
      89        NAP                                                               NAP                   NAP
      90        NAP                                                               NAP                   NAP
      91        Dollar Tree Stores, Inc. (McCrory Corp)                        01/31/2005             19.6%
      92        Family Dollar Stores                                           12/31/2005              7.5%
      93        MCN Distributors, Inc.                                         02/14/2008             25.0%
      94        Colen & Lee                                                    04/30/2005             20.0%
      95        Wybridge Restaurant                                            05/31/2012              6.7%
      96        NAP                                                               NAP                   NAP
      97        NAP                                                               NAP                   NAP
      98        NAP                                                               NAP                   NAP
      99        Jason's Deli                                                   07/29/2012             18.0%
      100       NAP                                                               NAP                   NAP
      101       Jackson National Bank                                          01/31/2009             19.1%
      102       Butte County: Dept. of Social Welfare                          06/09/2017             43.0%
      103       Great Divider Golf                                             11/30/2005             20.8%
      104       NAP                                                               NAP                   NAP
      105       Crown Media United States, LLC                                 05/31/2010             32.9%
      106       Wachovia Bank                                                  04/30/2007              6.4%
      107       NAP                                                               NAP                   NAP
      108       NAP                                                               NAP                   NAP
      109       Smith Deluxe Cleaners                                          06/30/2005              4.2%
      110       Trail Wagons, Inc.                                             02/28/2020             29.0%
      111       NAP                                                               NAP                   NAP
      112       Resolution Packaging                                           04/30/2006             19.5%
      113       Firehouse Subs                                                 02/08/2007              2.8%
      114       Thrifty Corporation                                            05/31/2004             30.5%
      115       Danny's                                                        01/31/2012             17.1%
      116       Longs Drug Store                                               07/31/2009             10.9%
      117       NAP                                                               NAP                   NAP
      118       Burns & Associates                                             06/30/2004              4.6%
      119       NAP                                                               NAP                   NAP
      120       NAP                                                               NAP                   NAP
      121       NAP                                                               NAP                   NAP
      122       NAP                                                               NAP                   NAP
      123       Kinder-Care Learning Centers                                   01/10/2004             11.9%
      124       Hollywood Video                                                05/31/2009             25.1%
      125       NAP                                                               NAP                   NAP
      126       LPA, Inc.                                                      03/31/2006             27.8%
      127       General Ocean Freight                                          03/31/2005             19.9%
      128       NAP                                                               NAP                   NAP
      129       Centura Bank                                                   02/28/2012             28.8%
      130       NAP                                                               NAP                   NAP
      131       NAP                                                               NAP                   NAP
      132       Phoenix of California, LLC                                     03/31/2005             44.0%
      133       Medical Technology Institute                                   07/31/2011              9.1%
      134       Hollywood Entertainment                                        11/30/2009             11.1%
      135       Pet Supermarket, Inc.                                          10/17/2007             19.4%
      136       Big Brand Tire Company                                         06/30/2005             22.4%
      137       NAP                                                               NAP                   NAP
      138       Veeco Metrology AF                                             03/31/2003             15.2%
      139       NAP                                                               NAP                   NAP
      140       Jo-Ann Stores, Inc.                                            01/31/2007             22.9%
      141       Dr. Victor Woodlief                                            09/14/2006              8.0%
      142       Gee Bee Furniture                                              09/30/2004             22.2%
      143       NAP                                                               NAP                   NAP
      144       Ultimate Aircraft Comsite, LLC                                 04/30/2006             27.2%
      145       Verlo Mattress                                                 05/31/2007             15.7%
      146       Citifinancial                                                  05/31/2003             10.1%
      147       William Weistein Realty                                        12/31/2012             23.7%
      148       Avatech Solutions, Inc.                                        06/30/2003             13.0%
      149       NAP                                                               NAP                   NAP
      150       Anbex Gifts (USA)                                              12/31/2003             16.6%
      151       Fisher Foods dba Angelo's Spaghetti House                      04/30/2012             10.2%
      152       NAP                                                               NAP                   NAP
      153       Office Max                                                     07/31/2012             33.0%
      154       Lutheran Brotherhood                                           01/31/2006              9.0%
      155       Original Parts                                                 10/31/2003             23.3%
      156       NAP                                                               NAP                   NAP
      157       Dr. Barad & Howell                                             09/30/2006             10.9%
      158       Mainstream                                                     09/30/2003              7.0%
      159       Byeong H Min                                                   09/30/2006              7.6%
      160       Grand Floor Designs                                            02/14/2005             23.0%
      161       Wild Oats                                                      06/30/2005             22.9%
      162       Blair Sign                                                     02/28/2003             12.7%
      163       NAP                                                               NAP                   NAP
      164       NAP                                                               NAP                   NAP
      165       Loan Mart-Payday Loans                                         05/31/2005             20.5%
      166       Brett Wallen                                                   10/31/2017             15.6%
      167       Larry Grahn                                                    08/31/2005             23.9%
      168       NAP                                                               NAP                   NAP
      169       Kid to Kid                                                     12/31/2005             10.7%
      170       L. Paul Johnson CPA                                            11/30/2006             19.1%

---------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                                                               LEASE
  LOAN NO.    THIRD LARGEST TENANT(11)                                                              EXPIRATION DATE        % NSF
---------------------------------------------------------------------------------------------------------------------------------
      1       Lord & Taylor                                                                            12/31/2008           6.4%
      2       Warner Communications                                                                    06/30/2012           8.0%
      3       NAP                                                                                         NAP                NAP
      4       National Committee to Preserve Social Security & Medicare                                08/31/2012          11.7%
      5       Ross Dress                                                                               12/31/2011           9.6%
      6       Bama 6 Theatres                                                                          05/31/2007          14.8%
      7       Oriental Imperial Furniture                                                              12/31/2005           6.4%
      8       Pier One Imports                                                                         10/31/2011          11.7%
      9       NAP                                                                                         NAP                NAP
     10       Chuck E. Cheese                                                                          12/31/2007           3.5%
     11       Commonwealth Business Media, Inc.                                                        08/31/2010          10.7%
     12       NAP                                                                                         NAP                NAP
     13       NAP                                                                                         NAP                NAP
     14       NAP                                                                                         NAP                NAP
     15       NAP                                                                                         NAP                NAP
     16       NAP                                                                                         NAP                NAP
     17       NAP                                                                                         NAP                NAP
     18       NAP                                                                                         NAP                NAP
     19       NAP                                                                                         NAP                NAP
     20       NAP                                                                                         NAP                NAP
     21       NAP                                                                                         NAP                NAP
     22       NAP                                                                                         NAP                NAP
     23       NAP                                                                                         NAP                NAP
     24       TJ  Maxx                                                                                 11/30/2010          13.9%
     25       Olympic Airways                                                                          04/30/2011          20.5%
     26       NAP                                                                                         NAP                NAP
     27       Tanarama, LLC                                                                            08/31/2010           2.3%
     28       Staples                                                                                  05/31/2017           9.8%
     29       NAP                                                                                         NAP                NAP
     30       World Bazaar                                                                             12/31/2005           5.2%
     31       Hewlett Packard                                                                          09/30/2003           7.9%
     32       NAP                                                                                         NAP                NAP
     33       NAP                                                                                         NAP                NAP
     34       NAP                                                                                         NAP                NAP
     35       NAP                                                                                         NAP                NAP
     36       NAP                                                                                         NAP                NAP
     37       NAP                                                                                         NAP                NAP
     38       NAP                                                                                         NAP                NAP
     39       NAP                                                                                         NAP                NAP
     40       NAP                                                                                         NAP                NAP
     41       NAP                                                                                         NAP                NAP
     42       NAP                                                                                         NAP                NAP
     43       NAP                                                                                         NAP                NAP
     44       NAP                                                                                         NAP                NAP
     45       NAP                                                                                         NAP                NAP
     46       NAP                                                                                         NAP                NAP
     47       NAP                                                                                         NAP                NAP
     48       NAP                                                                                         NAP                NAP
     49       NAP                                                                                         NAP                NAP
     50       NAP                                                                                         NAP                NAP
     51       Hollywood Video                                                                          03/30/2009           5.5%
     52       Dollar Tree Stores                                                                       10/31/2003           5.9%
     53       NAP                                                                                         NAP                NAP
     54       Omega Research Inc                                                                       01/31/2005           4.1%
     55       Pier One Imports                                                                         08/31/2012          16.6%
     56       NAP                                                                                         NAP                NAP
     57       Hometown Buffet                                                                          12/31/2008           8.2%
     58       CYLex                                                                                    05/31/2006           8.0%
     59       Sutter Health                                                                            03/26/2005          11.7%
     60       NAP                                                                                         NAP                NAP
     61       Brookside Pizzeria, Inc.                                                                 11/13/2006           4.4%
     62       NAP                                                                                         NAP                NAP
     63       NAP                                                                                         NAP                NAP
     64       NAP                                                                                         NAP                NAP
     65       Chuy's                                                                                   01/31/2013           7.5%
     66       Indiana Department of Motor Vehicles                                                     09/30/2011           6.4%
     67       Napa County Council for Economic Opportunity-dba Napa-Solano Head Start                  03/31/2003          16.6%
     68       Factory 2-U Stores, Inc.; General Textile Inc.                                           02/28/2006           9.0%
     69       NAP                                                                                         NAP                NAP
     70       Mac Frugal's                                                                             01/31/2012          11.9%
     71       NAP                                                                                         NAP                NAP
     72       NAP                                                                                         NAP                NAP
     73       Michaels Stores, Inc.                                                                    02/28/2012          13.6%
     74       Kragen #1511                                                                             01/31/2004           6.5%
     75       Trader Joe's Company                                                                     01/31/2011          19.0%
     76       NAP                                                                                         NAP                NAP
     77       NAP                                                                                         NAP                NAP
     78       Carrick and English Assoc. RE Inc.                                                       03/31/2005           5.9%
     79       Educational Testing Service                                                              09/30/2005          18.2%
     80       Professional Marketing Services                                                          06/30/2005           7.5%
     81       Shore-line Carpet                                                                        08/31/2006          11.0%
     82       Osborne Brothers                                                                         10/31/2005           7.2%
     83       NAP                                                                                         NAP                NAP
     84       Friedmans' Inc.                                                                          02/28/2007           4.5%
     85       NAP                                                                                         NAP                NAP
     86       NAP                                                                                         NAP                NAP
     87       NAP                                                                                         NAP                NAP
     88       Hotel Locators                                                                           03/31/2006           7.7%
     89       NAP                                                                                         NAP                NAP
     90       NAP                                                                                         NAP                NAP
     91       Bennett Valley Wine And Liquor                                                           01/31/2008           5.5%
     92       Rent-A-Center                                                                            01/31/2007           5.1%
     93       DCW International                                                                        11/30/2003          15.5%
     94       AMP, Inc. (TYCO)                                                                         04/30/2003          19.1%
     95       Mike Ibey                                                                                05/31/2006           6.3%
     96       NAP                                                                                         NAP                NAP
     97       NAP                                                                                         NAP                NAP
     98       NAP                                                                                         NAP                NAP
     99       Cats Music                                                                               07/14/2012          18.0%
     100      NAP                                                                                         NAP                NAP
     101      Color Me Mine                                                                            04/30/2009          16.1%
     102      Private Industry Council of Butte County                                                 06/09/2017          10.0%
     103      Stanley Steemer Int'l                                                                    06/30/2007          15.3%
     104      NAP                                                                                         NAP                NAP
     105      NAP                                                                                         NAP                NAP
     106      NE Philly Saloon                                                                         02/28/2007           5.5%
     107      NAP                                                                                         NAP                NAP
     108      NAP                                                                                         NAP                NAP
     109      CABJRG, LLC 1st Tax                                                                      4/30/2007            4.2%
     110      NAP                                                                                         NAP                NAP
     111      NAP                                                                                         NAP                NAP
     112      Installation Concepts, Inc.                                                              02/28/2004          15.4%
     113      Fuji Express                                                                             01/13/2005           2.8%
     114      Cafe Primavera of Los Gatos, LLC                                                         03/31/2010           9.2%
     115      7-Eleven, Inc.                                                                           11/30/2020          12.4%
     116      NAP                                                                                         NAP                NAP
     117      NAP                                                                                         NAP                NAP
     118      Martin Lieberman                                                                         01/31/2005           3.8%
     119      NAP                                                                                         NAP                NAP
     120      NAP                                                                                         NAP                NAP
     121      NAP                                                                                         NAP                NAP
     122      NAP                                                                                         NAP                NAP
     123      Berg Insurance Agency                                                                    04/30/2003           8.9%
     124      Starbucks                                                                                07/31/2009          11.5%
     125      NAP                                                                                         NAP                NAP
     126      Roseville Banking Center                                                                 02/17/2006          15.1%
     127      JMR Cargo Express                                                                        11/30/2004          10.2%
     128      NAP                                                                                         NAP                NAP
     129      Starbucks Corporation                                                                    03/31/2012           8.3%
     130      NAP                                                                                         NAP                NAP
     131      NAP                                                                                         NAP                NAP
     132      NAP                                                                                         NAP                NAP
     133      NAP                                                                                         NAP                NAP
     134      Scruples Bar and Grill                                                                   04/30/2003           7.0%
     135      NAP                                                                                         NAP                NAP
     136      Hays Auto                                                                                08/31/2004          14.4%
     137      NAP                                                                                         NAP                NAP
     138      Consumer Testing Laboratories                                                            11/30/2003          13.4%
     139      NAP                                                                                         NAP                NAP
     140      Fashion Bug                                                                              01/31/2007          18.6%
     141      Robert Fisher, DDS                                                                       08/31/2004           7.8%
     142      Centre Crafts, Inc Dollar Daze                                                           09/30/2004           5.2%
     143      NAP                                                                                         NAP                NAP
     144      NAP                                                                                         NAP                NAP
     145      Noodles & Company                                                                        05/31/2012          14.8%
     146      New York Burrito                                                                         08/31/2003           8.1%
     147      Vincent Tagliarino                                                                       08/31/2007           6.9%
     148      Alvey Systems, Inc.                                                                      04/14/2003          10.5%
     149      NAP                                                                                         NAP                NAP
     150      Peber                                                                                    11/14/2003          13.2%
     151      Katherine Barley Vogel dba Lakewood Arts Academy                                         06/30/2005           8.5%
     152      NAP                                                                                         NAP                NAP
     153      Factory Card Outlet                                                                      01/31/2009          16.8%
     154      Artistic Residential Creations, Inc.                                                     05/14/2003           8.5%
     155      Riteway Auto Body                                                                        08/31/2006          11.6%
     156      NAP                                                                                         NAP                NAP
     157      Arvind Sethi, M.D.                                                                       04/14/2004          10.4%
     158      Church of the Rose                                                                          MTM               6.5%
     159      Yoga Salah                                                                               11/30/2004           7.5%
     160      John Laing Homes                                                                         02/15/2006          16.2%
     161      Stevens for Children                                                                     05/31/2003          16.0%
     162      Legend Audio Design                                                                      09/30/2006          10.2%
     163      NAP                                                                                         NAP                NAP
     164      NAP                                                                                         NAP                NAP
     165      Peace & Harmony Hair Salon                                                               10/31/2005          19.8%
     166      Michael Velling                                                                          05/31/2004          10.2%
     167      E-Kraft,Inc.                                                                             05/31/2005          13.9%
     168      NAP                                                                                         NAP                NAP
     169      C & C Ballet                                                                             05/31/2003           9.5%
     170      Cost Plus Computer Services                                                              01/31/2006          18.9%

-------------------------------------------------------------------------------------------------------------
  MORTGAGE         INSURANCE              TAX             CAPITAL EXPENDITURE               TI/LC
  LOAN NO.      ESCROW IN PLACE     ESCROW IN PLACE       ESCROW IN PLACE(12)        ESCROW IN PLACE(13)
-------------------------------------------------------------------------------------------------------------
      1               No                   No                     No                         No
      2               Yes                 Yes                     No                         Yes
      3               No                   No                     No                         Yes
      4               No                  Yes                     No                         No
      5               No                   No                     No                         No
      6               No                   No                     No                         No
      7               No                   No                     No                         No
      8               No                   No                     No                         No
      9               No                   No                     No                         No
     10               No                  Yes                     Yes                        Yes
     11               Yes                 Yes                     Yes                        Yes
     12               Yes                 Yes                     Yes                        No
     13               Yes                 Yes                     Yes                        No
     14               Yes                 Yes                     Yes                        No
     15               Yes                 Yes                     Yes                        No
     16               Yes                 Yes                     Yes                        No
     17               Yes                 Yes                     Yes                        No
     18               Yes                 Yes                     Yes                        No
     19               Yes                 Yes                     Yes                        No
     20               Yes                 Yes                     Yes                        No
     21               No                   No                     No                         No
     22               No                   No                     No                         No
     23               No                   No                     No                         No
     24               Yes                 Yes                     Yes                        Yes
     25               Yes                 Yes                     Yes                        No
     26               No                   No                     No                         No
     27               No                   No                     No                         No
     28               Yes                 Yes                     No                         No
     29               No                   No                     No                         No
     30               Yes                 Yes                     Yes                        Yes
     31               Yes                 Yes                     Yes                        Yes
     32               No                  Yes                     Yes                        No
     33               No                  Yes                     Yes                        No
     34               No                  Yes                     Yes                        No
     35               No                  Yes                     Yes                        No
     36               No                  Yes                     Yes                        No
     37               No                  Yes                     Yes                        No
     38               No                  Yes                     Yes                        No
     39               No                  Yes                     Yes                        No
     40               No                  Yes                     Yes                        No
     41               No                  Yes                     Yes                        No
     42               No                  Yes                     Yes                        No
     43               No                  Yes                     Yes                        No
     44               No                  Yes                     Yes                        No
     45               No                  Yes                     Yes                        No
     46               No                  Yes                     Yes                        No
     47               No                  Yes                     Yes                        No
     48               No                  Yes                     Yes                        No
     49               No                  Yes                     Yes                        No
     50               No                  Yes                     Yes                        No
     51               Yes                 Yes                     Yes                        No
     52               Yes                 Yes                     Yes                        Yes
     53               No                   No                     Yes                        No
     54               No                  Yes                     No                         Yes
     55               No                  Yes                     Yes                        Yes
     56               No                  Yes                     No                         No
     57               Yes                 Yes                     Yes                        Yes
     58               No                  Yes                     No                         Yes
     59               No                  Yes                     Yes                        Yes
     60               No                   No                     No                         Yes
     61               No                  Yes                     No                         No
     62               No                   No                     No                         No
     63               Yes                 Yes                     Yes                        No
     64               No                  Yes                     Yes                        No
     65               Yes                 Yes                     Yes                        Yes
     66               Yes                 Yes                     No                         Yes
     67               Yes                 Yes                     Yes                        Yes
     68               Yes                 Yes                     Yes                        Yes
     69               No                   No                     No                         No
     70               No                   No                     No                         Yes
     71               No                  Yes                     No                         No
     72               Yes                 Yes                     No                         No
     73               No                   No                     No                         No
     74               No                   No                     No                         No
     75               No                  Yes                     Yes                        No
     76               No                  Yes                     No                         No
     77               No                   No                     Yes                        No
     78               No                   No                     No                         No
     79               Yes                 Yes                     No                         Yes
     80               Yes                 Yes                     Yes                        Yes
     81               No                  Yes                     No                         No
     82               No                  Yes                     No                         No
     83               No                   No                     No                         No
     84               Yes                 Yes                     No                         No
     85               Yes                 Yes                     Yes                        No
     86               No                   No                     No                         No
     87               No                   No                     No                         No
     88               Yes                 Yes                     Yes                        Yes
     89               Yes                 Yes                     No                         No
     90               No                   No                     No                         No
     91               Yes                 Yes                     No                         No
     92               No                   No                     No                         No
     93               Yes                 Yes                     No                         Yes
     94               Yes                 Yes                     Yes                        Yes
     95               Yes                 Yes                     Yes                        Yes
     96               No                   No                     No                         No
     97               No                  Yes                     Yes                        Yes
     98               Yes                 Yes                     Yes                        No
     99               No                  Yes                     No                         No
     100              No                   No                     No                         No
     101              No                  Yes                     Yes                        Yes
     102              No                  Yes                     No                         No
     103              Yes                 Yes                     Yes                        Yes
     104              Yes                 Yes                     No                         No
     105              Yes                 Yes                     No                         Yes
     106              No                  Yes                     Yes                        Yes
     107              No                   No                     No                         No
     108              No                   No                     No                         No
     109              Yes                 Yes                     Yes                        Yes
     110              Yes                 Yes                     Yes                        Yes
     111              Yes                 Yes                     No                         No
     112              Yes                 Yes                     Yes                        Yes
     113              No                   No                     No                         No
     114              No                   No                     No                         No
     115              Yes                 Yes                     No                         Yes
     116              Yes                 Yes                     Yes                        Yes
     117              No                   No                     No                         No
     118              No                  Yes                     Yes                        No
     119              Yes                 Yes                     No                         No
     120              Yes                 Yes                     Yes                        No
     121              Yes                 Yes                     Yes                        No
     122              Yes                 Yes                     Yes                        No
     123              Yes                 Yes                     Yes                        No
     124              Yes                 Yes                     Yes                        Yes
     125              Yes                 Yes                     Yes                        No
     126              Yes                 Yes                     No                         No
     127              Yes                 Yes                     No                         Yes
     128              No                   No                     No                         No
     129              Yes                 Yes                     No                         No
     130              No                   No                     No                         No
     131              No                   No                     No                         No
     132              No                   No                     No                         No
     133              Yes                 Yes                     No                         Yes
     134              No                  Yes                     No                         Yes
     135              Yes                 Yes                     No                         No
     136              Yes                 Yes                     Yes                        Yes
     137              No                   No                     No                         No
     138              No                   No                     No                         No
     139              Yes                 Yes                     No                         No
     140              No                  Yes                     No                         No
     141              Yes                 Yes                     No                         No
     142              No                  Yes                     No                         No
     143              No                   No                     No                         No
     144              No                   No                     No                         Yes
     145              Yes                 Yes                     Yes                        Yes
     146              No                   No                     No                         No
     147              Yes                 Yes                     Yes                        No
     148              Yes                 Yes                     No                         No
     149              No                   No                     No                         No
     150              Yes                 Yes                     No                         No
     151              Yes                 Yes                     Yes                        No
     152              Yes                 Yes                     Yes                        No
     153              No                   No                     No                         No
     154              Yes                 Yes                     No                         Yes
     155              No                   No                     No                         No
     156              Yes                 Yes                     Yes                        No
     157              No                  Yes                     No                         Yes
     158              Yes                 Yes                     No                         No
     159              Yes                 Yes                     No                         Yes
     160              Yes                 Yes                     No                         No
     161              No                   No                     No                         No
     162              Yes                 Yes                     No                         Yes
     163              No                   No                     Yes                        Yes
     164              Yes                 Yes                     Yes                        No
     165              Yes                 Yes                     Yes                        Yes
     166              Yes                 Yes                     No                         No
     167              Yes                 Yes                     No                         No
     168              No                   No                     No                         No
     169              Yes                 Yes                     No                         No
     170              Yes                 Yes                     No                         No

                     41.6%               62.6%                   36.4%                      47.2%

-------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                    OTHER                                    SPRINGING                   INITIAL CAPITAL EXPENDITURE
  LOAN NO.            ESCROW DESCRIPTION(14)                     ESCROW DESCRIPTION(15)                  ESCROW REQUIREMENT(16)
-------------------------------------------------------------------------------------------------------------------------------
      1                        NAP                             RE Tax, Insurance, TI/LC                                     $0
      2              Operating Expense Escrow                             NAP                                               $0
      3                Debt Service Reserve                 RE Tax, Insurance, CapEx, TI/LC                                 $0
      4                        NAP                                       TI/LC                                              $0
      5                        NAP                             RE Tax, Insurance, CapEx                                     $0
      6                        NAP                             RE Tax, Insurance, CapEx                                     $0
      7                        NAP                             RE Tax, Insurance, CapEx                                     $0
      8                        NAP                             RE Tax, Insurance, CapEx                                     $0
      9                        NAP                             RE Tax, Insurance, CapEx                                     $0
     10                        NAP                                     Insurance                                            $0
     11                        NAP                                        NAP                                               $0
     12                        NAP                                        NAP                                          $11,025
     13                        NAP                                        NAP                                           $7,225
     14                        NAP                                        NAP                                           $7,275
     15                        NAP                                        NAP                                           $6,475
     16                        NAP                                        NAP                                           $5,025
     17                        NAP                                        NAP                                           $4,075
     18                        NAP                                        NAP                                           $2,050
     19                        NAP                                        NAP                                           $1,250
     20                        NAP                                        NAP                                           $1,025
     21                        NAP                                        NAP                                               $0
     22              Tenant Security Deposit                RE Tax, Insurance, CapEx, TI/LC                                 $0
     23              Tenant Security Deposit                RE Tax, Insurance, CapEx, TI/LC                                 $0
     24                 Occupancy Holdback                                NAP                                               $0
     25                        NAP                                       TI/LC                                              $0
     26                        NAP                                        NAP                                               $0
     27                        NAP                             RE Tax, Insurance, CapEx                                     $0
     28               Construction Holdback                               NAP                                               $0
     29      Security Deposit Holdback / Bond Reserve       RE Tax, Insurance, CapEx, TI/LC                                 $0
     30                        NAP                                        NAP                                           $2,938
     31              Cash Trap Sweep Reserve                             Other                                              $0
     32                 Liquidity Reserve                              Insurance                                          $619
     33                 Liquidity Reserve                              Insurance                                          $602
     34                 Liquidity Reserve                              Insurance                                          $419
     35                 Liquidity Reserve                              Insurance                                          $459
     36                 Liquidity Reserve                              Insurance                                          $341
     37                 Liquidity Reserve                              Insurance                                          $326
     38                 Liquidity Reserve                              Insurance                                          $437
     39                 Liquidity Reserve                              Insurance                                          $507
     40                 Liquidity Reserve                              Insurance                                          $387
     41                 Liquidity Reserve                              Insurance                                          $275
     42                 Liquidity Reserve                              Insurance                                          $495
     43                 Liquidity Reserve                              Insurance                                          $196
     44                 Liquidity Reserve                              Insurance                                          $260
     45                 Liquidity Reserve                              Insurance                                          $455
     46                 Liquidity Reserve                              Insurance                                          $223
     47                 Liquidity Reserve                              Insurance                                          $225
     48                 Liquidity Reserve                              Insurance                                          $298
     49                 Liquidity Reserve                              Insurance                                          $273
     50                 Liquidity Reserve                              Insurance                                          $205
     51                        NAP                                        NAP                                               $0
     52                        NAP                                        NAP                                               $0
     53                   Title Matters                        RE Tax, Insurance, TI/LC                                     $0
     54                        NAP                                        NAP                                               $0
     55                        NAP                                        NAP                                             $800
     56             Access Easement Completion                            NAP                                               $0
     57                        NAP                                        NAP                                           $1,520
     58              Refurbishment Allowance                              NAP                                               $0
     59                        NAP                                 Insurance, TI/LC                                         $0
     60                        NAP                                        NAP                                               $0
     61                        NAP                                        NAP                                               $0
     62                        NAP                             RE Tax, Insurance, CapEx                                     $0
     63                        NAP                                        NAP                                           $3,600
     64                        NAP                                        NAP                                               $0
     65                 Occupancy Reserve                            TI/LC, Other                                           $0
     66                 Ground Rent Escrow                                NAP                                               $0
     67                        NAP                                        NAP                                               $0
     68                        NAP                                        NAP                                          $86,485
     69                        NAP                                        NAP                                               $0
     70                        NAP                                        NAP                                               $0
     71                        NAP                                       TI/LC                                              $0
     72                        NAP                                        NAP                                               $0
     73                        NAP                                        NAP                                               $0
     74                        NAP                                        NAP                                               $0
     75                        NAP                                     Insurance                                            $0
     76                        NAP                                        NAP                                               $0
     77                        NAP                                 RE Tax, Insurance                                        $0
     78                        NAP                                        NAP                                               $0
     79                        NAP                                        NAP                                               $0
     80                        NAP                                        NAP                                               $0
     81                        NAP                              Insurance, CapEx, TI/LC                                     $0
     82                        NAP                              Insurance, CapEx, TI/LC                                     $0
     83                        NAP                                       TI/LC                                              $0
     84                        NAP                                        NAP                                               $0
     85                        NAP                                        NAP                                               $0
     86                        NAP                             RE Tax, Insurance, CapEx                                     $0
     87                        NAP                                        NAP                                               $0
     88                  Tenant Holdback                                  NAP                                             $705
     89                        NAP                                        NAP                                               $0
     90                        NAP                             RE Tax, Insurance, CapEx                                     $0
     91                        NAP                                        NAP                                               $0
     92                        NAP                          RE Tax, Insurance, CapEx, TI/LC                                 $0
     93                        NAP                                        NAP                                               $0
     94                        NAP                                        NAP                                               $0
     95                        NAP                                        NAP                                               $0
     96                        NAP                                        NAP                                               $0
     97                        NAP                                        NAP                                               $0
     98               Survey Escrow Deposit                               NAP                                               $0
     99                        NAP                                        NAP                                               $0
     100                       NAP                                       CapEx                                              $0
     101                       NAP                                     Insurance                                          $163
     102                       NAP                                        NAP                                               $0
     103                       NAP                                        NAP                                               $0
     104                       NAP                                        NAP                                               $0
     105                       NAP                                        NAP                                               $0
     106                   Rent Escrow                                 Insurance                                          $833
     107                       NAP                                        NAP                                               $0
     108                       NAP                                        NAP                                               $0
     109                       NAP                                        NAP                                               $0
     110                       NAP                                        NAP                                               $0
     111                       NAP                                        NAP                                               $0
     112                       NAP                                        NAP                                         $202,560
     113                       NAP                                        NAP                                               $0
     114                       NAP                                       TI/LC                                              $0
     115                       NAP                                        NAP                                               $0
     116                       NAP                                        NAP                                               $0
     117                       NAP                                       TI/LC                                              $0
     118                       NAP                                     Insurance                                        $1,784
     119                       NAP                                        NAP                                               $0
     120                       NAP                                        NAP                                               $0
     121                       NAP                                        NAP                                               $0
     122                       NAP                                        NAP                                               $0
     123                       NAP                                       TI/LC                                              $0
     124                 Tenant Holdback                                  NAP                                             $277
     125                       NAP                                        NAP                                           $3,936
     126                       NAP                                       TI/LC                                              $0
     127                       NAP                                       TI/LC                                              $0
     128                       NAP                                        NAP                                               $0
     129                       NAP                                        NAP                                               $0
     130                 Tenant Holdback                       RE Tax, Insurance, CapEx                                     $0
     131                       NAP                          RE Tax, Insurance, CapEx, TI/LC                                 $0
     132                       NAP                                        NAP                                               $0
     133                       NAP                                        NAP                                               $0
     134                       NAP                                     Insurance                                            $0
     135                       NAP                                        NAP                                               $0
     136                       NAP                                        NAP                                             $342
     137                       NAP                                       TI/LC                                              $0
     138                       NAP                                        NAP                                               $0
     139                       NAP                                        NAP                                               $0
     140                       NAP                                       TI/LC                                              $0
     141                       NAP                                        NAP                                               $0
     142                       NAP                                        NAP                                               $0
     143                       NAP                                        NAP                                               $0
     144                       NAP                                       TI/LC                                              $0
     145                       NAP                                        NAP                                             $239
     146                       NAP                                       TI/LC                                              $0
     147                       NAP                                       TI/LC                                            $277
     148                       NAP                                        NAP                                               $0
     149                 Lockbox Reserve                           RE Tax, Insurance                                        $0
     150                       NAP                                       TI/LC                                              $0
     151                       NAP                                       TI/LC                                              $0
     152                       NAP                                        NAP                                               $0
     153                       NAP                                        NAP                                               $0
     154                       NAP                                        NAP                                               $0
     155                       NAP                                       TI/LC                                              $0
     156                       NAP                                        NAP                                          $24,384
     157                       NAP                                       TI/LC                                              $0
     158                       NAP                                        NAP                                               $0
     159                       NAP                                        NAP                                               $0
     160                       NAP                                       TI/LC                                              $0
     161                       NAP                                        NAP                                               $0
     162                       NAP                                       TI/LC                                              $0
     163                       NAP                                       TI/LC                                              $0
     164                       NAP                                        NAP                                               $0
     165                       NAP                                        NAP                                               $0
     166                       NAP                                       TI/LC                                              $0
     167                       NAP                                        NAP                                               $0
     168                       NAP                                        NAP                                               $0
     169                       NAP                                        NAP                                               $0
     170                       NAP                                       TI/LC                                              $0

                                                                                                                      $383,272

-----------------------------------------------------------------------------------------------------------------------
  MORTGAGE            MONTHLY CAPITAL EXPENDITURE           CURRENT CAPITAL EXPENDITURE                  INITIAL TI/LC
  LOAN NO.                  ESCROW REQUIREMENT(17)                    ESCROW BALANCE(18)         ESCROW REQUIREMENT(19)
-----------------------------------------------------------------------------------------------------------------------

      1                                        $0                                    $0                             $0
      2                                        $0                                    $0                    $15,000,000
      3                                        $0                                    $0                     $1,929,479
      4                                        $0                                    $0                             $0
      5                                        $0                                    $0                             $0
      6                                        $0                                    $0                             $0
      7                                        $0                                    $0                             $0
      8                                        $0                                    $0                             $0
      9                                        $0                                    $0                             $0
     10                                    $4,844                                $4,844                             $0
     11                                    $7,694                                    $0                             $0
     12                                        $0                               $11,025                             $0
     13                                        $0                                $7,225                             $0
     14                                        $0                                $7,275                             $0
     15                                        $0                                $6,475                             $0
     16                                        $0                                $5,025                             $0
     17                                        $0                                $4,075                             $0
     18                                        $0                                $2,050                             $0
     19                                        $0                                $1,250                             $0
     20                                        $0                                $1,025                             $0
     21                                        $0                                    $0                             $0
     22                                        $0                                    $0                             $0
     23                                        $0                                    $0                             $0
     24                                    $2,782                                    $0                             $0
     25                                    $1,641                                $1,641                             $0
     26                                        $0                                    $0                             $0
     27                                        $0                                    $0                             $0
     28                                        $0                                    $0                             $0
     29                                        $0                                    $0                             $0
     30                                    $2,938                                $2,938                             $0
     31                                    $3,665                                    $0                             $0
     32                                      $619                                  $619                             $0
     33                                      $602                                  $602                             $0
     34                                      $419                                  $419                             $0
     35                                      $459                                  $459                             $0
     36                                      $341                                  $341                             $0
     37                                      $326                                  $326                             $0
     38                                      $437                                  $437                             $0
     39                                      $507                                  $507                             $0
     40                                      $387                                  $387                             $0
     41                                      $275                                  $275                             $0
     42                                      $495                                  $495                             $0
     43                                      $196                                  $196                             $0
     44                                      $260                                  $260                             $0
     45                                      $455                                  $455                             $0
     46                                      $223                                  $223                             $0
     47                                      $225                                  $225                             $0
     48                                      $298                                  $298                             $0
     49                                      $273                                  $273                             $0
     50                                      $205                                  $205                             $0
     51                                    $1,472                                $1,517                             $0
     52                                    $1,685                                    $0                             $0
     53                                    $1,730                                $3,460                             $0
     54                                        $0                                    $0                       $175,000
     55                                      $800                                  $800                         $1,885
     56                                        $0                                    $0                             $0
     57                                    $1,520                                $3,040                         $3,542
     58                                        $0                                    $0                       $325,000
     59                                    $2,101                                $2,101                        $58,122
     60                                        $0                                    $0                     $1,196,532
     61                                        $0                                    $0                             $0
     62                                        $0                                    $0                             $0
     63                                    $3,600                               $10,800                             $0
     64                                      $825                                    $0                             $0
     65                                      $239                                    $0                       $100,000
     66                                        $0                                    $0                         $2,885
     67                                    $1,304                                    $0                       $750,000
     68                                    $2,298                               $86,485                       $109,140
     69                                        $0                                    $0                             $0
     70                                        $0                                    $0                       $125,000
     71                                        $0                                    $0                             $0
     72                                        $0                                    $0                             $0
     73                                        $0                                    $0                             $0
     74                                        $0                                    $0                             $0
     75                                      $678                                    $0                             $0
     76                                        $0                                    $0                             $0
     77                                    $1,353                                    $0                             $0
     78                                        $0                                    $0                             $0
     79                                        $0                                    $0                             $0
     80                                      $427                                  $854                             $0
     81                                        $0                                    $0                             $0
     82                                        $0                                    $0                             $0
     83                                        $0                                    $0                             $0
     84                                        $0                                    $0                             $0
     85                                    $1,119                                    $0                             $0
     86                                        $0                                    $0                             $0
     87                                        $0                                    $0                             $0
     88                                      $705                                $2,819                         $4,167
     89                                        $0                                    $0                             $0
     90                                        $0                                    $0                             $0
     91                                        $0                                    $0                             $0
     92                                        $0                                    $0                             $0
     93                                        $0                                    $0                             $0
     94                                      $923                                $1,847                       $100,000
     95                                      $735                                    $0                             $0
     96                                        $0                                    $0                             $0
     97                                      $350                                  $700                             $0
     98                                      $953                                    $0                             $0
     99                                        $0                                    $0                             $0
     100                                       $0                                    $0                             $0
     101                                     $163                                  $326                         $1,250
     102                                       $0                                    $0                             $0
     103                                     $980                                    $0                             $0
     104                                       $0                                    $0                             $0
     105                                       $0                                    $0                       $200,000
     106                                     $833                                $1,667                       $110,000
     107                                       $0                                    $0                             $0
     108                                       $0                                    $0                             $0
     109                                     $451                                $2,259                             $0
     110                                     $891                               $12,474                             $0
     111                                       $0                                    $0                             $0
     112                                       $0                              $202,560                        $75,000
     113                                       $0                                    $0                             $0
     114                                       $0                                    $0                             $0
     115                                       $0                                    $0                             $0
     116                                     $481                                    $0                             $0
     117                                       $0                                    $0                             $0
     118                                   $1,784                                $5,356                             $0
     119                                       $0                                    $0                             $0
     120                                     $617                                    $0                             $0
     121                                     $464                                    $0                             $0
     122                                   $1,750                                    $0                             $0
     123                                     $775                                  $775                             $0
     124                                     $277                                  $750                           $917
     125                                   $3,936                                $7,872                             $0
     126                                       $0                                    $0                             $0
     127                                       $0                                    $0                        $60,000
     128                                       $0                                    $0                             $0
     129                                       $0                                    $0                             $0
     130                                       $0                                    $0                             $0
     131                                       $0                                    $0                             $0
     132                                       $0                                    $0                             $0
     133                                       $0                                    $0                        $75,000
     134                                       $0                                    $0                             $0
     135                                       $0                                    $0                             $0
     136                                     $342                                  $342                         $1,250
     137                                       $0                                    $0                             $0
     138                                       $0                                    $0                             $0
     139                                       $0                                    $0                             $0
     140                                       $0                                    $0                             $0
     141                                       $0                                    $0                             $0
     142                                       $0                                    $0                             $0
     143                                       $0                                    $0                             $0
     144                                       $0                                    $0                        $80,000
     145                                     $239                                  $239                         $1,000
     146                                       $0                                    $0                             $0
     147                                     $277                                  $832                             $0
     148                                       $0                                    $0                             $0
     149                                       $0                                    $0                             $0
     150                                       $0                                    $0                             $0
     151                                     $420                                  $840                             $0
     152                                     $508                                    $0                             $0
     153                                       $0                                    $0                             $0
     154                                       $0                                    $0                             $0
     155                                       $0                                    $0                             $0
     156                                       $0                               $24,385                             $0
     157                                       $0                                    $0                       $100,000
     158                                       $0                                    $0                             $0
     159                                       $0                                    $0                             $0
     160                                       $0                                    $0                             $0
     161                                       $0                                    $0                             $0
     162                                       $0                                    $0                             $0
     163                                     $312                                  $312                       $150,000
     164                                   $1,400                                    $0                             $0
     165                                     $125                                  $125                             $0
     166                                       $0                                    $0                             $0
     167                                       $0                                    $0                             $0
     168                                       $0                                    $0                             $0
     169                                       $0                                    $0                             $0
     170                                       $0                                    $0                             $0

                                          $72,410                              $437,389                    $20,735,168

-----------------------------------------------------------------------------------------------------------------------
  MORTGAGE                      MONTHLY TI/LC            CURRENT TI/LC       ENVIRONMENTAL             INTEREST
  LOAN NO.              ESCROW REQUIREMENT(20)       ESCROW BALANCE(21)        INSURANCE            ACCRUAL METHOD
-----------------------------------------------------------------------------------------------------------------------
      1                                    $0                       $0            No                   30 / 360
      2                              $370,000              $15,000,000            No                 Actual / 360
      3                                    $0                       $0            No                 Actual / 360
      4                                    $0                       $0            No                   30 / 360
      5                                    $0                       $0     Yes - Individual            30 / 360
      6                                    $0                       $0     Yes - Individual            30 / 360
      7                                    $0                       $0     Yes - Individual            30 / 360
      8                                    $0                       $0     Yes - Individual            30 / 360
      9                                    $0                       $0     Yes - Individual            30 / 360
     10                               $19,583                       $0            No                 Actual / 360
     11                               $41,667                       $0            No                 Actual / 360
     12                                    $0                       $0            No                 Actual / 360
     13                                    $0                       $0            No                 Actual / 360
     14                                    $0                       $0            No                 Actual / 360
     15                                    $0                       $0            No                 Actual / 360
     16                                    $0                       $0            No                 Actual / 360
     17                                    $0                       $0            No                 Actual / 360
     18                                    $0                       $0            No                 Actual / 360
     19                                    $0                       $0            No                 Actual / 360
     20                                    $0                       $0            No                 Actual / 360
     21                                    $0                       $0            No                 Actual / 360
     22                                    $0                       $0            No                 Actual / 360
     23                                    $0                       $0            No                 Actual / 360
     24                               $20,000                       $0            No                 Actual / 360
     25                                    $0                       $0            No                 Actual / 360
     26                                    $0                       $0            No                   30 / 360
     27                                    $0                       $0            No                 Actual / 360
     28                                    $0                       $0            No                 Actual / 360
     29                                    $0                       $0            No                 Actual / 360
     30                                $5,556                   $5,556            No                 Actual / 360
     31                               $12,500                       $0            No                 Actual / 360
     32                                    $0                       $0            No                 Actual / 360
     33                                    $0                       $0            No                 Actual / 360
     34                                    $0                       $0            No                 Actual / 360
     35                                    $0                       $0            No                 Actual / 360
     36                                    $0                       $0            No                 Actual / 360
     37                                    $0                       $0            No                 Actual / 360
     38                                    $0                       $0            No                 Actual / 360
     39                                    $0                       $0            No                 Actual / 360
     40                                    $0                       $0            No                 Actual / 360
     41                                    $0                       $0            No                 Actual / 360
     42                                    $0                       $0            No                 Actual / 360
     43                                    $0                       $0            No                 Actual / 360
     44                                    $0                       $0            No                 Actual / 360
     45                                    $0                       $0            No                 Actual / 360
     46                                    $0                       $0            No                 Actual / 360
     47                                    $0                       $0            No                 Actual / 360
     48                                    $0                       $0            No                 Actual / 360
     49                                    $0                       $0            No                 Actual / 360
     50                                    $0                       $0            No                 Actual / 360
     51                                    $0                       $0            No                 Actual / 360
     52                                $4,044                       $0            No                 Actual / 360
     53                                    $0                       $0            No                 Actual / 360
     54                                    $0                 $175,243            No                   30 / 360
     55                                $1,885                   $1,885            No                 Actual / 360
     56                                    $0                       $0            No                   30 / 360
     57                                $3,542                   $7,086            No                 Actual / 360
     58                                    $0                 $325,000            No                   30 / 360
     59                                    $0                  $58,122            No                 Actual / 360
     60                                    $0                       $0            No                 Actual / 360
     61                                    $0                       $0            No                 Actual / 360
     62                                    $0                       $0     Yes - Individual            30 / 360
     63                                    $0                       $0            No                   30 / 360
     64                                    $0                       $0            No                 Actual / 360
     65                                    $0                 $100,000            No                 Actual / 360
     66                                $2,885                   $8,659            No                 Actual / 360
     67                                $5,693                       $0            No                 Actual / 360
     68                                $6,067                 $109,140     Yes - Individual          Actual / 360
     69                                    $0                       $0            No                 Actual / 360
     70                                    $0                     $511            No                 Actual / 360
     71                                    $0                       $0            No                 Actual / 360
     72                                    $0                       $0            No                 Actual / 360
     73                                    $0                       $0            No                   30 / 360
     74                                    $0                       $0            No                 Actual / 360
     75                                    $0                       $0            No                 Actual / 360
     76                                    $0                       $0            No                 Actual / 360
     77                                    $0                       $0            No                   30 / 360
     78                                    $0                       $0            No                 Actual / 360
     79                                $2,782                       $0            No                 Actual / 360
     80                                $2,500                   $5,000            No                 Actual / 360
     81                                    $0                       $0            No                 Actual / 360
     82                                    $0                       $0            No                 Actual / 360
     83                                    $0                       $0            No                   30 / 360
     84                                    $0                       $0            No                 Actual / 360
     85                                    $0                       $0            No                 Actual / 360
     86                                    $0                       $0            No                 Actual / 360
     87                                    $0                       $0            No                 Actual / 360
     88                                $4,167                 $456,035            No                 Actual / 360
     89                                    $0                       $0            No                 Actual / 360
     90                                    $0                       $0            No                 Actual / 360
     91                                    $0                       $0            No                 Actual / 360
     92                                    $0                       $0            No                 Actual / 360
     93                                $2,267                       $0            No                 Actual / 360
     94                                $4,196                 $108,550            No                 Actual / 360
     95                                $3,500                       $0            No                 Actual / 360
     96                                    $0                       $0            No                 Actual / 360
     97                                  $935                   $1,870            No                 Actual / 360
     98                                    $0                       $0            No                 Actual / 360
     99                                    $0                       $0     Yes - Individual          Actual / 360
     100                                   $0                       $0            No                 Actual / 360
     101                               $1,250                   $2,500            No                 Actual / 360
     102                                   $0                       $0            No                   30 / 360
     103                               $1,225                       $0     Yes - Individual          Actual / 360
     104                                   $0                       $0            No                 Actual / 360
     105                               $3,200                 $210,417            No                 Actual / 360
     106                                   $0                 $110,106            No                 Actual / 360
     107                                   $0                       $0            No                 Actual / 360
     108                                   $0                       $0            No                 Actual / 360
     109                               $1,575                   $7,888            No                 Actual / 360
     110                               $1,099                  $15,386            No                 Actual / 360
     111                                   $0                       $0            No                   30 / 360
     112                               $1,688                  $75,000            No                 Actual / 360
     113                                   $0                       $0            No                 Actual / 360
     114                                   $0                       $0            No                 Actual / 360
     115                               $2,100                   $6,300            No                 Actual / 360
     116                               $1,292                       $0            No                 Actual / 360
     117                                   $0                       $0        Yes - Group            Actual / 360
     118                                   $0                       $0            No                 Actual / 360
     119                                   $0                       $0            No                 Actual / 360
     120                                   $0                       $0        Yes - Group            Actual / 360
     121                                   $0                       $0        Yes - Group            Actual / 360
     122                                   $0                       $0            No                 Actual / 360
     123                                   $0                       $0        Yes - Group            Actual / 360
     124                                 $917                     $917            No                 Actual / 360
     125                                   $0                       $0            No                 Actual / 360
     126                                   $0                       $0        Yes - Group            Actual / 360
     127                                   $0                  $60,000        Yes - Group            Actual / 360
     128                                   $0                       $0        Yes - Group            Actual / 360
     129                                   $0                       $0            No                 Actual / 360
     130                                   $0                       $0            No                 Actual / 360
     131                                   $0                       $0            No                 Actual / 360
     132                                   $0                       $0            No                   30 / 360
     133                               $1,833                  $75,000            No                 Actual / 360
     134                               $3,100                       $0        Yes - Group            Actual / 360
     135                                   $0                       $0            No                 Actual / 360
     136                               $1,250                   $1,250            No                 Actual / 360
     137                                   $0                       $0        Yes - Group            Actual / 360
     138                                   $0                       $0            No                 Actual / 360
     139                                   $0                       $0        Yes - Group            Actual / 360
     140                                   $0                       $0            No                   30 / 360
     141                                   $0                       $0        Yes - Group            Actual / 360
     142                                   $0                       $0            No                 Actual / 360
     143                                   $0                       $0        Yes - Group            Actual / 360
     144                                   $0                  $80,000            No                 Actual / 360
     145                               $1,000                   $1,000            No                 Actual / 360
     146                                   $0                       $0        Yes - Group            Actual / 360
     147                                   $0                       $0            No                 Actual / 360
     148                                   $0                       $0        Yes - Group            Actual / 360
     149                                   $0                       $0        Yes - Group            Actual / 360
     150                                   $0                       $0        Yes - Group            Actual / 360
     151                                   $0                   $3,766        Yes - Group            Actual / 360
     152                                   $0                       $0        Yes - Group            Actual / 360
     153                                   $0                       $0        Yes - Group            Actual / 360
     154                               $2,192                   $2,192        Yes - Group            Actual / 360
     155                                   $0                       $0        Yes - Group            Actual / 360
     156                                   $0                       $0            No                 Actual / 360
     157                                   $0                       $0        Yes - Group            Actual / 360
     158                                   $0                       $0        Yes - Group            Actual / 360
     159                                 $400                   $1,200            No                 Actual / 360
     160                                   $0                       $0        Yes - Group            Actual / 360
     161                                   $0                       $0        Yes - Group              30 / 360
     162                               $1,260                       $0        Yes - Group            Actual / 360
     163                                   $0                       $0        Yes - Group            Actual / 360
     164                                   $0                       $0        Yes - Group            Actual / 360
     165                                 $550                     $550        Yes - Group            Actual / 360
     166                                   $0                       $0        Yes - Group            Actual / 360
     167                                   $0                       $0        Yes - Group            Actual / 360
     168                                   $0                       $0        Yes - Group            Actual / 360
     169                                   $0                       $0        Yes - Group              30 / 360
     170                                   $0                       $0        Yes - Group            Actual / 360

                                     $539,698              $17,016,130

-----------------------------------------------------------------------------------------------------------------------------------
                                                  PREPAYMENT CODE(23)
  MORTGAGE                --------------------------------------------------------------------      YM              ADMINISTRATIVE
  LOAN NO.   SEASONING(22)      LO      DEF      DEF/YM1.00      YM3.00       YM1.00     OPEN   FORMULA(24)           COST RATE(25)
-----------------------------------------------------------------------------------------------------------------------------------
      1                 3       27       88                                                 4                                3.240
      2                 4       28       92                                                 3                                3.240
      3                 2       26      114                                                 4                                3.240
      4                 2       60                                                57        3        A                       6.640
      5                 5       35                                                47        2        C                       3.240
      6                 5       35                                                47        2        C                       3.240
      7                 5       35                                                47        2        C                       3.240
      8                 5       35                                                47        2        C                       3.240
      9                 5       35                                                47        2        C                       3.240
     10                 4       28       49                                                 7                                3.240
     11                 3       27       89                                                 4                                3.240
     12                 8       32       86                                                 1                                3.240
     13                 8       32       86                                                 1                                3.240
     14                 8       32       86                                                 1                                3.240
     15                 8       32       86                                                 1                                3.240
     16                 8       32       86                                                 1                                3.240
     17                 8       32       86                                                 1                                3.240
     18                 8       32       86                                                 1                                3.240
     19                 8       32       86                                                 1                                3.240
     20                 8       32       86                                                 1                                3.240
     21                 4       60                                                57        3        A                       7.190
     22                 6       30       86                                                 4                                3.240
     23                 6       30       86                                                 4                                3.240
     24                 2       35       78                                                 7                                3.240
     25                 3       27       89                                                 4                                3.240
     26                13       37       79                                                 4                                3.240
     27                 2       47       34                                                 3                                9.240
     28                 6       30                       86                                 4        B                       3.240
     29                 5       29       87                                                 4                                3.240
     30                 2       47       72                                                 1                                3.240
     31                 2       26       90                                                 4                                6.240
     32                 1       25       93                                                 2                                9.240
     33                 1       25       93                                                 2                                9.240
     34                 1       25       93                                                 2                                9.240
     35                 1       25       93                                                 2                                9.240
     36                 1       25       93                                                 2                                9.240
     37                 1       25       93                                                 2                                9.240
     38                 1       25       93                                                 2                                9.240
     39                 1       25       93                                                 2                                9.240
     40                 1       25       93                                                 2                                9.240
     41                 1       25       93                                                 2                                9.240
     42                 1       25       93                                                 2                                9.240
     43                 1       25       93                                                 2                                9.240
     44                 1       25       93                                                 2                                9.240
     45                 1       25       93                                                 2                                9.240
     46                 1       25       93                                                 2                                9.240
     47                 1       25       93                                                 2                                9.240
     48                 1       25       93                                                 2                                9.240
     49                 1       25       93                                                 2                                9.240
     50                 1       25       93                                                 2                                9.240
     51                 4       28       88                                                 4                               13.240
     52                 2       26       90                                                 4                                3.240
     53                 4       60                                                56        4        A                       9.440
     54                 4       36                                                90        6        A                       9.640
     55                 3       60                                                57        3        A                       9.740
     56                 4       28                                               148        4        B                       3.240
     57                 3       27       91                                                 2                                3.240
     58                 4       36                                                90        6        A                      10.240
     59                 4       35       21                                                 4                                3.240
     60                 6       30                       26                                 4        H                       3.240
     61                 3       27       89                                                 4                                3.240
     62                 6       35                                                47        2        G                       3.240
     63                 4       36                                                22        2        A                      10.340
     64                 2       60                                                57        3        A                      10.440
     65                 2       26       90                                                 4                                3.240
     66                 4       60                                                57        3        A                      10.440
     67                 3       36       80                                                 4                                3.240
     68                 3       35       81                                                 4                                3.240
     69                 3       27                       89                                 4        B                       3.240
     70                13       36       80                                                 4                                3.240
     71                 4       28       88                                                 4                                3.240
     72                24       48       68                                                 4                                3.240
     73                 4       28                       52                                 4        B                       3.240
     74                 3       36      200                                                 4                                8.240
     75                 3       35       81                                                 4                                3.240
     76                 5       29       87                                                 4                                3.240
     77                 3       35      180                                                 4                                3.240
     78                 5       35       81                                                 4                                3.240
     79                 2       26       90                                                 4                                3.240
     80                 5       29       87                                                 4                                3.240
     81                 3       47       72                                                 1                                3.240
     82                 3       47       72                                                 1                                3.240
     83                 5        0                                               176        4        B                       3.240
     84                 4       28       88                                                 4                                3.240
     85                 3       35       81                                                 4                                8.240
     86                 5       47       83                                                 2                                7.240
     87                 3       35       81                                                 4                                3.240
     88                 5       47       72                                                 1                                7.240
     89                 9       33       83                                                 4                                3.240
     90                 2       47       71                                                 2                                3.240
     91                 3       35       81                                                 4                                3.240
     92                 2       83                                                93        4        D                       3.240
     93                 2       26       90                                                 4                                3.240
     94                 5       29       63                                                 4                                3.240
     95                 2       60                                                57        3        A                      11.340
     96                 3       35      201                                                 4                                3.240
     97                 4       60                                                57        3        A                      11.440
     98                 4       28       88                                                 4                                3.240
     99                 4       28       88                                                 4                                3.240
     100                5       47                                  132                     1        E                       3.240
     101                3       47       71                                                 2                                3.240
     102                3       35                      141                                 4        H                       3.240
     103                4       35       81                                                 4                                3.240
     104                5       35       81                                                 4                                3.240
     105                5       60                                                57        3        A                      11.740
     106                3       35       83                                                 2                                7.240
     107                3       27                       89                                 4        B                       3.240
     108                3       35       81                                                 4                                5.240
     109                9       36       80                                                 4                               10.240
     110               17       41       75                                                 4                                5.240
     111                4       35      141                                                 4                                5.240
     112                2       26       90                                                 4                                3.240
     113                5       29       78                                                13                                3.240
     114                4       28                       88                                 4        B                       3.240
     115                5       29       87                                                 4                                3.240
     116                4       35       81                                                 4                               10.240
     117                2       35       81                                                 4                                5.240
     118                4       47       72                                                 1                                3.240
     119                2       35       21                                                 4                                5.240
     120                2       36                       79                                 5        H                       5.240
     121                2       36                       79                                 5        H                       5.240
     122                2       26       90                                                 4                                3.240
     123                5       35       81                                                 4                                5.240
     124                2       47       72                                                 1                                7.240
     125                3       47       72                                                 1                                3.240
     126                5       35       81                                                 4                                5.240
     127                3       35                       81                                 4        H                       5.240
     128                5       35       81                                                 4                                5.240
     129                4       28      148                                                 4                                3.240
     130                2       47       66                           5                     2        F                       3.240
     131                4       60                                                57        3        A                      12.240
     132                5       29       87                                                 4                                3.240
     133                2       26       90                                                 4                                3.240
     134                4       36       80                                                 4                                5.240
     135                3       27      113                                                 4                                3.240
     136                2       26       93                                                 1                                3.240
     137                3       35      141                                                 4                                8.240
     138                4       28       88                                                 4                                3.240
     139                2       35       21                                                 4                                8.240
     140                3       27                       89                                 4        B                       3.240
     141                4       35       81                                                 4                                8.240
     142                4       28      121                                                 4                                3.240
     143                4       35       81                                                 4                                8.240
     144                3       27       89                                                 4                                3.240
     145                2       47       72                                                 1                                9.240
     146                4       35       81                                                 4                                8.240
     147                4       47       71                                                 2                                3.240
     148                4       35       81                                                 4                               10.240
     149                4       35       81                                                 4                               10.240
     150                4       35       81                                                 4                               10.240
     151                5       35                       81                                 4        H                      10.240
     152                2       36                       79                                 5        H                      10.240
     153                3       35       81                                                 4                               10.240
     154                5       35                       81                                 4        H                      15.240
     155                4       36       80                                                 4                               15.240
     156                7       31       85                                                 4                                3.240
     157                2       35       81                                                 4                               10.240
     158                4       35       81                                                 4                               15.240
     159                5       29       87                                                 4                                3.240
     160                5       35       81                                                 4                               15.240
     161                5       35       81                                                 4                               15.240
     162                4       35       81                                                 4                               15.240
     163                5       35       81                                                 4                               15.240
     164                3       35       81                                                 4                               15.240
     165                5       35       81                                                 4                               15.240
     166                6       35       81                                                 4                               15.240
     167                3       35       81                                                 4                               15.240
     168                3       35       81                                                 4                               15.240
     169                6       35      141                                                 4                               15.240
     170                5       35       81                                                 4                               15.240

                        4                                                                                                    4.920

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

FOOTNOTES TO APPENDIX II

1 "MSDWMC," "WFB," "PCF," "BSCMI" and "JHREF" denote Morgan Stanley Dean Witter Mortgage Capital Inc., Wells Fargo Bank, National Association, Principal Commercial Funding, LLC, Bear Stearns Commercial Mortgage, Inc. and John Hancock Real Estate Finance, Inc., respectively, as Sellers.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan Nos. 5-9, 12-20, 22-23, 32-50, 81-82 and 120-121. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritable Cash Flows. For the purpose of the statistical information set forth in this prospectus supplement as to such single-loan/multiple-property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

        With respect to Mortgage Loan No. 105, Crown Media Building, the subject property is occupied by a single tenant, Crown Media United States, LLC. Crown Media United States, LLC leases 16,028 square feet of space directly. Its lease expires on May 31, 2010 and is guaranteed by Crown Media Holdings, Inc., whose parent company is Hallmark Entertainment, a subsidiary of Hallmark Cards. The remaining 32,650 square feet is leased by MTM Entertainment, who sub-leases this space to Crown Media United States, LLC. MTM Entertainment's lease expires in 2004, but Crown Media United States, LLC has signed an addendum to make the sublease coterminous with its own lease which expires in 2010. Crown Media United States, LLC uses this space primarily as office space, but it also uses it for some post production, screening and editing.

4 With respect to Loan No. 21, Parc East Apartments, the apartment tower is a fee interest parcel with an additional leasehold interest in an adjoining parcel. The fee interest parcel encompasses the building and its common areas. Prior to the subject's construction, the borrower leased a 5,500 square foot parcel adjacent to the subject to satisfy zoning requirements by providing increased air rights. The construction of a church was the consideration paid by the Borrower for this ground lease. At the time this lease was made, this parcel was subleased back to the holder of the fee interest in the 5,500 square foot parcel. The requirements from either party for the remaining term of both leases, and their extensions, are nominal. These leasehold estates run for 61 more years, each with three (3) ninety-nine (99) year renewal options.

        With respect to Loan No. 66, Nora Corners Shopping Center, seven (7) acres of the approximately eleven (11) acres of the mortgaged premises are mortgaged on an unsubordinated leasehold basis pursuant to a Land Lease dated October 11, 1962.

        With respect to Mortgage Loan No. 90, EZ Storage Van Nuys, a small portion of the borrower's interest in the mortgaged property exists by virtue of a short-term ground lease from the municipality. The ground lease expires in August 2003. If it is renewed it will only be renewed for periods of one year. It does not contain standard mortgagee protection provisions. Upon foreclosure, the ground leased portion will pass to the lender together with the balance of the mortgaged property. The ground leased portion has been underwritten as an unoccupied outparcel. No income from it was included in the underwriting, and it is not necessary for compliance with zoning or for access.

5 The Cut-off Date is February 1, 2003 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this prospectus supplement, we present the loans as if scheduled payments due in February, 2003 were due on February 1, 2003, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 140, Silvernail II Shopping Center, which is due on the 3rd of the month. Mortgage Loan Nos. 83, 93, 112, and 133, 500 West North Shore Drive, 4-6 Just Road, 23 Kulick Road, 53-55 Dwight Place, 2 Frasseto Way, 3 Borinski Drive, and 300 McGaw Drive respectively, which are due on the 5th of the month. In addition, Mortgage Loan No. 2, 1290 Avenue of the Americas, which is due on the 7th of the month.

        With respect to Mortgage Loan No. 1, Mortgage Loan No. 1 (referred to herein as the "Oakbrook Center Loan," and the

        "Oakbrook Center Pari Passu Loan") is secured by a mortgaged property on a pari passu basis with other notes (the "Oakbrook Center Companion Loans") that are not included in the trust and that had outstanding principal balances, at origination, of $84,000,000 and $85,000,000, respectively. The Oakbrook Center Companion Loans will initially be held by MSDWMC, which may sell or transfer the Companion Loans at any time (subject to compliance with the requirements of the related intercreditor agreement). The Oakbrook Center Companion Loans have the same interest rate, maturity date and amortization term as the Oakbrook Center Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the Oakbrook Center Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Oakbrook Center Pari Passu Loan and the Oakbrook Center Companion Loans.

        With respect to Mortgage Loan No. 2 (referred to herein as the "1290 Avenue of the Americas Loan," "1290 Avenue of the Americas Pari Passu Loan," and "1290 Avenue of the Americas A/B Mortgage Loan") is secured by a mortgaged property on a pari passu basis with other notes (the "1290 Avenue of the Americas Companion Loans") that are not included in the trust and that had outstanding principal balances, at origination, of $115,000,000, $120,000,000 and $80,000,000, respectively. The 1290
        Avenue of the Americas Companion Loans will initially be held by MSDWMC, which may sell or transfer the 1290 Avenue of the Americas Companion Loans at any time (subject to compliance with the requirements of the related intercreditor agreement). The 1290 Avenue of the Americas Companion Loans have the same interest rate, maturity date and amortization term as the 1290 Avenue of the Americas Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the 1290 Avenue of the Americas Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the 1290 Avenue of the Americas Pari Passu Loan and the 1290 Avenue of the Americas Companion Loans.


        In addition, with respect to the 1290 Avenue of the Americas Loan, the mortgage on the related mortgaged property also secures a subordinated B Note, which had an original principal balance of $55,000,000. The 1290 Avenue of the Americas Loan is included in the trust; the B Note is owned by a third party unaffiliated with the mortgage loan sellers and is not an asset of the trust. The 1290 Avenue of the Americas A/B Mortgage Loan, the related B Note and the 1290 Avenue of the Americas Companion Loans will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances in respect of the mortgaged property securing the related A Note and B Note, and will remit collections on the A Note to, or on behalf of, the trust.

        With respect to Loan No. 3, 601 New Jersey Avenue, the borrower has $28.1 million of subordinated, unsecured inter-company debt. The debt is held by Realty Finance, LLC, which was created by the owners to hold the subordinated debt and has the same ownership structure as the borrowing entity. This inter-company debt does not involve any third parties, but remains in place solely to protect tax benefits under the District of Columbia tax law.

        With respect to Mortgage Loan No. 4, 10 G Street, NE, the borrower may enter into unsecured working capital loans with the American Psychological Association, Inc., the sole member of the borrower, upon satisfaction of certain conditions including that the combined debt service coverage ratio for the mortgage loan and the working capital loans is not less than 1.50x.

        With respect to Mortgage Loan No. 28, Riverway Plaza, the note permits mezzanine financing, and together with the indebtedness shall not exceed 85% of the appraised value with a minimum of 1.25x DSCR. Net Operating Income will include only approved executed leases with no uncured defaults and remaining terms of at least three years. lender must approve mezzanine lender as well as the documents.

        With respect to Mortgage Loan No. 29 (referred to herein as the "Perryville I Corporate Park Office Loan," and the "Perryville I Corporate Park Office Pari Passu Loan") is secured by a mortgaged property on a pari passu basis with another note (the "Perryville I Corporate Park Office Companion Loan") that is not included in the trust and that had an outstanding principal balance, at origination, of $14,592,500. The Perryville I Corporate Park Office Companion Loan will initially be held by MSDWMC, which may sell or transfer the Perryville I Corporate Park Office Companion Loan at any time (subject to compliance with the requirements of the related intercreditor agreement). The Perryville I Corporate Park Office Companion Loan has the same interest rate, maturity date and amortization term as the Perryville I Corporate Park Office Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the Perryville I Corporate Park Office Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Perryville I Corporate Park Office Pari Passu Loan and the Perryville I Corporate Park Office Companion Loans.

        With respect to Mortgage Loan No. 64, Patterson Allstore, the borrower has a one-time right in the future to obtain additional financing secured by the mortgaged property, subject to, among other conditions, a combined minimum DSCR requirement of 1.40x and combined maximum LTV requirement of 70%.

        With respect to Mortgage Loan No. 96, Fountain View Apartments, the borrower has the right in the future to obtain additional financing secured by the mortgaged property, subject to, among other conditions, an Intercreditor Agreement between the lender and the junior lender, the junior loan must have a fixed interest rate, the then current borrower, shall be required to notify the lenderof any material monetary default under the junior loan, and a combined minimum DSCR requirement of 1.40x and combined maximum LTV requirement of 50%.

        With respect to Mortgage Loan Nos. 1, Oakbrook Center, 12-20, ARC Portfolio, 22-23, Katun Portfolio, the individual properties may be released, pursuant to the loan's partial defeasance provisions, and subject to rating agency confirmation and defeasance of 125% of the allocated loan balance. Requirements for release within the ARC Portfolio include a DSCR test requiring a remaining DSCR equal to or greater than the DSCR immediately prior to the release and a prohibition against defeasance of more than 25% of the total loan balance. With respect to Oakbrook Center, a portion of the Oakbrook Center property may be released in connection with a partial defeasance. Please see Appendix III for further detail.

        With respect to Mortgage Loan Nos. 5-9, Inland Southeast - Pool 1, after the initial lockout period borrower may cause the release of one or more of the mortgaged properties, all of which are currently cross-collateralized and cross-defaulted, provided that a minimum DSCR of 2.70x and a loan-to-value ratio of 55% is maintained on the remaining mortgaged properties after release, and borrower pays 115% of the allocated loan amount plus any applicable yield maintenance charges.

        With respect to Mortgage Loan Nos. 32-50, WESCO Portfolio, after the initial lockout period borrower may cause the release of one of the Mortgaged Properties, all of which are currently cross-collateralized and cross-defaulted, provided that a minimum DSCR of 1.35x and a loan to value of 65% is maintained on the remaining mortgaged properties after release, and borrower defeases an amount equal to 125% of the allocated loan amount.

        With respect to Mortgage Loan No. 83, 500 West North Shore Drive, the borrower may request the release of approximately 4 acres of undeveloped land if they meet the specific requirements in the mortgage document including in part a prepayment of $575,000 plus a make whole premium.

        With respect to Mortgage Loan Nos. 120-121, Planet Self Storage - Philipsburg and Planet Self Storage - Clinton, the loan is secured by two separate properties. Partial release of property is subject to yield maintenance during the lockout period and either defeasance or yield maintenance during the prepayment penalty period. Such release shall be calculated at an amount equal to 125% of the released property's contributory loan-to-value ratio (the Phillipsburg property value is $2.8 million and allocated loan amount of $1.8 million; the Clinton property value is $2.0 million and allocated loan amount is $1.5 million). Borrower shall be responsible for all escrow, closing, and recording costs, and the costs of preparing and delivering such partial reconveyance.

        With respect to Mortgage Loan Nos. 5-9, Inland Southeast - Pool 1, borrower may substitute one or more of the mortgaged properties with substantially similar propert(y)(ies), provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the related Securities, (ii) the debt service coverage ratio after substitution is not less than the debt service coverage ratio at closing or as of the date immediately preceding the substitution, and (iii) the fair market value of the substitute property is not less than (a) the fair market value of the released property at closing and (b) the fair market value as of the date immediately preceding the substitution.

        With respect to Mortgage Loan Nos. 22-23, The Katun Portfolio, the borrower may also obtain a release of the Davenport Property and substitute a replacement property therefor if the rent for the Davenport Property is not more than 25% of the aggregate rent for both Katun Industrial properties and the Katun Industrial borrower has satisfied certain underwriting tests, including furnishing an appraisal with respect to the substitute property that indicates a value at least as great as that of the Davenport Property, an aggregate DSCR for the Bloomington Property and the substitute property at a minimum of the greater of 1.40x or the DSCR of the Katun Industrial Properties immediately prior to the substitution and a rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates.

        With respect to Mortgage Loan Nos. 32-50, WESCO Portfolio, borrower may substitute up to four of the mortgaged properties with substantially similar propert(y)(ies), provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the related Securities,
        (ii) the debt service coverage ratio after substitution is not less than the debt service coverage ratio at closing or as of the date immediately preceding the substitution, and (iii) the fair market value of the substitute property is not less than 105% of the greater of (a) the fair market value of the released property at closing, and (b) the fair market value as of the date immediately preceding the substitution.

6       The "Grace Period" shown is grace period to charge late interest.

        With respect to Mortgage Loan No. 1, Oakbrook Center, the "Grace Period" is two days for the first two late debt service payments in any 12-month period during the loan term.

        With respect to Mortgage Loan No. 21, Parc East Apartments, the charge for a late debt service payment shall be waived once each calendar year if the related late payment is made by the tenth (10th) day of that particular month.

7 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

        With respect to Mortgage Loan No. 2, 1290 Avenue of the Americas, the loan requires interest only payments through August 6, 2007, then amortizes on a 25-year schedule from August 7, 2007 through February 6, 2012 with payments of $495,132, after which, the loan reverts to interest only payments of again through maturity.

        With respect to Mortgage Loan No. 26, 6377 San Ignacio Avenue, the loan was originally written based on a 15-year amortization schedule with the ability for it to move to a 25-year amortization upon certain conditions. When those conditions were met the documents were altered to accelerate the amortization of the then outstanding balance term to 20 years. The remaining amortization reflected is based on the number of periods left since this amendment occurred. The original monthly principal and interest payment from February 2002 through June 2002 was $142,368.89 based on the 15-year amortization schedule. Beginning July 2002, the monthly payment changed to $121,537.05 based on the 20-year amortization schedule.

        With respect to Mortgage Loan No. 55, Orange Town and Country, the monthly payment for the first 24 months of the loan term will be interest only on an Actual/360 day formula. (December, May, July, and October at $57,116.67) (January, February, April, June, August, September and November at $59,020.56) and (March (2004) at $55,212.78 and March (2003) at $53,308.89). Principal and interest payments begin on 12/1/2004 at a loan constant of 7.164%.

        With respect to Mortgage Loan No. 83, 500 West North Shore Drive, the principal and interest payment of $36,887.02 is based on a 30-year amortization schedule. Starting October 5, 2007, the principal and interest payment will change to $40,468.29 based on a 20-year amortization schedule.

        With respect to Mortgage Loan No. 97, Barnes & Noble Books Retail Building, the monthly repayment for the first 24 months of the loan term will be interest only on an Actual/360 day formula. (November, January, February, April, June, August, September and November at $25,898.35), (December, May, July, and October at $25,062.92) and (March at $23,392.06). Principal and interest payments begin on 11/1/2004 at a loan constant of 7.672%.

8 With respect to certain IO loans and short-term IO loans that accrue interest on an Actual/360 basis, the monthly IO payment shown in Appendix II is calculated as an average over a 12-month period.

9 The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10 "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

11 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

        With respect to Mortgage Loan No. 1, Oakbrook Center, the above disclosed "Largest Tenant", "Second Largest Tenant" and "Third Largest Tenant" represent the parent companies of multiple tenants at the subject property under multiple leases with various expiration dates. Please see Appendix III for further tenant detail.

        With respect to Mortgage Loan No. 130, Walgreens, Valdosta, the Walgreens store has a 75 year lease, but has an option to terminate the leas at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65, and 70 with
        6 months notice.

        With respect to Mortgage Loan No. 105, Crown Media Building, the property is occupied by a single tenant, Crown Media United States, LLC. Crown Media United States, LLC leases 16,028 square feet of space directly. Its lease expires on May 31, 2010 and is guaranteed by Crown Media Holdings, Inc., whose parent company is Hallmark Entertainment, a subsidiary of Hallmark Cards. The remaining 32,650 square feet is leased by MTM Entertainment, who sub-leases this space to Crown Media United States, LLC. MTM Entertainment's lease expires in 2004, but Crown Media United States, LLC has signed an addendum to make the sublease coterminous with its own lease that expires in 2010. Crown Media United States, LLC uses this space primarily as office space, but it also uses it for some post production, screening and editing.

12 For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

13 For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding multifamily, manufactured housing community, land and self storage mortgage properties.

14 "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

15 "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

16 "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

17 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

18 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of October 31, 2002, for the WFB-originated loans, the November, 2002 due dates for the MSDWMC- and BSCMI- originated mortgage loans, and as of the December, 2002 due dates for the PCF- and JHREF-originated loans.

19 "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

20 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and

        Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

21 "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of October 31, 2002, for the WFB-originated loans, the November, 2002 due dates for the MSDWMC- and BSCMI-originated mortgage loans, and as of the December, 2002 due dates for PCF- and JHREF-originated loans.

22 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

23 The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM3.00" represents the greater of yield maintenance and 3.00%. "YM1.00" represents the greater of yield maintenance and 1.00%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnote 24 for additional prepayment information.

24 Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 8 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", and "H". Exceptions to formulas are shown below formulas. Summaries for the 8 formulas are listed beginning on page II-9.

25 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

  26 Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-9,which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                        Escrow or
                                                           LOC         Escrowed Holdback
  Mtg.                                                   Release      or Letter of Credit    Outside Date    Prepayment Premium
Loan No.   Property Name                                Conditions       Initial Amount       for Release        Provisions
---------- -------------------------------------------- ------------- --------------------- ---------------- --------------------
   24      Plaza Santa Fe                                    1               $975,000          5/22/2003     Yield Maintenance
   25      70-00 Austin Street & 69-30 Austin Street         2                $16,005          7/21/2003     Yield Maintenance
   28      Riverway Plaza                                    3               $206,250          5/1/2003      Yield Maintenance
                                                             4             $1,119,952          5/1/2003      Yield Maintenance
   65      Center at Shangri-La                              5               $350,000          8/31/2004     Yield Maintenance
                                                             6               $300,000          8/31/2003     Yield Maintenance
   76      Hempstead Garden Apartments                       7                 $1,000          3/1/2003      Yield Maintenance
   93      4-6 Just Road; 23 Kulick Road, & 53-55            8                 $1,000          5/5/2003      Yield Maintenance
           Dwight Place
   112     2 Frassetto Way & 3 Borinski Drive                2           $202,560 LOC          12/5/2006     Yield Maintenance
   133     300 McGaw Drive                                   8                   $500          5/5/2003      Yield Maintenance
   142     Johnstown Retail Center                           2                $17,500          1/1/2004      Yield Maintenance
   144     Prospect Federal Express                          9            $80,000 LOC             NAP        Yield Maintenance

         All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1. Borrower's satisfaction of the following terms, provisions, and conditions precedent (collectively referred to herein as the "Release Conditions"): (i) no Default shall have occurred and be continuing; (ii) Borrower shall have provided evidence acceptable to lender that Osaka Grill & Seafood ("Osaka") is open for business and paying rent pursuant to the terms of the Osaka Lease; (iii) the Actual Debt Service Coverage Ratio shall not be less than 1.5 to 1.0; and (iv) the Adjusted Debt Service Coverage Ratio (defined as the ratio of (a) the Net Cash Flow for the Property determined as of the applicable Testing Date to the monthly debt service for the Loan that would be due and payable based on a loan constant equal to ten percent (10%) multiplied by twelve (12)) shall not be less than 1.23 to 1.0.

2. Borrower furnishes to lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs. Lender has inspected or waived right to inspection.

3. Borrower furnishes to lender written disbursement request, final unconditional lien waivers, title endorsement, and copies of final certificates of occupancy for Papa Gino's, Inc., Lowe's Home Centers, Inc., Applebee's Northeast, Inc., and LNT, Inc.

4. Borrower furnishes to lender written disbursement request, lien waivers and title endorsements.

5. Borrower leases a 4,000 square foot vacant space with tenant in occupancy and paying rent.


6. Borrower leases a 1,097 square foot vacant space with tenant in occupancy and paying rent.

7. Borrower furnishes to lender written disbursement request, a copy of the fully executed O&M Plan, in form and content acceptable to lender, a copy of the fully executed Mold Plan, in form and content acceptable to lender, and evidence that all fees due to the consultant have been paid in full.

8. Borrower furnishes to lender written disbursement request, a copy of the fully executed O&M Plan, in form and content acceptable to lender, and evidence that all fees due to the consultant have been paid in full.

9. Borrower 1) furnishes to lender written documentation evidencing both the renewal of the `FedEx Lease' and the changes to the casualty termination provision as required in the escrow security agreement or 2) furnishes to lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, a fully executed lease(s) acceptable to lender with triple net rents of at least $5.50 per square foot with lease terms of at least five (5) years, estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions. lender's underwritten net cash flow from all approved lease(s) in effect shall equal or exceed 1.75 times the annual installment payments.

YIELD MAINTENANCE FORMULAS


A

                On or after the end of the (1) fifth (5th) Loan Year (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) nor more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"), Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the Loan Documents, and subject to payment of a prepayment premium equal to the greater of:

                (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of the
                        Note immediately prior to such prepayment; or

                (b) One percent (1%) of the principal balance of the Note immediately prior to such prepayment.

                All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date (2).

                In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

                The loan will be open to prepayment without premium on any scheduled prepayment date during the last ninety (3) (90) days of the term of the loan.

                If any notice of prepayment is given, the principal balance of the loan and the other sums required pursuant to this Section 2 shall be due and payable on the Prepayment Date, unless Maker provides written notice to Payee that it is revoking said prepayment notice no later than five (5) business days prior to the Prepayment Date.

                Provided no default exists under the Loan Documents, the above premium shall not to be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal (4).

                No partial prepayment shall be allowed.

                The Loan Year is defined as any twelve month period commencing with the date on which the first monthly installment is due or any anniversary thereof.

--------------------------------------------------------------------------------
NOTES:

(1) With respect to Mortgage Loan No. 54, The North 40 - Building 235, Mortgage Loan No. 58, The North 40 - Building 236, and Mortgage Loan No. 63, Raintree Apartments, "Third (3rd) Loan Year."

(2) With respect to Mortgage Loan No. 4, 10 G Street, "plus .25%"

(3) With respect to Mortgage Loan No. 53, Best Buy Retail Center, "One hundred and twenty days (120), Provided that Trustor provides the appropriate notices as indicated above." With respect to Mortgage Loan No. 54, The North 40 Building 235 and Mortgage Loan No. 58, The North 40 Building 236, "One hundred eighty
(180) days." With respect to Mortgage Loan 63, Raintree Apartments, "Sixty (60) days"

(4) With respect to Mortgage Loan No. 4, 10 G Street, "or prepayments required to be made pursuant to the provisions of Paragraph 12 and 13 of the Deed of Trust."
--------------------------------------------------------------------------------

B Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three (3) months prior to the Maturity Date. From and after such date, the principal balance of the Note may be prepaid, in whole but not in part(1), upon: (a) not less than 15 days prior written notice to lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and
        (c) payment of all other Indebtedness then due under the Loan Documents. lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

        In addition to the Loan Prepayment rights set forth in the above paragraph(2), after the Lockout Date but prior to the date which is three (3) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, in whole but not in part, upon (a) not less than 30 days prior written notice to the lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (1)-(3) below. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

                The Make Whole Premium shall be the greater of one percent (1%) of the principal amount of the loan or a premium calculated as provided in subparagraphs (1) - (3) below.

        (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

        (2) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

        (3) Subtract the amount of the prepaid proceeds from the Present Value of the loan as of the date of prepayment. Any resulting positive differential shall be the premium.

        Notwithstanding anything herein to the contrary (3), during the last 90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

        *At this time there is not a U.S. Treasury issue for this prepayment period. At the time of prepayment, lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

--------------------------------------------------------------------------------
NOTES:

(1) With regard to Mortgage Loan No. 140, Silvernail II Shopping Center, the following phrase is inserted "at par (without Make Whole Premium)."

(2) With regard to Mortgage Loan No. 83, 500 West North Shore Drive, delete the phrase "after the Lockout Date but."

(3) With regard to Mortgage Loan No. 83, 500 West North Shore Drive, the following phrase is inserted, "provided no Event of Default exists."
--------------------------------------------------------------------------------

C

                Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date. After the Permitted Prepayment Date, Borrower may, provided it has given lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Loan to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the Notes, the Mortgages and the other Loan Documents, and (iv) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the aggregate outstanding principal amount of the Notes. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills"
        section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as lender may reasonably select.

                "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the prepayment date.

D

                After the seventh anniversary of the Month-End Date, Borrower may, provided it has given lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this
        Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid. Notwithstanding the foregoing, from and after September 1, 2017, Borrower shall have the right to prepay this Note, in whole but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made, and (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and otherwise in accordance with this Article 5, but without payment of the Prepayment Consideration.

                The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of the related tender of payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

                Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as lender may reasonably select.

E

                After the fourth anniversary of the Month-End Date, Borrower may, provided it has given lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this
        Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) three percent (3%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

                The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

                Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as lender may reasonably select.

F

                (I) Borrower may prepay the principal balance of this Note in whole during the six (6) month period prior to the Maturity Date by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of
        (i) three percent (3%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

                The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of the related tender of payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) business days prior to the prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

G

                Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date. After the Permitted Prepayment Date, Borrower may, provided it has given lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the portion of the principal balance of the Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the Note, the Mortgage and the other Loan Documents, and (iv) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A) one percent (1%) of the principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the principal amount of the Loan being prepaid. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.


                "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills"
        section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as lender may reasonably select.

                "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the prepayment date.

H

                Basic Charge. Except as provided below, if this Note is prepaid prior to the last 3(1) months of the term, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by lender following a Default, Borrower shall pay to lender on the prepayment date (in addition to all other sums then due and owing to lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by
        (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly

--------------------------------------------------------------------------------
NOTES:

(1) With regard to Mortgage Loan Nos. 120-121, Planet Self Storage Philipsburg and Clinton, and Mortgage Loan No. 152 Planet Self Storage- Tyburn, "to the last 4 months of the term."
--------------------------------------------------------------------------------

APPENDIX III
SIGNIFICANT LOAN SUMMARIES


--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - OAKBROOK CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):       $71,000,000

CUT-OFF DATE BALANCE:      $70,748,628

FIRST PAYMENT DATE:        12/01/2002

INTEREST RATE:             5.120%

AMORTIZATION:              360 months

ARD:                       NAP

HYPERAMORTIZATION:         NAP

MATURITY DATE:             10/01/2012

EXPECTED MATURITY          $58,237,025
BALANCE:

SPONSORS:                  The Rouse Company and CalPERS

INTEREST CALCULATION:      30/360

CALL PROTECTION:           Lockout until the earlier of October 1, 2005 or 2
                           years after the REMIC "start-up" day, of the last
                           A-note to be securitized with U.S. Treasury defeasance thereafter. Prepayable without penalty from and after July 1, 2012.

LOAN PER SF:               $148.91

UP-FRONT RESERVES:         None

ONGOING RESERVES(2):       RE Tax Reserve:  Springing

                           Insurance Reserve: Springing

                           TI/LC Reserve: Springing

LOCKBOX(2):                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:          Retail

PROPERTY SUB-TYPE:      Anchored

LOCATION:               Oak Brook, IL

YEAR BUILT/RENOVATED:   1962 / 2002

OCCUPANCY(3):           93.5%

SQUARE FOOTAGE(4):      1,606,031

THE COLLATERAL:         2-level anchored regional mall

OWNERSHIP INTEREST:     Fee

MAJOR TENANTS             % NRSF      RENT PSF    LEASE EXPIRATION
-------------             ------      --------    ----------------
Nordstrom                  13.7%       $0.00          4/30/2021

Neiman Marcus              7.0%        $1.56          1/31/2017

Lord & Taylor              6.4%        $4.17         12/31/2008

Saks Fifth Avenue(5)       5.7%        $1.05          1/31/2007

PROPERTY MANAGEMENT:    Rouse Property Management, Inc.

U/W NET OP. INCOME:     $31,242,308

U/W NET CASH FLOW:      $29,578,627

APPRAISED VALUE:        $443,000,000

CUT-OFF DATE LTV:       54.0%

MATURITY DATE LTV:      44.4%

DSCR:                   1.89x

--------------------------------------------------------------------------------

(1) The subject $71,000,000 loan represents a 29.58% pari passu interest in a $240,000,000 loan. All aggregate LTV and DSCR numbers in this table are based on the total $240,000,000 financing.

(2) Prior to a trigger event, all funds in the lockbox account will be remitted to the Borrower daily. Upon the occurrence and continuance of a trigger event (i.e., (a) the occurrence and continuance of an Event of Default, and terminating upon the cure of such Event of Default; or (b) the DSCR at the end of any calendar quarter is less than or equal to 1.25x), (x) the Borrower is required to deposit monthly 1/12 of annual insurance premiums and real estate taxes into an escrow account; and (y) the Borrower is required to deposit $96,318 monthly into a TI/LC reserve.

(3) Occupancy is based on the rent roll dated September 1, 2002. Total project occupancy is 93.5%, while mall occupancy is 96.6% and in-line shop space occupancy is 94.0%.

(4)  The total square footage of the property is 2,379,035 square feet.

(5) The Oakbrook Center Borrower expects that Macy's East, Inc. ("Macy's East") will assume the Saks Fifth Avenue lease on or about January 15, 2003. Pursuant to the terms of an amended and restated lease intended to be executed by Macy's East and the Oakbrook Center Borrower upon the assumption by Macy's East of the Saks Fifth Avenue lease, Macy's East will operate a Bloomingdale's Home and Furniture Store.

THE OAKBROOK CENTER LOAN

               THE LOAN. The largest loan (the "Oakbrook Center Loan") as evidenced by the Promissory Note (the "Oakbrook Center Note") is secured by a first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Oakbrook Center Mortgage") encumbering a portion of the 2,379,035 square foot regional shopping center known as Oakbrook Center, located in Oakbrook, Illinois (the "Oakbrook Center Property"). The Oakbrook Center Loan was originated on October 1, 2002 by or on behalf of Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC").

                                      III-1

         THE BORROWER. The borrower is Oakbrook Shopping Center, LLC, a Delaware limited liability company (the "Oakbrook Center Borrower") that owns no material asset other than the Oakbrook Center Property and related interests. The Oakbrook Center Borrower is 49.49% controlled by CalPERS and 50.51% controlled by The Rouse Company. CalPERS is the California Public Employees' Retirement System, the largest public pension fund in the United States. The Rouse Company is a publicly held real estate development and management company that currently owns 50 regional retail centers.

         THE PROPERTY. The Oakbrook Center Property, located along Illinois State Route 83 in Oakbrook, Illinois, was originally constructed in 1962 and added to and renovated in 1971, 1981, 1991, 2001 and 2002. The Oakbrook Center Property consists of a 2,379,035 square foot, two-level open-air mall anchored by Marshall Field, Nordstrom, Neiman Marcus, Sears, Lord & Taylor and Saks Fifth Avenue. Marshall Field and Sears each own its store and the land on which it is located, which is not included in the collateral. The components of the Oakbrook Center Property are: anchor stores (1,185,578 NRSF, including the Marshall Field and Sears stores), in-line stores (822,342 NRSF), 3 office buildings (240,223
NRSF), cineplex (17,700 NRSF) and hotel (113,192 NRSF). The hotel and cineplex are ground leases in which the lessor's interest is part of the collateral. Oakbrook Center is situated on approximately 135 acres (of which 75.08 acres is owned) and contains 13,000 parking spaces arrayed in 5 parking decks and surface parking. As of July 2002, comparable in-line sales per square foot were approximately $413 with an occupancy cost of 10.8%. Sales per square foot for comparable in-line tenants with square footages less than 10,000 square feet were approximately $515 with an occupancy cost of 11.3%.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET       OF SF        RENTAL REVENUES   TOTAL BASE RENTAL
          YEAR              ROLLING        ROLLING          ROLLING        ROLLING           ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
         Vacant                26           $0.00               7%             7%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
      2002 or MTM              15           $23.09              2%             8%               2%                  2%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2003                 39           $27.44              5%            13%               7%                 10%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2004                 42           $30.35              5%            19%               8%                 18%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                 31           $23.90              6%            25%               8%                 25%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 28           $33.16              6%            31%              11%                 36%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 18           $11.80             14%            44%               8%                 45%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 16           $12.60              9%            54%               6%                 51%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 23           $37.03              5%            58%              10%                 60%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 19           $35.14              8%            67%              15%                 75%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 11           $41.56              3%            69%               6%                 81%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 23           $33.00              8%            77%              13%                 95%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2013 & Beyond              8           $4.44              23%           100%               5%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         PROPERTY MANAGEMENT. The Oakbrook Center Property is managed by Rouse Property Management, Inc., which is an affiliate of Oakbrook Center Borrower. The management agreement is subordinate to the Oakbrook Center Loan and is terminable upon an Event of Default.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. At any time that the Oakbrook Center Borrower may fully defease the Oakbrook Center Loan, the Oakbrook Center Borrower may also obtain a partial release of the Oakbrook Center Property in connection with a partial defeasance. The releaseable parcel is improved with two office buildings. It borders Spring Road and is designated a portion of "lot 15." To effect a partial defeasance, the Oakbrook Center Borrower must sever the promissory notes into undefeased notes and a defeased note. The defeased note will have a balance of 125% of $10,000,000 (as reduced by the application of casualty or condemnation proceeds), and will be backed US Treasury defeasance collateral. The Oakbrook Center Borrower must satisfy various other conditions in connection with the partial defeasance, including the delivery of legal opinions, title endorsements and revised surveys.

         The Oakbrook Center Borrower may also obtain a partial release of the Oakbrook Center Property with respect to areas that are not revenue producing and that are designated by the Oakbrook Center Borrower for expansion. The Oakbrook Center Borrower must satisfy various conditions in connection with the partial release, including the delivery of legal opinions, title endorsements and revised surveys, as well as certifications that the partial release will not adversely affect the ability to


                                     III-2
operate and maintain the remainder of the Oakbrook Center Property and that there will be no adverse effect on the DSCR for the remaining Oakbrook Center Property, and a rating agency confirmation of no downgrade, qualification or withdrawal of the rating applicable to the REMIC certificates in connection with the partial release.

         Certain additional information regarding the Oakbrook Loan and the Oakbrook Center Property is set forth on Appendix II hereto.


                                     III-3

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 2 - 1290 AVENUE OF THE AMERICAS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE(1):         $70,000,000

CUT-OFF DATE BALANCE:        $70,000,000

FIRST PAYMENT DATE:          11/07/2002

INTEREST RATE:               6.8527%

AMORTIZATION:                Interest  only  through July 7, 2007.
                             Principal and interest payments beginning August 7, 2007 through January 7, 2012. Interest only from
                             February 7, 2012 through maturity.

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               01/07/2013

EXPECTED MATURITY BALANCE:   $64,363,636

SPONSORS:                    Jamestown and Apollo Real Estate  Advisors

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until the earlier of September 9, 2006
                             and 2 years after the REMIC "start-up" day with respect to the last of the "A" notes to be securitized, with U.S. Treasury defeasance thereafter. The "B" note may be partially prepaid after September, 2006. The "A" notes are freely prepayable without penalty from and after November 7, 2012.

LOAN PER SF:                 $194.57

UP-FRONT RESERVES(2):        TI/LC Reserve:          $15,000,000

                             RE Tax Reserve:         $4,925,000

                             Insurance Reserve:      $395,083

ONGOING RESERVES(2):         TI/LC Reserve:          See footnote (2)

                             RE Tax Reserve:         $1,641,668

                             Insurance Reserve:      $395,083

                             Operating Reserve:      See footnote (3)

LOCKBOX(3):                  Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Single

ASSET/PORTFOLIO:        Asset

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban

LOCATION:               New York, NY

YEAR BUILT/RENOVATED:   1962 / NAP

OCCUPANCY(4):           98.7%

SQUARE FOOTAGE:         1,978,622

THE COLLATERAL:         43-story class A office building

OWNERSHIP INTEREST:     Fee


MAJOR TENANTS             % NRSF      RENT PSF       LEASE EXPIRATION
-------------             ------      --------       ----------------

Equitable Life             39.3%       $45.45       12/31/2008 and 12/31/2011
Assurance

Warner Communications      11.4%       $50.44        9/30/2004 and 6/30/2012

Morrison & Foerster        9.2%        $68.38        9/30/2012

PROPERTY MANAGEMENT:    Jamestown 1290 Management, L.P.

U/W NET OP. INCOME:     $60,616,355

U/W NET CASH FLOW:      $56,874,154

APPRAISED VALUE:        $800,000,000

CUT-OFF DATE LTV:       48.1%

MATURITY DATE LTV:      44.3%

DSCR(5):                2.13x

--------------------------------------------------------------------------------

(1) The subject $70,000,000 loan represents an 18.18% pari passu interest in the senior ("A") $385,000,000 portion of a $440,000,000 loan. All aggregate LTV and DSCR numbers in this table are based on the total $385,000,000 senior financing.

(2) The Borrower is required to escrow 1/12 of annual insurance premiums and real estate taxes monthly. The amounts shown are the monthly collections as of December 31, 2002. The Borrower is required to fund a TI/LC Reserve (a) monthly in the amount of $370,000/month during the period from July 7, 2007 through December 7, 2011, (b) monthly in the amount of 100% of cash flow after the payment of debt service, real estate tax and insurance escrows and operating expenses, starting January 7, 2012 and (c) monthly in the amount of 100% of cash flow after the payment of debt service, real estate tax and insurance escrows and operating expenses, at any time that the total funds in the TI/LC Reserve account fall below $3,000,000. However, during the period from and after January 7, 2012, Borrower will also not have to fund the TI/LC Reserve in excess of amounts that (when added to amounts in the TI/LC Reserve that are deemed "Surplus Near Term Rollover Funds") would exceed (y) $50/NRSF of space that is vacant or subject to lease expiration in 2011 through 2014 and not extended within target term parameters plus (z) the greater of $50/NRSF or the actual cost of future re-leasing costs for space that is subject to a lease within those parameters.

(3) The Borrower must deposit monthly the amount of operating expenses as set forth in the budget, for the calendar month following the deposit. Pursuant to the lockbox agreement, the Lender will disburse funds for operating expenses, provided no event of default exists.

(4)  Occupancy is based on the rent roll dated December 1, 2002.

(5) This DSCR is for the IO period of the loan. Based on amortization beginning August 7, 2007, the DSCR for the loan would be 1.74x




                                      III-4

THE 1290 AVENUE OF THE AMERICAS LOAN

         THE LOAN. The second largest loan (the "1290 Avenue of the Americas Loan") as evidenced by the Promissory Note (the "1290 Avenue of the Americas Note") is secured by a first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "1290 Avenue of the Americas Mortgage") encumbering the 1,978,622 square foot office tower known as 1290 Avenue of the Americas, located in New York, NY (the "1290 Avenue of the Americas Property"). The 1290 Avenue of the Americas Loan was originated on September 9, 2002 by or on behalf of Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC").

         THE BORROWER. The borrower is Jamestown 1290, L.P., a Delaware limited partnership (the "1290 Avenue of the Americas Borrower") that owns no material asset other than the 1290 Avenue of the Americas Property and related interests. The 1290 Avenue of the Americas Borrower is sponsored by Jamestown, a real estate investment and management company that was founded in 1983 and that buys American property on behalf of large groups of individual German investors through the vehicle of American limited partnerships it sponsors. As of mid-year 2000, Jamestown had approximately 17,000 investors. An affiliate of Apollo Real Estate Advisors, which was a major shareholder in the seller of the 1290 Avenue of the Americas Property, retained a subordinated equity interest in the project.

         THE PROPERTY. The 1290 Avenue of the Americas Property, located in the Midtown neighborhood of New York City on the blockfront between 51st St. and 52nd St., was originally constructed in 1962. The 1290 Avenue of the Americas Property consists of a 1,978,622 square foot, 43-story office tower with ground floor retail. The building is structural steel encased in concrete. The 1290 Avenue of the Americas Property is situated on an approximately 89,775 square feet parcel and contains 29 underground parking spaces.


------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET       OF SF        RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING        ROLLING           ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
         Vacant               10            $0.00               1%             1%               0%                 0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
       2002 & MTM              1            $0.00               0%             1%               0%                 0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2003                 6           $52.10               2%             4%               2%                 2%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2004                23           $59.51              14%            17%              15%                17%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                12           $81.26               1%            18%               2%                19%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 6           $52.91               5%            23%               5%                24%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 0            $0.00               0%            23%               0%                24%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 4           $53.95               6%            29%               6%                30%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 1           $27.97               1%            29%               0%                30%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 3           $48.87               7%            37%               7%                37%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                26           $45.06              34%            70%              29%                65%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                22           $63.13              19%            90%              23%                88%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2013 & Beyond             7           $59.80              10%           100%              12%               100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         PROPERTY MANAGEMENT. The 1290 Avenue of the Americas Property is managed by Jamestown 1290 Management, L.P., which is affiliated with the 1290 Avenue of the Americas Borrower. Jamestown 1290 Management, L.P. has hired Tishman Speyer Properties, L.P. to manage the 1290 Property on its behalf. The management agreement and the sub-management agreement are subordinate to the 1290 Avenue of the Americas Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed, except for (i) unsecured trade payables and operational debt not evidenced by a note, not more than 60 days past due, incurred in the ordinary course of business and not in the excess of $8,800,000 in the aggregate at any one time, and (ii) unsecured financing for tenant work letter obligations, improvement allowances and leasing commissions, incurred in the ordinary course of business and not in excess of $10,000,000, when combined with indebtedness under (i) above.

         RELEASE OF PARCELS.  Not allowed.


                                     III-5

         Certain additional information regarding the 1290 Avenue of the Americas Loan and the 1290 Avenue of the Americas Property is set forth on Appendix II hereto.


                                     III-6

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - 601 NEW JERSEY AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $46,500,000

CUT-OFF DATE BALANCE:             $46,416,074

FIRST PAYMENT DATE:               01/01/2003

INTEREST RATE:                    5.68%

AMORTIZATION:                     360 months

ARD:                              NAP

HYPERAMORTIZATION:                NAP

MATURITY DATE:                    12/01/2014

EXPECTED MATURITY BALANCE:        $37,079,972

SPONSOR(S):                       GE Pension Trust

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Lockout until the earlier of 4 years after
                                  the mortgage was recorded (Effective Date) or 2 years after the REMIC startup date, with U.S. Treasury defeasance thereafter.
                                  The loan is fully prepayable without premium beginning 3 months prior to loan maturity.

LOAN PER SF:                      $179.43

UP-FRONT RESERVES(1):             TI/LC: $1,929,479

                                  Debt Service Reserve: $269,297

ONGOING RESERVES(2):              RE Tax:  Springing

                                  Insurance: Springing

                                  Cap Ex: Springing

                                  TI/LC:  Springing

LOCKBOX:                          Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Single

ASSET/PORTFOLIO:        Asset

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban

LOCATION:               Washington, D.C.

YEAR BUILT/RENOVATED:   2002

OCCUPANCY(3):           100%

SQUARE FOOTAGE:         258,685

THE COLLATERAL:         Nine-story Class A office building

OWNERSHIP INTEREST:     Fee

MAJOR TENANTS            % NRSF    RENT PSF       LEASE EXPIRATION
-------------            ------    --------       ----------------

Federal Trade            84.0%      $40.69           8/02/2012
Commission

MedPAC & Mine Safety     16.0%      $41.01           9/08/2012

PROPERTY MANAGEMENT:    Polinger Shannon & Luchs

U/W NET OP. INCOME:     $7,042,439

U/W NET CASH FLOW:      $6,437,064

APPRAISED VALUE:        $87,000,000

CUT-OFF DATE LTV:       53.4%

MATURITY DATE LTV:      42.6%

DSCR:                   1.99x

--------------------------------------------------------------------------------

(1) The balance of the Borrower's contractual costs, pursuant to any existing leases, for tenant improvements and leasing commissions was funded into a reserve in full at loan closing in the amount of $1,929,479.

(2) A cash sweep shall be initiated in the event of (a) a default (beyond the expiration af all notice and cure periods) has occurred; (b) Borrower fails to extend the term of that certain Lease dated as of May 17, 2001 with the United States of America through August 2, 2015 on or before the date that is one year prior to the expiration of the term of the such lease, (c) Borrower fails to extend the term of that certain Lease dated as of April 22, 2002 with the United States of America through September 8, 2015 on or before the date that is one year prior to the expiration of the term of such lease, or (d) the actual DSCR falls below 1.10x. A cash sweep shall end and all remaining cash shall be returned to Borrower if at any time (a) no default (beyond the expiration of all notice and cure periods) exists; (b) the Property is 75% leased through the date that is three years after the maturity date of the Loan and (c) either (i) the DSCR is at least 1.5x with respect to the four consecutive quarters, (ii) the projected DSCR is at least 1.5x for the twelve month period immediately following a testing date or
        (iii) if the term of the lease dated April 22, 2002 has been extended through September 8, 2015, the projected DSCR is at least 1.25x for the twelve month period beginning on a testing date.

(3)     Occupancy is based on the rent roll dated October 25, 2002.


THE 601 NEW JERSEY AVENUE LOAN

         THE LOAN. The third largest loan (the "601 New Jersey Avenue Loan") as evidenced by a promissory note secured by a Deed of Trust in the original principal amount of $46,500,000 and by an Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) encumbering the 258,685 square foot, nine story, Class A office building in Washington, D.C. (the "601 New Jersey Avenue Property"). The 601 New Jersey Avenue Loan was originated on November 13, 2002 by Wells Fargo Bank, National Association.

         THE BORROWER. The borrower is 601 NJ Avenue, LLC (the "601 New Jersey Avenue Borrower"), which owns no material assets other than the 601 New Jersey Avenue Property and related interests. The 601 New Jersey Avenue


                                     III-7

Borrower is a single purpose entity, with an independent director. The 601 New Jersey Avenue Borrower is sponsored by the partnership of General Electric Pension Trust (95% ownership) and Polinger Development Company (5% ownership). General Electric has the 9th largest pension fund (Defined and Contribution Plans) in the U.S., as of year-end 2001 with approximately 503,000 participants and a fair value of assets as of 12/13/01 of $45.0 billion. Polinger Development Company is an affiliate of Polinger Shannon & Luchs ("PSL"). PSL is a fully integrated regional real estate services organization, providing development and acquisition, commercial brokerage, engineering, construction, leasing and management services throughout the D.C. metro area. Currently the total management portfolio includes 3.9 million square feet of office space and 6,100 apartment units. Polinger Development Company manages properties with a value of over $2 billion and has more than 700 employees.

         THE PROPERTY. The 601 New Jersey Avenue Property, located in downtown Washington, D.C., two blocks west of Union Station and four blocks northeast of the US Capital, is 100.0% occupied and was constructed in 2002. The 601 New Jersey Avenue Property consists of one nine story, Class A office building totaling 258,685 square feet with three of the levels being below grade parking totaling 217 spaces. The site is 0.71 acres, irregular in shape and has adequate frontage along three primary thoroughfares within the neighborhood (New Jersey Avenue, F Street and G Street).

----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
                           # OF        AVERAGE BASE        % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                          LEASES       RENT PER SF        SQUARE FEET       OF SF        RENTAL REVENUES      TOTAL RENTAL
          YEAR            ROLLING        ROLLING            ROLLING        ROLLING           ROLLING        REVENUES ROLLING
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
      Vacant               0               $0.00               0%               0%                0%               0%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
    2002 & MTM             0               $0.00               0%               0%                0%               0%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
       2003                0               $0.00               0%               0%                0%               0%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
       2004                0               $0.00               0%               0%                0%               0%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
       2005                0               $0.00               0%               0%                0%               0%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
       2006                0               $0.00               0%               0%                0%               0%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
       2007                0               $0.00               0%               0%                0%               0%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
       2008                0               $0.00               0%               0%                0%               0%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
       2009                0               $0.00               0%               0%                0%               0%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
       2010                0               $0.00               0%               0%                0%               0%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
       2011                0               $0.00               0%               0%                0%               0%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
       2012                2              $40.74             100%             100%              100%             100%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------
  2013 & Beyond            0               $0.00               0%             100%                0%             100%
------------------- ---------------- ----------------- ---------------- ---------------- ----------------- ----------------

         PROPERTY MANAGEMENT. The 601 New Jersey Avenue Property is managed by Polinger Shannon & Luchs, which is an affiliate of the Polinger Development Corporation, which is an affiliate of the 601 New Jersey Avenue Borrower.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Preferred equity is not prohibited by the loan documents. There is an intercompany subordinate loan that has an aggregate principal amount of $28,100,000. Such debt is not secured by the real property or any of the Lender's other security, but is guaranteed by the Borrower's members and secured by a pledge of such members' ownership interests in the Borrower. The subordinate debt does not involve any third parties, but remains in place solely to protect tax benefits under the District of Columbia tax law.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. Not allowed.

         Certain additional information regarding the 601 New Jersey Avenue Loan and the 601 New Jersey Avenue Property is set forth on Appendix II hereto.




                                     III-8

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 4 - 10 G STREET, NE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:           $43,000,000

CUT-OFF DATE BALANCE:       $42,908,451

FIRST PAYMENT DATE:         01/01/2003

INTEREST RATE:              5.66%

AMORTIZATION:               360 months

ARD:                        NAP

HYPERAMORTIZATION:          NAP

MATURITY DATE:              12/01/2012

EXPECTED MATURITY BALANCE:  $35,732,627

SPONSOR(S):                 American Psychological Association

INTEREST CALCULATION:       30/360

CALL PROTECTION:            Lockout until December 31, 2007. Prepayment
                            permitted in full only. Borrower must pay a premium equal to the greater of a yield maintenance premium or 1% of the principal balance if prepayment occurs prior to the last 90 days of the term of the loan.

LOAN PER SF:                $167.20

UP-FRONT RESERVES:          RE Taxes:              $311,756

ONGOING RESERVES(1):        RE Taxes:               $77,939

                            TI/LC:                  Springing

LOCKBOX:                    None

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban

LOCATION:               Washington, DC

YEAR BUILT/RENOVATED:   1997

OCCUPANCY(2):           100%

SQUARE FOOTAGE:         256,626

THE COLLATERAL:         One eight-story office building

OWNERSHIP INTEREST:     Fee

MAJOR TENANTS             % NRSF      RENT PSF    LEASE EXPIRATION
-------------             ------      --------    ----------------

AMTRAK - National          33.7%       $38.80        3/14/2008
Railroad Passenger
Corporation

World Resources            14.9%       $34.64        1/31/2009
Institute

National Committee to      11.7%       $36.75        8/31/2012
Preserve Social
Security & Medicare

PROPERTY MANAGEMENT:    Trammell Crow Real Estate Services, Inc.

U/W NET OP. INCOME:     $5,900,218

U/W NET CASH FLOW:      $5,397,231

APPRAISED VALUE:        $77,000,000

CUT-OFF DATE LTV:       55.7%

MATURITY DATE LTV:      46.4%

DSCR:                   1.81x

--------------------------------------------------------------------------------

(1) Commencing on February 1, 2007 and on the first day of each calendar month thereafter to and including February 1, 2008, the Ten G Street, NE Borrower will deposit with Lender the sum of $200,000 (except that the payment due February 1, 2008 will be in the amount of $100,000). The agreement will be terminated or released if either (i) Amtrak extends its lease or (ii) all of the space leased by Amtrak has been leased pursuant to replacement leases. Prior to a release or termination of the agreement, all tenant improvements required to be made pursuant to the Amtrak lease or any replacement leases must be completed pursuant to the terms of the agreement.

(2)  Occupancy is based on the rent roll dated August 31, 2002.

THE 10 G STREET, NE LOAN

         THE LOAN. The fourth largest loan (the "Ten G Street, NE Loan") is evidenced by a Deed of Trust Note in the original principal amount of $43,000,000 (the "Ten G Street, NE Note") and is secured by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Ten G Street, NE Mortgage"), encumbering an eight-story office building containing 256,626 square feet (the "Ten G Street, NE Property"). The Ten G Street, NE Loan was originated by JHREF on November 15, 2002.

         THE BORROWER. The borrower is the APA Ten G LLC, a Delaware limited liability company (the "Ten G Street, NE Borrower"). The Ten G Street, NE Borrower is a bankruptcy-remote special purpose entity with an independent director. The sponsor is the American Psychological Association.

         THE PROPERTY. The Ten G Street, NE Property is a 256,626 square foot, eight-story office building located at Ten G Street, NE in Washington, DC. The Ten G Street, NE Property contains two underground parking levels with parking for 184 cars. The Ten G Street, NE Property was 100% occupied as of August 31, 2002.



                                     III-9

         AMTRAK-National Railroad Passenger Corporation World Resources Institute ("Amtrak") is the largest tenant occupying 33.7% of the Ten G Street, NE Property until March 14, 2008. Amtrak is a for profit corporation that Congress established in 1970 to operate a national rail service. It has not been profitable and relies on the Federal government for subsidies. Congress is currently reviewing the funding of Amtrak.

------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                           # OF           AVERAGE BASE        % OF TOTAL        CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                          LEASES          RENT PER SF        SQUARE FEET           OF SF        RENTAL REVENUES      TOTAL RENTAL
          YEAR            ROLLING           ROLLING            ROLLING            ROLLING           ROLLING        REVENUES ROLLING
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
      Vacant                   0             $0.00                 0%                0%                 0%                 0%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
        MTM                    1            $29.76                 1%                1%                 1%                 1%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
       2002                    0             $0.00                 0%                1%                 0%                 1%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
       2003                    5            $29.80                 5%                6%                 4%                 5%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
       2004                    3            $24.34                 4%               10%                 3%                 8%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
       2005                    1            $31.21                 2%               12%                 1%                 9%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
       2006                    0             $0.00                 0%               12%                 0%                 9%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
       2007                    1            $35.35                11%               23%                12%                21%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
       2008                    6            $27.75                40%               63%                42%                63%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
       2009                    3            $27.65                18%               81%                18%                81%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
      2010                     0             $0.00                 0%               81%                 0%                81%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
       2011                    0             $0.00                 0%               81%                 0%                81%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
       2012                    3            $32.81                19%              100%                19%               100%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------
   2013 & Beyond               0             $0.00                 0%              100%                 0%               100%
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ ------------------

         PROPERTY MANAGEMENT. The Ten G Street, NE Property is managed by Trammel Crow Real Estate Services, Inc.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed. The Ten G Street, NE Borrower may enter into unsecured working capital loans (collectively, the "Member Loans") with the American Psychological Association, Inc., upon prior written notice to, but without written approval of Lender, upon satisfaction of certain conditions including that the debt service coverage ratio for the combined loan payments under all of the Member Loans and the Ten G Street, NE Loan may not be less than 1.5:1.

         RELEASE OF PARCELS. Not allowed.

         Certain additional information regarding the Ten G Street, NE Loan and the Ten G Street, NE Property is set forth on Appendix II hereto.


                                     III-10

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NOS. 5-9 -- INLAND PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $41,510,000

CUT-OFF DATE BALANCE:        $41,510,000

FIRST PAYMENT DATE:          10/01/2002

INTEREST RATE:               5.500%

AMORTIZATION:                Interest Only

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               09/01/2009

EXPECTED MATURITY BALANCE:   $41,510,000

SPONSOR(S):                  Inland Retail Real Estate, LP

INTEREST CALCULATION:        30/360

CALL PROTECTION:             Lockout until three years from the closing
                             date. In connection with any prepayment, the borrower must pay a premium equal to the greater of a yield maintenance premium and 1% of the principal balance if prepayment occurs prior to August 1, 2009.

LOAN PER SF:                 $56.17

UP-FRONT RESERVES:           None

ONGOING RESERVES(1):         RE Tax:         Springing

                             Insurance:      Springing

                             Cap Ex:         Springing

LOCKBOX(2):                  Springing to Soft then to Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                Portfolio of 5 assets
ASSET/PORTFOLIO:

PROPERTY TYPE:        Retail

PROPERTY SUB-TYPE:    Anchored

LOCATIONS:            Canton, GA                        Lynchburg, VA

                      Tuscaloosa, AL                    Vero Beach, FL

                      Orlando, FL

YEARS                 Canton: 1998-99/NAP               Lynchburg: 2001/NAP

BUILT/RENOVATED:      Tuscaloosa: 1977/1999-2001        Vero Beach: 2001/NAP

                      Orlando: 1999/NAP

OCCUPANCY(3):         Canton: 97.0%                     Lynchburg: 100.0%

                      Tuscaloosa: 94.8%                 Vero Beach: 100.0%

                      Orlando: 100.0%

SQUARE FOOTAGE:       739,018

THE COLLATERAL:       A portfolio of five anchored retail
                      properties

OWNERSHIP INTEREST:   Fee

MAJOR TENANTS(4):     % NRSF      RENT PSF   LEASE EXPIRATION
-----------------     ------      --------   ----------------
Belks                  8.1%         $5.35       10/01/2018

Publix                 7.0%         $8.75       3/31/2018

Stein Mart             4.9%         $6.05       9/30/2009

PROPERTY MANAGEMENT:  Inland Southeast Property Management Corp. (Orlando,
                      FL and Vero Beach, FL) and Inland Southern Management LLC (Canton, GA, Tuscaloosa, AL, and Lynchburg, VA)

U/W NET OP. INCOME:   $6,825,206

U/W NET CASH FLOW:    $6,499,382

APPRAISED VALUE:      $76,995,000

CUT-OFF DATE LTV:     53.9%

MATURITY DATE LTV:    53.9%

DSCR:                 2.85x

--------------------------------------------------------------------------------

(1) Tax and insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if any required repairs are not completed within six months of closing or if the borrower fails to provide evidence of property maintenance.

(2) Soft Lockbox is triggered upon (a) an event of default, (b) a bankruptcy of the borrower or the property manager, or (c) the DSCR falling below 1.75x. Thereafter, if the DSCR falls below 1.15x, the borrower is required to sweep money daily from the clearing bank to a cash management account controlled by the lender.

(3) Occupancy is based on the rent rolls dated October 14, 2002 for the Canton, GA and Lynchburg, VA centers and October 8, 2002 for the Tuscaloosa, AL, Orlando, FL, and Vero Beach, FL centers.

(4) Major tenants and percentage of NRSF is based upon the total square footage for all five retail properties.


THE INLAND PORTFOLIO LOAN

         THE LOAN. The fifth largest loan (the "Inland Portfolio Loan") is evidenced by five promissory notes, and is secured by cross collateralized and cross defaulted first priority mortgages and assignments of leases on five anchored retail properties located in Canton, GA ("Riverstone Plaza Property"), Tuscaloosa, AL ("McFarland Plaza Property"), Orlando, FL ("Circuit City Plaza Property"), Lynchburg, VA ("Wards Crossing Shopping Center Property"), and Vero Beach, FL ("Circuit City Vero Beach Property") (collectively, the "Inland Portfolio Properties"). The Inland Portfolio Loan was originated on August 30, 2002 by Bear Stearns Commercial Mortgage, Inc. ("BSCMI").



                                     III-11

               THE BORROWER. The Inland Portfolio Loan was made to five borrowers, Inland Southeast Riverstone, LLC (Canton, GA), Inland Southeast McFarland, LLC (Tuscaloosa, AL), Inland Southeast Colonial, LLC (Orlando, FL), Inland Southeast Lynchburg, LLC (Lynchburg, VA), and Inland Southeast Vero Beach, LLC (Vero Beach, FL). The borrowers are all single member Delaware limited liability companies which own no material assets other than their respective Properties. All Inland Portfolio Properties are cross collateralized and cross defaulted. The Inland Portfolio borrowers each are wholly owned by Inland Retail Real Estate Limited Partnership, which is an affiliate of Inland Southeast Real Estate Trust, Inc. which had total assets of $1.386 billion as of 9/30/02. The Inland Group, Inc. is the parent company whose principals formed Inland Retail Real Estate Trust, Inc, as well as many affiliated and advisory groups involved in various real estate activities. As of July 2002, The Inland Group employed over 700 people, managed over $3 billion in assets, and managed over 22 million square feet of retail and other commercial property. Among the affiliates of The Inland Group is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

         THE PROPERTIES.

         The Riverstone Plaza Property, located in Canton, GA, is a 313,806 square foot community shopping center with 47 tenants and is anchored by Belk's, Publix, Ross Dress for Less, Goody's Family Clothing, and Michael's Stores. The property was built between 1998-1999 and consists of 6 buildings within a larger retail center. The property is situated on two parcels with a combined 35.37 acres and includes approximately 1,701 parking spaces. The center is located on Riverstone Parkway (Georgia Highway 5) in Canton, GA, approximately 50 minutes north of Atlanta. Other parcels in the center (not included in the collateral) include a Riverstone Cinemas, Applebee's, McDonalds, Outback Steakhouse, Blockbuster, Wachovia & Regions Bank.

         The McFarland Plaza Property, located in Tuscaloosa, AL, is a 232,407 square foot community shopping center with 17 total tenants and is anchored by Stein Mart, Toys `R Us, Office Max, Old Navy, and Circuit City. Additionally, there is a six screen Carmike Theater at the center which pays a fixed ground lease payment to the borrower. The property was built in 1977 as an enclosed mall and was completely renovated into a traditional open shopping center in 1999-2001 on a 20.20 acre parcel with approximately 946 surface parking spaces. The center is located on McFarland Blvd (US Highway 82), which is a heavily trafficked six-lane north/south thoroughfare approximately 1 hour southwest of Birmingham. Other parcels in the center (not included in the collateral) include a Red Lobster and an unanchored shopping center called Bama Center.

         The Circuit City Plaza Property, located in Orlando, FL, is a 78,625 square feet, two building, neighborhood shopping center with 16 total tenants and is anchored by Circuit City and Staples. The property was built in 1999 and is situated on approximately 8.98 acres, with 357 surface parking spaces. Other tenants at the property include Oriental Imperial Furniture, Mattress Gallery, and Patio World.

         The Wards Crossing Shopping Center Property, located in Lynchburg, VA, is a 80,937 square feet community shopping center with 11 tenants and is anchored by Michael's Stores, Bed, Bath & Beyond, and Pier One Imports. The subject property was built in 2001 and is situated on approximately 11 acres with approximately 580 parking spaces. The center is located at 4026 Wards Crossing adjacent to Route 29, a heavily traversed, four-lane, north/south highway in Lynchburg, Virginia. Additionally, the property is shadow anchored by a Target, Best Buy, Dicks Sporting Goods, PETsMART and Barnes and Noble (not included in the collateral).

         The Circuit City Vero Beach Property, located in Vero Beach, FL, is a 33,243 square feet freestanding Circuit City retail facility along S.R. 60, a heavily trafficked, major thoroughfare in Vero Beach. The facility was built in 2001 and represents the newest Circuit City prototype in terms of size, layout, and freestanding location. The building is situated on a 3.48 acre out-parcel of the 748,000 square foot Indian River Mall, opened in 1996, and anchored by Burdines, Sears, JCPenney, Dillard's, and a 24 screen stadium style AMC theatre. Other notable retail stores along this portion of S.R. 60 include a Walgreens, a Home Depot, Toys `R Us, and a Wal-Mart Supercenter.



                                     III-12

----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                           # OF        WEIGHTED AVERAGE     % OF TOTAL     CUMULATIVE %     % OF TOTAL BASE     CUMULATIVE % OF
                          LEASES       BASE RENT PER SF    SQUARE FEET        OF SF          RENTAL REVENUE     TOTAL BASE RENTAL
          YEAR            ROLLING          ROLLING            ROLLING         ROLLING            ROLLING         REVENUES ROLLING
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
      Vacant                8              $0.00               3%               3%                 0%                 0%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
    MTM & 2002              0              $0.00               0%               3%                 0%                 0%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2003                17             $15.59               6%               9%                 9%                 9%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2004                16             $16.35               4%              13%                 6%                15%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2005                14             $13.41               5%              18%                 7%                22%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2006                 6              $8.84              10%              28%                 9%                30%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2007                11              $6.46              10%              37%                 6%                36%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2008                 6             $11.75               3%              41%                 4%                40%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2009                 3              $8.16               6%              47%                 5%                45%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2010                 1              $8.42               4%              50%                 3%                48%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2011                 6             $11.37              11%              62%                13%                61%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2012                 1              $9.75               3%              65%                 3%                64%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
   2013 & Beyond            8             $10.31              35%             100%                36%               100%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------

         PROPERTY MANAGEMENT. The Inland Portfolio Properties are managed by Inland Southeast Property Management Corp. (Orlando, FL and Vero Beach, FL) and Inland Southern Management LLC (Canton, GA, Tuscaloosa, AL, and Lynchburg, VA), each of which is affiliated with the borrowers.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. After the lockout period, subject to satisfaction of certain conditions including that the debt service coverage ratio on the remaining properties is not less than 2.70x and the loan to value ratio on the remaining properties does not exceed 55%, the borrowers can obtain a release of any one or more of the Inland Portfolio Properties by prepaying, together with the required prepayment premium, 115% of the promissory note executed by the applicable borrower.

         PROPERTY SUBSTITUTION. Subject to certain conditions, the borrowers can substitute a replacement property for an Inland Portfolio Property as collateral for the Inland Portfolio Loan.

         Certain additional information regarding the Inland Portfolio Loan and the Inland Portfolio Properties is set forth on Appendix II hereto.


                                     III-13

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 10 - VALLEY VIEW MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $37,000,000

CUT-OFF DATE BALANCE:        $37,000,000

FIRST PAYMENT DATE:          11/01/2002

INTEREST RATE:               6.150%

AMORTIZATION:                Interest only until October 31, 2004; principal and
                             interest in the combined amount of $231,108, beginning November 1, 2004.

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               10/01/2009

EXPECTED MATURITY BALANCE:   $34,334,688

SPONSOR:                     Crown American Realty Trust

INTEREST CALCULATION:        Actual / 360

CALL PROTECTION:             Lockout until the earlier of September 23, 2007 or
                             2 years after the REMIC "start-up" day, with U.S.
                             Treasury defeasance thereafter. Prepayable without premium from and after April 1, 2009.

LOAN PER SF:                 $110.85

UP-FRONT RESERVES:           RE Tax Reserve:         $873,531

ONGOING RESERVES(1):         RE Tax Reserve:         $119,037

                             TI/LC Reserve:          $19,583

                             Cap Ex Reserve:         $4,844

LOCKBOX(2):                  Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:          Regional Mall

PROPERTY SUB-TYPE:      Anchored

LOCATION:               La Crosse, WI

YEAR BUILT/RENOVATED:   1980 / 2001

OCCUPANCY(3):           94.0%

SQUARE FOOTAGE:         333,783

THE COLLATERAL:         Single-level anchored regional mall

OWNERSHIP INTEREST:     Fee

MAJOR TENANTS:            % NRSF      RENT PSF  LEASE EXPIRATION
-------------             ------      --------  ----------------

JC Penney                  28.9%       $3.38        7/31/2005

Excellence Theater(4)      6.2%        $8.00        10/15/2006

Chuck E. Cheese            3.5%        $9.76        12/31/2007

PROPERTY MANAGEMENT:    Crown American Properties, L.P.

U/W NET OP. INCOME:     $4,790,616

U/W NET CASH FLOW:      $4,265,420

APPRAISED VALUE:        $53,000,000

CUT-OFF DATE LTV:       69.8%

MATURITY DATE LTV:      64.8%

DSCR(5):                1.85x

--------------------------------------------------------------------------------

(1) The Borrower is required to deposit 1/12 of annual insurance premiums and real estate taxes into an escrow account monthly. The amounts shown are the current monthly collections.

(2) Prior to a trigger event, all funds in the lockbox account will be remitted to the Borrower daily. A trigger event is defined as any event of default or lender's determination that the debt service coverage ratio is less than 1.15:1.0 for two consecutive quarters. The trigger period will terminate when the debt service coverage ratio rises above that threshold for two consecutive quarters.

(3)      Occupancy is based on the rent roll dated September 18, 2002.

(4) The disclosed Rent PSF for Excellence Theater is the underwritten amount. The contractual rent in place for the tenant is $12.00 PSF.

(5) Disclosed DSCR is based on required interest-only payments through October 1, 2004. The estimated DSCR during the amortization period beginning on November 1, 2004 is 1.54x.

THE VALLEY VIEW MALL LOAN

         THE LOAN. The sixth largest loan (the "Valley View Mall Loan") as evidenced by the Promissory Note (the "Valley View Mall Note") is secured by a first priority Mortgage and Security Agreement (the "Valley View Mall Mortgage") encumbering a portion of the 333,783 square foot regional shopping center known as Valley View Mall, located in La Crosse, Wisconsin (the "Valley View Mall Property"). The Valley View Mall Loan was originated on September 23, 2002 by or on behalf of Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC").

         THE BORROWER. The borrower is Crown American Valley View Associates Limited Partnership, a Pennsylvania limited partnership (the "Valley View Mall Borrower") that owns no material asset other than the Valley View Mall Property and related interests. The Valley View Mall Borrower is controlled by Crown American Realty Trust, a publicly held real estate investment trust that



                                     III-14

(as of June 26, 2002) wholly owned 26 enclosed shopping centers, among other assets. The 10-Q filing of Crown American Realty Trust from June 30, 2002 reported total assets of $798.7 million and equity of $94.8 million.

         THE PROPERTY. The Valley View Mall Property is located along Illinois State Road 16, one-quarter mile south of the intersection with Interstate 90, in La Crosse, Wisconsin, which is approximately 75 miles east of Rochester, Minnesota, and 100 miles southeast of Minneapolis, Minnesota. The Valley View Mall Property was originally constructed in 1980 and renovated in 1991 and 2001. The Valley View Mall Property consists of a 333,783 square foot, single-level enclosed regional mall anchored by JC Penney, Herbergers, Sears and Marshall Field. Marshall Field, Sears and Herbergers each owns its store and the land on which it is located, which are not included in the collateral. Valley View Mall is situated on approximately 63.36 acres (of which the Valley View Mall Borrower owns 34.1 acres) and contains 3,273 parking spaces. Also included in the Valley View Mall Property is Valley Square, a 37,260 square foot detached strip center constructed in 1983.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE       % OF TOTAL    CUMULATIVE %   % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF       SQUARE FEET       OF SF       RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING           ROLLING        ROLLING          ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ----------------- --------------------
         Vacant               14            $0.00               6%             6%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
       2002 & MTM              2           $23.43               1%             7%               1%                  1%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2003                 7           $28.57               3%            10%               6%                  7%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2004                 6           $22.13               4%            14%               6%                 13%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                10            $6.51              36%            50%              16%                 29%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                11           $15.39              13%            63%              13%                 42%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 9           $17.42               8%            71%               9%                 51%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 6           $20.80               5%            76%               7%                 59%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 5           $18.01               7%            84%               9%                 67%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 5           $47.55               3%            86%               9%                 76%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 8           $22.38               8%            95%              13%                 89%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 8           $36.13               4%            99%              10%                 99%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2013 & Beyond             1           $17.00               1%           100%               1%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         PROPERTY MANAGEMENT. The Valley View Mall Property is managed by Crown American Properties, L.P., which is an affiliate of the Valley View Mall Borrower. The management agreement is subordinate to the Valley View Mall Loan and is terminable upon an Event of Default.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. The Valley View Mall Borrower may obtain a partial release of the Valley View Mall Property with respect to a designated release area that is unimproved and is not revenue producing. The Valley View Mall Borrower must satisfy various conditions in connection with the partial release, including the delivery of legal opinions, title endorsements and revised surveys, as well as certifications that the partial release will not adversely affect the ability to operate and maintain the remainder of the Valley View Mall Property. No prepayment is required in connection with the release.

         Certain additional information regarding the Valley View Mall Loan and the Valley View Mall Property is set forth on Appendix II hereto.


                                     III-15

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 11 - 33 WASHINGTON STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $27,000,000

CUT-OFF DATE BALANCE:        $26,927,970

FIRST PAYMENT DATE:          12/01/2002

INTEREST RATE:               6.000%

AMORTIZATION:                360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               11/01/2012

EXPECTED MATURITY BALANCE:   $22,941,500

SPONSOR:                     Clifford Stein

INTEREST CALCULATION:        Actual/360


CALL PROTECTION:             Lockout until the earlier of December 1, 2007 or 2
                             years after the REMIC "start-up" day, with U.S.
                             Treasury defeasance thereafter. Prepayable without premium from and after August 1, 2012.

LOAN PER SF:                 $67.07

UP-FRONT RESERVES:           RE Tax Reserve:         $11,562

                             Insurance Reserve:      $35,533

ONGOING RESERVES(1):         Cap Ex Reserve:         $7,694

                             RE Tax Reserve:         $11,562

                             Insurance Reserve:      $17,735

                             TI/LC Reserve:          $41,667

LOCKBOX(2):                  Soft

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Single

ASSET/PORTFOLIO:        Asset

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban

LOCATION:               Newark, NJ

YEAR BUILT/RENOVATED:   1971/2000

OCCUPANCY(3):           94.7%

SQUARE FOOTAGE:         401,463

THE COLLATERAL:         18-story office building

OWNERSHIP INTEREST:     Fee

MAJOR TENANTS(4)          % NRSF      RENT PSF   LEASE EXPIRATION
-------------             ------      --------   ----------------

Blue Cross & Blue          37.4%       $8.04         10/31/2007
Shield

Wilson Elser Moskowitz     11.7%       $16.94        11/30/2010

Commonwealth Business      10.7%       $17.75         8/31/2010
Media

PROPERTY MANAGEMENT:    Savitar, Inc.

U/W NET OP. INCOME:     $4,270,616

U/W NET CASH FLOW:      $3,688,550

APPRAISED VALUE:        $52,000,000

CUT-OFF DATE LTV:       51.8%

MATURITY DATE LTV:      44.1%

DSCR:                   1.90x

--------------------------------------------------------------------------------

(1) The Borrower is required to escrow 1/12 of annual insurance premiums and real estate taxes monthly. The amounts shown are the current monthly collections. The TI/LC reserve is capped at $2,000,000. The borrower may not draw upon this reserve until the 10/31/07 expiration of the lease to Blue Cross & Blue Shield. If Blue Cross & Blue Shield does not give notice of renewal by July 2006, then all cash flow will be swept, to increase the TI/LC reserve account up to $3,000,000.

(2) The lockbox will go hard upon the following conditions: (a) the occurrence and continuance of an Event of Default or (b) failure of Blue Cross and Blue Shield to give timely notice of its intention to extend the term of its leases. The lockbox will terminate in the event the borrower subsequently leases the Blue Cross & Blue Shield space to replacement tenants on terms contained in the loan agreement.

(3)  Occupancy is based on the rent roll dated November 1, 2002.

(4) The Blue Cross & Blue Shield; Wilson, Elser, Moskowitz, Edelman & Dicker LLP; and Commonwealth Business Media % NRSF and Rent PSF is based on a combination and average of multiple leases in the property by each of these tenants.

THE 33 WASHINGTON STREET LOAN

         THE LOAN. The seventh largest loan (the "33 Washington Street Loan") as evidenced by the Promissory Note (the "33 Washington Street Note") is secured by a first priority Mortgage and Security Agreement and Fixture Filing (the "33 Washington Street Mortgage") encumbering the 401,425 square foot office tower known as 33 Washington Street, located in Newark, New Jersey (the "33 Washington Street Property"). The 33 Washington Street Loan was originated on November 1, 2002 by or on behalf of Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC").

         THE BORROWER. The borrower is SRA/33 Washington, L.P., a Delaware limited partnership (the "33 Washington Street Borrower") that owns no material asset other than the 33 Washington Street Property and related interests. The limited partners in the 33 Washington Street Borrower include Mr. Elliott Sutton (45.0%), Mr. Irving Sutton (45.0%) and Mr. Clifford Stein (4.5%), the sponsor of the project. Clifford Stein is the president of Savitar Realty Advisors, a real estate consulting and management firm.



                                     III-16

         THE PROPERTY. The 33 Washington Street Property is located in the central business district of Newark, New Jersey, directly across from Washington Park and two blocks from the interchange of Route 280 and the Broad Street train station. The 33 Washington Street Property was originally constructed in 1971 and renovated in 2001. The 33 Washington Street Property consists of a 401,425 square foot, 18-story reinforced concrete office tower with ground floor retail. It is situated on 1.5 acres of land and includes 240 surface parking spaces.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE       % OF TOTAL    CUMULATIVE %   % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF       SQUARE FEET       OF SF       RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING           ROLLING        ROLLING          ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
         Vacant                5            $0.00               5%             5%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
      2002 and MTM             4            $9.97               8%            14%                                   6%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2003                 5           $14.39               3%            16%               3%                  9%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2004                 5           $17.59              13%            30%              18%                 27%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                 6           $16.38               4%            33%               5%                 32%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 0            $0.00               0%            33%               0%                 32%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
        2007(1)                7            $7.35              29%            63%              17%                 49%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 2           $20.83               6%            69%              10%                 59%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 1           $20.75               2%            71%               2%                 61%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 6           $17.33              28%            99%              37%                 99%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 0            $0.00               0%            99%               0%                 99%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 1           $19.40               1%           100%               1%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2013 & Beyond             0            $0.00               0%           100%               0%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

(1)      All seven leases rolling in 2007 are leases to Blue Cross & Blue
         Shield.


         PROPERTY MANAGEMENT. The 33 Washington Street Property is managed by Savitar, Inc., which is an affiliate of the sponsor. The management agreement is subordinate to the 33 Washington Street Loan and is terminable upon an Event of Default.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. Not allowed.

         Certain additional information regarding the 33 Washington Street Loan and the 33 Washington Street Property is set forth on Appendix II hereto.


                                     III-17

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NOS. 12 - 20 - ARC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $27,001,761

CUT-OFF DATE BALANCE:         $26,860,984

FIRST PAYMENT DATE:           07/01/2002

INTEREST RATE:                7.350%

AMORTIZATION:                 360 months

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                05/01/2012

SPONSOR(S):                   Affordable Residential Communities

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Lockout until 2 years after securitization
                              or another secondary market transaction, with U.S. Treasury defeasance thereafter.

LOAN PER UNIT:                $14,766.90

UP-FRONT RESERVES:            Insurance:             $37,035

                              RE Tax:                $157,211

                              CapEx:                 $45,425

                              Deferred Maintenance:  $210,781

ONGOING RESERVES(1):          Insurance:             $6,842

                              RE Tax:                $29,826

LOCKBOX:                      Hard

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                Portfolio of 9 properties
ASSET/PORTFOLIO:

PROPERTY TYPE:        Manufactured Housing Community

PROPERTY SUB-TYPE:    Manufactured Housing Community

LOCATION:             Belton, MO        West Palm Beach, FL
                      Lewisville, TX    Oklahoma City, OK (2)
                      Moline, IL        Huntsville, AL
                      Coal Valley, IL   Wichita, KS

YEAR                  See table on following page
BUILT/RENOVATED:

OCCUPANCY(2):         See table on following page

UNITS:                See individual property descriptions

THE COLLATERAL:       Nine manufactured housing communities

OWNERSHIP INTEREST:   Fee

PROPERTY MANAGEMENT:  ARC Management Services, Inc.

U/W NET OP.           $3,245,801
Income(3):

U/W NET CASH          $3,127,174
FLOW(3):

APPRAISED VALUE(3):   $38,692,000

CUT-OFF DATE LTV(3):  69.4%

MATURITY DATE LTV(3): 61.6%

DSCR(3):              1.40x

--------------------------------------------------------------------------------

(1) The Borrower is required to deposit 1/12 of annual insurance premiums and real estate taxes into an escrow account monthly. The amounts shown are the current monthly collections. Provided no Event of Default is continuing and the Debt Service Coverage Ratio is at least 1.05:1, Lender shall release the real estate tax and insurance reserves to the Borrower prior to the date that the relevant payment is due. The monthly Capital Expenditures reserve deposit is calculated on the basis of one-twelfth of: (x) $50.00, times (y) the number of sites at each mobile home park, and is capped at $25.00 per home site. Because the Borrower deposited the entire capped amount into the Capital Expenditures reserve at the loan closing, there is currently no additional monthly collection.

(2) Occupancy is based on rent rolls dated September 1, 2002 and September 30, 2002.

(3) U/W Net Op. Income, U/W Net Cash Flow, Appraised Value, Cut-off Date LTV, Maturity Date LTV and DSCR are all calculated on the nine-property combined basis.


THE ARC PORTFOLIO LOAN

         THE LOAN. The eighth largest loan (the "ARC Loan") as evidenced by the promissory note (the "ARC Note") is a single loan secured by first priority mortgages or deeds of trust and security agreements (the "ARC Mortgages") encumbering 9 mobile home parks located in Belton, MO; Lewisville, TX; Moline, IL; West Palm Beach, FL; Oklahoma City, OK (2 properties); Huntsville, AL; Coal Valley, IL; Wichita, KS (the "ARC Properties"). The ARC Loan was originated May 2, 2002, by or on behalf of Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC")

         THE BORROWERS. The borrower under the ARC Loan is ARC Communities 7 LLC, a Delaware limited liability company (the "ARC Borrower"), which is a special purpose entity that owns no material asset other than the ARC Properties and related interests. The ARC Borrower is ultimately owned by Affordable Residential Communities IV, LP, an operating partnership of a real estate investment trust engaged in a variety of businesses related to manufactured housing. Affordable Residential Communities companies own approximately 200 mobile home parks, comprising approximately 35,000 home sites located predominantly in the Southeast, South and Midwest. Affordable Residential Communities companies also own approximately 20 mobile home dealerships and also sell other related services.



                                     III-18

         CROSS-COLLATERALIZATION AND PROPERTY-RELEASE FEATURES. In connection with a defeasance, the lender must permit the release of one or more of the ARC Properties (up to a maximum allocated loan amount of 25% of the principal balance of the ARC Loan) from the ARC Mortgages after the defeasance lockout period, subject to the deposit of defeasance collateral equal to 125% of the allocated loan amount for the released property, and subject to certain other conditions, such as a remaining property debt service coverage ratio requirement equal to at least the debt service coverage ratio of all ARC Properties prior to the release. Any release is subject to rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates.

         THE PROPERTIES.

         The ARC Property known as Springdale Lake, located at 5 Springdale Drive, Belton, Missouri, was constructed in 1954. This ARC Property consists of a single story manufactured housing community containing 443 pads. The ARC Property land covers 72.2 acres and includes 882 surface parking spaces. This ARC Property is located in Cass County, south of Kansas City. Amenities include an on-site leasing office, community clubhouse, kitchen area for storm shelter, RV storage area, playground, swimming pool, jogging path, basketball court and fishing lake. Water and sewer are municipal; units are individually metered. There are 331 single-wide pads and 110 double-wide pads.

         The ARC Property known as Village North, located at 1240 North Cowan Avenue, Lewisville, TX, was constructed in 1967. This ARC Property consists of a single story manufactured housing community containing 289 pads. The ARC Property land covers 46.2 acres and includes 578 surface parking spaces. This ARC Property is located in north-central Texas, just north of Dallas on Route I-35. Amenities include a clubhouse/leasing office, swimming pool, playground and laundry facility. Water and sewer are municipal. There are 268 single-wide pads and 21 double-wide pads.

         The ARC Property known as Cloverleaf Village, located at 4515 34th Street, Moline, IL, was constructed in 1973 and expanded in 1976, 1978 and 1997. This ARC Property consists of a single story manufactured housing community containing 291 pads. The ARC Property land covers 48.8 acres and includes 624 surface parking spaces. This ARC Property is located in Rock Island County, east of both Davenport, Iowa and Rock Island, Illinois and south of Bettendorf, Iowa. Amenities include a clubhouse/office, playground, laundry facility and basketball court. Water and sewer are municipal; units are individually metered for electricity. There are 274 single-wide pads and 19 double-wide pads.

         The ARC Property known as Lakeside of Palm Beaches, located at 2156 Okeechobee Boulevard, West Palm Beach, FL, was constructed in 1964. This ARC Property consists of a single story manufactured housing community containing 259 pads. The ARC Property land covers 39.7 acres and includes 286 surface parking spaces. This ARC Property is located in Palm Beach County, west of Route I-95. Amenities include an on-site leasing office/clubhouse, laundry facility, swimming pool, shuffleboard courts and playground. Water and sewer are municipal; units are individually metered. All pads are single-wide.

         The ARC Property known as Golden Rule, located at 2001 South MacArthur, Oklahoma City, OK, was constructed in 1970 and partially renovated in 1998. This ARC Property consists of a single story manufactured housing community containing 201 pads. The ARC Property land covers 29.7 acres and includes 402 surface parking spaces. This ARC Property is located in western Oklahoma City metropolitan area, south of Route I-40 and west of Route I-44. Amenities include an on-site leasing office/clubhouse, storm shelter, swimming pool, laundry room and playground. Units are individually metered. There are 201 single-wide pads.

         The ARC Property known as Overholster Village, located at 9355 NW 10th Street, Oklahoma City, OK, was constructed in 1985. This ARC Property consists of a single story manufactured housing community containing 163 pads. The ARC Property land covers 21.0 acres and includes 326 surface parking spaces. This ARC Property is located west of downtown Oklahoma City, north of Route I-40. Amenities include an on-site leasing office/clubhouse, swimming pool, playground and storm shelter. These amenities are shared with 2 other properties. Water and sewer are municipal; units are individually metered. There are 153 single-wide pads and 10 double-wide pads.

         The ARC Property known as Rambling Oaks, located at 125 James Madison Drive, Huntsville, AL, was constructed in 1959 and renovated in 1986. This ARC Property consists of a single story manufactured housing community containing 82 pads. The ARC Property land covers 9.3 acres and includes 168 surface parking spaces. This ARC Property is located in Madison County, south of Route I-565. Amenities include an on-site leasing office/clubhouse, playground and freestanding retail store, which is currently operated as a sub shop. Water and sewer are municipal. The pads can accommodate single or double-wide pads.

         The ARC Property known as Whispering Hills, located at 905 East 3rd Avenue, Coal Valley, IL, was constructed in 1970. This ARC Property consists of a single story manufactured housing community containing 50 pads. The ARC Property


                                     III-19
land covers 12.0 acres and includes 100 surface parking spaces. This ARC Property is located in Rock Island County, just south of Route I-74. Water and sewer are municipal. There are 50 single-wide pads.

         The ARC Property known as Audora, located at 4625 South Seneca, Wichita, KS, was constructed in 1950. This ARC Property consists of a single story manufactured housing community containing 41 pads. The ARC Property land covers 4.1 acres and includes 82 surface parking spaces. This ARC Property is located in south central Kansas, in the southern portion of Wichita metropolitan area. Amenities include a storm shelter and mail station. Units are individually metered. There are 20 single-wide pads and 21 double-wide pads.

------------------- ----------------- --------------------- ----------------------- ---------------- ------------- -------------
                                         ORIGINAL LOAN
                                        ALLOCATED AMT. /
                                       EXPECTED MATURITY                               OWNERSHIP       PHYSICAL    YEAR BUILT/
PROPERTY                LOCATION            BALANCE             PROPERTY TYPE          INTEREST       OCCUPANCY     RENOVATED
------------------- ----------------- --------------------- ----------------------- ---------------- ------------- -------------
Spring Lake         Belton, Mo                $7,093,896/          Manuf. Housing         Fee            94.4%     1954 / NAP
                                               $6,264,348               Community
------------------- ----------------- --------------------- ----------------------- ---------------- ------------- -------------
Village North       Lewisville, TX           $7,084,059 /          Manuf. Housing         Fee            98.6%     1967 / NAP
                                               $6,255,731               Community
------------------- ----------------- --------------------- ----------------------- ---------------- ------------- -------------
Cloverleaf Village  Moline, IL               $4,763,316 /          Manuf. Housing         Fee            93.8%     1973 / NAP
                                               $4,206,347               Community
------------------- ----------------- --------------------- ----------------------- ---------------- ------------- -------------
Lakeside of Palm    West Palm                $4,218,560 /          Manuf. Housing         Fee            93.0%     1964 / NAP
Beaches             Beach, FL                  $3,725,290               Community
------------------- ----------------- --------------------- ----------------------- ---------------- ------------- -------------
Golden Rule         Oklahoma City,           $1,494,848 /          Manuf. Housing         Fee            82.6%     1970 / 1998
                    OK                         $1,320,057               Community
------------------- ----------------- --------------------- ----------------------- ---------------- ------------- -------------
Overholser Village  Oklahoma City,           $1,257,802 /          Manuf. Housing         Fee            85.9%     1985 / NAP
                    OK                         $1,110,728               Community
------------------- ----------------- --------------------- ----------------------- ---------------- ------------- -------------
Rambling Oaks       Huntsville, AL    $494,261 / $436,468          Manuf. Housing         Fee            80.5%     1959 / 1986
                                                                        Community
------------------- ----------------- --------------------- ----------------------- ---------------- ------------- -------------
Whispering Hills    Coal Valley, IL   $391,307 / $345,551          Manuf. Housing         Fee            86.0%     1970 / NAP
                                                                        Community
------------------- ----------------- --------------------- ----------------------- ---------------- ------------- -------------
Audora              Wichita, KS       $203,712 / $179,892          Manuf. Housing         Fee            70.7%     1950 / NAP
                                                                        Community
------------------- ----------------- --------------------- ----------------------- ---------------- ------------- -------------

         PROPERTY MANAGEMENT. The ARC Properties are managed by ARC Management Services, Inc., which is an affiliate of the ARC Borrower.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. See the discussion of cross-collateralization, above.

         Certain additional information regarding the ARC Loan and the ARC Properties is set forth on Appendix II hereto.



                                     III-20

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 21 - PARC EAST APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:           $20,000,000

CUT-OFF DATE BALANCE:       $19,922,079

FIRST PAYMENT DATE:         11/01/2002

INTEREST RATE:              5.5575%

AMORTIZATION:               360 months

ARD:                        NAP

HYPERAMORTIZATION:          NAP

MATURITY DATE:              10/01/2012

EXPECTED MATURITY BALANCE:  $16,775,100

SPONSOR(S):                 Vincent Q. Giffuni and JoAnne G. Sher

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout until October 31, 2007. Prepayment permitted
                            in full only. Borrower must pay a premium equal to the greater of a yield maintenance premium or 1% of the principal balance if prepayment occurs prior to the last 90 days of the term of the loan.

LOAN PER UNIT:              $61,487.90

UP-FRONT RESERVES:          None

ONGOING RESERVES:           None

LOCKBOX:                    None

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:          Multifamily

PROPERTY SUB-TYPE:      High-Rise

LOCATION:               New York, NY

YEAR BUILT/RENOVATED:   1978/2001

OCCUPANCY(1):           98.8%

UNITS:                  324

THE COLLATERAL:         One 26-story multifamily building

OWNERSHIP INTEREST(2):  Fee Simple and Partial Leasehold

PROPERTY MANAGEMENT:    The Merit Operating Corp.

U/W NET OP. INCOME:     $4,397,234

U/W NET CASH FLOW:      $4,266,234

APPRAISED VALUE:        $61,000,000

CUT-OFF DATE LTV:       32.7%

MATURITY DATE LTV:      27.5%

DSCR:                   3.11x

--------------------------------------------------------------------------------

(1)      Occupancy is based on the rent roll dated July 25, 2002.

(2) The apartment tower is a fee-interest parcel with an additional leasehold interest in an adjoining parcel of approximately 5,500/ sf.

THE PARC EAST APARTMENTS LOAN

         THE LOAN. The ninth largest loan, (the "Parc East Apartments Loan") is evidenced by a Mortgage Note in the original principal amount of $20,000,000 (the "Parc East Apartments Note) and is secured by a first priority Consolidation, Extension and Modification Agreement (the "Parc East Apartments Mortgage"), encumbering a 26-story apartment building with a penthouse level and approximately 6,957 square feet of retail space on the first floor located in New York, New York (the "Parc East Apartments Property"). The Parc East Apartments Loan was originated by JHREF on September 27, 2002.

         THE BORROWER. The borrower is the Wards Construction Co., a New York general partnership (the "Parc East Apartments Borrower"). The ownership interest in the Parc East Apartments Borrower is held by various general partners. The sponsors are JoAnne G. Sher and Vincent Q. Giffuni.

         THE PROPERTY. The Parc East Apartments Property consists of a 26-story urban apartment building containing 324 rental apartment units and approximately 6,957 square feet of retail space on the first floor located in the borough of Manhattan, New York, New York. There is also a two-level underground garage with parking for 65 cars. The garage operator uses valet parking to increase parking capacity by 80%. The Parc East Apartments Property was 98.8% occupied as of July 25, 2002.

         The Parc East Apartments Borrower's interest in the Parc East Apartments Property consists of both a fee simple interest and a leasehold. The fee-interest parcel encompasses the building and its common areas. Prior to the subject's construction, the Borrower leased from a church group the leasehold parcel -- a 5,500 square foot parcel -- adjacent to the fee simple lot ("Leasehold Parcel"). The leasehold rights satisfied zoning requirements by providing increased air rights to the Parc East Apartments Borrower to construct more floors on the apartment building located on the Parc East Apartments Property. The construction of a new church on the


                                     III-21

Leasehold Parcel by the Parc East Apartments Borrower was the consideration paid by the Parc East Apartments Borrower to obtain the ground lease. At the time the ground lease was concluded, the Leasehold Parcel was subleased back to the church group--the holder of the fee interest in the Leasehold Parcel for its use of the new church. There are no rental payments dues under the ground lease. The term of the ground lease runs for approximately 61 more years, with three 99-year renewal options.

         The Parc East Apartments Borrower and Vincent Q. Giffuni executed an Indemnification Agreement in favor of JHREF ("Indemnity") agreeing to indemnify JHREF for losses incurred in connection with an action entitled The City of New York vs. Wards Construction Co., et. al. in the Supreme Court of the State of New York, County of New York, Index Number 403830/00 (the "Action").

         In the Action, The City of New York has sued the Parc East Apartments Borrower with respect to a park on the Parc East Apartments Property. The Parc East Apartments Borrower is required to maintain the park as a public park pursuant to, and in accordance with, applicable zoning laws and agreements with the City of New York concluded as part of the approval process for constructing the building on the Parc East Apartments Property. The matters in dispute primarily concern access of the public to the park, maintenance of the space and the improvements constructed on it. The City has made claims for injunctive relief and administrative penalties.

         PROPERTY MANAGEMENT. The Parc East Apartments Property is managed by Merit Operating Corp., a real estate management company related to the Parc East Apartments Borrower.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. Not allowed.

         Certain additional information regarding the Parc East Apartments Loan and the Parc East Apartments Property is set forth on Appendix II hereto.



                                     III-22

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NOS. 22-23 - KATUN INDUSTRIAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $19,000,000

CUT-OFF DATE BALANCE:        $18,923,194

FIRST PAYMENT DATE:          09/01/2002

INTEREST RATE:               7.150%

AMORTIZATION:                360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               08/01/2012

EXPECTED MATURITY BALANCE:   $16,664,292

SPONSOR:                     Corporate Property Associates 14
                             Incorporated

INTEREST CALCULATION:        Actual/360

CALL PROTECTION(1):          Lockout until the earlier of August 1, 2006 or
                             2 years after the REMIC "start-up" day, with U.S. Treasury defeasance thereafter. Prepayable without penalty from and after May 1, 2012.

LOAN PER SF(2):              $55.10

UP-FRONT RESERVES(3):        Letter of Credit:       $2,210,541

ONGOING RESERVES(4):         RE Tax Reserve:         Springing

                             Insurance Reserve:      Springing

                             Cap Ex Reserve:         Springing

                             TI/LC Reserve:          Springing

LOCKBOX:                     None

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                 Portfolio of two assets
ASSET/PORTFOLIO:

PROPERTY TYPE:         Industrial and Office

PROPERTY SUB-TYPE:     Warehouse and Suburban

LOCATION:              Bloomington, MN and Davenport, IA

YEAR BUILT/RENOVATED:  1988/1997 (Bloomington, MN); 1994
                       (Davenport, IA)

OCCUPANCY(5):          100%

SQUARE FOOTAGE:        221,832 (Bloomington, MN); 121,623
                       (Davenport, IA)

THE COLLATERAL:        Warehouse and office building

OWNERSHIP INTEREST:    Fee

MAJOR TENANTS             % NRSF      RENT PSF   LEASE EXPIRATION
-------------             ------      --------   ----------------

Katun Corporation          100%        $11.16       5/31/2022
(Bloomington, MN)

Katun Corporation          100%        $4.07        5/31/2022
(Davenport, IA)

PROPERTY MANAGEMENT:   Katun Corporation

U/W NET OP.            $2,471,580
INCOME(2):

U/W NET CASH FLOW(2):  $2,226,785

APPRAISED VALUE(2):    $28,500,000

CUT-OFF DATE LTV(2):   66.4%

MATURITY DATE LTV(2):  58.5%

DSCR(2):               1.45x

--------------------------------------------------------------------------------

(1) At any time when the Borrower could defease the loan, the Borrower may also prepay up to 33.33% of the loan amount, subject to a yield maintenance premium, and obtain a release of the Davenport, IA Property, subject to substantially the same conditions (including underwriting tests) for a defeasance-based partial collateral release, discussed on the following page.

(2) Loan per sf, Underwritten Net Op. Income, Underwritten Net Cash Flow, Appraised Value, Cut-Off Date LTV, Maturity Date LTV and DSCR are all calculated on an aggregate basis for both properties in the portfolio.

(3) Katun Corporation, as tenant, was required under the terms of its lease to provide a letter of credit in the amount of $2,210,541, in lieu of a cash security deposit. Lender is holding the foregoing letter of credit.

(4) The Borrower is required to escrow 1/12 of annual insurance premiums and real estate taxes monthly in case of a default or in case the tenant fails to pay insurance premiums or real estate taxes on a timely basis. A Cap Ex escrow in the amount of $4,359/month will spring into effect in the event that either (a) an event of default occurs under the loan or (b) both the Katun Corporation lease is no longer in full force and effect and the property is not maintained in a condition satisfactory to the lender. A TI/LC escrow in the amount of $14,765/month will spring into effect in the event that either (a) an event of default occurs under the loan or (b) both the Katun Corporation lease is no longer in full force and effect and the property is not leased to another single user tenant acceptable to the lender.

(5)        Occupancy is based on the rent roll dated July 1, 2002.

THE KATUN INDUSTRIAL LOAN

         THE LOAN. The tenth largest loan (the "Katun Industrial Loan") as evidenced by the Promissory Note (the "Katun Industrial Note") is secured by two first priority Mortgage and Security Agreements (each, a "Katun Industrial Mortgage") encumbering one office/warehouse and one warehouse property, each occupied by Katun Corporation and located in Bloomington, Minnesota (the "Bloomington Property") and Davenport, Iowa (the "Davenport Property") (the Bloomington Property and the Davenport Property, collectively, the "Katun Industrial Property"). The Katun Industrial Loan was originated on July 5, 2002 by or on behalf of Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC").


                                     III-23

         THE BORROWER. The borrower is Parts (DE) QRS 14-90, Inc., a Delaware corporation (the "Katun Industrial Borrower") that owns no material asset other than the Katun Property and related interests. The Katun Industrial Borrower is a wholly-owned, direct subsidiary of Corporate Property Associates 14 Incorporated, a real estate investment trust formed in 1997 as an affiliate of W.P. Carey & Co. to acquire and lease back commercial and industrial properties on a long-term, triple net basis.

         THE PROPERTY. The Bloomington Property is located in Bloomington, Minnesota, a suburb of Minneapolis/St. Paul, at the intersection of Old Shakopee Road and Bush Lake Road. The Bloomington Property is in an industrial park. It was originally constructed in 1988 and expanded and renovated in 1997. Portions of the project are single story and portions are two-story. The Bloomington Property consists of a combined office/distribution industrial building aggregating 221,832 square feet (consisting of approximately 183,552 square feet of finished office space and 32,280 square feet of warehouse). The Bloomington Property is situated on approximately 15.01 acres and contains 445 parking spaces.

         The Davenport Property is located in Davenport, Iowa, on North Brady St./ U.S. Highway 61, a major thoroughfare, approximately five miles north of the downtown area. The Davenport Property was constructed in 1994. Portions of the Davenport Property are single story and portions are two-story. The Davenport Property consists of a warehouse building aggregating 121,623 square feet, including 10.6% finished office space. The Davenport Property is situated on approximately 14.7 acres and contains 128 parking spaces.

         Each Katun Property is 100% leased and occupied by Katun Corporation and Parts Now! LLC (affiliated companies), a maker of parts and supplies for copiers, printers and fax machines, through May 31, 2022. Katun Corporation and Parts Now! LLC are subsidiaries of Bank of America Capital Investors.

         PROPERTY MANAGEMENT. The Katun Industrial Property is managed by Katun Corporation, the sole tenant of each Katun Industrial Property.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. The Katun Industrial Borrower may obtain a release of the Davenport Property from the mortgage lien in connection with a partial defeasance, provided it deposits defeasance collateral equal to 125% of the allocated loan amount ($3,300,000) of the Davenport Property, the underwritten DSCR for the Bloomington Property is a minimum of 1.40x, the maximum LTV for the Bloomington Property is not more than 70% and the Katun Industrial Borrower also furnishes a rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates. The Katun Industrial Borrower also has the option to substitute other property for the Davenport Property, subject to maintaining a minimum 1.40x DSCR and a maximum LTV equal to the Davenport Property LTV at the time of loan origination.

         At any time when the Katun Industrial Borrower could defease the Katun Industrial Loan, the Katun Industrial Borrower may also prepay up to 33.33% of the Katun Industrial Loan amount, subject to a yield maintenance premium, and obtain release of the Davenport, IA Property, subject to substantially the same conditions (including underwriting tests) for a defeasance-based partial collateral release.

         The Katun Industrial Borrower may also obtain a release of the Davenport Property and substitute a replacement property therefor if the rent for the Davenport Property is not more than 25% of the aggregate rent for both Katun Industrial Properties and the Katun Industrial Borrower has satisfied certain underwriting tests, including furnishing an appraisal with respect to the substitute property that indicates a value at least as great as that of the Davenport Property, an aggregate DSCR for the Bloomington Property and the substitute property at a minimum of the greater of 1.40x or the DSCR of the Katun Industrial Properties immediately prior to the substitution and a rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates.

         Certain additional information regarding the Katun Industrial Loan and the Katun Industrial Property is set forth on Appendix II hereto.



                                     III-24

Version 2.2

--------------------------------------------------------------------------------
[MORGAN STANLEY LOGO]             January 10, 2003           [BEAR STEARNS LOGO]
--------------------------------------------------------------------------------


                                 CMBS NEW ISSUE

                              COLLATERAL TERM SHEET

                     --------------------------------------

                                 $1,009,068,000
                                  (APPROXIMATE)

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                  AS DEPOSITOR

                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                            AS MORTGAGE LOAN SELLERS


                               -------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9

                               -------------------


MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC
CO-MANAGER                                                            CO-MANAGER


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9


TRANSACTION FEATURES

o    Sellers:

-------------------------------------------------------------------------------------------------
                                                     NO. OF   NO. OF   CUT-OFF DATE      % OF
SELLERS                                              LOANS    PROPS.   BALANCE ($)       POOL
-------------------------------------------------------------------------------------------------
 Morgan Stanley Dean Witter Mortgage Capital  Inc.    15        24       329,563,969     30.6
 Wells Fargo Bank, National Association               57        58       254,463,907     23.6
 Principal Commercial Funding, LLC                    31        31       180,809,467     16.8
 Bear Stearns Commercial Mortgage, Inc.               21        44       162,451,915     15.1
 John Hancock Real Estate Finance, Inc.               13        13       150,487,569     14.0
-------------------------------------------------------------------------------------------------
 TOTAL:                                              137       170     1,077,776,827    100.0
-------------------------------------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $7,866,984

     o    Largest Mortgage Loan by Cut-off Date Balance: $70,748,628

     o Five largest and ten largest loans: 25.2% and 37.2% of pool, respectively

o    Credit Statistics:

     o    Weighted average debt service coverage ratio of 1.79x

     o Weighted average current loan-to-value ratio of 61.1%; weighted average balloon loan-to-value ratio of 49.6%

o    Property Types:

                               [GRAPHIC OMITTED]

             Retail        43.6%             Self-Storage            3.2%
             Office        32.9%             Manufactured Housing    2.9%
             Industrial     8.9%             Other*                  2.2%
             Multifamily    6.5%

             * "Other" includes Mixed Use and Land property types

o    Call Protection:

     o 104 loans (72.5% of the pool) have a lockout period ranging from 25 to 48 payments from origination, then defeasance provisions

     o 17 loans (20.2% of the pool) have a lockout period ranging from 28 to 83 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%

     o 13 loans (6.1% of the pool) have a lockout period ranging from 27 to 36 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance two years following securitization

     o 1 loan (0.5% of the pool) is freely prepayable with the greater of yield maintenance and a prepayment premium of 1.0%

     o 1 loan (0.4% of the pool) has a lockout period of 47 payments from origination, then permits prepayment with the greater of yield maintenance and a prepayment premium of 3.0%

     o 1 loan (0.3% of the pool) has a lockout period of 47 payments from origination, then defeasance provisions, and after 66 payments, permits prepayment with the greater of yield maintenance and a prepayment premium of 3.0%

o Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.lnbabs.com. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website at www.ctslink.com.

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

o Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-2

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9


OFFERED CERTIFICATES

--------- ---------------- --------------- --------------- ---------- -------------- -------------- -------------- -----------
                                                                                                                   CERTIFICATE
               INITIAL                                                               EXPECTED FINAL     INITIAL     PRINCIPAL
             CERTIFICATE    SUBORDINATION      RATINGS      AVERAGE     PRINCIPAL     DISTRIBUTION   PASS-THROUGH    TO VALUE
  CLASS      BALANCE(1)         LEVELS       (FITCH/S&P)   LIFE(2)(3)  WINDOW(2)(4)      DATE(2)        RATE(5)      RATIO(6)
--------- ---------------- --------------- --------------- ---------- -------------- -------------- -------------- -----------
A-1         $318,748,000        13.750%       AAA / AAA       5.70       1 - 107        01/13/12         [ ]%          52.7%
--------- ---------------- --------------- --------------- ---------- -------------- -------------- -------------- -----------
A-2         $610,834,000        13.750%       AAA / AAA       9.69      107 - 119       01/13/13         [ ]%          52.7%
--------- ---------------- --------------- --------------- ---------- -------------- -------------- -------------- -----------
B            $32,333,000        10.750%        AA / AA        9.94      119 - 119       01/13/13         [ ]%          54.5%
--------- ---------------- --------------- --------------- ---------- -------------- -------------- -------------- -----------
C            $35,028,000         7.500%         A / A        10.23      119 - 128       10/13/13         [ ]%          56.5%
--------- ---------------- --------------- --------------- ---------- -------------- -------------- -------------- -----------
D            $12,125,000         6.375%        A- / A-       10.70      128 - 131       01/13/14         [ ]%          57.2%
--------- ---------------- --------------- --------------- ---------- -------------- -------------- -------------- -----------


PRIVATE CERTIFICATES (7)

----------- ------------------ -------------- --------------- ----------- ------------ -------------- --------------- -----------
                 INITIAL                                                                                              CERTIFICATE
               CERTIFICATE                                                             EXPECTED FINAL     INITIAL      PRINCIPAL
                BALANCE OR     SUBORDINATION      RATINGS      AVERAGE      PRINCIPAL   DISTRIBUTION    PASS-THROUGH    TO VALUE
  CLASS     NOTIONAL AMOUNT(1)     LEVELS       (FITCH/S&P)   LIFE(2)(3)  WINDOW(2)(4)     DATE(2)        RATE(5)       RATIO(6)
----------- ------------------ -------------- --------------- ----------- ------------ -------------- --------------- -----------
X-1(8)       $1,077,776,827         ----            ----         ----         ----          ----       Variable Rate      ----
----------- ------------------ -------------- --------------- ----------- ------------ -------------- --------------- -----------
X-2(8)         $993,173,000         ----            ----         ----         ----          ----       Variable Rate      ----
----------- ------------------ -------------- --------------- ----------- ------------ -------------- --------------- -----------
E               $14,819,000        5.000%       BBB+ / BBB+     11.69       131 - 142     12/13/14          [ ]%         58.0%
----------- ------------------ -------------- --------------- ----------- ------------ -------------- --------------- -----------
F                $6,737,000        4.375%        BBB / BBB      11.85       142 - 142     12/13/14          [ ]%         58.4%
----------- ------------------ -------------- --------------- ----------- ------------ -------------- --------------- -----------
G                $5,388,000        3.875%       BBB- / BBB-     11.85       142 - 142     12/13/14          [ ]%         58.7%
----------- ------------------ -------------- --------------- ----------- ------------ -------------- --------------- -----------
H - O           $41,764,827         ----            ----         ----         ----          ----            [ ]%          ----
----------- ------------------ -------------- --------------- ----------- ------------ -------------- --------------- -----------

Notes:    (1)  As of February 1, 2003. In the case of each such Class, subject to a permitted variance of plus or minus 5%.

          (2) Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.

          (3)  Average life is expressed in terms of years.

          (4) Principal window is the period (expressed in terms of months and commencing with the month of March 2003) during which distributions of principal are expected to be made to the holders of each designated Class.

          (5) The Class A-1, A-2, B, C and D Certificates will accrue interest at a fixed rate. The Class E, F and G Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or
               (iii) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. The Class X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."

          (6) Certificate Principal to Value Ratio is calculated by dividing each Class' Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The Class A-1 and A-2 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1 and A-2 Certificate Balances.

          (7)  Certificates to be offered privately pursuant to Rule 144A.

          (8) The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.





--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9

I.  ISSUE CHARACTERISTICS

      ISSUE TYPE:                       Public: Classes A-1, A-2, B, C and D
                                        (the "Offered Certificates")

                                        Private (Rule 144A): Classes X-1, X-2,
                                        E, F, G, H, J, K, L, M, N and O

      SECURITIES OFFERED:               $1,009,068,000 monthly pay, multi-class,
                                        sequential pay commercial mortgage REMIC
                                        Pass-Through Certificates, including
                                        five fixed-rate principal and interest
                                        classes (Classes A-1, A-2, B, C and D)

      SELLERS: Morgan Stanley Dean Witter Mortgage Capital Inc., Wells Fargo Bank, National Association, Principal Commercial
                                        Funding, LLC, Bear Stearns Commercial
                                        Mortgage, Inc. and John Hancock Real
                                        Estate Finance, Inc.

      CO-LEAD BOOKRUNNING MANAGERS:     Morgan Stanley & Co. Incorporated and
                                        Bear, Stearns & Co. Inc.

      CO-MANAGERS:                      Goldman, Sachs & Co. and Wells Fargo
                                        Brokerage Services, LLC

      MASTER SERVICER:                  Wells Fargo Bank, National Association

      PRIMARY SERVICERS:                Principal Global Investors, LLC (with
                                        respect to the individual loans sold by
                                        Principal Commercial Funding, LLC); John
                                        Hancock Real Estate Finance, Inc. (with
                                        respect to the individual loans sold by
                                        it); Wells Fargo Bank, National
                                        Association (with respect to the
                                        individual loans sold by it, Morgan
                                        Stanley Dean Witter Mortgage Capital
                                        Inc., and Bear Stearns Commercial
                                        Mortgage, Inc.).

      SPECIAL SERVICER:                 ARCap Special Servicing, Inc.

      TRUSTEE:                          LaSalle Bank National Association

      PAYING AGENT AND REGISTRAR:       Wells Fargo Bank Minnesota, National
                                        Association

      CUT-OFF DATE:                     February 1, 2003. For purposes of the
                                        information contained in this term
                                        sheet, scheduled payments due in
                                        February 2003 with respect to mortgage
                                        loans not having payment dates on the
                                        first of each month have been deemed
                                        received on February 1, 2003, not the
                                        actual day on which such scheduled
                                        payments were due.

      EXPECTED CLOSING DATE:            On or about February 6, 2003

      DISTRIBUTION DATES:               The 13th of each month, commencing in
                                        March 2003 (or if the 13th is not a
                                        business day, the next succeeding
                                        business day)

      MINIMUM DENOMINATIONS:            $25,000 for the Class A Certificates and
                                        $100,000 for all other Offered
                                        Certificates and in multiples of $1
                                        thereafter

      SETTLEMENT TERMS:                 DTC, Euroclear and Clearstream, same day
                                        funds, with accrued interest

      LEGAL/REGULATORY STATUS:          Classes A-1, A-2, B, C and D are
                                        expected to be eligible for exemptive
                                        relief under ERISA. No Class of
                                        Certificates is SMMEA eligible.

      RISK FACTORS:                     THE CERTIFICATES INVOLVE CERTAIN RISKS
                                        AND MAY NOT BE SUITABLE FOR ALL
                                        INVESTORS. SEE THE "RISK FACTORS"
                                        SECTION OF THE PROSPECTUS SUPPLEMENT AND
                                        THE "RISK FACTORS" SECTION OF THE
                                        PROSPECTUS


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-4

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9

II. STRUCTURE CHARACTERISTICS


The Class A-1, A-2, B, C and D Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class E, F and G Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.


                              Months    0        24        36       48      60      72      84     Maturity
              --------------------------------------------------------------------------------------
Class A-1     AAA/AAA [   %]                                                                         $318.7MM
              --------------------------------------------------------------------------------------
Class A-2     AAA/AAA [   %]                                                                         $610.8MM
              --------------------------------------------------------------------------------------
Class B       AA/AA [   %]                                                                            $32.3MM
              --------------------------------------------------------------------------------------
Class C       A/A [   %]                                                                              $35.0MM
              --------------------------------------------------------------------------------------
Class D       A-/A- [   %]                                                                            $12.1MM
              --------------------------------------------------------------------------------------
Class E       BBB+/BBB+ [   %]                                                                        $14.8MM
              --------------------------------------------------------------------------------------
Class F       BBB/BBB [   %]                                                                           $6.7MM
              --------------------------------------------------------------------------------------
Class G       BBB-/BBB- [   %]                                                                         $5.4MM
              --------------------------------------------------------------------------------------
Class H       BB+/BB+ [   %]                                                                          $10.8MM
              --------------------------------------------------------------------------------------
Class J       BB/BB [   %]                                                                             $4.0MM
              --------------------------------------------------------------------------------------
Class K       BB-BB- [   %]                                                                            $5.4MM
              --------------------------------------------------------------------------------------
Class L-O     B+ to N.R. [   %]                                                                       $21.6MM
              --------------------------------------------------------------------------------------

[   ] X-1 + X-2 IO Strip      [   ] X-2 Notional   [   ] X-1 Notional


             NR = Not Rated


-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9



Class X-1 and X-2 Notional           The Notional Amount of the Class X-1
Balances:                            Certificates will be equal to the aggregate
                                     of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional
                                     Amount of the Class X-2 Certificates will equal:

                                        o     During the period from the Closing
                                              Date through and including the
                                              Distribution Date occurring in
                                              February 2005, the sum of (a) the
                                              lesser of $255,700,000 and the
                                              Certificate Balance of the Class
                                              A-1 Certificates outstanding from
                                              time to time and (b) the aggregate
                                              of the Certificate Balances of the
                                              Class A-2, Class B, Class C, Class
                                              D, Class E, Class F, Class G,
                                              Class H, Class J and Class K
                                              Certificates outstanding from time
                                              to time;

                                        o     During the period following the
                                              Distribution Date occurring in
                                              February 2005 through and
                                              including the Distribution Date
                                              occurring in February 2006, the
                                              sum of (a) the lesser of
                                              $203,300,000 and the Certificate
                                              Balance of the Class A-1
                                              Certificates outstanding from time
                                              to time and (b) the aggregate of
                                              the Certificate Balances of the
                                              Class A-2, Class B, Class C, Class
                                              D, Class E, Class F and Class G
                                              Certificates outstanding from time
                                              to time;

                                        o     During the period following the
                                              Distribution Date occurring in
                                              February 2006 through and
                                              including the Distribution Date
                                              occurring in February 2007, the
                                              sum of (a) the lesser of
                                              $153,700,000 and the Certificate
                                              Balance of the Class A-1
                                              Certificates outstanding from time
                                              to time, (b) the aggregate of the
                                              Certificate Balances of the Class
                                              A-2, Class B, Class C and Class D
                                              Certificates outstanding from time
                                              to time and (c) the lesser of
                                              $7,500,000 and the Certificate
                                              Balance of the Class E
                                              Certificates outstanding from time
                                              to time;

                                        o     During the period following the
                                              Distribution Date occurring in
                                              February 2007 through and
                                              including the Distribution Date
                                              occurring in February 2008, the
                                              sum of (a) the lesser of
                                              $80,400,000 and the Certificate
                                              Balance of the Class A-1
                                              Certificates outstanding from time
                                              to time, (b) the aggregate of the
                                              Certificate Balances of the Class
                                              A-2, Class B and Class C
                                              Certificates outstanding from time
                                              to time and (c) the lesser of
                                              $1,800,000 and the Certificate
                                              Balance of the Class D
                                              Certificates outstanding from time
                                              to time;

                                        o     During the period following the
                                              Distribution Date occurring in
                                              February 2008 through and
                                              including the Distribution Date
                                              occurring in February 2009, the
                                              sum of (a) the lesser of
                                              $36,700,000 and the Certificate
                                              Balance of the Class A-1
                                              Certificates outstanding from time
                                              to time, (b) the Certificate
                                              Balance of the Class A-2 and Class
                                              B Certificates outstanding from
                                              time to time and (c) the lesser of
                                              $20,700,000 and the Certificate
                                              Balance of the Class C
                                              Certificates outstanding from time
                                              to time;


-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9



                                        o     During the period following the
                                              Distribution Date occurring in
                                              February 2009 through and
                                              including the Distribution Date
                                              occurring in February 2010, the
                                              sum of (a) the lesser of
                                              $531,200,000 and the Certificate
                                              Balance of the Class A-2
                                              Certificates outstanding from time
                                              to time, (b) the Certificate
                                              Balance of the Class B
                                              Certificates outstanding from time
                                              to time and (c) the lesser of
                                              $6,200,000 and the Certificate
                                              Balance of the Class C
                                              Certificates outstanding from time
                                              to time;

                                        o     During the period following the
                                              Distribution Date occurring in
                                              February 2010 through and
                                              including the Distribution Date
                                              occurring in February 2011, the
                                              sum of (a) the lesser of
                                              $488,100,000 and the Certificate
                                              Balance of the Class A-2
                                              Certificates outstanding from time
                                              to time, and (b) the lesser of
                                              $26,500,000 and the Certificate
                                              Balance of the Class B
                                              Certificates outstanding from time
                                              to time; and

                                        o     Following the Distribution Date
                                              occurring in February 2011, $0.


                                     Accordingly, the Notional Amount of the
                                     Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in February 2011. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,077,776,827 and $993,173,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.


-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-7

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9


Class X-1 and X-2 Pass-Through
Rates: The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately [ ]% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" in the Prospectus Supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent a separate component of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent another separate component of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before February 2011, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                        o     if such particular component
                                              consists of the entire Certificate
                                              Balance of any class of Principal
                                              Balance Certificates, and if such
                                              Certificate Balance also
                                              constitutes, in its entirety, a
                                              component of the total Notional
                                              Amount of the Class X-2
                                              Certificates immediately prior to
                                              the related Distribution Date,
                                              then the applicable Class X-1
                                              Strip Rate will equal the excess,
                                              if any, of (a) the Weighted
                                              Average Net Mortgage Rate for such
                                              Distribution Date, over (b) the
                                              greater of (i) the rate per annum
                                              corresponding to such Distribution
                                              Date as set forth on Schedule A in
                                              the Prospectus Supplement and (ii)
                                              the Pass-Through Rate for such
                                              Distribution Date for such class
                                              of Principal Balance Certificates;



-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9




                                        o     if such particular component
                                              consists of a designated portion
                                              (but not all) of the Certificate
                                              Balance of any class of Principal
                                              Balance Certificates, and if such
                                              designated portion of such
                                              Certificate Balance also
                                              constitutes a component of the
                                              total Notional Amount of the Class
                                              X-2 Certificates immediately prior
                                              to the related Distribution Date,
                                              then the applicable Class X-1
                                              Strip Rate will equal the excess,
                                              if any, of (a) the Weighted
                                              Average Net Mortgage Rate for such
                                              Distribution Date, over (b) the
                                              greater of (i) the rate per annum
                                              corresponding to such Distribution
                                              Date as set forth on Schedule A in
                                              the Prospectus Supplement and (ii)
                                              the Pass-Through Rate for such
                                              Distribution Date for such class
                                              of Principal Balance Certificates;

                                        o     if such particular component
                                              consists of the entire Certificate
                                              Balance of any class of Principal
                                              Balance Certificates, and if such
                                              Certificate Balance does not, in
                                              whole or in part, also constitute
                                              a component of the total Notional
                                              Amount of the Class X-2
                                              Certificates immediately prior to
                                              the related Distribution Date,
                                              then the applicable Class X-1
                                              Strip Rate will equal the excess,
                                              if any, of (a) the Weighted
                                              Average Net Mortgage Rate for such
                                              Distribution Date, over (b) the
                                              Pass-Through Rate for such
                                              Distribution Date for such class
                                              of Principal Balance Certificates;
                                              and

                                        o     if such particular component
                                              consists of a designated portion
                                              (but not all) of the Certificate
                                              Balance of any class of Principal
                                              Balance Certificates, and if such
                                              designated portion of such
                                              Certificate Balance does not also
                                              constitute a component of the
                                              total Notional Amount of the Class
                                              X-2 Certificates immediately prior
                                              to the related Distribution Date,
                                              then the applicable Class X-1
                                              Strip Rate will equal the excess,
                                              if any, of (a) the Weighted
                                              Average Net Mortgage Rate for such
                                              Distribution Date, over (b) the
                                              Pass-Through Rate for such
                                              Distribution Date for such class
                                              of Principal Balance Certificates.


                                     Notwithstanding the foregoing, for any
                                     Distribution Date occurring after February
                                     2011, the Certificate Balance of each class of Principal Balance Certificates will constitute a single separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.


-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9


                                     The Pass-Through Rate applicable to the
                                     Class X-2 Certificates for the initial
                                     Distribution Date will equal approximately
                                     [ ]% per annum. The Pass-Through Rate
                                     applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in February 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" in the Prospectus Supplement as being part of the total Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent a separate component of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before February 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                        o     the lesser of (a) the rate per
                                              annum corresponding to such
                                              Distribution Date as set forth on
                                              Schedule A in the Prospectus
                                              Supplement and (b) the Weighted
                                              Average Net Mortgage Rate for such
                                              Distribution Date, over

                                        o     the Pass-Through Rate for such
                                              Distribution Date for the class of
                                              Principal Balance Certificates
                                              whose Certificate Balance, or a
                                              designated portion thereof,
                                              comprises such component.


                                     Under no circumstances will any Class X-2
                                     Strip Rate be less than zero.

-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-10

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9



Yield Maintenance/Prepayment
Premium Allocation:
                                     Any Prepayment Premiums/Yield Maintenance
                                     Charges collected with respect to a
                                     Mortgage Loan during any particular
                                     Collection Period will be distributed to the holders of each Class of Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution Date in an amount equal to the lesser of (i) such Prepayment Premium/Yield Maintenance Charge and (ii) the Prepayment Premium/Yield Maintenance Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that Distribution Date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                                     The portion, if any, of the Prepayment
                                     Premium/Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an [ ] ratio through and including the Distribution Date in [ ]. After the Distribution Date in [ ] all Prepayment Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class H Certificates and below are the excluded classes.

                                     The following is an example of the
                                     Prepayment Premium Allocation under (b)
                                     above based on the information contained herein and the following assumptions:

                                     Two Classes of Certificates: Class A-1 and
                                     X

                                     The characteristics of the Mortgage Loan being prepaid are as follows:

                                        -     Loan Balance:  $10,000,000

                                        -     Mortgage Rate:  6.50%

                                        -     Maturity Date:  5 years
                                                (February 1, 2008)

                                     The Discount Rate is equal to 3.05%

                                     The Class A-1 Pass-Through Rate is equal to
                                     4.20%


                                                                                                            YIELD
                                                                                                         MAINTENANCE
                                                CLASS A CERTIFICATES                    FRACTION          ALLOCATION
                                     -------------------------------------------- ---------------------- -------------
                                                        METHOD                          CLASS A-1         CLASS A-1
                                     -------------------------------------------- ---------------------- -------------
                                               (Class A-1 Pass Through Rate -
                                                       Discount Rate)                     (4.20%-3.05%)      33.33%
                                           --------------------------------------        ---------------
                                              (Mortgage Rate - Discount Rate)             (6.50%-3.05%)

                                                                                                            YIELD
                                                                                                         MAINTENANCE
                                                CLASS X CERTIFICATES                    FRACTION          ALLOCATION
                                     -------------------------------------------- ---------------------- -------------
                                                        METHOD
                                     --------------------------------------------
                                            (1 -Class A-1 YM Allocation)               (1-33.33% )          66.67%



THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.


-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9


III.   SELLERS             Morgan Stanley Dean Witter Mortgage Capital Inc.
                           ("MSDWMC")
                           ----------------------------------------------------

                           The Mortgage Pool includes 15 Mortgage Loans, representing 30.6% of the Initial Pool Balance that were originated by or on behalf of MSDWMC or purchased from a third party.

                           MSDWMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                           Wells Fargo Bank, National Association ("WF")
                           ---------------------------------------------

                           The Mortgage Pool includes 57 Mortgage Loans, representing 23.6% of the Initial Pool Balance that were originated by WF.

                           WF is a national banking association and affiliate of Wells Fargo & Company that provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The loans originated by WF were originated through its Capital Markets Group.


                           Principal Commercial Funding, LLC ("PCF")
                           -----------------------------------------

                           The Mortgage Pool includes 31 Mortgage Loans, representing 16.8% of the Initial Pool Balance that were originated by PCF and/or its affiliates.

                           PCF is a wholly owned subsidiary of Principal Global Investors, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.

                           Bear Stearns Commercial Mortgage, Inc. ("BSCMI")
                           ------------------------------------------------

                           The Mortgage Pool includes 21 Mortgage Loans, representing 15.1% of the Initial Pool Balance that were originated by BSCMI and/or its affiliates.

                           BSCMI originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the United States. BSCMI and its affiliates originate and underwrite loans through four offices located throughout the United States. BSCMI loan origination and underwriting professionals are all full-time BSCMI employees.


                           John Hancock Real Estate Finance, Inc. ("JHREF")
                           ------------------------------------------------

                           The Mortgage Pool includes 13 Mortgage Loans, representing 14.0% of the Initial Pool Balance, which were originated by JHREF and/or its affiliates.

                           JHREF is a wholly owned subsidiary of John Hancock Subsidiaries, Inc., which, in turn, is a wholly owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

                           Certain of the mortgage loans contributed by JHREF were closed by John Hancock Life Insurance Company with the remainder closed by JHREF itself. Both JHREF and John Hancock Life Insurance Company underwrote all their mortgage loans at their headquarters in Boston, Massachusetts.


-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9

IV.  COLLATERAL DESCRIPTION
     ----------------------

                                TEN LARGEST LOANS
                                -----------------


---------------------------------------------------------------------------------------------------------------------------
                                                                                     CUT-OFF
                                                                                      DATE      UNITS/   LOAN PER
  NO.            PROPERTY NAME               CITY      STATE      PROPERTY TYPE      BALANCE      SF     UNIT/SF   DSCR
------- -------------------------------- ------------- ------- ------------------- ------------ -------- --------- -------
  1.    Oakbrook Center                  Oak Brook       IL    Retail              $70,748,628  1,606,031    $149  1.89 x
---------------------------------------------------------------------------------------------------------------------------
  2.    1290 Avenue of the Americas      New York        NY    Office              $70,000,000  1,978,622    $195  2.13 x
---------------------------------------------------------------------------------------------------------------------------
  3.    601 New Jersey Avenue            Washington      DC    Office              $46,416,074    258,685    $179  1.99 x
---------------------------------------------------------------------------------------------------------------------------
  4.    10 G Street, NE                  Washington      DC    Office              $42,908,451    256,626    $167  1.81 x
---------------------------------------------------------------------------------------------------------------------------
  5.    Inland Portfolio - Riverstone    Canton          GA    Retail              $17,600,000    313,806     $56  2.85 x
        Plaza

        Inland Portfolio - McFarland     Tuscaloosa      AL    Retail               $8,425,000    232,407     $56  2.85 x
        Plaza

        Inland Portfolio - Circuit       Orlando         FL    Retail               $6,275,000     78,625     $56  2.85 x
        City Plaza

        Inland Portfolio - Wards         Lynchburg       VA    Retail               $6,090,000     80,937     $56  2.85 x
        Crossing SC

        Inland Portfolio - Circuit City  Vero Beach      FL    Retail               $3,120,000     33,243     $56  2.85 x

                              SUBTOTAL:                                            $41,510,000    739,018     $56  2.85 x
---------------------------------------------------------------------------------------------------------------------------
  6.    Valley View Mall                 La Crosse       WI    Retail              $37,000,000    333,783    $111  1.85 x
---------------------------------------------------------------------------------------------------------------------------
  7.    33 Washington Street             Newark          NJ    Office              $26,927,970    401,463     $67  1.90 x
---------------------------------------------------------------------------------------------------------------------------
  8.    ARC Portfolio - Springdale Lake  Belton          MO    Manuf. Housing       $7,056,909        443 $14,767  1.40 x
                                                               Community
        ARC Portfolio - Village North    Lewisville      TX    Manuf. Housing       $7,047,126        289 $14,767  1.40 x
                                                               Community
        ARC Portfolio - Cloverleaf       Moline          IL    Manuf. Housing       $4,738,482        291 $14,767  1.40 x
        Village                                                Community

        ARC Portfolio - Lakeside of      West Palm       FL    Manuf. Housing       $4,196,567        259 $14,767  1.40 x
        Palm Beaches                     Beach                 Community

        ARC Portfolio - Golden Rule      Oklahoma        OK    Manuf. Housing       $1,487,055        201 $14,767  1.40 x
                                         City                  Community
        ARC Portfolio - Overholser       Oklahoma        OK    Manuf. Housing       $1,251,244        163 $14,767  1.40 x
        Village                          City                  Community

        ARC Portfolio - Rambling Oaks    Huntsville      AL    Manuf. Housing         $491,684         82 $14,767  1.40 x
                                                               Community
        ARC Portfolio - Whispering       Coal Valley     IL    Manuf. Housing         $389,267         50 $14,767  1.40 x
        Hills                                                  Community

        ARC Portfolio - Audora           Wichita         KS    Manuf. Housing         $202,650         41 $14,767  1.40 x
                                                               Community
                              SUBTOTAL:                                            $26,860,984      1,819 $14,767  1.40 x
---------------------------------------------------------------------------------------------------------------------------
  9.    Parc East Apartments             New York        NY    Multifamily         $19,922,079        324 $61,488  3.11 x
---------------------------------------------------------------------------------------------------------------------------
 10.    Katun Office                     Bloomington     MN    Office              $15,636,534    221,832     $55  1.45 x

        Katun Industrial                 Davenport       IA    Industrial           $3,286,660    121,623     $55  1.45 x

                              SUBTOTAL:                                            $18,923,194    343,455     $55  1.45 x
---------------------------------------------------------------------------------------------------------------------------
        TOTALS/WEIGHTED AVERAGES                                                   $401,217,381                    2.04 x
---------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------
                                        CUT-OFF
                                         DATE    BALLOON
  NO.            PROPERTY NAME            LTV      LTV
------- ---------------------------------------- --------
  1.    Oakbrook Center                  54.0%     44.4%
----------------------------------------------------------
  2.    1290 Avenue of the Americas      48.1%     44.3%
----------------------------------------------------------
  3.    601 New Jersey Avenue            53.4%     42.6%
----------------------------------------------------------
  4.    10 G Street, NE                  55.7%     46.4%
----------------------------------------------------------
  5.    Inland Portfolio - Riverstone     53.9%    53.9%
        Plaza

        Inland Portfolio - McFarland      53.9%    53.9%
        Plaza

        Inland Portfolio - Circuit        53.9%    53.9%
        City Plaza

        Inland Portfolio - Wards          53.9%    53.9%
        Crossing SC

        Inland Portfolio - Circuit City   53.9%    53.9%

                              SUBTOTAL:   53.9%    53.9%
----------------------------------------------------------
  6.    Valley View Mall                  69.8%    64.8%
----------------------------------------------------------
  7.    33 Washington Street              51.8%    44.1%
----------------------------------------------------------
  8.    ARC Portfolio - Springdale Lake   69.4%    61.6%

        ARC Portfolio - Village North     69.4%    61.6%

        ARC Portfolio - Cloverleaf        69.4%    61.6%
        Village

        ARC Portfolio - Lakeside of       69.4%    61.6%
        Palm Beaches

        ARC Portfolio - Golden Rule       69.4%    61.6%

        ARC Portfolio - Overholser        69.4%    61.6%
        Village

        ARC Portfolio - Rambling Oaks     69.4%    61.6%

        ARC Portfolio - Whispering        69.4%    61.6%
        Hills

        ARC Portfolio - Audora            69.4%    61.6%

                              SUBTOTAL:   69.4%    61.6%
----------------------------------------------------------
  9.    Parc East Apartments              32.7%    27.5%
----------------------------------------------------------
 10.    Katun Office                      66.4%    58.5%

        Katun Industrial                  66.4%    58.5%

                              SUBTOTAL:   66.4%    58.5%
----------------------------------------------------------
        TOTALS/WEIGHTED AVERAGES          54.9%    48.2%
----------------------------------------------------------


-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9



CUT-OFF DATE BALANCE ($)

------------------------------------------------------------------
                            NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE        % OF
                             LOANS      BALANCE ($)        POOL
------------------------------------------------------------------
1 - 1,000,000                  4        3,851,271          0.4
1,000,001 - 2,000,000         21       33,588,883          3.1
2,000,001 - 3,000,000         18       45,706,893          4.2
3,000,001 - 4,000,000         22       78,552,184          7.3
4,000,001 - 5,000,000         16       73,984,422          6.9
5,000,001 - 6,000,000          9       49,134,649          4.6
6,000,001 - 7,000,000          4       27,072,877          2.5
7,000,001 - 8,000,000          7       53,355,340          5.0
8,000,001 - 9,000,000          5       42,494,055          3.9
9,000,001 - 10,000,000         3       28,345,176          2.6
10,000,000 - 15,000,000       15      189,539,451         17.6
15,000,001 - 20,000,000        5       89,779,517          8.3
20,000,001 - 30,000,000        2       53,788,954          5.0
30,000,001 (is greater than
or equal to)                   6      308,583,154         28.6
------------------------------------------------------------------
TOTAL:                       137    1,077,776,827        100.0
------------------------------------------------------------------
Min: 926,477  Max: 70,748,628 Average: 7,866,984
------------------------------------------------------------------



STATE

------------------------------------------------------------------
                            NO. OF      AGGREGATE
                           MORTGAGED    CUT-OFF DATE        % OF
                          PROPERTIES   BALANCE ($)        POOL
------------------------------------------------------------------
California - Southern         37       166,923,128         15.5
California - Northern         19       105,631,581          9.8
New York                       6       112,716,081         10.5
Illinois                       7       101,079,674          9.4
District of Columbia           2        89,324,526          8.3
Florida                       15        79,825,321          7.4
New Jersey                    10        76,116,253          7.1
Wisconsin                      7        57,898,362          5.4
Texas                          7        27,305,115          2.5
Georgia                        4        25,231,666          2.3
Minnesota                      3        23,906,909          2.2
Other                         53       211,818,212         19.7
-----------------------------------------------------------------
 TOTAL:                      170     1,077,776,827        100.0
-----------------------------------------------------------------



PROPERTY TYPE

------------------------------------------------------------------
                            NO. OF      AGGREGATE
                           MORTGAGED    CUT-OFF DATE        % OF
                          PROPERTIES   BALANCE ($)        POOL
------------------------------------------------------------------
Retail                         61      469,492,988         43.6
Office                         32      354,155,676         32.9
Industrial                     43       95,524,057          8.9
Multifamily                    12       69,877,433          6.5
Self Storage                    9       34,205,468          3.2
Manufactured Housing           10       30,837,826          2.9
Mixed Use                       2       20,697,635          1.9
Other                           1        2,985,744          0.3
------------------------------------------------------------------
TOTAL:                        170    1,077,776,827        100.0
------------------------------------------------------------------





MORTGAGE RATE (%)

------------------------------------------------------------------
                            NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE        % OF
                             LOANS      BALANCE ($)        POOL
------------------------------------------------------------------
(is less than
or equal to) 5.500             4        134,653,628        12.5
5.501 - 6.000                 26        288,387,972        26.8
6.001 - 6.500                 56        332,714,288        30.9
6.501 - 7.000                 29        182,943,598        17.0
7.001 - 7.500                 20        121,474,540        11.3
7.501 - 8.000                  2         17,602,801         1.6
------------------------------------------------------------------
TOTAL:                       137      1,077,776,827       100.0
------------------------------------------------------------------
 Min: 5.095   Max: 7.900     Wtd Avg:  6.221
------------------------------------------------------------------





ORIGINAL TERM TO STATED MATURITY (MOS)

------------------------------------------------------------------
                            NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE        % OF
                             LOANS      BALANCE ($)        POOL
------------------------------------------------------------------
1 - 60                          5       34,637,303         3.2
61 - 120                      113      835,554,510        77.5
121 - 180                      16      189,205,453        17.6
181 - 240                       3       18,379,562         1.7
------------------------------------------------------------------
TOTAL:                        137    1,077,776,827       100.0
------------------------------------------------------------------
 Min: 60      Max: 240       Wtd Avg: 120
------------------------------------------------------------------






REMAINING TERM TO STATED MATURITY (MOS)

------------------------------------------------------------------
                            NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE        % OF
                             LOANS      BALANCE ($)        POOL
------------------------------------------------------------------
1 - 60                          5       34,637,303          3.2
61 - 120                      114      905,554,510         84.0
121 - 180                      15      119,205,453         11.1
181 - 240                       3       18,379,562          1.7
------------------------------------------------------------------
 TOTAL:                       137    1,077,776,827        100.0
------------------------------------------------------------------
 Min: 54      Max:237        Wtd Avg: 116
-------------------------------------------------------------------


REMAINING AMORTIZATION TERM (MOS)

------------------------------------------------------------------
                            NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE        % OF
                             LOANS      BALANCE ($)        POOL
------------------------------------------------------------------
Interest Only                   5        83,005,000        7.7
61 - 120                        1         1,456,626        0.1
121 - 180                      11        44,065,296        4.1
181 - 240                      11        56,566,659        5.2
241 - 300                      42       223,403,177       20.7
301 - 360                      67       669,280,069       62.1
------------------------------------------------------------------
 TOTAL:                       137     1,077,776,827      100.0
------------------------------------------------------------------

 Non Zero Min: 115      Max:  360        Non Zero Wtd Avg: 325
------------------------------------------------------------------





CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

------------------------------------------------------------------
                            NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE        % OF
                             LOANS      BALANCE ($)        POOL
------------------------------------------------------------------
20.1 - 30.0                    2        4,535,383          0.4
30.1 - 40.0                    8       40,435,057          3.8
40.1 - 50.0                   14      133,356,977         12.4
50.1 - 60.0                   30      347,744,814         32.3
60.1 - 70.0                   43      265,723,469         24.7
70.1 - 80.0                   40      285,981,129         26.5
------------------------------------------------------------------
TOTAL:                       137    1,077,776,827        100.0
------------------------------------------------------------------
 Min: 28.8    Max: 79.6   Wtd Avg:  61.1
------------------------------------------------------------------





 BALLOON LOAN-TO-VALUE RATIO (%)

------------------------------------------------------------------
                            NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE        % OF
                             LOANS      BALANCE ($)        POOL
------------------------------------------------------------------
0.1 - 30.0                    22       100,890,919         9.4
30.1 - 40.0                    8        32,001,037         3.0
40.1 - 50.0                   31       372,563,606        34.6
50.1 - 60.0                   43       269,488,987        25.0
60.1 - 70.0                   32       288,215,223        26.7
70.1 - 80.0                    1        14,617,056         1.4
------------------------------------------------------------------
  TOTAL:                     137     1,077,776,827       100.0
------------------------------------------------------------------
  Min: 0.3     Max: 70.3   Wtd Avg:   49.6
------------------------------------------------------------------





 DEBT SERVICE COVERAGE RATIO (X)

------------------------------------------------------------------
                            NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE        % OF
                             LOANS      BALANCE ($)        POOL
------------------------------------------------------------------
 (is less than or
 greater than) 1.20            4        20,136,102         1.9
 1.21 - 1.30                   7        52,132,279         4.8
 1.31 - 1.40                  23       147,366,690        13.7
 1.41 - 1.50                  26       138,354,849        12.8
 1.51 - 1.60                  20       113,732,757        10.6
 1.61 - 1.70                   9        39,285,250         3.6
 1.71 - 1.80                   8        43,784,200         4.1
 1.81 (is greater than or
 equal to)                    40       522,984,700        48.5
 ----------------------------------------------------------------
  TOTAL:                     137     1,077,776,827       100.0
 ----------------------------------------------------------------
  Min: 1.11    Max: 3.24     Wtd Avg:   1.79
 ----------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.



-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY

--------------------------------------------------------------------------------

                          $1,009,068,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-TOP9


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-----------------------------------------------------------------------------------------------------------------

Prepayment Restrictions                FEB-03           FEB-04          FEB-05          FEB-06         FEB-07
=================================================================================================================
Locked Out or Defeasance                 99.49%           99.49%          93.85%           84.72%          84.31%

Greater of YM and 3.00%                   0.00%            0.00%           0.00%            0.00%           0.36%

Greater of YM and 1.00%                   0.51%            0.51%           6.15%           15.28%          15.33%

Greater of YM (T+0.25) and 1.00%          0.00%            0.00%           0.00%            0.00%           0.00%

Open                                      0.00%            0.00%           0.00%            0.00%           0.00%
=================================================================================================================
TOTALS                                  100.00%          100.00%         100.00%          100.00%         100.00%
=================================================================================================================
Pool Balance Outstanding         $1,077,776,827   $1,064,831,183  $1,050,830,832   $1,035,210,562  $1,018,575,995

% Initial Pool Balance                  100.00%           98.80%          97.50%           96.05%          94.51%
-----------------------------------------------------------------------------------------------------------------



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-----------------------------------------------------------------------------------------------------------------

Prepayment Restrictions                FEB-08           FEB-09          FEB-10          FEB-11         FEB-12
=================================================================================================================
Locked Out or Defeasance                 74.03%           73.97%          77.09%           76.82%          74.80%

Greater of YM and 3.00%                   0.35%            0.33%           0.35%            0.33%           0.30%

Greater of YM and 1.00%                  21.51%           21.59%          17.90%           18.12%          18.55%

Greater of YM (T+0.25) and 1.00%          4.11%            4.11%           4.66%            4.74%           4.89%

Open                                      0.00%            0.00%           0.00%            0.00%           1.46%
=================================================================================================================
TOTALS                                  100.00%          100.00%         100.00%          100.00%         100.00%
=================================================================================================================
Pool Balance Outstanding           $967,359,848     $947,901,223    $819,951,391     $787,490,225    $745,370,195

% Initial Pool Balance                   89.76%           87.95%          76.08%           73.07%          69.16%
-----------------------------------------------------------------------------------------------------------------



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-----------------------------------------------------------------------------------------------------------------

Prepayment Restrictions                FEB-13           FEB-14          FEB-15          FEB-16         FEB-17
=================================================================================================================
Locked Out or Defeasance                 63.86%           79.26%          50.88%           51.47%          52.93%

Greater of YM and 3.00%                   1.99%            2.30%           4.85%            3.88%           2.19%

Greater of YM and 1.00%                  34.15%           18.44%          44.28%           44.65%          44.88%

Greater of YM (T+0.25) and 1.00%          0.00%            0.00%           0.00%            0.00%           0.00%

Open                                      0.00%            0.00%           0.00%            0.00%           1.00%
=================================================================================================================
TOTALS                                  100.00%          100.00%         100.00%          100.00%         100.00%
=================================================================================================================
Pool Balance Outstanding            $96,563,652      $68,095,993     $24,355,489      $19,916,526     $15,332,241

% Initial Pool Balance                    8.96%            6.32%           2.26%            1.85%           1.42%
-----------------------------------------------------------------------------------------------------------------

Notes:

(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance.

(3) DEF/YM1 loans have been modeled as Yield Maintenance.





-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-15

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951



                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Detail                                               16
     Liquidated Loan Detail                                             17

================================================================================



                                    DEPOSITOR
================================================================================

     Morgan Stanley Dean Witter Capital I Inc.
     1585 Broadway
     New York, NY 10036

     Contact:       General Information Number
     Phone Number:  (212) 761-4700

================================================================================



                                 MASTER SERVICER
================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     San Francisco, CA 94105

     Contact:       Matilde Sanchez
     Phone Number:  (415) 222-2364

================================================================================






                                SPECIAL SERVICER
================================================================================

     ARCap Special Servicing, Inc.
     5605 N. MacArthur Blvd.
     Irving, TX 75038

     Contact:       Chris Crouch
     Phone Number:  (972) 580-1688 Ext 30

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                         Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------------
  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-I           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-III         0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
===================================================================================================================================



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------


OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Primary Servicing Fee                   0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00



Additional Trust Fund Expenses/(Gains)            0.00
     Fees Paid to Special Servicer                0.00
     Interest on Advances                         0.00
     Other Expenses of Trust                      0.00



Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------






















 -----------------------------------------------------
 Total
 =====================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------


                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Nonrecoverability Determinations     0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER FUNDS COLLECTED:                                           0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Adminstration Fee                                   0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES                                                            0.00

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Reduction of funds due to Non Recoverability Determination      0.00
        Rating Agency Expenses                                          0.00
        Attorney's Fees & Expenses                                      0.00
        Bankruptcy Expense                                              0.00
        Texas Imposed on Trust Fund                                     0.00
        Advances Not Recovered                                          0.00
        Other Expenses                                                  0.00
                                                                               -------
           TOTAL ADDITIONAL TRUST FUND EXPENSES                                   0.00

        Interest Reserve Deposit                                        0.00

     PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Yield Maintenance/Prepayment Penalties                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                          0.00
                                                                               -------
TOTAL FUNDS DISTRIBUTED                                                           0.00
                                                                               =======

--------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
 R-I
 R-II
 R-III
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 7 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9

-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------






                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 9 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------






                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

----------------------------------------------------------------------------------------------------------------
                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 11 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL


-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 12 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

                               HISTORICAL DETAIL


-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------

























-----------------------------------------------------------------------------------------------------------------------------------


                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------























-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 13 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------


----------------------------------------------------------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL


----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances      Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------






















----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              Actual      Outstanding
             Foreclosure       Loan        Servicing    Bankruptcy    REO
Loan Number     Date         Balance       Advances        Date       Date
----------------------------------------------------------------------------------






















----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 14 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1


-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
Distribution   NOI                 Note     Maturity   Amortization
   Date       Date       DSCR      Date       Date         Term
--------------------------------------------------------------------















-------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park
--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 15 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


 -----------------------------------------
 For Additional Information please contact
          CTSLink Customer Service
               (301) 815-6600
   Reports Available on the World Wide Web
           @ www.ctslink.com/cmbs
 -----------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                    SPECIALLY SERVICED LOAN DETAIL - PART 2


------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

-------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-TOP9


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------------
       Aggregate        Net        Net Proceeds              Repurchased
 Loan Liquidation   Liquidation     as a % of      Realized   by Seller
Number  Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 18 of 18

                                   SCHEDULE A

            Rates Used in Determination of Class X Pass-Through Rates

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.,
                (FORMERLY KNOWN AS MORGAN STANLEY CAPITAL I INC.)
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

         Morgan Stanley Dean Witter Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

         EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

         1)    multifamily or commercial mortgage loans;
         2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;
         3) direct obligations of the United States or other governmental agencies; or
         4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

         The certificates of any series may consist of one or more classes. A given class may:

         o provide for the accrual of interest based on fixed, variable or adjustable rates;
         o be senior or subordinate to one or more other classes in respect of distributions;
         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;
         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;
         o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;
         o     provide for sequential distributions of principal;
         o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-28 OF THE RELATED PROSPECTUS SUPPLEMENT.

         This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                                 MORGAN STANLEY
                 The date of this Prospectus is January 10, 2003

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

         o     the timing of interest and principal payments;
         o     applicable interest rates;
         o     information about the trust fund's assets;
         o     information about any credit support or cash flow agreement;
         o     the rating for each class of certificates;
         o     information regarding the nature of any subordination;
         o any circumstance in which the trust fund may be subject to early termination;
         o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;
         o     the aggregate principal amount of each class of certificates;
         o information regarding any master servicer, sub-servicer or special servicer; and
         o whether the certificates will be initially issued in definitive or book entry form.

         IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different.

         Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

         This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

         Morgan Stanley Dean Witter Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is (212) 761-4000.

                    ----------------------------------------

         Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
Important Notice About Information Presented In This Prospectus And The Accompanying
    Prospectus Supplement.........................................................................................ii
Summary Of Prospectus..............................................................................................1
Risk Factors.......................................................................................................9
Description Of The Trust Funds....................................................................................23
    Assets........................................................................................................23
    Mortgage Loans................................................................................................23
    Mortgage Backed Securities....................................................................................28
    Government Securities.........................................................................................29
    Accounts......................................................................................................29
    Credit Support................................................................................................30
    Cash Flow Agreements..........................................................................................30
Use Of Proceeds...................................................................................................30
Yield Considerations..............................................................................................30
    General.......................................................................................................30
    Pass-Through Rate.............................................................................................30
    Timing of Payment of Interest.................................................................................31
    Payments of Principal; Prepayments............................................................................31
    Prepayments--Maturity and Weighted Average Life...............................................................32
    Other Factors Affecting Weighted Average Life.................................................................33
The Depositor.....................................................................................................34
Description Of The Certificates...................................................................................34
    General.......................................................................................................34
    Distributions.................................................................................................35
    Available Distribution Amount.................................................................................35
    Distributions of Interest on the Certificates.................................................................36
    Distributions of Principal of the Certificates................................................................36
    Components....................................................................................................37
    Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations...............37
    Allocation of Losses and Shortfalls...........................................................................37
    Advances in Respect of Delinquencies..........................................................................37
    Reports to Certificateholders.................................................................................38
    Termination...................................................................................................41
    Book-Entry Registration and Definitive Certificates...........................................................41
Description Of The Agreements.....................................................................................42
    Assignment of Assets; Repurchases.............................................................................43
    Representations and Warranties; Repurchases...................................................................44
    Certificate Account and Other Collection Accounts.............................................................46
    Collection and Other Servicing Procedures.....................................................................49
    Subservicers..................................................................................................50
    Special Servicers.............................................................................................50
    Realization Upon Defaulted Whole Loans........................................................................50
    Hazard Insurance Policies.....................................................................................53
    Rental Interruption Insurance Policy..........................................................................54
    Fidelity Bonds and Errors and Omissions Insurance.............................................................54
    Due-on-Sale and Due-on-Encumbrance Provisions.................................................................55
    Retained Interest; Servicing Compensation and Payment of Expenses.............................................55
    Evidence as to Compliance.....................................................................................55
    Matters Regarding a Master Servicer and the Depositor.........................................................56
    Events of Default.............................................................................................57
    Rights Upon Event of Default..................................................................................57





    Amendment.....................................................................................................58
    The Trustee...................................................................................................59
    Duties of the Trustee.........................................................................................59
    Matters Regarding the Trustee.................................................................................59
    Resignation and Removal of the Trustee........................................................................60
Description Of Credit Support.....................................................................................60
    General.......................................................................................................60
    Subordinate Certificates......................................................................................61
    Cross-Support Provisions......................................................................................61
    Insurance or Guarantees for the Whole Loans...................................................................61
    Letter of Credit..............................................................................................61
    Insurance Policies and Surety Bonds...........................................................................62
    Reserve Funds.................................................................................................62
    Credit Support for MBS........................................................................................62
Legal Aspects Of The Mortgage Loans And The Leases................................................................63
    General.......................................................................................................63
    Types of Mortgage Instruments.................................................................................63
    Interest in Real Property.....................................................................................64
    Leases and Rents..............................................................................................64
    Personalty....................................................................................................65
    Foreclosure...................................................................................................65
    Bankruptcy Laws...............................................................................................69
    Junior Mortgages; Rights of Senior Lenders or Beneficiaries...................................................71
    Environmental Legislation.....................................................................................73
    Due-on-Sale and Due-on-Encumbrance............................................................................75
    Subordinate Financing.........................................................................................76
    Default Interest, Prepayment Premiums and Prepayments.........................................................76
    Acceleration on Default.......................................................................................76
    Applicability of Usury Laws...................................................................................76
    Laws and Regulations; Types of Mortgaged Properties...........................................................77
    Americans With Disabilities Act...............................................................................77
    Soldiers' and Sailors' Civil Relief Act of 1940...............................................................78
    Forfeitures in Drug and RICO Proceedings......................................................................78
Federal Income Tax Consequences...................................................................................78
    General.......................................................................................................79
    Grantor Trust Funds...........................................................................................79
    REMICs........................................................................................................87
    Prohibited Transactions and Other Taxes......................................................................101
    Liquidation and Termination..................................................................................102
    Administrative Matters.......................................................................................102
    Tax-Exempt Investors.........................................................................................102
    Residual Certificate Payments--Non-U.S. Persons..............................................................102
    Tax Related Restrictions on Transfers of REMIC Residual Certificates.........................................103
State Tax Considerations.........................................................................................105
ERISA Considerations.............................................................................................105
    General......................................................................................................105
    Prohibited Transactions......................................................................................106
    Review by Plan Fiduciaries...................................................................................108
Legal Investment.................................................................................................108
Plan Of Distribution.............................................................................................110
Legal Matters....................................................................................................111
Financial Information............................................................................................111
Rating...........................................................................................................111
Incorporation Of Information By Reference........................................................................112
Glossary Of Terms................................................................................................113

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                                                WHAT YOU WILL OWN
TITLE OF CERTIFICATES...................  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL...........................  Each trust fund will consist primarily of one or more segregated pools of:

                                          (1)  multifamily or commercial mortgage loans;

                                          (2)  mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

                                          (3)  direct obligations of the United States or other governmental agencies; or

                                          (4)  any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.

                                          as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                                          Each trust fund for a series of certificates may also include:

                                          o    etters of credit, insurance policies, guarantees, reserve funds or other types of credit support; and

                                          o    currency or interest rate exchange agreements and other financial assets.

                                                                RELEVANT PARTIES AND DATES

ISSUER..................................  Morgan Stanley Dean Witter Capital I 200__-__ Trust.

DEPOSITOR...............................  Morgan Stanley Dean Witter Capital I Inc., a wholly-owned subsidiary of
                                          Morgan Stanley Dean Witter.

MASTER SERVICER.........................  The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc.

SPECIAL SERVICER........................  The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of Morgan Stanley
                                          Dean Witter Capital I Inc.

TRUSTEE.................................  The trustee for each series of certificates will be named in the related prospectus supplement.

ORIGINATOR..............................  The originator or originators of the mortgage loans will be named in the






                                          related prospectus supplement. An originator may be an affiliate of
                                          Morgan Stanley Dean Witter Capital I Inc. Morgan Stanley Dean Witter
                                          Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.


                                          INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS...................  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:



         (A) MORTGAGE ASSETS............  The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                                          o    multifamily or commercial mortgage loans or both;

                                          o    mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by mortgage loans; or

                                          o    a combination of mortgage loans and mortgage backed securities.

                                          The mortgage loans will not be guaranteed or insured by:

                                          o    Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates; or

                                          o    unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

                                          The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                          o    residential properties consisting of five or more rental or cooperatively-owned dwelling units; or

                                          o    office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.

                                          Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                          o    will be secured by properties located in any of the fifty states, the
                                               District of Columbia or the Commonwealth of Puerto Rico;

                                          o    will have individual principal balances at origination of at least
                                               $25,000;

                                          o    will have original terms to maturity of not more than 40 years; and

                                          o    will be originated by persons other than Morgan Stanley Dean Witter
                                               Capital I Inc.

                                          Each mortgage loan may provide for the following payment terms:

                                          o    Each mortgage loan may provide for no accrual of interest or for


                                      -2-




                                               accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                                          o    Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

                                          o    Each mortgage loan may provide for negative amortization or accelerated amortization.

                                          o    Each mortgage loan may be fully amortizing or require a balloon payment due on the loan's stated maturity date.

                                          o    Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

                                          o    Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

         (B) GOVERNMENT SECURITIES......  If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United
                                          States or agencies created by government entities which provide for payment of interest or principal or both.

         (C) COLLECTION ACCOUNTS........  Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s)
                                          designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

         (D) CREDIT SUPPORT.............  If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                                          This protection may be provided by one or more of the following means:

                                          o    subordination of one or more other classes of certificates,

                                          o    letter of credit,

                                          o    insurance policy,

                                          o    guarantee,

                                          o    reserve fund or

                                          o    another type of credit support, or a combination thereof.

                                      -3-


                                          The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

         (E) CASH FLOW AGREEMENTS.......  If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                                          Agreements of this sort may include:

                                          o    interest rate exchange agreements,

                                          o    interest rate cap or floor agreements,

                                          o    currency exchange agreements or similar agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non-United States currency.

                                          The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES...........  Each series of certificates will have the following characteristics:

                                          o    if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

                                          o    if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to
-                                              a trust agreement;

                                          o    each series of certificates will include one or more classes of certificates;

                                          o    each series of certificates, including any class or classes not ffered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                                          o    each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount;

                                          o    each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.

                                          The related prospectus supplement will specify the principal amount, if any,



                                      -4-


                                          and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

                                          The certificates will not be guaranteed or insured by Morgan Stanley
                                          Dean Witter Capital I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

         (A) INTEREST...................  Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

                                          Interest distributions:

                                          o    on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                          o    may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

         (B) PRINCIPAL..................  The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received.
                                          The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                                          Unless the prospectus supplement provides otherwise, distributions of principal:

                                          o    will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

                                          o    will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

                                          Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES................................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall.
                                          Neither Morgan Stanley Dean Witter Capital I Inc. nor any of its
                                          affiliates will have any responsibility to make those advances.



                                      -5-



                                          The master servicer:

                                          o    will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

                                          o    will be entitled to interest on advances, if specified in the related prospectus supplement.

                                          If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION.............................  The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified
                                          circumstances.

                                          The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                          o    optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                                          o    termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF CERTIFICATES............  If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

TAX STATUS OF THE CERTIFICATES..........  The certificates of each series will constitute either:

                                          o    regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a REMIC--undeR Sections
                                               860A through 860G of the Internal Revenue Code; or

                                          o    interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

         (A) REMIC......................  The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes.
                                          Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                                          A portion  or, in  certain  cases,  all of the income  from  REMIC  residual certificates:

                                          o    may not be offset by any losses from other activities of the holder of those certificates;



                                      -6-


                                          o    may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the
                                               Internal Revenue Code; and

                                          o    may be subject to U.S. withholding tax.

                                          To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                          o    assets described in section 7701(a)(19)(C) of the Internal Revenue
                                               Code; and

                                          o    "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code.

         (B) GRANTOR TRUST..............  If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund.
                                          In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                                          Investors are advised to consult their tax advisors and to review
                                          "Federal Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS....................  If you are subject to Title I of the Employee Retirement Income
                                          Security Act of 1974, as amended--also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                                          In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Dean Witter Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                          o    the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                                          o    the transfer will not cause the assets of the trust fund to be deemed
                                               "plan assets" for purposes of ERISA or the Internal Revenue Code; and

                                          o    the transfer will not subject any of the trustee, Morgan Stanley Dean
                                               Witter Capital I Inc. or any servicer to additional obligations.

LEGAL INVESTMENT........................   The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities"
                                           for purposes of the Secondary Mortgage Market Enhancement Act of 1984,
                                           as amended. If your investment authority is subject to legal restrictions, you should consult your legal advisors to determine whether any restrictions apply to an investment in these certificates.




                                      -7-


RATING..................................  At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS


         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

         The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR
CERTIFICATES                              Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                          o    there may not be a secondary market for the cer tificates;

                                          o    if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipa ted. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                                          o    the market value of your certificates will fluctuate with cha nges in interest rates;

                                          o    the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                                          o    certificateholders have no redemption rights; and

                                          o    secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                          Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                              Unless the related prospectus supplement so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement.
                                          You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Dean Witter Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient



                                      -9-



                                          to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                          o    loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                          o    advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                                          Because some of the representations and warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Dean
                                          Witter Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                          There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                          If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES
MAY REDUCE THE YIELD ON YOUR
CERTIFICATES                              The yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage backed securities because prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                          Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.



                                      -10-


                                          Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                          In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                          o    the terms of the mortgage loans;

                                          o    the length of any prepayment lockout period;

                                          o    the prevailing interest rates;

                                          o    the availability of mortgage credit;

                                          o    the applicable yield maintenance charges or prepayment premiums;

                                          o    the servicer's ability to enforce those yield maintenance charges or prepayment premiums;

                                          o    the occurrence of casualties or natural disasters; and

                                          o    economic, demographic, tax, legal or other factors.

                                          There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                          Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS ARE
NOT ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED                 The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                          o    Some courts may consider the prepayment premium to be usurious.

                                          o    Even if the prepayment premium is enforceable, we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.



                                      -11-


                                          o    Although the collateral substitution provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       As principal payments or prepayments are made on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT                                   Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                                          o    The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                                          o    The ratings do not assess the likelihood of prepayments, including those caused by defaults.

                                          o    The ratings do not assess the likelihood of early optional termination of the certificates.

                                          Each rating agency rating classes of a particular series will determine the amount, type and nature of credit support required for that series.
                                          This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                          o    We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                                          o    We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                                          o    We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a



                                      -12-



                                               particular series will always be less than the market value of the property securing the mortgage loan.

RATINGS DO NOT GUARANTY
VALUE                                     If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Dean
                                          Witter Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                         Repayment of a commercial or multifamily mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property.
                                          Net operating income can be volatile and may be adversely affected by factors such as:

                                          o    economic conditions causing plant closings or industry slowdowns;

                                          o    an oversupply of available retail space, office space or multifamily housing;

                                          o    changes in consumer tastes and preferences;

                                          o    decrease in consumer confidence;

                                          o    retroactive changes in building codes;

                                          o    the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                                          o    the age, design, construction quality and proximity of competing properties;

                                          o    increases in operating expenses due to external factors such as increases in heating or electricity costs;

                                          o    increases in operating expenses due to maintenance or improvements required at the property;

                                          o    a decline in the financial condition of a major tenant;

                                          o    a decline in rental rates as leases are renewed or entered into with new tenants;

                                          o    the concentration of a particular business type in a building;

                                          o    the length of tenant leases;

                                          o    the creditworthiness of tenants; and

                                          o    the property's "operating leverage."



                                      -13-


                                          Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                          If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                          It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                          Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                                          o    changes in governmental regulations, fiscal policy, zoning or tax laws;

                                          o    potential environmental legislation or liabilities or other legal liabilities;

                                          o    the availability of refinancing; and

                                          o    changes in interest rate levels or yields required by investors in income producing commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

                                          o    responding to changes in the local market;

                                          o    planning and implementing the rental structure;

                                          o    operating the property and providing building services;

                                          o    managing operating expenses; and

                                          o    assuring that maintenance and capital improvements are carried out in a timely fashion.

                                          A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and



                                      -14-




                                          preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                          Morgan Stanley Dean Witter Capital I Inc. makes no representation or warranty as to the skills of any present or future managers.
                                          Additionally, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER THE
NUMBER OF MORTGAGE
LOANS IN THE POOL                         Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED                 Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

                                          In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees.
                                          Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
REPAY THE REMAINING PRINCIPAL
BALANCE ON ITS MATURITY DATE
WHICH WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES              Some of the mortgage loans may not be fully amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property.
                                          However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                          o    interest rates;



                                      -15-


                                          o    the borrower's equity in the property;

                                          o    the financial condition and operating history of the borrower and the property;

                                          o    tax laws;

                                          o    renewability of operating licenses;

                                          o    prevailing economic conditions and the availability of credit for commercial and multifamily properties;

                                          o    with respect to certain multifamily properties and mobile home parks, rent control laws; and

                                          o    with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                            If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       If the related prospectus supplement so specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The



                                      -16-


                                          claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                          o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                          o    reduce monthly payments due under a mortgage loan;

                                          o    change the rate of interest due on a mortgage loan; or

                                          o    otherwise alter the mortgage loan's repayment schedule.

                                          Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                          Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements.
                                          The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                          As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.



                                      -17-



SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                         Although the prospectus supplement for a series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                          A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you.
                                          Although subordination is intended to reduce the senior
                                          certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                          The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See
                                          "Description of Credit Support."

                                          Regardless of the form of any credit enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support



                                      -18-


                                          provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT
TO DELAYS IN PAYMENT AND MAY
NOT RECOVER THEIR INITIAL
INVESTMENTS                               To the extent described in this prospectus, the subordinate certificateholders' rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                          The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                          If the related prospectus supplement so specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents.
                                          These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely


                                      -19-


                                          affected. See "Legal Aspects of the Mortgage Loans and the
                                          Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                         Real property pledged as security for a mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property.
                                          Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                                          Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                          o    the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                          o    if the mortgaged property is not in compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                                          See "Legal Aspects of the Mortgage Loans and Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES                     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.



                                      -20-


THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                               Except as provided in the prospectus supplement, REMIC residual certificates are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the
                                          REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years.
                                          Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                                          Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the
                                          REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that final Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES             Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the Agreements--Events of
                                          Default," "--Rights Upon Event of Default," and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.


                                      -21-


COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A CERTIFICATEHOLDER
BY THE TRUSTEE                            If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                          o    your certificate will not be registered in your name or the name of your nominee;

                                          o    you will not be recognized by the trustee as a certificateholder; and

                                          o    you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

                                          You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the
                                          Certificates--Book-Entry Registration and Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

         Capitalized terms are defined in the "Glossary of Terms" beginning on page 113.

ASSETS

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

         o     multifamily mortgage loans, commercial mortgage loans or both;

         o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

         o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

         o a combination of mortgage loans, mortgage backed securities and government securities.

         Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Dean Witter Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

         Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Dean Witter Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

         The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

         o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

         o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Dean Witter Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Dean Witter Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

         If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

         If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

         To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

         Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o     non-cash items such as depreciation and amortization;

         o     capital expenditures; and

         o     debt service on loans secured by the mortgaged property.

         The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

         As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

         Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

         The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

         The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

         The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

         Appraised values for income-producing properties may be based on:

         o the recent resale value of comparable properties at the date of the appraisal;

         o     the cost of replacing the property;

         o a projection of value based upon the property's projected net cash flow; or

         o a selection from or interpolation of the values derived from the methods listed here.

         Each of these appraisal methods presents analytical challenges for the following reasons:

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value;

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

         o more than one of the appraisal methods may be used and each may produce significantly different results; and

         o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

         While Morgan Stanley Dean Witter Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

         The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

         o     the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Dean Witter Capital I Inc., with respect to the mortgage loans, including:

         o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

         o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the state or states in which most of the mortgaged properties are located;

         o information with respect to the prepayment provisions, if any, of the mortgage loans;

         o     the weighted average Retained Interest, if any;

         o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

         o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

         o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Dean Witter Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Dean Witter Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

         o have individual principal balances at origination of not less than $25,000;

         o     have original terms to maturity of not more than 40 years; and

         o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

         Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

         In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

         Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

         The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

         o the original and remaining term to stated maturity of the MBS, if applicable;

         o whether the MBS is entitled only to interest payments, only to principal payments or to both;

         o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

         o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

         o     the MBS issuer, MBS servicer and MBS trustee, as applicable;

         o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

         o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

         o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

         o     the servicing fees payable under the MBS Agreement;

         o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

         o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

         o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

         If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Dean Witter Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

         The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

         o the original and remaining terms to stated maturity of the government securities;

         o whether the government securities are entitled only to interest payments, only to principal payments or to both;

         o the interest rates of the government securities or the formula to determine the rates, if any;

         o     the applicable payment provisions for the government securities;
               and

         o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

         Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

         If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.


                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Dean Witter Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Dean Witter Capital I Inc., prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS

GENERAL

         The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

         Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

         o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

         o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

         o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

         o will correspond to the rate of principal payments on the assets in the related trust fund;

         o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

         o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

         If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

         When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

         The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

         If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

         In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

         Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

         Morgan Stanley Dean Witter Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

         The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  TYPE OF MORTGAGE ASSET

         A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

  FORECLOSURES AND PAYMENT PLANS

         The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

         Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal

Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."


                                 THE DEPOSITOR

         Morgan Stanley Dean Witter Capital I Inc., the depositor, formerly known as Morgan Stanley Capital I Inc., is a direct wholly-owned subsidiary of Morgan Stanley Dean Witter and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Dean Witter Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

         Morgan Stanley Dean Witter Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

         o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

         o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

         o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

         o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

         o     do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

         Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Dean Witter Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

         Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

         1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

               o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

               o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Dean Witter Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

         2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

         3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;


         4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

         5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

         The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

         Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

         The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

         If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

         Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

         (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

         (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

         (3)   the amount of the distribution allocable to

                   o    prepayment premiums and

                   o    payments on account of Equity Participations;

         (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

         (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

         (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

         (7) the number and aggregate principal balance of Whole Loans in respect of which:

                   o    one scheduled payment is delinquent,

                   o    two scheduled payments are delinquent,

                   o    three or more scheduled payments are delinquent and

                   o    foreclosure proceedings have been commenced;

         (8) with respect to each Whole Loan that is delinquent two or more months:

                   o    the loan number thereof,

                   o    the unpaid balance thereof,

                   o whether the delinquency is in respect of any balloon payment,

                   o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                   o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

                   o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

                   o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                   o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

         (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

                   o    the loan number thereof,

                   o    the manner in which it was liquidated and

                   o    the aggregate amount of liquidation proceeds received;

         (10) with respect to any Whole Loan liquidated during the related Due Period,

                   o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

                   o    the amount of any loss to certificateholders;

         (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

                   o    the loan number of the related mortgage loan and

                   o    the date of acquisition;

         (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period:

                   o    the book value,

                   o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

                   o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

                   o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

         (13)  with respect to any REO Property sold during the related Due
               Period

                   o    the loan number of the related mortgage loan,

                   o    the aggregate amount of sale proceeds,

                   o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

                   o the amount of any loss to certificateholders in respect of the related mortgage loan;

         (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

         (15) the aggregate amount of principal prepayments made during the related Due Period;

         (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

         (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

         (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

         (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

         (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

         (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

         (22)  the aggregate amount of payments by the borrowers of:

                   o    default interest,

                   o    late charges and

                   o assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

         Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

         The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

         o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

         o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

         If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

         Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

         DTC has advised Morgan Stanley Dean Witter Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

         Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

         o Morgan Stanley Dean Witter Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Dean Witter Capital I Inc. is unable to locate a qualified successor, or

         o Morgan Stanley Dean Witter Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.


                         DESCRIPTION OF THE AGREEMENTS

         The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

         o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Dean Witter Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

         o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Dean Witter Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

         The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of certificates, Morgan Stanley Dean Witter Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Dean Witter Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

         o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

         o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Dean Witter Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Dean Witter Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Dean Witter Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

         The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Dean Witter Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

         If so provided in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

         With respect to each Government Security or MBS in certificated form, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Dean Witter Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Dean Witter Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related prospectus supplement Morgan Stanley Dean Witter Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

         o the existence of title insurance insuring the lien priority of the Whole Loan;

         o     the authority of the Warrantying Party to sell the Whole Loan;

         o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

         o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

         o the existence of hazard and extended perils insurance coverage on the mortgaged property.

         Any Warrantying Party, if other than Morgan Stanley Dean Witter Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Dean Witter Capital I Inc. and shall be identified in the related prospectus supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

         Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

         o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

         Neither Morgan Stanley Dean Witter Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

         Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

         o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

         o     the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

         A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Dean Witter Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

         The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

         o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

         o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

         (1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

         (2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         (3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";


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         (4)   any advances made as described under "Description of the
               Certificates--Advances in Respect of Delinquencies";

         (5)   any amounts representing prepayment premiums;

         (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         (7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Dean Witter Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

         (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

         (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

         (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

         (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

         (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

   WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

         (1) to make distributions to the certificateholders on each Distribution Date;

         (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

         (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

         (4) to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause
               (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

         (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

         (7) to reimburse a master servicer, Morgan Stanley Dean Witter Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

         (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

         (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

         (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

         (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

         (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

         (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

         (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

         (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

         (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

         (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

         (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

         (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

         Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

         Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

         o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

         o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

         o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

         o     supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances; and

         o maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

         o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

         o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

         o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

         o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

         Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

         To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

         A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

         o     monitor any Whole Loan which is in default,

         o     contact the borrower concerning the default,

         o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

         o initiate corrective action in cooperation with the borrower if cure is likely,

         o     inspect the mortgaged property, and

         o     take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

         The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

         Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

         Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

         o     institute foreclosure proceedings,

         o     exercise any power of sale contained in any mortgage,

         o     obtain a  deed in lieu of foreclosure, or

         o otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

         Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

         o the Internal Revenue Service grants an extension of time to sell the property or

         o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

         o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

         o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

         If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

         The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

         o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

         o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

         o the replacement cost of the improvements less physical depreciation and

         o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

         In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

         If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

         Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

         The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and may have other normal business relationships with Morgan Stanley Dean Witter Capital I Inc. or Morgan Stanley Dean Witter Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

         Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Dean Witter Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

         o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

         o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

         o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

         o incurred in connection with any violation of any state or federal securities law; or

         o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Dean Witter Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

         Any person into which the master servicer or Morgan Stanley Dean Witter Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Dean Witter Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Dean Witter Capital I Inc., will be the successor of the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

         Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

         (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Dean Witter Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Dean Witter Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the

Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

         Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

         o     exercise any of the powers vested in it by any Agreement;

         o     make any investigation of matters arising under any Agreement; or

         o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

         Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

         (1)   to cure any ambiguity;

         (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

         (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

         (4)   to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

         (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

         (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

         (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

         The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Dean Witter Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

         o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

         o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

         o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

         o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Dean Witter Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Dean Witter Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

         (1)   the nature and amount of coverage under the Credit Support;

         (2) any conditions to payment thereunder not otherwise described in this prospectus;

         (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

         (4)   the material provisions relating to the Credit Support; and

         (5) information regarding the obligor under any instrument of Credit Support, including:

               o   a brief description of its principal business activities;

               o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

               o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

               o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

         If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

         If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates.

If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

         Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

         If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.


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

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

         o     purport to be complete;

         o     purport to reflect the laws of any particular state; or

         o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

         All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

         o a borrower--the borrower and usually the owner of the subject property, and

         o     a mortgagee--the lender.

         In contrast, a deed of trust is a three-party instrument, among

         o     a trustor--the equivalent of a mortgagor or borrower,

         o     a trustee to whom the mortgaged property is conveyed, and

         o a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

         By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

         o a tenant's interest in a lease of land or improvements, or both, and

         o     the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

         o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

         o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALTY

         Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

         Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

         If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

         o     the Internal Revenue Service grants an REO Extension, or

         o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

         In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

   RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

         Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

         (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

         (2)   the right to cure those defaults, with adequate cure periods;

         (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

         (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

         (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

         (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

         (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
               Section 365 of the Bankruptcy Code.

         Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

         The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

         Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

         In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

         o     assume the lease and retain it or assign it to a third party or

         o     reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

         If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

         In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

         o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

         o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

         In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

         To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

         o     to receive rents, hazard insurance and condemnation proceeds, and

         o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

         The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

         The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

         The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

         Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

         o     a diminution in value of property securing any mortgage loan;

         o     limitation on the ability to foreclose against the property; or

         o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

         Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

         The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

         Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

         The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

         Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions.
See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

         Unless otherwise specified in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

         o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

         o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

         Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

         In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

         o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

         Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

         Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Morgan Stanley Dean Witter Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

         o for the interest rate, discount points and charges as are permitted in that state, or

         o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

         The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


                        FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

         The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

         If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount and

         o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

         In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

         Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Dean Witter Capital I Inc. will have advised Morgan Stanley Dean Witter Capital I Inc. that:

         o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

         o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

         o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

         Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

         o     the total remaining market discount and

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o     the total remaining market discount and

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

         Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.    Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

         Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--

Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates-- Stripped Bonds and Stripped Coupons".

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

         o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

         o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

         The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans or MBS should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are first acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

         Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

         o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

         The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

         It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

         o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

         o     the grantor trust certificate is part of a straddle;

         o the grantor trust certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

         Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

         o     an owner that is not a U.S. Person or

         o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

         Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.

         If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

         o     the broker determines that the seller is an exempt recipient or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

         The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
               Section 856(c)(4)(A); and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

         o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

         o     whether the income on the certificates is interest described in
               Section 856(c)(3)(B) of the Code.

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Dean Witter Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

         o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the

               Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

         (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

         o     the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, Morgan Stanley Dean Witter Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         (1)   the total remaining market discount and

         (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         (1)   the total remaining market discount and

         (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

         o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

         o     the amount actually includible in such holder's income.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

         Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinated Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

         Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

         o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

         o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

         A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

         o     the broker determines that the seller is an exempt recipient, or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

         o the income from the mortgage loans or MBS and the REMIC's other assets and

         o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

         o     all bad loans will be deductible as business bad debts; and

         o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

         o 3% of the excess of the individual's adjusted gross income over the applicable amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

         Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

         o     the disposition of a mortgage loan or MBS,

         o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

         o     the receipt of compensation for services, or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

         In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

         o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

         o Morgan Stanley Dean Witter Capital I Inc.'s obligation to repurchase a mortgage loan, such tax will be borne by Morgan Stanley Dean Witter Capital I Inc.

         In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

         (C)   a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

         o a regulated investment company, real estate investment trust or common trust fund;

         o     a partnership, trust or estate; and

         o     certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

         o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future, (2) the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person and (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either (i) the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of (a) the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate, (b) the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and (c) the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses (assuming that the transferee pays tax at the highest corporate rate (or in certain circumstances, the corporate alternative minimum tax rate) and that present values are computed using a discount rate equal to the federal short-term rate and the compounding period used by the transferee) or (ii)(a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

         If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

         Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

         The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

         Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Dean Witter Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

         DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

         (3) The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         The trust fund must also meet the following requirements:

         o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

         o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

         o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

         Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

         o that the certificates constitute "certificates" for purposes of the Exemption and

         o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.


                                LEGAL INVESTMENT

         The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

         o are rated in one of the two highest rating categories by one or more Rating Agencies and

         o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

         Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                              PLAN OF DISTRIBUTION

         The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Dean Witter Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Dean Witter Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Dean Witter Capital I Inc.

         Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Dean Witter Capital I Inc. and purchasers of offered certificates of such series.

         Morgan Stanley Dean Witter Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

         In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Dean Witter Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Dean Witter Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

         Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Dean Witter Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

         All or part of any Class of certificates may be reacquired by Morgan Stanley Dean Witter Capital I Inc. or acquired by an affiliate of Morgan Stanley Dean Witter Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

         As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Dean Witter Capital I Inc., and may be sold by Morgan Stanley Dean Witter Capital I Inc. at any time in private transactions.


                                  LEGAL MATTERS

         Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft or Latham & Watkins, or Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.


                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

         It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                    INCORPORATION OF INFORMATION BY REFERENCE

         Morgan Stanley Dean Witter Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

         All documents and reports filed, or caused to be filed, by Morgan Stanley Dean Witter Capital I Inc. with respect to a trust fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Dean Witter Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention:
John E. Westerfield, or by telephone at (212) 761-4000. Morgan Stanley Dean Witter Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

         Morgan Stanley Dean Witter Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279.

         If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

         "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

         "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

         "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

         "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

         "Assets" means the primary assets included in a trust fund.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

         "Book-Entry Certificates" means Certificates which are in book-entry form.

         "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

         "Cede" means Cede & Company.

         "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

         "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

         "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

         "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

         "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Dean Witter Capital I Inc.

         "Closing Date" means the date the REMIC Regular Certificates were initially issued.

         "Commercial Loans" means the loans relating to the Commercial
Properties.

         "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

         "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

         "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

         "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

         "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

         "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

         "Deferred Interest" means interest deferred by reason of negative amortization.

         "Definitive Certificate" means a fully registered physical certificate.

         "Depositor" means Morgan Stanley Dean Witter Capital I Inc.

         "Determination Date" means the close of business on the date specified in the related prospectus supplement.

         "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

         "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

         "DOL" means the United States Department of Department of Labor.

         "DTC" means the Depository Trust Company.

         "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

         "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

         "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

         "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

         o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FNMA" means the Federal National Mortgage Association.

         "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

         (a) interest-bearing securities;

         (b) non-interest-bearing securities;

         (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

         (d) interest-bearing securities from which the right to payment of principal has been removed.

         "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

         "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.


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

         "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

         "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

         "Lockout Date" means the expiration of the Lockout Period.

         "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

         "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

         "Master Servicer" means an entity as named in the prospectus supplement.

         "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

         "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

         "Mortgage" means a mortgage, deed of trust or other similar security instrument.

         "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

         "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

         "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

         "Multifamily Loans" means the loans relating to the Multifamily Properties.

         "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

         "NCUA" means the National Credit Union Administration.

         "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o     non-cash items such as depreciation and amortization;

         o     capital expenditures; and

         o     debt service on loans secured by the mortgaged property.

         "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

         "OCC" means the Office of the Comptroller of the Currency.

         "OID" means original issue discount.

         "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

         "OTS" means the Office of Thrift Supervision.

         "Participants" means the participating organizations of DTC.

         "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

         "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

         "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

         "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

         "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

         "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

         "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

         "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

         "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

         "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

         "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

         "RCRA" means the Resource Conservation and Recovery Act.

         "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

         "Refinance Loans" means mortgage loans made to refinance existing loans.

         "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

         "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

         "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

         "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

         "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

         "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

         "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

         "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

         "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

         "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

         "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

         "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Servicing Standard" means:

         A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

         B.    applicable law; and

         C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

         "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

         "Special Servicer" means an entity as named in the prospectus supplement.

         "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

         "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

         "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

         "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Subservicer" means third-party servicers.

         "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

         "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

         "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

         "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

         "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

         o     Mortgage Loans

         o     MBS

         o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

         o     a combination of mortgage loans, MBS and government securities.

         "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

         "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

         "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

         "Value" means,

         (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o     the sales price for that property; and

         (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

         "Warranting Party" means the person making representations and warranties.

         "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.